Prospectus supplement dated August 30, 2007 (to prospectus dated June 28, 2007)

$1,202,796,000
(Approximate)

Structured Asset Mortgage Investments II Trust 2007-AR4
Issuing Entity

Structured Asset Mortgage Investments II Grantor Trust 2007-AR4
Grantor Trust Issuing Entity

EMC Mortgage Corporation
Servicer and Sponsor

Structured Asset Mortgage Investments II Inc.
Depositor

Structured Asset Mortgage Investments II Trust 2007-AR4
Mortgage Pass-Through Certificates, Series 2007-AR4

and

Structured Asset Mortgage Investments II Grantor Trust 2007-AR4
Mortgage Pass-Through Certificates, Series 2007-AR4

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

The Trust and the Grantor Trust

The trust will consist primarily of a pool of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

The trust will issue the following classes of certificates that are offered under this prospectus supplement:

•	9 classes of senior certificates designated Class A-1, Class A-2, Class A-3, Class A-4A, Class A-5, Class A-6, Class A-7, Class X-1 and Class X-2 Certificates, and

•	9 classes of subordinate certificates designated Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates,

each as more fully described in the tables beginning on page S-2 of this prospectus supplement.

The grantor trust will issue 1 class of senior certificates, the grantor trust Class A-4B Certificates (referred to herein as the grantor trust certificates), which are offered pursuant to this prospectus supplement and which will represent the entire beneficial interest in the grantor trust as further described herein.

The certificates are obligations only of the trust and the grantor trust as the issuing entities. Neither the certificates nor the mortgage loans are insured or guaranteed by any person except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the related trust for the benefit of the related certificateholders.

Credit Enhancement

Credit enhancement for the offered certificates (with respect to the grantor trust certificates, indirectly through the underlying Class A-4B certificates that are issued by the trust but not offered under this prospectus supplement) will consist of excess spread, overcollateralization and additional classes of subordinated certificates.  The Class A-5 Certificates and the Class A-6 Certificates may receive additional distributions in respect of interest from payments under the related corridor contracts, as described herein.  The grantor trust certificates may receive additional distributions in respect of interest payments under the swap agreement, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in September 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 97.75% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses. See “Method of Distribution” in this prospectus supplement.

The underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company, Clearstream Banking, société anonyme and the Euroclear System, in each case, on or about August 31, 2007.

Bear, Stearns & Co. Inc.
Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to these series of certificates; and

•	this prospectus supplement, which describes the specific terms of your certificates.

Annex I, Annex II, Schedule A and Schedule B are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

The Depositor’s principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE SERVICER, THE TRUSTEE, THE GRANTOR TRUSTEE, THE CORRIDOR COUNTERPARTY, THE SWAP COUNTERPARTY, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

TRANSACTION STRUCTURE

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Structured Asset Mortgage Investments II Trust 2007-AR4.

Grantor Trust Issuing Entity	Structured Asset Mortgage Investments II Grantor Trust 2007-AR4.

Titles of Series
Structured Asset Mortgage Investments II Trust 2007-AR4 Mortgage Pass-Through Certificates, Series 2007-AR4 and Structured Asset Mortgage Investments II Grantor Trust 2007-AR4 Mortgage Pass-Through Certificates, Series 2007-AR4.

Cut-off Date	August 1, 2007.

Closing Date	On or about August 31, 2007.

Depositor	Structured Asset Mortgage Investments II Inc.

Sponsor and Servicer	EMC Mortgage Corporation, an affiliate of the depositor.

Originators
American Home Mortgage Corporation (or an affiliate thereof), EMC Mortgage Corporation, Greenpoint Mortgage Funding Inc. and various other originators, none of which will originate more than 10% of the mortgage loans in the aggregate.

Trustee and Grantor Trustee	Wells Fargo Bank, National Association.

Swap Counterparty	Bear Stearns Capital Markets Inc.

Corridor Counterparty	Bear Stearns Financial Products Inc.

Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in September 2007.

Offered Certificates	The classes of offered certificates and their pass-through rates and initial current principal amounts are set forth in the table below.

Offered Certificates

Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
A-1	Variable Rate	$155,800,000	AAA/Aaa	Super Senior
A-2	Variable Rate	$93,100,000	AAA/Aaa	Super Senior
A-3	Variable Rate	$237,179,000	AAA/Aaa	Super Senior
A-4A	Variable Rate	$201,406,000	AAA/Aaa	Super Senior
Grantor Trust A-4B	Variable Rate	$100,000,000	AAA/Aaa	Grantor Trust A-4B Certificate
A-5	Variable Rate	$100,469,000	AAA/Aaa	Level 1 Senior Support
A-6	Variable Rate	$110,994,000	AAA/Aaa	Level 2 Senior Support
A-7	Variable Rate	$110,994,000	AAA/Aaa	Leve1 3 Senior Support
X-1	Fixed Rate	Notional	AAA/Aaa	Senior Interest Only
X-2	Fixed Rate	Notional	AAA/Aaa	Senior Interest Only
B-1	Variable Rate	$19,678,000	AA+/Aa1	Subordinate
B-2	Variable Rate	$17,833,000	AA+/Aa2	Subordinate
B-3	Variable Rate	$10,454,000	AA/Aa3	Subordinate
B-4	Variable Rate	$9,839,000	AA-/A1	Subordinate
B-5	Variable Rate	$7,994,000	A+/A2	Subordinate
B-6	Variable Rate	$7,379,000	A/A3	Subordinate
B-7	Variable Rate	$6,149,000	A-/Baa1	Subordinate
B-8	Variable Rate	$6,149,000	BBB+/Baa2	Subordinate
B-9	Variable Rate	$7,379,000	BBB/Baa3	Subordinate
Total Offered Certificates:		$1,202,796,000
Non-Offered Certificates
Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
Underlying A-4B	Variable Rate	$100,000,000	AAA/Aaa	Super Senior
XP-1	N/A	N/A	NR	Subordinate
XP-2	N/A	N/A	NR	Subordinate
B-IO	N/A	$0	NR	Subordinate
Total Non-Offered Certificates:		$100,000,000

Total Certificates $1,302,796,000

 Residual Certificates

Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
R	N/A	$0	NR	Residual
R-X	N/A	$0	NR	Residual
Total Residual Certificates:		$0

Other Information:

The pass-through rates on the certificates are described in detail on pages S-7 and S-8 in this prospectus supplement.

Grantor Trust Certificates:

Payments on the grantor trust certificates will be made indirectly from certain payments made on the underlying Class A-4B certificates (sometimes referred to herein as the underlying certificates), and from certain payments that may be made pursuant to the swap agreement, in each case as described in this prospectus supplement.

Class X Certificates:

The Class X-1 Certificates and the Class X-2 Certificates are sometimes referred to herein as the Class X Certificates. The Class X Certificates do not have a principal amount.

The Class X-2 Certificates will have a notional amount equal to the aggregate outstanding principal balance of the mortgage loans generally having (i) "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination and (ii) "combo" prepayment charges for a term of three years (which prepayment charges are "hard" for the first 12 months and "soft" for the following 24 months) from origination. The Class X-1 Certificates will have a notional amount equal to the aggregate outstanding principal balance of the mortgage loans having all other prepayment charges.

The Class X-1 Certificates will have an initial notional amount of approximately $330,204,694, and the Class X-2 Certificates will have an initial notional amount of approximately $625,532,976.

The Issuing Entities

The depositor will establish a trust with respect to the Structured Asset Mortgage Investments II Trust 2007-AR4 Mortgage Pass-Through Certificates, Series 2007-AR4, pursuant to a pooling and servicing agreement dated as of August 1, 2007, among the depositor, the servicer and sponsor and the trustee.

The depositor will establish a grantor trust with respect to the Structured Asset Mortgage Investments II Grantor Trust 2007-AR4 Mortgage Pass-Through Certificates, Series 2007-AR4, pursuant to a grantor trust agreement dated as of August 1, 2007, between the depositor and the grantor trustee.  The trust and the grantor trust, collectively, are sometimes referred to herein as the issuing entities.

The certificates (other than the grantor trust Class A-4B Certificates, which are sometimes referred to herein as the grantor trust certificates) represent (in the aggregate) the entire beneficial ownership interest in the trust.  The grantor trust certificates represent the entire beneficial interest in the grantor trust.  The assets of the grantor trust will include the underlying Class A-4B certificates (which are sometimes referred to herein as the underlying certificates) and the swap agreement, as described herein.

Distributions of interest and/or principal on the offered certificates (other than the grantor trust certificates) and the underlying certificates will be made only from payments received in connection with the mortgage loans. Distributions of interest and principal on the grantor trust certificates will be made indirectly, from certain payments received on the underlying certificates and from certain payments that may be made to the grantor trust pursuant to the swap agreement.

See“Description of the Certificates” in this prospectus supplement.

The Sponsor

EMC Mortgage Corporation, in its capacity as mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor. EMC Mortgage Corporation is sometimes referred to herein as the sponsor or EMC.

The Originators

Approximately 65.48% of the mortgage loans were originated by American Home Mortgage Corporation (or an affiliate thereof), or American Home. Approximately 6.32% of the mortgage loans were acquired by EMC from various sellers and were originated in accordance with the guidelines of EMC.  Approximately 8.79% of the mortgage loans were originated by Greenpoint Mortgage Funding Inc. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

The Servicer

All of the mortgage loans will be serviced by EMC Mortgage Corporation.

The Swap Counterparty

Bear Stearns Capital Markets Inc., a Delaware corporation and an affiliate of the sponsor, the depositor and the underwriter, will enter into swap agreement with the grantor trustee on behalf of the grantor trust and the holders of the grantor trust certificates.

The Mortgage Loans

The mortgage pool consists of approximately 3,042 first lien adjustable rate negative amortization mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate principal balance of approximately $1,149,645,357 as of the cut-off date, which includes approximately $39,950,512 of subsequent mortgage loans that have been identified by the sponsor to be included in the trust within 90 days of the closing date.

The characteristics of the mortgage loans as described in this prospectus supplement and in schedule A to this prospectus supplement may differ from the final pool as of the closing date due to, among other things, the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this prospectus supplement and in schedule A to this prospectus supplement are subject to a variance of plus or minus 5%.

Approximately $120,157,587 of mortgage loans are expected to be transferred to the trust within ninety days of the closing date.  Such mortgage loans are referred to herein as the subsequent mortgage loans.  The initial mortgage loans and the subsequent mortgage loans, collectively, are sometimes referred to herein as the mortgage loans.  However, unless otherwise indicated herein, all percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement do not include information pertaining to the subsequent mortgage loans, other than approximately $39,950,512 of subsequent mortgage loans that have been identified by the sponsor.

All of the mortgage loans have a negative amortization feature, under which accrued interest on a mortgage loan will be deferred and added to the principal balance of that mortgage loan if the minimum monthly payment on any payment date is less than the amount of accrued interest due on the mortgage loan on that payment date. See “Description of the Mortgage Loans—General—Negative Amortization” in this prospectus supplement.

The mortgage rate on each mortgage loan is adjustable, generally after a period of one, two, three or six months following its origination, and thereafter adjusts monthly. Approximately 19.24% of the mortgage loans are still in their initial fixed rate period.

Each of the mortgage loans will have an initial minimum monthly payment based on an amount that would fully amortize the mortgage loan over a 30 or 40 year term at the initial mortgage rate in effect on the mortgage loan.  The initial mortgage rate in effect on a mortgage loan will generally be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin.  While the interest rate on each mortgage loan will adjust monthly, the minimum monthly payment will adjust less frequently on a date specified in the related mortgage note.  On such date, the minimum monthly payment will adjust to an  amount that would pay interest and amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity in substantially equal payments, subject to the conditions that (i) the amount of the monthly payment (with the exception of each fifth payment adjustment date or the final payment adjustment date) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110%, 115%, 120% or 125%, depending on the maximum negative amortization for that mortgage loan) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over its remaining term to maturity.

Generally, in addition to the minimum monthly payment option, the mortgagor is offered additional payment options to the extent they result in a larger payment than the minimum monthly payment.  These payment options generally include an interest-only payment, a fully amortizing payment and a 15-year amortizing payment.  If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

See “Description of the Mortgage Loans—General” in this prospectus supplement.

After the initial fixed-rate period, the interest rate on each  mortgage loans will adjust monthly based on One-Month LIBOR or One-Year MTA, the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year. The rate adjustments are subject to limitations set forth under “Description of the Mortgage Loans” in this prospectus supplement.

Pre-Funding

On the closing date, the depositor will pay to the trustee from proceeds of the initial offering approximately $120,157,587 referred to herein as the pre-funded amount.  The pre-funded amount will be held by the trustee in an account referred to herein as the pre-funding account. From the closing date up to and including November 15, 2007, referred to herein as the pre-funding period, the depositor may sell and the trust will purchase, using funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust, provided that such subsequent mortgage loans satisfy the requirements described in “Description of the Mortgage Loans—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" and "—The Interest Coverage Account” in this prospectus supplement.

The amounts on deposit in the pre-funding account will be reduced by any amounts used to purchase subsequent mortgage loans during the pre-funding period.  Any amounts remaining in the pre-funding account after November 15, 2007, will be distributed to the certificates on the distribution date immediately following the termination of the pre-funding period.

In addition, on the closing date, the depositor will pay to the trustee, from proceeds of the initial offering, for deposit in an account, referred to herein as the interest coverage account, an amount which will be applied by the trustee to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after November 15, 2007 will be distributed on the next distribution date either to the distribution account described in this prospectus supplement or the depositor or its designee, as provided in the pooling and servicing agreement.

Mortgage Pool Characteristics

The Mortgage Loans

The following table summarizes the approximate characteristics of the mortgage loans as of the cut-off date:

Number of mortgage loans:	3,042

Aggregate principal balance:	$1,149,645,357

Range of principal balances:	$38,921 to $6,460,074

Average principal balance:	$377,924

Range of mortgage rates (per annum):	1.000% to 10.622%

Weighted average mortgage rate (per annum):	8.100%

Range of remaining terms to stated maturity (months):	338 to 480

Weighted average remaining term to stated maturity (months):	417

Weighted average loan-to-value ratio at origination:	79.28%

Weighted average gross margin (per annum):	3.713%

Weighted average maximum lifetime mortgage rate (per annum):	10.347%

Weighted average months to next interest adjustment date (months):	1

Loan Index:

One-Year MTA	97.06%

One-Month LIBOR	2.94%

For additional information regarding the mortgage loans, see “Description of the Mortgage Loans” in this prospectus supplement and Schedule A, which is attached and is part of this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage loans, subject to further review and the exceptions which may be noted pursuant to the procedures described in the pooling and servicing agreement. If the trustee (or the custodian as its agent) finds that any mortgage loan appears defective on its face, appears to have not been executed or received, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (determined on the basis of the mortgagor name, original principal balance and loan number), the trustee (or the custodian as its agent) will promptly notify the sponsor. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee (or the custodian as its agent) of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement and the mortgage loan purchase agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(a) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue the certificates (other than the grantor trust certificates).  Payments on the certificates will be made from payments on the mortgage loans.

The grantor trust will issue the grantor trust certificates.  Payments on the grantor trust certificates will be made from payments made on the underlying certificates, as described herein.  In addition, certain payments may also be made to the grantor trust certificates from amounts received by the grantor trust from the swap counterparty pursuant to the swap agreement.

The Class A-1, Class A-2, Class A-3, Class A-4A, underlying Class A-4B, Class A-5, Class A-6, Class A-7 and Class X Certificates are sometimes referred to herein as the senior certificates.

The Class A-1, Class A-2, Class A-3, Class A-4A, underlying Class A-4B, Class A-5, Class A-6 and Class A-7 Certificates are sometimes referred to herein as the Class A Certificates.

The Class X-1 Certificates and Class X-2 Certificates are sometimes referred to herein as the Class X Certificates.

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will each represent subordinated interests in the mortgage loans and are sometimes referred to herein as the subordinate certificates or the Class B Certificates.

The senior certificates (other than the underlying certificates), the grantor trust certificates and the subordinate certificates are sometimes referred to herein as the offered certificates.

The underlying Class A-4B, Class XP-1, Class XP-2 and Class B-IO Certificates are not offered by this prospectus supplement and are sometimes referred to herein as the non-offered certificates. The Class XP-1, Class XP-2 and Class B-IO Certificates will each represent subordinated interests in the mortgage loans.

The Class XP-1 Certificates and the Class XP-2 Certificates are sometimes referred to herein as the Class XP Certificates.

The offered certificates and the non-offered certificates are sometimes referred to herein as the certificates.

The Class R Certificates and the Class R-X Certificates (also referred to herein as the residual certificates) are not offered by this prospectus supplement and represent the residual interests in the real estate mortgage investment conduits established by the trust.

The assumed final distribution date for the offered certificates is September 2047.

Record Date

For each class of offered certificates (other than the Class X Certificates), and for any distribution date, the business day preceding the applicable distribution date so long as the offered certificates remain in book-entry form. For each class of Class X Certificates and any other class of certificates that is no longer in book-entry form, and for any distribution date, the record date will be the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of certificates, other than the residual certificates, $25,000 and multiples of $1.00 in excess thereof.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or the Euroclear System, in Europe.

See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Interest Accrual Period

Interest will accrue at the rate described herein on each class of certificates.

The interest accrual period for the offered certificates (other than the Class X Certificates) and the underlying certificates will be the period commencing on the distribution date in the month preceding the month in which a distribution date occurs (or the closing date, in the case of the first interest accrual period) and ending on the day immediately prior to such distribution date.

Interest on the offered certificates (other than the Class X Certificates) and the underlying certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

The interest accrual period for the Class X Certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs.  Interest on the Class X Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Pass -Through Rates

The pass-through rates on each class of offered certificates and the underlying certificates are as follows:

The offered certificates (other than the Class A-2, Class A-3, Class X and Class B Certificates) and the underlying certificates will bear interest at a pass-through rate equal to the lesser of (i) one-month LIBOR plus the related margin and (ii) the net rate cap of the mortgage loans.   The Class A-2, Class A-3 and Class B Certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the net rate cap of the mortgage loans.

For any distribution date, the net rate cap for the offered certificates (other than the Class X Certificates) and the underlying certificates is equal to the weighted average of the net rates of the mortgage loans, less the sum of (x) the pass-through rate on the Class X-1 Certificates multiplied by the Class X-1 notional amount and (y) the pass-through rate on the Class X-2 Certificates multiplied by the Class X-2 notional amount, divided by the aggregate stated principal balance of the mortgage loans as of such distribution date, adjusted to actual/360 basis.

The related margin for the Class A-1, Class A-2, Class A-3, Class A-4A, underlying Class A-4B, grantor trust Class A-4B, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be 0.200%, 0.160%, 0.220%, 0.180%, 0.180%, 0.180%, 0.220%, 0.250%, 0.280%, 0.500%, 0.550%, 0.650%, 0.850%, 1.000%, 1.250%, 2.000%, 2.100% and 2.100% per annum, respectively, provided that, after the first possible related optional termination date, the related margin for the Class A-1, Class A-2, Class A-3, Class A-4A, underlying Class A-4B, grantor trust Class A-4B, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9, Certificates will be 0.400%, 0.320%, 0.440%, 0.360%, 0.360%, 0.360%, 0.440%, 0.500%, 0.560%, 0.750%, 0.825%, 0.975%, 1.275%, 1.500%, 1.875%, 3.000%, 3.150% and 3.150% per annum, respectively.

One-month LIBOR for the first interest accrual period and for all subsequent accrual periods will be determined as described in “Description of the Certificates—Calculation of One-Month LIBOR” in this prospectus supplement.

The Class X-2 Certificates will bear interest at a fixed pass-through rate equal to 0.500% per annum based on a notional amount equal to the aggregate outstanding principal balance of the mortgage loans generally having (i) "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination and (ii) "combo" prepayment charges for a term of three years (which prepayment charges are "hard" for the first 12 months and "soft" for the following 24 months) from origination immediately prior to such distribution date.  The Class X-1 Certificates will bear interest at a fixed pass-through rate equal to 0.080% per annum based on a notional amount equal to the aggregate outstanding principal balance of the mortgage loans having all other prepayment charges.  The Class X-1 Certificates will have an initial notional amount of approximately $330,204,694, and the Class X-2 Certificates will have an initial notional amount of approximately $625,532,976.

The Class XP-1, Class XP-2, Class B-IO, Class R and Class R-X Certificates do not have a pass-through rate and will not bear interest.

Interest Payments

On each distribution date, holders of the offered certificates (other than the grantor trust certificates, unless the swap agreement has been terminated and no replacement swap agreement has been entered into) and the underlying certificates will generally be entitled to receive:

•	the interest that has accrued on the current principal amount or notional amount of such certificates at the applicable pass-through rate during the related interest accrual period, and

•	any interest due on a prior distribution date that was not paid plus interest accrued thereon,

less

•	interest shortfalls allocated to such certificates.

However, the amount of interest distributable on a distribution date with respect to the offered certificates (other than the grantor trust certificates, unless the swap agreement has been terminated and no replacement swap agreement has been entered into) and the underlying certificates will be reduced by the amount, if any, of net deferred interest for the related distribution date that is allocated to such class of certificates, as described under “Description of the Certificates” in this prospectus supplement.

In the event that an increase in the applicable index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of “negative amortization.”  For any distribution date, the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans for the calendar month prior to that distribution date, over (ii) the aggregate amount of scheduled and unscheduled payments of principal received with respect to all mortgage loans during the related due period and prepayment period, referred to herein as net deferred interest, will be deducted from interest payable to the certificates as described in this prospectus supplement. The amount deducted from the interest payable to each class of offered certificates (other than the Class X Certificates) and the underlying certificates will be added to the principal balance of that class (other than with respect to the Grantor Trust Certificates to the extent described herein).  See “Description of the Certificates” in this prospectus supplement.

Principal Payments

On each distribution date, to the extent that the scheduled and unscheduled payments of principal on the mortgage loans during the related due period and prepayment period exceed the deferred interest on the mortgage loans, principal will be paid on each class of certificates entitled to receive principal payments on each distribution date. Principal distributions on the grantor trust certificates will generally include principal payments on the mortgage loans that are paid to the underlying certificates after reimbursement for payments made by the swap counterparty in connection with net deferred interest allocated to such class of certificates. You should review the priority of payments described under “Description of the Certificates —Distributions on the Certificates” ” and “—Principal Distributions on the Grantor Trust Certificates” in this prospectus supplement.

The Swap Agreement

The grantor trust certificates will represent the entire interest in the grantor trust. The assets of the grantor trust will consist of the underlying certificates and the swap agreement. The swap agreement will only be available to make payments on the grantor trust certificates and will not be available to make payments on any other class of certificates.  Payments under the swap agreement will be equal to any net deferred interest allocated to the underlying certificates on each distribution date. In the event of the termination of the swap agreement because of a default or other event of termination by either party thereto, an amount may become due and payable either from the swap counterparty to the grantor trust (for payment to the grantor trust certificates) or to the swap counterparty from amounts otherwise payable from the grantor trust to the grantor trust certificates.  In the case of a termination of the swap agreement where no replacement swap agreement has been entered into, the grantor trust certificates will become subject to the allocation of net deferred interest as described herein. The swap agreement will be terminated following the earlier to occur of (i) the distribution date following the date on which the current principal amount of the underlying certificates is reduced to zero or (ii) September 2047.  See “Description of the Certificates—The Swap Agreement” in this prospectus supplement.

Advances

The servicer will make cash advances with respect to delinquent minimum payments of principal or interest due on the mortgage loans (not including any balloon payments required to be made under a balloon mortgage loan) for which it acts as servicer, generally to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the servicer fails to make any required advances, the trustee may be obligated to do so in its capacity as successor servicer, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.  See  “The Pooling and Servicing Agreement—Monthly Advances” in this prospectus supplement.

Servicing Fee, Trustee Compensation and Grantor Trustee Fee

The servicer will be entitled to receive a monthly servicing fee, as compensation for its activities under the pooling and servicing agreement, equal to 1/12th of the servicing fee rate multiplied by the aggregate stated principal balance of the mortgage loans serviced by it as of the due date in the month preceding the month in which such distribution date occurs.  The servicing fee rate will be a per annum rate ranging from 0.250% to 0.375%. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

As compensation for its activities under the pooling and servicing agreement, the trustee will be entitled to (i) the investment income on amounts in the distribution account for the period specified in the pooling and servicing agreement and (ii) a monthly fee equal to 1/12th of the trustee fee rate multiplied by the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs.  The trustee fee rate will be 0.0075% per annum.

The grantor trustee will be entitled to a fee as compensation for its activities under the grantor trust agreement which shall be paid by the trustee.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Excess Spread and Overcollateralization. The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates (with respect to the holders of the grantor trust certificates, indirectly through the underlying certificates) because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the certificates. In addition, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the current principal amount of the certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and related trust expenses will be used to reduce the total current principal amount of the certificates until a required level of overcollateralization has been achieved.

See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Subordination; Allocation of Losses. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinate certificates.  Among the classes of subordinate certificates, each class of Class B Certificates with a lower numerical class designation will have payment priority over each class of Class B Certificates with a higher numerical class designation.

Subordination provides the holders of certificates having a higher payment priority protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.  In general, this loss protection is accomplished by allocating any realized losses in excess of available excess spread and any current overcollateralization to the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero and then allocating any loss to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans  will be allocated to the senior certificates thereof in accordance with the priorities set forth herein under "Description of the Certificates—Allocation of Realized Losses; Subordination."

As of the closing date, the aggregate current principal amount of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will equal approximately 7.55% of the aggregate principal balance of the mortgage loans as of the cut-off date.

See “Description of the Certificates—Allocation of Realized Losses; Subordination” in this prospectus supplement.

The Corridor Contracts

The Class A-5 Certificates and the Class A-6 Certificates will be entitled to the benefits provided by the corridor contracts. There can be no assurance as to the extent of benefits, if any, that may be realized by the certificateholders as a result of the corridor contracts.  No other class of certificates will be entitled to the benefits of the corridor contracts.

See “The Corridor Contracts” in this prospectus supplement.

Optional Termination

At its option, the depositor or its designee may purchase from the trust all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust and thereby effect termination and early retirement of the certificates after the stated principal balance of the mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the sum of (i) the stated principal balance of the mortgage loans as of the cut-off date (including any subsequent mortgage loans to be added to the trust) and (ii) the pre-funded amount as of the closing date.

See“Pooling and Servicing Agreement—Termination” in this prospectus supplement.

Federal Income Tax Consequences

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P and Moody’s Investors Service, Inc., which is referred to herein as Moody’s:

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-4A	AAA	Aaa
Grantor Trust Class A-4B	AAA	Aaa
Class A-5	AAA	Aaa
Class A-6	AAA	Aaa
Class A-7	AAA	Aaa
Class X-1	AAA	Aaa
Class X-2	AAA	Aaa
Class B-1	AA+	Aa1
Class B-2	AA+	Aa2
Class B-3	AA	Aa3
Class B-4	AA-	A1
Class B-5	A+	A2
Class B-6	A	A3
Class B-7	A-	Baa1
Class B-8	BBB+	Baa2
Class B-9	BBB	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See “Yield and Prepayment Considerations” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates (other than the Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates) will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization.  The Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See“Legal Investment” in this prospectus supplement and“Legal Investment Matters” in the prospectus.

ERISA Considerations

The senior certificates (other than the underlying certificates), if rated at least "AA-" or "Aa3" at the time of purchase, may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations.  The subordinate certificates and senior certificates rated less than "AA-" or "Aa3" at the time of purchase may be purchased to the extent described herein under "ERISA Considerations".  Plans should consult with their legal advisors before investing in the offered certificates.

The grantor trust certificates may not be acquired or held by a person investing assets of any such plans or individual retirement accounts before the termination of the swap agreement unless such acquisition or holding is eligible for the exemptive relief available under any of Section 408(b)(17) of ERISA or the investor-based exemptions described herein under "ERISA Considerations".

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You are encouraged to carefully consider the following risk factors in connection with the purchase of the offered certificates:

Your Yield on the Certificates Will be Subject to any Negative Amortization on the Mortgage Loans.

All of the mortgage loans in the trust are negative amortization loans.

Negative amortization may occur with respect to the mortgage loans, because, generally, after the initial fixed rate period following origination (as set forth in the related mortgage note), the interest rates on the negative amortization loans will typically adjust monthly but their monthly payments and amortization schedules adjust annually.  During a period of rising interest rates, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment.  In addition, in most circumstances, the amount by which a monthly payment may be adjusted on an annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. Approximately 19.24% of the mortgage loans are still in their initial fixed rate period. The initial interest rates on most of the mortgage loans during the initial fixed rate period are lower than the sum of the indices applicable and the related margins and range from not lower than 1.000% per annum and in no case exceeding 3.000% per annum. For approximately 4.06% of the mortgage loans, the interest rates are currently 1.000% per annum.

Negative amortization may occur because during the initial fixed rate period, monthly payments made by the mortgagor may be less than the interest accrued on such mortgage loan for the related payment period.

As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates.  The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related classes of certificates on the related distribution date.

If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly.  Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.  With respect to the mortgage loans, on the fifth payment adjustment date of a mortgage loan and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on such mortgage loan will be reset without regard to the related periodic payment cap or if the unpaid principal balance exceeds a percentage of 110%, 115%, 120% or 125%, as applicable, of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset, without regard to the related periodic payment cap, in each case in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments.  These adjustment features are likely to substantially increase the monthly payment due from borrowers and are likely to affect the rate at which principal on these mortgage loans is paid. In addition, the adjustment features may create a greater risk of default if the borrowers are unable to pay the higher monthly payments that may result in increases in the interest rates and increased principal balances.  It is expected that if a borrower paid only the minimum monthly payment due under the mortgage loan, such mortgage loan would reach the applicable negative amortization percentage within approximately four years of origination.

The amount of deferred interest, if any, with respect to the mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying all payments of principal prepayments received on the mortgage loans to interest distributions on the related classes of certificates.  For any distribution date, the remaining deferred interest or net deferred interest on the mortgage loans will be allocated to those classes of certificates as set forth in this prospectus supplement under “Description of the Certificates—Distributions on the Certificates."  The amount of the reduction of accrued interest distributable to a class of certificates attributable to net deferred interest will be added to the current principal amount of that class (other than the grantor trust certificates, to the extent set forth in this prospectus supplement).  Only the amount by which the payments of principal prepayments received on the mortgage loans exceed the amount of deferred interest on the mortgage loans will be distributed as principal to the related classes of certificates in accordance with the priorities set forth in this prospectus supplement under “Description of the Certificates—Distributions on the Certificates.”  The increase in the current principal amount of any class of certificates and the slower reduction in the current principal amounts due to the use of all principal collected on the mortgage loans to offset the deferred interest will have the effect of increasing the weighted average lives of the certificates and increasing your exposure to realized losses on the mortgage loans. We cannot predict the extent to which deferred interest will accrue on the mortgage loans and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.  Net deferred interest allocated to the underlying certificates will not be added to the current principal amount of the grantor trust certificates unless the swap agreement is  terminated due to a default or other event of termination (as set forth in such swap agreement) and no replacement swap agreement has been entered into.  Pursuant to the swap agreement, the swap counterparty is required to make an interest payment in respect of such amount for payment to the grantor trust certificates.

In addition, as the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; The Failure of Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses Allocated to the Offered Certificates.

The subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, the grantor trust certificates and, to a more limited extent, holders of the offered subordinate certificates will receive regular payments of interest and principal and to provide the holders of the senior certificates and, to a more limited extent, the holders of the offered subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a related mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.  In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or any overcollateralization, among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the senior certificates in the order of priority set forth in this prospectus supplement under “Description of the Certificates—Allocation of Realized Losses; Subordination."  Accordingly, if the aggregate current principal amount of the subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the senior certificates.  Realized losses allocated to the underlying certificates will be allocated to the grantor trust certificates.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the sponsor, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.  See“Description of Credit Enhancement—Subordinate Securities” in the prospectus.

Mortgage Loan Modifications May Affect the Net Rate Caps and Distributions on the Securities

Modifications of mortgage loans agreed to by the servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a realized loss to, one or more classes of the related securities.

Developments in Specified Regions Could Have a Disproportionate Effect on the Mortgage Loans due to Geographical Concentrations of Mortgaged Properties.

Approximately 39.91% of the mortgage loans as of the cut-off date are secured by properties in California.  Property in certain regions may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.  In addition:

•
economic conditions in a specific region with a significant concentration of properties underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

•	declines in a region’s residential real estate market may reduce the values of properties located in that region, which would result in an increase in the loan-to-value ratios; and

•
any increase in the market value of properties located in a particular region would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by subordination provided by the subordinate certificates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Securities backed by residential mortgage loans (“RMBS Securities”) originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing well. Many RMBS Securities, include those from securitizations of the sponsor, have been downgraded by the rating agencies during the past few months. As a result, the market for your securities may be adversely affected for a significant period of time.

The increase in delinquencies described above has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.

In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

The Bankruptcy or Closure of an Originator May Adversely Affect the Performance and Market Value of Your Securities.

The depositor is aware that American Home Mortgage Corporation (or an affiliate thereof), or American Home, the originator of approximately 65.48% of the mortgage loans, by aggregate principal balance as of the cut-off date, has filed for bankruptcy protection under the United States Bankruptcy Code.  See "Mortgage Loan Origination—American Home Mortgage Corporation" in this prospectus supplement.  In addition, the depositor is aware that as of August 20, 2007, Greenpoint Mortgage Funding Inc., or Greenpoint, has announced that effective immediately it will cease its residential mortgage originations operations.  Notwithstanding the foregoing, Greenpoint will continue its servicing operations.  Any originator whose financial condition was weak or deteriorating at the time of origination may have experienced personnel changes that adversely affected its ability to originate and service mortgage loans in accordance with its customary standards.  It may also have experienced reduced management oversight or controls with respect to its underwriting standards and servicing capabilities.  Accordingly, the rate of delinquencies and defaults on these mortgage loans may be higher than would otherwise be the case.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties.

The sponsor believes that the transfers of the mortgage loans by the originators to the sponsor constitute a sale of the mortgage loans.  The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans.  However, if an originator, the sponsor or the depositor becomes bankrupt, a party in interest (including the originator, the sponsor or the depositor) may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor, the depositor or the trust, as applicable, or that the transfer was otherwise improper.  If such an argument is made, you could experience delays in payments on the certificates.  If the argument is successful, there could be delays or reductions in payments on the certificates, or there could be a significant prepayment of the certificates.  You might also suffer reinvestment loss in a lower interest rate environment.

In addition, if the servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer.  Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

It is expected that the primary servicing for a majority of the mortgage loans will be transferred to EMC prior to the closing date; including a portion of the mortgage loans originated by American Home.  However, the servicer will be obligated to service the mortgage loans as of the closing date.  Any servicing transfer will involve notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer.  In addition, with respect to the mortgage loans originated by American Home and Greenpoint, the filing of the bankruptcy by American Home and the closure of the origination unit by Greenpoint and corresponding personnel issues may adversely affect the transfer of any mortgage loans to EMC.  Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems.  In addition, investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer.  Such increase in delinquencies and problems incurred with the transfer to the new servicer may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates.  In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

Some of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

If the trust issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates will depend, in general, on:

•	the applicable purchase price; and

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) relative to the amount and timing of deferred interest on the mortgage loans and the allocation thereof to reduce or increase the current principal amount of the offered certificates or, with respect to the grantor trust certificates, to reduce the current principal amount of the underlying certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto (or, with respect to the grantor trust certificates, by any allocation to the underlying certificates) of interest shortfalls on the mortgage loans.

In general, if the offered certificates are purchased at a premium and principal distributions on the mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See “Yield and Prepayment Considerations” in this prospectus supplement.

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments, collections upon defaults, liquidations and repurchases and the allocation of deferred interest) on the mortgage loans and the allocation thereof to pay principal on such certificates as provided in this prospectus supplement.  As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 77.38% of the mortgage loans, a prepayment within four months to five years of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan during the applicable period.  However, under certain circumstances, the prepayment charge may be waived by the servicer. There can be no assurance that any prepayment charges will have any effect on the prepayment performance of the mortgage loans. See “Description of the Mortgage Loans” in this prospectus supplement.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and, in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at a time when reinvestment at comparable yields may not be possible.

During at least the first three years after the closing date, the entire amount of payments of principal with respect to the mortgage loans will be allocated to the senior certificates, as described herein, unless the current principal amount of the senior certificates has been reduced to zero. This will accelerate the amortization of the senior certificates as a whole while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans that  the subordinate certificates evidence.

As described in this prospectus supplement, the sponsor has the option to repurchase mortgage loans that are 90 days or more delinquent.  The sponsor may exercise such option on its own behalf or may assign this right to a third party, including a holder of a class of certificates, that may benefit from the repurchase of such loans.  These repurchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans.  You should also note that the removal of any such delinquent mortgage loan from the issuing entity may affect the loss and delinquency tests that determine the distributions to the certificates or could otherwise affect the level of the overcollateralization target amount, which may reduce the amount of overcollateralization available to meet shortfalls and which may adversely affect the market value of the certificates.  However, for purposes of the delinquency tests described in this prospectus supplement, any mortgage loans so repurchased will be incorporated into the delinquency triggers as described in this prospectus supplement.  A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the sponsor would not otherwise exercise it.  As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield and Prepayment Considerations” in this prospectus supplement.

Excess Spread May be Inadequate to Cover Losses on the Mortgage Loans and/or to Build Overcollateralization.

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates (with respect to the grantor trust certificates, indirectly through the underlying certificates) and the underlying certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates (with respect to the grantor trust certificates, indirectly through the underlying certificates) and the underlying certificates.  If the mortgage loans generate more interest than is needed to pay interest on the offered certificates (with respect to the grantor trust certificates, indirectly through the underlying certificates), the underlying certificates and related trust expenses, such “excess spread” will be used to make additional principal payments on the offered certificates (with respect to the grantor trust certificates, indirectly through the underlying certificates) and the underlying certificates, which will reduce the total principal amount of such certificates below the aggregate principal balance of the mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans to establish or maintain the required level of overcollateralization. On the closing date the required level of overcollateralization is expected to be met. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. The amount of deferred interest on a mortgage loan resulting from negative amortization will decrease the amount of excess spread available to increase the overcollateralization, which may reduce the amount of overcollateralization available to provide credit enhancement on the certificates.

If at any time the amount of overcollateralization is at a level below the required level, the overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the classes of certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this prospectus supplement, subordination with respect to the offered certificates (other than the Class X Certificates, and with respect to the grantor trust certificates, indirectly through the underlying certificates) and the underlying certificates or “subordinated classes” generally means:

•	with respect to the Class A-1 Certificates: the Class A-6, the Class A-7 and the Class B Certificates;

•	with respect to the Class A-2 Certificates: the Class A-6, the Class A-7 and the Class B Certificates;

•	with respect to the Class A-3 Certificates: the Class A-6, the Class A-7 and the Class B Certificates;

•	with respect to the Class A-4A Certificates and the underlying Class A-4B Certificates: the Class A-5, the Class A-6, the Class A-7 and the Class B Certificates;

•	with respect to the Class A-5 Certificates: the Class A-6, the Class A-7 and the Class B Certificates;

•	with respect to the Class A-6 Certificates: the Class A-7 Certificates and the Class B Certificates;

•	with respect to the Class A-7 Certificates: the Class B Certificates;

•	with respect to the Class B-1 Certificates: the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8 and the Class B-9 Certificates;

•	with respect to the Class B-2 Certificates: the Class B-3, the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8 and the Class B-9 Certificates;

•	with respect to the Class B-3 Certificates: the Class B-4, the Class B-5, the Class B-6, the Class B-7, the Class B-8 and the Class B-9 Certificates;

•	with respect to the Class B-4 Certificates: the Class B-5, the Class B-6, the Class B-7, the Class B-8 and the Class B-9 Certificates;

•	with respect to the Class B-5 Certificates: the Class B-6, the Class B-7, the Class B-8 and the Class B-9 Certificates;

•	with respect to the Class B-6 Certificates: the Class B-7, the Class B-8 and the Class B-9 Certificates;

•	with respect to the Class B-7 Certificates: the Class B-8 Certificates and the Class B-9 Certificates;

•	with respect to the Class B-8 Certificates: the Class B-9 Certificates.

In addition to excess spread and the overcollateralization features, credit enhancement for the senior certificates will be provided by the right of the holders of the senior certificates to receive certain payments of interest and principal, as applicable, prior to the subordinated classes and by the allocation of realized losses to the subordinated classes before allocation to the senior certificates. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinate classes to pay amounts due on the more senior classes.  Realized losses in excess of any available excess spread and any current overcollateralization are allocated to the subordinate certificates, beginning with the Class B Certificates with the highest numerical designation, until the current principal amount of the Class B Certificates has been reduced to zero.  Accordingly, if the aggregate current principal amount of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining subordinated class or classes of certificates and, if the aggregate current principal amount of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans  would reduce the amount of funds available for monthly distributions to holders of the senior certificates.  You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.  See “Description of the Certificates” in this prospectus supplement.

The weighted average lives of, and the yields to maturity on, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgage defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread and overcollateralization following distributions of principal on the related distribution date, will reduce the current principal amounts of the Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order.  As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement.

Unless the current principal amounts of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in September 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average life of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Furthermore, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described herein, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

The Net Rate Cap May Reduce the Yields on the Class A Certificates and the Class B Certificates.

The pass-through rates on the offered certificates (other than the Class X Certificates) and the underlying certificates are each subject to a net rate cap equal to, approximately, the weighted average of the net mortgage rates on the mortgage loans adjusted on an actual/360 basis (less the sum of (x) the pass-through rate on the Class X-1 Certificates multiplied by the Class X-1 notional amount and (ii) the pass-through rate on the Class X-2 Certificates multiplied by the Class X-2 notional amount, divided by the aggregate stated principal balance of the mortgage loans as of such distribution date), as more fully described in this prospectus supplement.  If on any distribution date the pass-through rate for a class of offered certificates or the underlying certificates is limited by the net rate cap, the holders of that class of certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the net rate cap. The holders of those certificates will not be entitled to recover any resulting shortfall in interest on that distribution date or on any other distribution date except to the extent of excess cashflow available for that purpose.  If mortgage loans with relatively higher mortgage rates prepay or default, the net rate cap would result in lower interest than otherwise would be the case.

The Class A Certificates and the Class B Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

The offered certificates (other than the Class A-2, Class A-3 and Class B Certificates) and the underlying certificates will receive interest at a pass-through rate equal to the lesser of (i) one-month LIBOR plus the related margin and (ii) the net rate cap (less the sum of (x) the pass-through rate on the Class X-1 Certificates multiplied by the Class X-1 notional amount and (y) the pass-through rate on the Class X-2 Certificates multiplied by the Class X-2 notional amount, divided by the aggregate stated principal balance of the mortgage loans as of such distribution date).  The Class A-2, Class A-3 and Class B Certificates will receive interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the net rate cap (less the sum of (x) the pass-through rate on the Class X-1 Certificates multiplied by the Class X-1 notional amount and (y) the pass-through rate on the Class X-2 Certificates multiplied by the Class X-2 notional amount, divided by the aggregate stated principal balance of the mortgage loans as of such distribution date).  For any class of such certificates, the prepayment of the mortgage loans with relatively higher pass-through rates may cause the net rate cap to be lower than one-month LIBOR plus the related margin, in which case the pass-through rate for such certificates will be more likely to be limited to the net rate cap.

If on any distribution date the pass-through rate for any class of the certificates is limited by the net rate cap, a carryover shortfall amount, equal to the difference between (I) in the case of the offered certificates (other than the Class A-2, Class A-3 and Class B Certificates) (i) interest that would have accrued at the lesser of one-month LIBOR plus the related margin and (ii) interest accrued on that class of certificates as limited by the net rate cap, and (II) in the case of the Class A-2, Class A-3 and Class B Certificates, (i) interest that would have accrued at the lesser of one-month LIBOR plus the related margin and 11.50% per annum and (ii) interest accrued on that class of certificates as limited by the net rate cap, in each case, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates, provided that any basis risk shortfall carry-forward amount will be reduced by the amount of net deferred interest that is added to the current principal amount of that class of certificates. Such shortfall will be covered to the extent of excess cash flow available for that purpose, and, for the Class A-5 Certificates and the Class A-6 Certificates, to the extent of available payments under the corridor contracts.   However, payments under the corridor contracts are based on the lesser of the actual current principal amount of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans.  If the mortgage loans do not prepay according to those assumptions, it may result in the corridor contracts providing insufficient funds to cover such shortfalls.  In addition, each corridor contract provides for payment of the excess of the lesser of One-Month LIBOR or the related ceiling rate over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Accordingly, such shortfalls may remain unpaid on the final distribution date, including the optional termination date..   The holders of the certificates will be subject to the risk that interest distributable to those classes will be limited by the applicable net rate cap.  See "Description of the Certificates—Distributions on the Certificates" in this prospectus supplement.

In addition, although the Class A-5 Certificates and the Class A-6 Certificates are entitled to payments under the corridor contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

To the extent that payments on the Class A-5 Certificates and the Class A-6 Certificates depend in part on payments to be received under the corridor contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of the corridor counterparty.

The corridor contracts terminate in accordance with their terms and on the dates set forth therein. This date was selected based on certain prepayment assumptions regarding the mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the corridor contracts.  If prepayments on the mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts will terminate prior to the repayment in full of the related classes of certificates.  See “The Corridor Contracts” in this prospectus supplement.

Specific Considerations for the Class X Certificates.

Interest accruing on the Class X-2 Certificates will be based on a fixed rate of 0.500% per annum and a notional balance equal to the aggregate outstanding principal balance of the mortgage loans generally having (i) "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination and (ii) "combo" prepayment charges for a term of three years (which prepayment charges are "hard" for the first 12 months and "soft" for the following 24 months) from origination, calculated on the basis of a year of 360 days with twelve 30-day months.  Interest accruing on the Class X-1 Certificates will be based on a fixed rate of 0.080% per annum and a notional balance equal to the aggregate outstanding principal balance of the mortgage loans having all other prepayment charges, calculated on the basis of a year of 360 days with twelve 30-day months.  Prepayments on mortgage loans with relatively higher pass-through rates may cause the weighted average net rates of the mortgage loans to be lower, which could reduce the amount of interest accrued on the Class X Certificates.  See "Description of the Certificates—Distributions on the Certificates" in this prospectus supplement.

The Grantor Trust Certificates Are Subject to Special Risks.

To the extent that any net deferred interest is allocated to the underlying certificates on a distribution date, the swap counterparty will make a payment to the grantor trust equal to such allocation of net deferred interest pursuant to the swap agreement.  As a result, the ability of the grantor trust to make such payments on the grantor trust certificates may be subject to the credit risk of the swap counterparty.

The Securities Are Not Suitable Investments for All Investors.

The certificates are complex investments that are not appropriate for all investors.  The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities.  As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Reimbursement of Advances to the Servicer Could Delay Distributions on the Certificates.

Under the pooling and servicing agreement, the servicer will make advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the advances are recoverable from future payments or recoveries on the mortgage loans.  The servicer may make such advances from Amounts Held for Future Distribution.  In addition, the servicer may withdraw from the collection account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made.  Any such amounts withdrawn by the servicer in reimbursement of advances previously made are generally required to be replaced by the servicer on or before the next distribution date, subject to subsequent withdrawal.  To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the certificates.  Furthermore, the servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.  See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on page S-2 of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  In general, ratings address credit risk and do not address the likelihood of prepayments or basis risk shortfalls.  No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered certificates may be adversely affected. See“Ratings” in this prospectus supplement and“Ratings” in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust will be non-recourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates (or, with respect to the grantor trust certificates, to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the underlying certificates).

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that the servicer or the trustee (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property on behalf of the trust, which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the related originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers’ Civil Relief Act and Similar State Laws.

The Servicemembers’ Civil Relief Act or the Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans.  The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

To the Extent Amounts on Deposit in the Pre-Funding Account Are Not Used, There May Be a Mandatory Prepayment on the Certificates.

To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans for inclusion in the trust on or before November 15, 2007, the holders of the certificates will receive on the distribution date immediately following November 15, 2007, the remaining pre-funded amount. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee on behalf of the trust will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the certificates on such distribution date.

DESCRIPTION OF THE MORTGAGE LOANS

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions.  See “Mortgage Loan Origination—General” in this prospectus supplement.

We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the Trust as of the Closing Date.  Prior to the closing date of August 31, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this prospectus supplement and in schedule A to this prospectus supplement may differ from the final pool as of the Closing Date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.  The actual mortgage loans included in the Trust as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any material characteristics described herein.  If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The mortgage pool will consist of approximately 3,042 first lien adjustable-rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $1,149,645,357. Approximately $120,157,587 of mortgage loans are expected to be transferred to the Trust within ninety days of the Closing Date.  Such mortgage loans are referred to herein as the Subsequent Mortgage Loans.  The initial mortgage loans and the Subsequent Mortgage Loans, collectively, are sometimes referred to herein as the mortgage loans.  Unless otherwise indicated herein, all percentages with respect to the mortgage loans refer only to the initial mortgage loans as of the Cut-off Date and do not refer to the Subsequent Mortgage Loans, other than approximately $39,950,512 of Subsequent Mortgage Loans that have been identified by the Sponsor.  The mortgage loans generally have original terms to maturity of not greater than 30 years, provided, however, approximately all of the mortgage loans have original terms to maturity of not greater than 40 years.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage loans are being serviced as described below under “The Servicer—EMC” in this prospectus supplement. The mortgage loans were originated generally in accordance with the guidelines described under “Mortgage Loan Origination” in this prospectus supplement.

The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the Sponsor with respect to the delinquency status of the mortgage loans and the representation of the Sponsor with respect to the delinquency status of the static pool information of the Sponsor utilizes the OTS Method. In addition, delinquency information included in reports to certificateholders, delinquencies for purposes of the trigger tests and delinquencies for the purposes of the optional purchase of the mortgage loans described in this prospectus supplement will use the OTS Method. See "The Mortgage Pools- Methods of Delinquency Calculation" in the prospectus.

All of the mortgage loans have scheduled monthly payments due on the Due Date.

Approximately 20.10% of the mortgage loans are assumable under some circumstances if, in the sole judgment of the Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.  The remainder of the mortgage loans are subject to customary due-on-sale provisions.

Approximately 0.66% of the mortgage loans are balloon mortgage loans.

Approximately 16.30% of the mortgage loans are covered by a lender-paid primary mortgage insurance policy.

Any mortgage loan may be prepaid in full or in part at any time. However, certain of the mortgage loans provided at origination for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first three years from the date of execution of the related mortgage note. The holders of the Class XP-2 Certificates will generally be entitled to the "hard" prepayment charges received on the mortgage loans having a three-year (or in limited cases, 30-month) prepayment charge term and the "combo" prepayment charges on the mortgage loans with a three-year prepayment charge term (which prepayment charges are "hard" for the first 12 months and "soft" for the following 24 months).  The holders of the Class XP-1 Certificates will be entitled to all other prepayment charges received on the mortgage loans.  No prepayment charges will be available for distribution on the other classes of Certificates.  There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The mortgage rates are fixed for the one, two, three or six month period following their origination.  After the initial fixed-rate period, the interest rate borne by each mortgage loan will be adjusted monthly based on One-Year MTA or One-Month LIBOR, referred to herein as an Index as described below, computed in accordance with the related note, plus (or minus) the related gross margin and generally subject to rounding.  The mortgage loans generally contain a maximum lifetime mortgage rate and a minimum lifetime mortgage rate.  As of the Cut-off Date, approximately 19.24% of the mortgage loans are in their initial fixed rate period.

Each month, the mortgagor will be required to pay a minimum monthly payment as provided in the related mortgage note.  The minimum monthly payment will be an interest-only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect.  The minimum monthly payment will adjust annually on a date specified in the related mortgage note in an amount that would pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity in substantially equal payments, subject to the conditions that (i) the amount of the monthly payment (with the exception of each fifth payment adjustment date or the final payment adjustment date) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110%, 115%, 120% or 125%, depending on the maximum negative amortization for that mortgage loan) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over its remaining term to maturity.

In addition to the minimum monthly payment option, under each mortgage note, the mortgagor is generally offered additional payment options to the extent they result in a larger payment than the minimum monthly payment.  These payment options generally include: (i) the Interest Only Payment, where the mortgagor would pay the full amount of accrued interest on the mortgage loan at the current interest rate and the principal balance would not be decreased by any amount, (ii) the Fully Amortized Payment, where the mortgagor would make payments in an amount that would pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity in substantially equal payments (assuming the interest rate was not adjusted prior to maturity) and (iii) the 15 Year Amortized Payment, where the mortgagor would make payments in an amount that would pay interest and amortize fully the then unpaid principal balance over a remaining term of fifteen (15) years in substantially equal payments (assuming the then current interest rate remains in effect until maturity).  If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

Billing and Payment Procedures

The mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period as specified in the related mortgage note.  Each month, the Servicer sends monthly invoices to borrowers which provide the payment options available to each borrower.  Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers and phone payment although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

Approximately 77.38% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments.  The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period, three-year period or other period (as provided in the related mortgage note) from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law.  The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

Generally, the Servicer shall not waive any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the mortgage loan.  Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third-party. Certain prepayment charges are also classified as "combo" prepayment charges, meaning that they are some combination of the hard and soft prepayment charges described above. Approximately 75.08% of the mortgage loans have hard prepayment charges, approximately 1.65% of the mortgage loans have soft prepayment charges and approximately 0.66% of the mortgage loans have combo prepayment charges.

Negative Amortization

All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the mortgage loan.  In the case of the mortgage loans, negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment adjusts only on an annual basis. In addition, the monthly payment may not fully amortize the principal balance of the loan on an annual adjustment date if a payment cap applies.

In any given month, the mortgage loan may be subject to:

(1)	reduced amortization if the monthly payment is sufficient to pay current accrued interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

(2)	negative amortization, if current accrued interest is greater than the monthly payment, which would result in the accrued interest not currently paid being treated as Deferred Interest; or

(3)	accelerated amortization if the monthly payment is greater than the amount necessary to pay Current Interest and to reduce principal in accordance with a fully amortizing schedule.

Deferred Interest may result in a final lump sum payment at maturity significantly greater than the monthly payment that would otherwise be payable.

The total amount of Deferred Interest that may be added is limited by a provision in the mortgage note to the effect that the principal amount of the mortgage loan may not exceed a percentage or periodic cap, multiplied by the principal amount of the loan at origination.

Indices on the Mortgage Loans

One-Year MTA. The interest rate on approximately 97.06% of the mortgage loans will adjust monthly based on One-Year MTA.  One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15),” determined by averaging the monthly yields for the most recently available twelve months.  The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA.  No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

	One-Year MTA
Date	2002	2003	2004	2005	2006	2007
January 1	3.260%	1.935%	1.234%	2.022%	3.751%	4.983%
February 1	3.056	1.858	1.229	2.171	3.888	5.014
March 1	2.912	1.747	1.225	2.347	4.011	5.027
April 1	2.786	1.646	1.238	2.504	4.143	5.029
May 1	2.668	1.548	1.288	2.633	4.282	5.022
June 1	2.553	1.449	1.381	2.737	4.432	5.005
July 1	2.414	1.379	1.463	2.865	4.563	4.983
August 1	2.272	1.342	1.522	3.019	4.664
September 1	2.180	1.302	1.595	3.163	4.758
October 1	2.123	1.268	1.677	3.326	4.827
November 1	2.066	1.256	1.773	3.478	4.883
December 1	2.002	1.244	1.887	3.618	4.933

One-Month LIBOR.  The interest rate on approximately 2.94% of the mortgage loans will adjust monthly based on One-Month LIBOR.  One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

The Trust is expected to purchase from the Depositor during the Pre-Funding Period, subject to the availability thereof, Subsequent Mortgage Loans secured by conventional, adjustable rate, negative amortization mortgage loans secured by first liens on residential mortgage properties for inclusion.  The Subsequent Mortgage Loans will be transferred to the Trustee, on behalf of the Trust, pursuant to subsequent transfer instruments between the Depositor and the Trustee, each date of such transfer being referred to herein as a Subsequent Transfer Date. In connection with the purchase of Subsequent Mortgage Loans on such Subsequent Transfer Dates, the Trustee, on behalf of the Trust, will be required to pay to the Depositor, from amounts on deposit in the Pre-Funding Account, a cash purchase price of 100% of the principal balance thereof.  The related amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased and transferred to the Trust and the amount in the Pre-Funding Account will decrease accordingly. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the amounts deposited into the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amount deposited into the Pre-Funding Account on the Closing Date. The aggregate characteristics of the mortgage loans in the Trust will change upon the acquisition of the Subsequent Mortgage Loans.  It is expected that approximately $120,157,587 in Subsequent Mortgage Loans will be transferred to the Trust within ninety days of the Closing Date.

The Pre-Funding Account will be established to provide the Trustee, on behalf of the Trust, with access to sufficient funds to fund the purchase of Subsequent Mortgage Loans. During the Pre-Funding Period, the related Pre-Funded Amount will be reduced by the amounts used to purchase Subsequent Mortgage Loans in accordance with the Agreement.  Any investment income on funds in the Pre-Funding Account will either be transferred to the Distribution Account or paid to the Depositor or its designee as provided in the Agreement.

Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following:

(a)           Each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement;

(b)           The depositor will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

(c)           As of the related Subsequent Cut-off Date (as defined in the Agreement), each such Subsequent Mortgage Loan will satisfy the following criteria:

(i)           such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date;

(ii)          the original term to stated maturity of such Subsequent Mortgage Loan will not exceed 480 months;

(iii)         each Subsequent Mortgage Loan must be a One Month LIBOR, or One-Year MTA adjustable rate mortgage loan with a first lien on the related mortgaged property;

(iv)         no Subsequent Mortgage Loan will have a first payment date occurring after August 1, 2007;

(v)          the latest maturity date of any Subsequent Mortgage Loan will be no later than August 1, 2047;

(vi)         if applicable, such Subsequent Mortgage Loan will have a credit score of not less than 641;

(vii)        such Subsequent Mortgage Loan will have a gross margin as of the subsequent Cut-Off Date ranging from approximately 2.250% per annum to approximately 4.750% per annum;

(viii)       such Subsequent Mortgage Loan will have a maximum mortgage rate as of the related Subsequent Cut-Off Date greater than 12.000%; and

(ix)         such Subsequent Mortgage Loan shall have been underwritten in accordance with the underwriting guidelines of the applicable originator;

(d)           As of the related Subsequent Cut-off Date, the Subsequent Mortgage Loans in the aggregate will satisfy the following criteria:

(i)           have a weighted average gross margin of 3.442% per annum;

(ii)          have a weighted average credit score greater than 717;

(iii)         have no less than 71.70% of the mortgaged properties be owner occupied;

(iv)         have no less than 83.83% of the mortgaged properties be single family detached or planned unit developments;

(v)          have no more than 40.97% of the Subsequent Mortgage Loans be cash out refinance;

(vi)         for Subsequent Mortgage Loans with a Loan-to-Value Ratio greater than 80.00%, be covered by Primary Insurance Policies (as defined in the prospectus);

(vii)        have a weighted average maximum mortgage rate greater than or equal to 11.794%; and

(viii)       be acceptable to the Rating Agencies.

To the extent that the Pre-Funded Amount on deposit in the Pre-Funding Account has not been fully applied to the purchase of Subsequent Mortgage Loans on or before November 15, 2007, the holders of the certificates will receive on the distribution date immediately following November 15, 2007, the remaining Pre-Funded Amount.

Any such amounts transferred from the Pre-Funding Account will be included in Principal Funds.

The Interest Coverage Account

On the Closing Date and if required pursuant to the Agreement, the Depositor will deposit (or cause to be deposited) cash into the interest coverage account. The amount on deposit in the interest coverage account  will be specifically allocated to cover shortfalls in interest on each class of Certificates that may arise as a result of the utilization of the pre-funding feature for the purchase by the Trust of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the Depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the Business Day prior to the next distribution date as specified in the Agreement. The interest coverage account  will not be included as an asset of any REMIC created pursuant to the Agreement.

STATIC POOL INFORMATION

The Depositor will provide static pool information, material to this offering, with respect to the experience of the Sponsor and American Home in securitizing asset pools of a type similar to the mortgage loans at  http://www.bearstearns.com/transactions/sami_ii/sami2007-ar4/.

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool formed before January 1, 2006 or vintage data related to periods before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

THE ISSUING ENTITIES

Structured Asset Mortgage Investments II Trust 2007-AR4, referred to herein as an Issuing Entity or the Trust,  is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Trust will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Agreement.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements— Amendment” in the prospectus.

The assets of the Trust will consist of the mortgage loans and certain related assets.

The Trust's fiscal year end is December 31.

Structured Asset Mortgage Investments II Grantor Trust 2007-AR4, referred to herein as an Issuing Entity or the Grantor Trust,  is a common law trust formed under the laws of the State of New York pursuant to the Grantor Trust Agreement. After its formation, the Grantor Trust will not engage in any activity other than (i) acquiring and holding the Underlying Certificates, the Swap Agreement and the other assets of the Grantor Trust and proceeds therefrom, (ii) issuing the Grantor Trust Certificates, (iii) making payments on the Grantor Trust Certificates and to the Swap Counterparty pursuant to the Swap Agreement and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Grantor Trust Agreement.  These restrictions cannot be amended without the consent of the holders of the Grantor Trust Certificates evidencing at least 51% of the voting rights.

The assets of the Grantor Trust will consist of the Underlying Certificates, the Swap Agreement and certain related assets.

The Grantor Trust’s fiscal year end is December 31.
THE DEPOSITOR

Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the state of Delaware on  June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.  The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003.  As of June 30, 2007, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $153,129,931,188. In conjunction with the Sponsor’s acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself.  These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no significant duties or responsibilities with respect to the pool assets or the securities.

The Depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179.  Its telephone number is (212) 272-2000.

THE SPONSOR

EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter.  The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The Sponsor commenced operation in Texas on October 9, 1990.

The Sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067.  Its telephone number is (214) 626-3800.

Since its inception in 1990, the Sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans.  Loans are purchased on a bulk and flow basis.  The Sponsor is one of the United States’ largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government.  Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”).  Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase.  Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws.  Performing loans purchased will have been originated pursuant to the Sponsor’s underwriting guidelines or the related originator’s underwriting guidelines that are acceptable to the Sponsor.

Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The Sponsor has been securitizing residential mortgage loans since 1999.  The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006		June 30, 2007
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	61,738	$18,656,292,603.55	7,138	$2,494,803,672.06
Alt-A Fixed	15,344	4,005,790,504.28	17,294	3,781,150,218.13	11,514	2,752,302,975.51	8,236	2,075,303,106.07
HELOC	-	-	9,309	509,391,438.93	18,730	1,280,801,433.05	15,042	1,017,791,517.28
Prime ARM	30,311	11,852,710,960.78	27,384	13,280,407,388.92	7,050	3,481,137,519.89	7,682	3,862,873,812.85
Prime Fixed	1,035	509,991,605.86	3,526	1,307,685,538.44	6,268	1,313,449,131.86	1,972	1,010,954,509.35
Prime Short Duration ARM (incl. Neg-Am ARM)	23,326	7,033,626,375.35	38,819	14,096,175,420.37	61,973	23,396,979,620.82	22,178	8,446,018,065.76
Reperforming	2,802	311,862,677.46	2,877	271,051,465.95	1,084	115,127,847.83	-	-
Seconds	14,842	659,832,093.32	114,899	5,609,656,263.12	116,576	6,697,082,133.33	24,405	1,600,581,704.33
SubPrime	98,426	13,051,338,552.19	101,156	16,546,152,274.44	60,796	11,394,775,124.07	29,857	6,488,993,035.10
Totals	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	345,729	$69,087,948,389.91	116,510	$26,997,319,422.80

With respect to some of the securitizations organized by the Sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the Offered Certificates, from the certificates with the highest credit rating to the one with the lowest rating.  In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor’s business and servicing practices.  The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC’s inquiry.

THE SERVICER

General

EMC will act as the Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, EMC, in its capacity as Sponsor and Servicer and the Trustee.  Among other things, the Agreement will require that the Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

The information set forth in the following paragraphs with respect to the Servicer has been provided by the Servicer. None of the Depositor, the Underwriter, the Trustee or any of their respective affiliates (other than the Servicer) have made or will make any representation as to the accuracy or completeness of such information.

The Servicer

EMC

For a further description of EMC, please see "—The Sponsor" in this prospectus supplement.  EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section of the prospectus supplement.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans.  EMC's servicing portfolio consists primarily of two categories:

•	"performing loans," or performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

•
"non-performing loans," or non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC has been servicing residential mortgage loans since 1990.  As of June 30, 2007, EMC was acting as servicer for approximately 312 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $80.6 billion. From year end 2004 to June 30, 2007 the loan count of EMC’s servicing portfolio grew by approximately 102.3% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 190.3%.

Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure.  As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments.  EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners.  Various financial restructuring alternatives are being offered, including different types of loan modifications.  There have been no other appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2004				As of December 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	19,498	$4,427,820,708	7.96%	15.94%	57,510	$13,625,934,322	12.69%	23.00%
Alt-A Fixed	25,539	4,578,725,473	10.43	16.48	17,680	3,569,563,859	3.90	6.03
PrimeArm	8,311	1,045,610,015	3.39	3.76	7,428	1,010,068,679	1.64	1.71
PrimeFixed	14,560	1,573,271,574	5.95	5.66	15,975	2,140,487,566	3.52	3.61
Seconds	39,486	1,381,961,155	16.13	4.98	155,510	7,164,515,426	34.31	12.10
Subprime	114,436	13,706,363,250	46.74	49.34	142,890	20,373,550,691	31.53	34.40
Other	23,010	1,063,682,459	9.40	3.83	56,216	11,347,144,056	12.40	19.16
Total	244,840	$27,777,434,635	100.00%	100.00%	453,209	$59,231,264,599	100.00%	100.00%

	As of December 31, 2006				As of June 30, 2007
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	52,563	$13,691,917,206	10.87%	19.03%	52,729	$13,832,608,749	10.65%	17.15%
Alt-A Fixed	24,841	5,066,670,855	5.14	7.04	31,561	6,871,224,020	6.37	8.52
Prime Arm	6,374	879,656,182	1.32	1.22	6,260	929,778,835	1.26	1.15
Prime Fixed	14,872	2,152,608,940	3.08	2.99	15,078	2,409,083,088	3.04	2.99
Seconds	169,022	8,428,612,513	34.97	11.71	168,229	8,554,440,442	33.97	10.61
Subprime	132,808	20,106,000,306	27.47	27.94	137,526	22,509,787,024	27.77	27.91
Other	82,918	21,636,703,709	17.15	30.07	83,874	25,542,370,332	16.94	31.67
Total	483,398	$71,962,169,710	100.00%	100.00%	495,257	$80,649,292,489	100.00%	100.00%

MORTGAGE LOAN ORIGINATION

General

Approximately 6.32% of the mortgage loans were originated or acquired by the Sponsor from various sellers and were originated generally in accordance with the underwriting guidelines established by the Sponsor as set forth below.  Approximately 65.48% of the mortgage loans were originated by American Home generally in accordance with the underwriting guidelines established by American Home as set forth below.  Approximately 8.79% of the mortgage loans in the aggregate were originated by Greenpoint Mortgage Funding Inc.  The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans.

EMC

The following describes the underwriting guidelines established by the Sponsor.

EMC Underwriting Guidelines

The following is a description of the underwriting policies customarily employed by EMC with respect to the residential mortgage loans that EMC originated during the period of origination of the mortgage loans.  EMC has represented to the Depositor that the mortgage loans were originated generally in accordance with such policies.

The mortgage loans originated by EMC, or EMC mortgage loans, are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The EMC mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described herein.  Exceptions to the underwriting guidelines are permitted when the seller's performance supports such action and the variance request is approved by credit management.

Such underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present and are managed through a formal exception process.

Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

With respect to purchase money or rate/term refinance loans secured by single family residences the following loan-to-value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal balances of up to $375,000 if the loan is secured by the borrower’s primary residence, up to 95% for EMC mortgage loans secured by one-to-four family, primary residences and single family second homes with original principal balances of up to $650,000, up to 90% for EMC mortgage loans secured by one-to-four family, primary residences, single family second homes with original principal balances of up to $1,000,000 and up to 70% for mortgage loans secured by one-to-four, primary residences and single family second homes with original principal balances of up to $2,000,000, or super jumbos. For cash out refinance loans, the maximum loan-to-value ratio generally is 95% and the maximum “cash out” amount permitted is based in part on the original amount of the related EMC mortgage loan.

With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $500,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the mortgage loan.

Substantially all other EMC mortgage loans included in the mortgage pool with a loan-to-value ratio at origination exceeding 80%, have primary mortgage insurance policies insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required.  No such primary mortgage insurance policy will be required with respect to any such EMC Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value.  All of the insurers that have issued primary mortgage insurance policies with respect to the EMC mortgage loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

Each lender also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. If a primary wage earner cannot be determined because of the documentation type, the lowest middle score of all borrowers is used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for that applicant.

EMC Documentation Types

The mortgage loans have been underwritten under one of the following documentation programs: "Full/Alternative Documentation" (Full/ALT Doc), "Stated Income/Verified Assets" (SIVA), "Limited Documentation", "Lite Documentation", "No Ratio/Verified Assets" (No Ratio), "No Income/No Employment/Verified Assets" (NIVA), "Stated Income/Stated Assets" (SISA), "No Income/No Assets/Verified Employment" (NINA w/employment), and "No Income/No Assets/No Employment" (NINA (No Doc)). All of the programs require that the applicant submit a signed and dated current Fannie Mae Residential Loan Application Form 1003.

Full/Alternative (Full/ALT Doc): The Full/ALT Doc type is based upon current year to date income documentation as well as the previous two year’s income documentation (i.e., W-2 forms for salaried borrowers and tax returns, including schedules, for self-employed borrowers). Salaried borrowers must submit a written verification of employment (VOE) or most recent pay stub(s) covering a 30-day period and indicating year-to-date earnings. Each loan is required to have a verbal VOE within 10 calendar days of funding.  In addition, the borrower must submit a written verification of deposit (VOD) with 2 months' average balance or his/her most recent bank statements covering a 2-month period.  The borrower's employment must be located within 100 miles of his or her residence. In addition, self-employed borrowers must provide a year to date profit-and-loss statement and a signed IRS Form 4506-T (as revised on June 1, 2004). Business funds for such applicant may be used in the provision of the required VOD as long as the business is a sole proprietorship and a CPA letter is provided asserting that (i) 100% of the funds can be withdrawn and (ii) there will be no negative impact on the business as a result of such withdrawal of funds.

Stated Income/Verified Assets (SIVA): Under the SIVA program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on the verified income of the borrower.  Income is stated on the application. However, the income must be reasonable given the employment stated.  The borrower’s assets are verified.  In addition, the applicant must submit a written verification of deposit with 2 months' average balance or his/her most recent bank statements covering a 2-month period.  A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence.  For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

Limited Documentation: The Limited Documentation program is based on the recent twelve (12) months of consecutive personal bank statements (or business bank statements for sole proprietors).  All individuals shown on the bank statement must be borrowers on the loan, and the income must be reasonable given the employment stated. In determining the borrower's eligibility for a loan, monthly income is calculated by averaging deposits of a consistent amount for each month.  Large and unusual deposits are excluded as are deposits transferred from another account or line of credit. Particular attention is paid to borrowers whose income is derived from seasonal employment and recurrences of insufficient and overdraft charges.  Assets must be verified for reserves, closing costs and required down payment, as applicable.  A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

Lite Documentation:  The Lite Documentation type is based on the recent six (6) months of personal bank statements (or business bank statements for sole proprietorships). The borrower's Form 1003 covers a 2-year period. All individuals shown on the bank statement must be borrowers on the loan, and the borrower's income must be reasonable given the employment stated.  In determining the borrower's eligibility for a loan, monthly income is calculated by averaging deposits of a consistent amount for each month. Large and unusual deposits are excluded as are deposits transferred from another account or line of credit. Particular attention is paid to borrowers whose income is derived from seasonal employment and recurrences of insufficient and overdraft charges.  Assets must be verified for reserves, closing costs and required down payment, as applicable.  A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

No Ratio/Verified Assets (No Ratio):  Under the No Ratio program, the borrower’s employment and assets are stated on the Form 1003, but his/her income is not stated. The borrower's assets are verified through a written verification of deposit with 2 months' average balance or his/her most recent bank statements covering a 2-month period.  In addition, a verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

No Income/No Employment/Verified Assets (NIVA): The NIVA program requires that the borrower state his/her assets on the Form 1003, but the borrower's employment or income need not be stated.  The applicant must submit a written verification of deposit with 2 months' average balance or his/her most recent bank statements covering a 2-month period. Any large increases between the average balance and the current balance of the account must be satisfactorily explained.

Stated Income/Stated Assets (SISA): Under the SISA program, the borrower’s employment, income and assets are stated on the Form 1003, but income and assets are not verified. The borrower's income must be reasonable given the employment stated. A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

No Income/No Assets/Verified Employment (NINA w/Employment):  Under the NINA w/employment  program, the borrower states his/her employment on the Form 1003 but not his/her income or assets. A verbal verification of employment is required within 10 calendar days of funding the loan, and the borrower's employment must be located within 100 miles of his or her residence. For self-employed borrowers, a CPA's certification or a copy of a business license is also required.

No Income/No Assets/No Employment (NINA (No Doc)): Under the NINA (No Doc) program, the borrower does not provide his/her employment, income, or assets on the Form 1003.

Each mortgaged property relating to an EMC mortgage loan has been appraised by a qualified independent appraiser who is approved by each lender.  All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Reserves are calculated based on a borrower's qualifying payment. For investment properties, reserves are required for all properties owned and not just the subject property. Gift funds may not be used to satisfy reserve requirements, and reserves must be sourced and seasoned for 60 days. The use of proceeds from a cash-out refinance to satisfy one's reserve requirements is permitted for primary residences and second homes when the combined loan-to-value (CLTV) of such properties is less than or equal to 80%. Such use of proceeds is not permitted for primary residences and second homes when the CLTV of such properties is greater than 80% or for investment properties.

The following table describes the amount that a home buyer must have available to pay for a property's principal, interest, taxes, and insurance (or PITI reserves) under EMC's documentation programs.

Primary and Secondary Homes
Full/Alt, Lite, Limited and SIVA Documentation	Required PITI Reserves
CLTV <= 90% CLTV 90.01 - 95.00% CLTV 95.01 - 100.00%	2 months 3 months 4 months
No Ratio and NIVA Documentation
CLTV <= 90% CLTV 90.01 - 95.00% CLTV 95.01 - 100.00%	3 months 4 months 5 months
SISA Documentation
CLTV <= 90% CLTV 90.01 - 95.00% CLTV 95.01 - 100.00%	4 months 6 months 8 months
Investment Property
Full/Alt, Lite, Limited and SIVA Documentation
All CLTVs	6 months
No Ratio, NIVA and SISA Documentation
All CLTVs	8 months

American Home Mortgage Corporation

The following description of American Home and its underlying guidelines has been included in this prospectus supplement because over 20% of the mortgage loans, by aggregate principal balance as of the cut-off date, were originated by American Home.  Investors should note that such information was previously filed by American Home in connection with a recent securitization transaction, and has not been updated by American Home because American Home filed for bankruptcy on August 6, 2007 under Chapter 11 of the United States Bankruptcy Code.

American Home is a New York corporation that operates as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating fixed rate mortgage loans and adjustable-rate mortgage loans, or ARMs, since such date. American Home currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.  On August 6th, American Home Mortgage Holdings, Inc. together with certain of its subsidiaries, including American Home Mortgage Corporation, the originator hereunder, filed a petition with the United States Bankruptcy Court, District of Delaware under Chapter 11 of the U.S. Bankruptcy Code.

The following table reflects American Home’s originations of short-reset adjustable-rate mortgage loans as of the dates indicated:

Short Reset ARMs	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	21,772	28,179	53,299	9,016
Principal Balance	$5,243,914,215	$9,539,586,012	$20,291,229,888	$3,291,921,408

With respect to the table above, a short reset ARM is any adjustable-rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of three years or less. American Home is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Standards

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines. Investors should note that such information was previously filed by American Home in connection with a recent securitization transaction, and has not been updated by American Home because American Home, together with certain of its affiliates, filed for bankruptcy on August 6, 2007 under Chapter 11 of the United States Bankruptcy Code.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both.

For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion.

These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home’s non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home’s Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, American Home’s underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by American Home’s underwriters. American Home's Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense, on an ongoing basis.

Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.

For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

DESCRIPTION OF THE CERTIFICATES

The Trust will issue the Certificates (other than the Grantor Trust Certificates) pursuant to the Agreement. The Grantor Trust will issue the Grantor Trust Certificates pursuant to the Grantor Trust Agreement. The Certificates consist of the classes of offered certificates reflected on pages S-2 of this prospectus supplement (which we refer to collectively as the Offered Certificates), the Underlying Certificates, Class XP, Class B-IO and Residual Certificates.  The Underlying Certificates, the Class XP, Class B-IO and Residual Certificates are not offered publicly and are collectively referred to herein as the Non-Offered Certificates. The various classes of Class A Certificates and Class X Certificates are also referred to collectively as the Senior Certificates, and the various classes of Class B Certificates are referred to herein as the Subordinate Certificates.

Holders of the Class B-IO Certificates and the Residual Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant.  A holder of a Class B-IO Certificate or a Residual Certificate will not have a right to alter the structure of the transaction.  The initial owner of the Class B-IO Certificates and Residual Certificates is expected to be Bear, Stearns Securities Corp.

General

The certificates issued by the Trust will consist of the Offered Certificates (other than the Grantor Trust Certificates) and the Non-Offered Certificates.  The certificates issued by the Grantor Trust will consist of the Grantor Trust Certificates. Only the Offered Certificates are offered by this prospectus supplement.

The Certificates (other than the Grantor Trust Certificates) represent in the aggregate the entire beneficial ownership interest in a trust consisting of the following:

•
all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure and any revenues received thereon;

•	the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement;

•
the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and EMC, any subsequent mortgage loan purchase agreements and any subsequent transfer instruments relating to the Subsequent Mortgage Loans;

•	the rights of the Depositor with respect to the Corridor Contracts;

•	such assets relating to the mortgage loans as from time to time may be held in the Custodial Account and the Distribution Account;

•	the Pre-Funding Account and the interest coverage account; and

•	any proceeds of the foregoing.

The Grantor Trust Certificates represent the entire beneficial interest in the Grantor Trust consisting of the Underlying Certificates, the Grantor Trust Distribution Account and the Swap Agreement.

The aggregate principal balance of the mortgage loans as of the Cut-off Date, is approximately $1,149,645,356.75, subject to a permitted variance as described in this prospectus supplement under “Additional Information.”

Each class of the Certificates will have the approximate initial Current Principal Amount or notional amount as set forth on pages S-2 hereof and will have the Pass-Through Rate as set forth under “Summary of Prospectus Supplement—Description of the Certificates—Pass Through Rates” and "—Pass Through Rates” in this prospectus supplement.  The Residual Certificates also represent the right to receive additional distributions in respect of the Trust on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The Underlying, Certificates, Class XP, Class B-IO and Residual Certificates are not being offered by this prospectus supplement.

For each distribution date, the Class X Certificates will accrue interest on a notional amount. The Class X-2 Certificates will have a notional amount equal to the aggregate outstanding principal balance of the mortgage loans generally having (i) "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination and (ii) "combo" prepayment charges for a term of three years (which prepayment charges are "hard" for the first 12 months and "soft" for the following 24 months") from origination.  The Class X-1 Certificates will have a notional amount equal to the aggregate outstanding principal balance of the mortgage loans having all other prepayment charges.

The initial notional amount of the Class X-1 Certificates will be approximately $330,204,694, and the initial notional amount of the Class X-2 Certificates will be approximately $625,532,976.

The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC, Clearstream, Luxembourg and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class.  The Offered Certificates will be issued as global securities.  See Annex II to this prospectus supplement and “Description of the Securities” in the prospectus.

The Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement.

The Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See“—Restrictions on Transfer of the Residual Certificates” and“ERISA Considerations” in this prospectus supplement. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under “Federal Income Tax Consequences—REMICS—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” and“—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Trustee or the Grantor Trustee, as applicable, to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date.  Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Trustee or the Grantor Trustee, as applicable, at least five Business Days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the certificate at the corporate trust office of the Trustee and Grantor Trustee, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, Structured Asset Mortgage Investments II Trust 2007-AR4, or any other location specified in the notice to certificateholders of the final distribution.

The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See “Risk Factors—The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value” in this prospectus supplement.

Book-Entry Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee or the Grantor Trustee, as applicable, through DTC and DTC participants.  The Trustee or the Grantor Trustee, as applicable, will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be recognized by (i) the Trustee as certificateholders, as such term is used in the Agreement and (ii) the Grantor Trustee as the holder of the Grantor Trust Certificates, as such term is used in the Grantor Trust Agreement, and Certificate Owners will be permitted to exercise the rights of the holders of the certificates (other than the Grantor Trust Certificates) or the Grantor Trust Certificates, as applicable, only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee or the Grantor Trustee, as applicable, to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights authorize divergent action.

The Depositor, the Servicer, the Trustee and the Grantor Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee or the Grantor Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement or the Grantor Trust Agreement, as applicable, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement or the Grantor Trust Agreement, as applicable, receive a definitive certificate evidencing such Certificate Owner’s fractional undivided interest in the related class of Certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Trustee or the Grantor Trustee, as applicable, is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee or the Grantor Trustee, as applicable, will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of such definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

 (I)           On each distribution date, the Trustee will withdraw the available funds from the Distribution Account for such distribution date and apply such amounts as follows:

First, from Interest Funds, to pay any accrued and unpaid interest on the Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates  in the following order of priority:

(1) to each class of Class A Certificates and Class X Certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the Current Interest and Interest Carry Forward Amount due to each such class;

(2) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, sequentially, in that order, the Current Interest for each such class of certificates;

(3) any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) and (B) below; and

(4) any remaining Excess Spread will be the Remaining Excess Spread and will be applied, together with the Overcollateralization Release Amount, as Excess Cashflow pursuant to clauses Third through Seventeenth below.

As described in the definition of “Current Interest,” the Current Interest on each class of  Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates is subject to reduction in the event of specified interest shortfalls and, and, other than with respect to the Grantor Trust Certificates to the extent the Swap Agreement has not been terminated, shortfalls resulting from Net Deferred Interest on the mortgage loans allocated to such class of  Offered Certificates or Underlying Certificates, as applicable, and the interest portion of Realized Losses on the mortgage loans allocated to such class of Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates).

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO and the Residual Certificates, and thereafter, to the Current Interest payable to the Class A Certificates and Class X Certificates (in each case, with respect to shortfalls resulting from the mortgage loans) and Class B Certificates, pro rata, based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the Class A, Class X and Class B Certificates will not be entitled to reimbursement for any such interest shortfalls.

Second, to pay as principal on the Class A Certificates and Class B Certificates, in the following order of priority:

(A)
On each distribution date (i) prior to the related Stepdown Date or (ii) on which a Trigger Event is in effect, the Principal Distribution Amount for such distribution date will be distributed as follows:

1.      to each class of Class A Certificates, until the Current Principal Amount of each such class is reduced to zero, as follows:  concurrently and on a pro rata basis (x) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, in that order, until the Current Principal Amount of each such class is reduced to zero and (y) to the Class A-4A, the underlying Class A-4B, the Class A-5, Class A-6 and the Class A-7 Certificates, pro rata, until the Current Principal Amount of each such class is reduced to zero;

2.      to the Class B-1 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

3.      to the Class B-2 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

4.      to the Class B-3 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

5.      to the Class B-4 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

6.      to the Class B-5 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

7.      to the Class B-6 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

8.      to the Class B-7 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

9.      to the Class B-8 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero; and

10.           to the Class B-9 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero.

(B)
On each distribution date on or after the related Stepdown Date, so long as a Trigger Event is not in effect, the Principal Distribution Amount for such distribution date will be distributed as follows:

1.      to the Class A Certificates, from the Principal Distribution Amount, an amount equal to the Class A Principal Distribution Amount will be distributed to each class of Class A Certificates until the Current Principal Amount of each such class is reduced to zero, as follows:  concurrently and on a pro rata basis (x) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, in that order, until the Current Principal Amount of each such class is reduced to zero and (y) to the Class A-4A, the underlying Class A-4B, the Class A-5, Class A-6 and the Class A-7 Certificates, pro rata, until the Current Principal Amount of each such class is reduced to zero;

2.      to the Class B-1 Certificates, from any remaining Principal Distribution Amount, the Class B-1 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

3.      to the Class B-2 Certificates, from any remaining Principal Distribution Amount, the Class B-2 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

4.      to the Class B-3 Certificates, from any remaining Principal Distribution Amount, the Class B-3 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

5.      to the Class B-4 Certificates, from any remaining Principal Distribution Amount, the Class B-4 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

6.      to the Class B-5 Certificates, from any remaining Principal Distribution Amount, the Class B-5 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

7.      to the Class B-6 Certificates, from any remaining Principal Distribution Amount, the Class B-6 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

8.      to the Class B-7 Certificates, from any remaining Principal Distribution Amount, the Class B-7 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

9.      to the Class B-8 Certificates, from any remaining Principal Distribution Amount, the Class B-8 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero; and

10.           to the Class B-9 Certificates, from any remaining Principal Distribution Amount, the Class B-9 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero.

Third, from any Excess Cashflow, to the Class A Certificates, pro rata in accordance with the respective amounts owed to each such class an amount equal to (a) any remaining Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Fourth, from any remaining Excess Cashflow, to the Class B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Fifth, from any remaining Excess Cashflow, to the Class B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Sixth, from any remaining Excess Cashflow, to the Class B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Seventh, from any remaining Excess Cashflow, to the Class B-4 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Eighth, from any remaining Excess Cashflow, to the Class B-5 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Ninth, from any remaining Excess Cashflow, to the Class B-6 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Tenth, from any remaining Excess Cashflow, to the Class B-7 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Eleventh, from any remaining Excess Cashflow, to the Class B-8 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Twelfth, from any remaining Excess Cashflow, to the Class B-9 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

Thirteenth, from amounts in the Adjustable Rate Supplemental Fund (only with respect to the initial distribution date as described herein) and from any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry-forward Amount for each such class for such distribution date, pro rata, based on the Basis Risk Shortfall Carry-forward Amount owed to each such class;

Fourteenth, from amounts in the Adjustable Rate Supplemental Fund (only with respect to the initial distribution date as described herein) and from any remaining Excess Cashflow, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, sequentially, in that order, any Basis Risk Shortfall Carry-forward Amount, in each case for such class for such distribution date;

Fifteenth,  if the Adjustable Rate Supplemental Fund has not been terminated, to the Adjustable Rate Supplemental Fund, the lesser of (A) any remaining Excess Cashflow and (B) the amount which, when added to amounts on deposit in the Adjustable Rate Supplemental Fund, would equal approximately $25,000;

Sixteenth, from any remaining Excess Cashflow, to the Class B-IO certificates an amount specified in the Agreement; and

Seventeenth, any remaining amounts to the Residual Certificates.

(II)           On each distribution date, the Grantor Trust Available Funds relating to the Underlying Certificates and the Swap Counterparty Payment (if any) will be distributed by the Grantor Trustee as follows:

First, to the Swap Counterparty, the Swap Counterparty Payment (if any) and certain termination payments (as set forth in the Swap Agreement), if applicable, for such distribution date (other than where the Swap Counterparty is the sole defaulting or the sole affected party);

Second, to the extent of remaining related Grantor Trust Available Funds, to the Grantor Trust Certificates, the Current Interest on such class for such distribution date;

Third, to the extent of remaining related Grantor Trust Available Funds, to the Grantor Trust Certificates, any principal distributions received from the Underlying Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero; and

Fourth, to the extent of remaining related Grantor Trust Available Funds to the Swap Counterparty, any termination payments (as set forth in the Swap Agreement) where the Swap Counterparty is the sole defaulting or sole affected party.

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Offered Certificates.  All amounts generally representing (i) the "hard" prepayment charges on the mortgage loans with a three-year (or in limited cases, 30-month) prepayment charge term and (ii) the "combo" prepayment charges on the mortgage loans with a three-year prepayment charge term (which prepayment charges are "hard" for the first 12 months and "soft" for the following 24 months) will be distributed to the Class XP-2 Certificates.  All amounts representing all other prepayment charges on the mortgage loans will be distributed to the Class XP-1 Certificates.

When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall.  Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part that are distributed to the certificateholders in the calendar month following the month in which the prepayment was made are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the applicable distribution date.  The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

The Swap Agreement

On the Closing Date, the Underlying Certificates, together with the Swap Agreement, will be deposited into the Grantor Trust.  The Grantor Trust Certificates will be entitled to payments from the Swap Agreement.  With respect to any distribution date on or prior to the Swap Termination Date, the Swap Agreement will provide for the payment to the Grantor Trust of the Swap Payment (if and to the extent applicable).  Conversely, with respect to any distribution date on or prior to the Swap Termination Date, the Grantor Trust will pay to the Swap Counterparty the Swap Counterparty Payment (if and to the extent applicable) in accordance with priorities First and Fourth of paragraph (II) under “—Distributions on the Certificates” with respect to the Underlying Certificates. In the event of a Swap Default under the Swap Agreement, either (i) an amount may become immediately due and payable to the Swap Counterparty, which shall be paid by the Grantor Trust to the Swap Counterparty from amounts otherwise payable by the Grantor Trust to the related Grantor Trust Certificates or (ii) an amount may become immediately due and payable to the Grantor Trust on behalf of such Grantor Trust Certificates by the Swap Counterparty.  To the extent the Swap Agreement is terminated due to such Swap Default, the related Grantor Trust Certificates will be subject to the allocation of Net Deferred Interest as described herein. The Swap Agreement will be terminated following the earlier to occur of (i) the distribution date following the date on which the Current Principal Amount of the Underlying Certificates is reduced to zero or (ii) September 2047.

The Swap Counterparty

Bear Stearns Capital Markets Inc., or the Swap Counterparty, is incorporated in the State of Delaware. The Swap Counterparty is engaged in fixed income derivatives transactions and hedges associated therewith.  The Swap Counterparty is a subsidiary of The Bear Stearns Companies Inc., or BSC.  The Swap Counterparty’s obligations under the Swap Agreement will be guaranteed by BSC.  The Swap Counterparty and BSC are affiliates of the Underwriter, EMC, the Corridor Counterparty, the Depositor and the Issuing Entities.

The most recent Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of BSC are on file with and available from the Securities and Exchange Commission. Copies of these documents will be provided upon request and without charge to each person, including any certificate holder, who receives a copy of this Prospectus Supplement.  Written requests may be addressed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Head of Interest Rate Derivatives.

The Depositor has determined that the significance percentage of payments under the Swap Agreement, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

Principal Distributions on the Grantor Trust Certificates

Distributions in reduction of the Current Principal Amount of the Grantor Trust Certificates will be made on each distribution date pursuant to priority Third of paragraph (II) under “—Distributions on the Certificates” with respect to the Grantor Trust Certificates.  In accordance with the applicable Third priority, the Grantor Trust Available Funds remaining after the distribution to the Swap Counterparty of any Swap Counterparty Payment for such distribution date and the distribution of interest on the Grantor Trust Certificates will be allocated on such distribution date to the Grantor Trust Certificates.

Monthly Advances

If the minimum payment of principal or interest on a mortgage loan which was due on a related Due Date (not including any balloon payments required to be made under a balloon mortgage loan) is delinquent other than for certain reasons as set forth in the Agreement, for example as a result of application of the Relief Act or similar state law, the Servicer will be required to deposit in to the Custodial Account on the date specified in the Agreement an amount equal to such delinquency, net of the Servicing Fee, except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicer or subservicer, if applicable, through final disposition or liquidation of the related mortgaged property.  Any failure of the Servicer to make such advances would constitute an Event of Default under the Agreement, in which case the Trustee, as successor servicer, will be required to make such advance in accordance with the Agreement.  If the Servicer is terminated, the Trustee acting as successor servicer or an appointed successor servicer will be obligated to advance such amounts to the Custodial Account to the extent provided in the Agreement. If the Trustee acting as successor servicer is required to make an advance, and fails to make such advance, such failure would constitute an Event of Default under the Agreement.  See “The Agreements—Events of Default and Rights Upon Event of Default” in the prospectus.

All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Servicer or a subservicer to be nonrecoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries may be reimbursed to such party out of any funds in the Custodial Account prior to the distributions on the Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates).   The right of the Servicer to such reimbursements under the Agreement are limited to (i) amounts received on a mortgage loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan with respect to which such Monthly Advance was made and (ii) to the extent of Amounts Held for Future Distribution; provided, that any such Amounts Held for Future Distribution so applied to reimburse the Servicer will be replaced by the Servicer by deposit in the Distribution Account no later than the close of business on the Distribution Account Deposit Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to the Agreement.

Allocation of Realized Losses; Subordination

General

Subordination provides the holders of the Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans.  In general, this loss protection is accomplished by allocating any Realized Losses in excess of available Excess Spread and any current overcollateralization (if any) among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Current Principal Amount of that subordinate class has been reduced to zero.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for Monthly Advances, the Servicing Fee, servicing advances and certain other amounts specified in the Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.  In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt.  The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any class of Certificates.  Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds that would otherwise be available for distribution on a distribution date.  As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the Senior Certificates, any Debt Service Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Current Principal Amount thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Current Principal Amount prior to giving effect to distributions to be made on such distribution date.

The interest portion of Realized Losses will be allocated among the outstanding related classes of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) to the extent described under “Distributions on the Certificates—Interest” above.

In the event that the Servicer or any subservicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement.  Additionally, the Current Principal Amount of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries.  Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses

The Applied Realized Loss Amount for the mortgage loans will be allocated first to the Class B-9, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, sequentially in that order, in each case until the Current Principal Amount of each such class has been reduced to zero.  Thereafter, the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date to the Class A-7 Certificates and the Class A-6 Certificates, sequentially in that order, until the Current Principal Amount of each such class has been reduced to zero.  Thereafter, the principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date concurrently (a) to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis and (b) (i) to the Class A-5 Certificates and (ii) the Class A-4A Certificates and Underlying Class A-4B Certificates on a pro rata basis, sequentially in that order, until the Current Principal Amount of each such class has been reduced to zero.  Realized Losses allocated to the Underlying Certificates will be allocated to the Grantor Trust Certificates. Realized Losses will not be allocated to the Class X Certificates.

No reduction of the Current Principal Amount of any class will be made on any distribution date on account of Realized Losses to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the mortgage loans as of the first day of the month of such distribution date. The limitation described in this paragraph is referred to herein as the Loss Allocation Limitation.

Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amount, the aggregate Current Principal Amount of the Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for such distribution date, the Current Principal Amounts of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the related Class B Certificates with the highest numerical designation) by an amount equal to such excess.  Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates

The pass-through rate per annum for the Offered Certificates (other than the Class A-2, Class A-3, Class X and Class B Certificates) and the Underlying Certificates will be equal to the lesser of:

1.
the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under “—Calculation of One-Month LIBOR”, plus the related Margin; and

2.	the Net Rate Cap.

The pass-through rate per annum for the Class A-2, Class A-3 and Class B Certificates will be equal to the least of:

1.	LIBOR plus the related Margin;

2.	11.50% per annum; and

3.	the Net Rate Cap.

The pass-through rate for the Class X-1 Certificates will be a fixed rate equal to 0.080% per annum, and the pass-through rate for the Class X-2 Certificates will be a fixed rate equal to 0.500% per annum.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Offered Certificates, which date we refer to as an interest determination date, the Trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Reuters Screen LIBOR01 Page (or such other page as may replace such Reuters Screen LIBOR01 for the purpose of displaying comparable rates), as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all classes of Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all classes of Offered Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.	with an established place of business in London;

2.	which have been designated as such by the Trustee; and

3.	which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

The establishment of one-month LIBOR on each interest determination date by the Trustee and the Trustee's calculation of the Pass-Through Rates applicable to the Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Optional Purchase of Defaulted Loans

With respect to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right, but not the obligation,  to purchase such mortgage loan from the trust at a price equal to the Repurchase Price; provided, however (i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the mortgage loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

In addition, the Sponsor will have the right, but not the obligation, to purchase any mortgage loan from the Trust for which (i) the initial scheduled payment due to the Sponsor or (ii) the initial scheduled payment due to the Trust after the Closing Date becomes 30 or more days delinquent; provided however, such optional purchase shall be exercised no later than the 270th day after such mortgage loan is subject to such optional repurchase.  Such purchase shall be made at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

These optional purchase rights described above may be assigned by the Sponsor to a third party, including a holder of a class of Certificates. Investors should note that the removal of any such mortgage loan from the Trust may affect the loss and delinquency tests which determine the level of the Overcollateralization Target Amount, which may adversely affect the market value of the Certificates.

Restrictions on Transfer of the Grantor Trust Certificates and the Residual Certificates

The Grantor Trust Certificates and the Underlying Certificates will be subject to additional restrictions as described under “Federal Income Tax Consequences—The Grantor Trust and Grantor Trust Certificates” and "ERISA Considerations" in this prospectus supplement.  The Residual Certificates will be subject to additional restrictions described under “Federal Income Tax Consequences—Special Tax Considerations Applicable to Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICS—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

THE CORRIDOR CONTRACTS

The Trustee, on behalf of the Trust, will enter into one or more corridor contracts, or Corridor Contracts, with Bear Stearns Financial Products Inc. that provide for payments to the Trustee for the benefit of the holders of the related Certificates.  The Corridor Contracts are intended to provide partial protection to the Class A-5 Certificates and the Class A-6 Certificates in the event that the applicable Pass-Through Rate for such classes of Certificates is limited by the Net Rate Cap and to cover certain interest shortfalls.  No other class of Certificates will be entitled to the benefits of the Corridor Contracts.

The Corridor Counterparty is Bear Stearns Financial Products Inc., a Delaware corporation (“BSFP”).  BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc.  BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider.  As of the date of this prospectus supplement, BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.  BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP.  Requests for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179.  BSFP is an affiliate of Bear, Stearns & Co. Inc., EMC, the Swap Counterparty, the Depositor and the Issuing Entities.

The information contained in the preceding paragraph has been provided by the Corridor Counterparty for use in this prospectus supplement.  The Corridor Counterparty has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

On or prior to each distribution date through and including the distribution date set forth in the applicable Corridor Contract, payments under the applicable Corridor Contract will be made to the Trustee, under an account established and maintained by the Trustee, for the benefit of the holders of the related Certificates. The payment to be made by the Corridor Counterparty under each Corridor Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess, if any, of (i) the lesser of (a) One-Month LIBOR and (b) the ceiling rate set forth in Annex I over (ii) the strike rate set forth in Annex I.  The notional balance will be equal to the lesser of (i) the Current Principal Amount of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in Annex I.

On each distribution date, amounts received under each Corridor Contract with respect to the Class A-5 Certificates and the Class A-6 Certificates will be allocated in the following order of priority:

First, to the holders of the related class of Certificates, the payment of any Basis Risk Shortfall Carry-forward Amount for such class, to the extent not covered by the related Excess Cashflow on such distribution date;

Second, from any remaining amounts, to the holders of the related class of Certificates, the payment of any Current Interest and Interest Carry Forward Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

Third, Reserved; and

Fourth, to the Class B-IO Certificateholders, any remaining amounts.

The Corridor Contracts terminate after the distribution date occurring in April 2010 and December 2015 with respect to the Class A-5 Certificates and the Class A-6 Certificates, respectively.

The Depositor has determined that the significance percentage of payments under the Corridor Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity and weighted average life of each class of Offered Certificates (with respect to the Grantor Trust  Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates will be affected by the amount and timing of principal payments on the mortgage loans, the allocation of available funds to such class of Certificates, the applicable Pass-Through Rate for such class of Certificates, the purchase price paid for such Certificates and the amount of Excess Spread. In addition, the yields on the Certificates will be adversely affected by Realized Losses and interest shortfalls on the mortgage loans. The interaction of the foregoing factors may have different effects on the various classes of Certificates, and may have varying effects with respect to any one class of Certificates during the life of such class. No representation is made as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of Realized Losses or interest shortfalls or as to the anticipated yield to maturity of any class of Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the Certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading “Legal Investment” herein and under the headings “Yield Considerations,” “Maturity and Prepayment Considerations” and “Legal Investment Matters” in the prospectus.

The mortgage interest rates on the mortgage loans will adjust monthly after the expiration of the applicable initial fixed-rate period, and may vary significantly over time.  When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be calculated for each monthly accrual period based on the index as of a specified date.  The index may not rise and fall consistently with mortgage interest rates.  As a result, the mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, each mortgage loan is subject to a maximum interest rate.

Monthly payments on the mortgage loans generally will adjust annually.  As a result, an increase or decrease in the index will cause the amortization of the mortgage loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the Certificates. In the event that an increase in the index causes the interest due on a mortgage loan for a given month to exceed the current minimum monthly payment for that month, the shortfall in interest will be added to the outstanding principal balance of that mortgage loan as Deferred Interest.  In addition, because the initial minimum monthly payment is set based on the initial fixed rate rather than the sum of the Margin and then-current Index, the minimum monthly payment could be less than the interest due on that mortgage loan during at least the first year of a mortgage loan. If a mortgagor only pays the minimum monthly payment due, there will likely be negative amortization on the mortgage loan until such time that the minimum monthly payment will be reset to a fully amortizing amount.

Prepayment Considerations

The rate of principal payments on each class of Offered Certificates (other than the Class X Certificates, and with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates, the aggregate amount of distributions on each such class of Certificates and the yield to maturity of each such class of Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of such mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required).  The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “Description of the Mortgage Loans” in this prospectus supplement, with respect to approximately 77.38% of the mortgage loans, a prepayment may subject the related mortgagor to a prepayment charge. Prepayment charges may be restricted under some state laws as described under “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus. Prepayment charges may be restricted under some state laws as described under “Legal Aspects of Mortgage Loans” in the prospectus. All amounts generally representing "hard" prepayment charges received on the mortgage loans with a three-year (or limited cases, 30-month) prepayment charge term will be paid to the holders of the Class XP-2 Certificates, and all other prepayment charges received on the mortgage loans will be paid to the holders of the Class XP-2 Certificates.  Approximately 20.10% of the mortgage loans are assumable.  The remainder of the mortgage loans are subject to customary due-on-sale provisions.

Because the interest rate on each mortgage loan adjusts monthly (after any initial fixed period) and the minimum monthly payment adjusts annually, the portion of the monthly payment that will be applied to reduce the principal balance of the mortgage loan may vary.

The negative amortization feature of the mortgage loans may affect the yield on the Certificates.  As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of Deferred Interest as described in this prospectus supplement under “Description of the Certificates—Distributions on the Certifcates.”  During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans.  The rate of Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the certificates because scheduled and unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.  Under the Swap Agreement, the Swap Counterparty is required to make payments that will provide an additional amount of interest on the Grantor Trust Certificates so that any Net Deferred Interest allocated to the Underlying Certificates will not be allocated to the Grantor Trust Certificates. To the extent the Swap Agreement is terminated and no replacement Swap agreement is entered into, Net Deferred Interest allocated to the Underlying Certificates will be allocated to the Grantor Trust Certificates.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans.  See “Maturity and Prepayment Considerations” in the prospectus.  Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments.  The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans.  Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and“Maturity and Prepayment Considerations” in the prospectus.

Excess Spread.  The weighted average life and yield to maturity of each class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Current Principal Amounts of the Certificates.  The level of Excess Spread available on any distribution date to be applied in reduction of the Current Principal Amounts of the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates and will be influenced by, among other factors:

•
the overcollateralization level of the assets in the related mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the aggregate Current Principal Amount of the Certificates;

•	the delinquency and default experience of the mortgage loans;

•	the level of One-Month LIBOR and One-Year MTA; and

•
the provisions of the Agreement that permit principal collections to be distributed to the related Class B-IO Certificates and the Residual Certificates, in each case as provided in the Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Current Principal Amount of a class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) or the Underlying Certificates, the weighted average life thereof can be expected to shorten.  No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

The yields to maturity of the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates and in particular, the Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) or the Underlying Certificates, that class will thereafter accrue interest on a reduced Current Principal Amount. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Interest Shortfalls and Realized Losses

When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the Servicing Fee on the mortgage loans serviced by it for the related Due Period.  The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest Payments or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates).  Any resulting shortfalls will be allocated among the Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) as provided in this prospectus supplement under “Yield and Prepayment Considerations—Interest Shortfalls and Realized Losses.”

The yields to maturity and the aggregate amount of distributions on the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses.  The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates could significantly affect the yield to an investor in such Certificates.  In addition, Realized Losses on the mortgage loans may affect the market value of the Certificates, even if these losses are not allocated to such Certificates.

If the Current Principal Amount of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates.  If the Current Principal Amounts of all classes of Subordinate Certificates have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

As described under “Description of the Certificates—Allocation of Realized Losses; Subordination” in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of Subordinate Certificates with a higher priority against interruptions in distributions.  Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate Certificates.

Pass-Through Rates

The yields to maturity on the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates will be sensitive to the adjustable mortgage rates on the mortgage loans.  As a result, these pass-through rates will be sensitive to the index on the mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Assumed Final Distribution Date

The assumed final distribution date for distributions on the Offered Certificates and the Underlying Certificates is September 2047.  Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier and could be substantially earlier, than the assumed final distribution date.  Furthermore, the actual final distribution date with respect to each class of Offered Certificates could occur significantly earlier than the assumed final distribution date because Excess Spread to the extent available will be applied as an accelerated payment of principal on the Offered Certificates to the extent described in this prospectus supplement.  In addition, the Depositor or its designee may, at its option, repurchase all the mortgage loans from the Trust and thereby effect the termination of the Trust (and indirectly, the Grantor Trust), and early retirement of the Certificates, on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the sum of (i) the Cut-off Date Stated Principal Balance of the mortgage loans (including Subsequent Mortgage Loans to be added to the Trust) and (ii) the Pre-Funded Amount as of the Closing Date.  See “The Pooling and Servicing Agreement and the Grantor Trust Agreement—Termination” herein and “The Agreements—Termination; Retirement of Securities” in the prospectus.

Weighted Average Life

The weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Current Principal Amount of such Certificate by the number of years from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the net reductions in the Current Principal Amount of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Certificates were structured assuming, among other things, a 25% CPR on the Certificates.  The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables set forth in Schedule B relating to the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates and Underlying Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and Underlying Certificates. The table is based on the following modeling assumptions:

(1)           the mortgage pool consists of 1,212 mortgage loans with the characteristics set forth in Schedule B to this prospectus supplement;

(2)           the mortgage loans prepay at the specified percentages of the CPR;

(3)           no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans;

(4)           scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in September 2007 and are computed prior to giving effect to prepayments received on the last day of the prior month;

(5)           prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied;

(6)           there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest Payments and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in August 2007;

(7)           Scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

(8)           the levels of One-Month LIBOR and One-Year MTA remain constant at 5.565% and 4.985%, respectively;

(9)           the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

(10)         Scheduled Monthly Payments of principal and interest on the mortgage loans will be adjusted in the payment adjustment date set forth in the following table, subject to periodic payment caps of 7.50%, negative amortization limits of 110%, 115%, 120% or 125%, as applicable, rate change frequencies of 1 month (after expiration of the initial interest periods) and payment change frequencies of twelve months;

(11)         the initial principal amounts and notional amounts of the Certificates are as set forth on pages S-2 in this prospectus supplement and under “Summary of Prospectus Supplement -- Description of the Certificates”;

(12)         distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in September 2007;

(13)         the Offered Certificates are purchased on the Closing Date;

(14)         neither the Depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption “The Pooling and Servicing Agreement and the Grantor Trust Agreement—Termination”;

(15)         no deposits are made to the Adjustable Rate Supplemental Fund; and

(16)         scheduled payments on Subsequent Mortgage Loans are received beginning in September 2007.

For additional information regarding the mortgage loan assumptions see Schedule B to prospectus supplement.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the tables below. Further, Subsequent Mortgage Loans will be conveyed to the Trust during the Pre-Funding Period, which will increase the aggregate principal balance of the Mortgage Loans and otherwise affect the characteristics of the Mortgage Loans that may be reflected in the structuring assumptions.  The Subsequent Mortgage Loans will have the characteristics with respect thereto set forth in “Description of the Mortgage Loans—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.”   Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates and sets forth the percentage of the initial principal balances of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the Trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.
Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class A-1 Certificates					Class A-2 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	99	63	26	0	0	100	100	100	53	0
August 2009	97	29	0	0	0	100	100	47	0	0
August 2010	89	0	0	0	0	100	90	0	0	0
August 2011	72	0	0	0	0	100	30	0	0	0
August 2012	54	0	0	0	0	100	0	0	0	0
August 2013	37	0	0	0	0	100	0	0	0	0
August 2014	20	0	0	0	0	100	0	0	0	0
August 2015	4	0	0	0	0	100	0	0	0	0
August 2016	0	0	0	0	0	82	0	0	0	0
August 2017	0	0	0	0	0	57	0	0	0	0
August 2018	0	0	0	0	0	34	0	0	0	0
August 2019	0	0	0	0	0	12	0	0	0	0
August 2020	0	0	0	0	0	0	0	0	0	0
August 2021	0	0	0	0	0	0	0	0	0	0
August 2022	0	0	0	0	0	0	0	0	0	0
August 2023	0	0	0	0	0	0	0	0	0	0
August 2024	0	0	0	0	0	0	0	0	0	0
August 2025	0	0	0	0	0	0	0	0	0	0
August 2026	0	0	0	0	0	0	0	0	0	0
August 2027	0	0	0	0	0	0	0	0	0	0
August 2028	0	0	0	0	0	0	0	0	0	0
August 2029	0	0	0	0	0	0	0	0	0	0
August 2030	0	0	0	0	0	0	0	0	0	0
August 2031	0	0	0	0	0	0	0	0	0	0
August 2032	0	0	0	0	0	0	0	0	0	0
August 2033	0	0	0	0	0	0	0	0	0	0
August 2034	0	0	0	0	0	0	0	0	0	0
August 2035	0	0	0	0	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0
August 2038	0	0	0	0	0	0	0	0	0	0
August 2039	0	0	0	0	0	0	0	0	0	0
August 2040	0	0	0	0	0	0	0	0	0	0
August 2041	0	0	0	0	0	0	0	0	0	0
August 2042	0	0	0	0	0	0	0	0	0	0
August 2043	0	0	0	0	0	0	0	0	0	0
August 2044	0	0	0	0	0	0	0	0	0	0
August 2045	0	0	0	0	0	0	0	0	0	0
August 2046	0	0	0	0	0	0	0	0	0	0
August 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	5.25	1.42	0.70	0.38	0.24	10.38	3.69	2.00	1.05	0.66

      ___________________
(**)    The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class A-3 Certificates					Class A-4A, Underlying Class A-4B and Grantor Trust A-4B Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	100	100	100	100	85	100	88	76	59	42
August 2009	100	100	100	68	28	99	77	58	33	14
August 2010	100	100	86	33	1	96	66	42	16	1
August 2011	100	100	61	25	1	91	54	30	12	1
August 2012	100	91	46	15	1	85	44	22	7	1
August 2013	100	73	34	9	1	80	36	17	4	*
August 2014	100	65	27	6	0	74	31	13	3	0
August 2015	100	54	20	3	0	69	26	10	1	0
August 2016	100	46	15	1	0	64	22	7	1	0
August 2017	100	38	11	*	0	60	19	5	*	0
August 2018	100	32	8	0	0	55	16	4	0	0
August 2019	100	27	6	0	0	51	13	3	0	0
August 2020	96	22	4	0	0	47	11	2	0	0
August 2021	89	19	3	0	0	43	9	1	0	0
August 2022	83	16	2	0	0	40	8	1	0	0
August 2023	77	13	1	0	0	37	6	1	0	0
August 2024	71	11	*	0	0	35	5	*	0	0
August 2025	66	9	*	0	0	32	4	*	0	0
August 2026	60	7	0	0	0	29	4	0	0	0
August 2027	55	6	0	0	0	27	3	0	0	0
August 2028	50	5	0	0	0	25	2	0	0	0
August 2029	46	4	0	0	0	22	2	0	0	0
August 2030	41	3	0	0	0	20	1	0	0	0
August 2031	37	2	0	0	0	18	1	0	0	0
August 2032	32	1	0	0	0	16	1	0	0	0
August 2033	28	1	0	0	0	14	*	0	0	0
August 2034	24	*	0	0	0	12	*	0	0	0
August 2035	20	0	0	0	0	10	0	0	0	0
August 2036	16	0	0	0	0	8	0	0	0	0
August 2037	13	0	0	0	0	6	0	0	0	0
August 2038	12	0	0	0	0	6	0	0	0	0
August 2039	10	0	0	0	0	5	0	0	0	0
August 2040	9	0	0	0	0	4	0	0	0	0
August 2041	7	0	0	0	0	4	0	0	0	0
August 2042	6	0	0	0	0	3	0	0	0	0
August 2043	5	0	0	0	0	2	0	0	0	0
August 2044	3	0	0	0	0	2	0	0	0	0
August 2045	2	0	0	0	0	1	0	0	0	0
August 2046	*	0	0	0	0	*	0	0	0	0
August 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	22.12	9.99	5.79	3.18	1.72	14.46	6.04	3.43	1.87	1.04

___________________

(*)     Indicates a number that is greater than zero but less than 0.5%.

(**)   The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class A-5 Certificates					Class A-6 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	100	88	76	59	42	100	88	76	59	42
August 2009	99	77	58	33	14	99	77	58	33	14
August 2010	96	66	42	16	1	96	66	42	16	1
August 2011	91	54	30	12	1	91	54	30	12	1
August 2012	85	44	22	7	1	85	44	22	7	1
August 2013	80	36	17	4	*	80	36	17	4	*
August 2014	74	31	13	3	0	74	31	13	3	0
August 2015	69	26	10	1	0	69	26	10	1	0
August 2016	64	22	7	1	0	64	22	7	1	0
August 2017	60	19	5	*	0	60	19	5	*	0
August 2018	55	16	4	0	0	55	16	4	0	0
August 2019	51	13	3	0	0	51	13	3	0	0
August 2020	47	11	2	0	0	47	11	2	0	0
August 2021	43	9	1	0	0	43	9	1	0	0
August 2022	40	8	1	0	0	40	8	1	0	0
August 2023	37	6	1	0	0	37	6	1	0	0
August 2024	35	5	*	0	0	35	5	*	0	0
August 2025	32	4	*	0	0	32	4	*	0	0
August 2026	29	4	0	0	0	29	4	0	0	0
August 2027	27	3	0	0	0	27	3	0	0	0
August 2028	25	2	0	0	0	25	2	0	0	0
August 2029	22	2	0	0	0	22	2	0	0	0
August 2030	20	1	0	0	0	20	1	0	0	0
August 2031	18	1	0	0	0	18	1	0	0	0
August 2032	16	1	0	0	0	16	1	0	0	0
August 2033	14	*	0	0	0	14	*	0	0	0
August 2034	12	*	0	0	0	12	*	0	0	0
August 2035	10	0	0	0	0	10	0	0	0	0
August 2036	8	0	0	0	0	8	0	0	0	0
August 2037	6	0	0	0	0	6	0	0	0	0
August 2038	6	0	0	0	0	6	0	0	0	0
August 2039	5	0	0	0	0	5	0	0	0	0
August 2040	4	0	0	0	0	4	0	0	0	0
August 2041	4	0	0	0	0	4	0	0	0	0
August 2042	3	0	0	0	0	3	0	0	0	0
August 2043	2	0	0	0	0	2	0	0	0	0
August 2044	2	0	0	0	0	2	0	0	0	0
August 2045	1	0	0	0	0	1	0	0	0	0
August 2046	*	0	0	0	0	*	0	0	0	0
August 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	14.46	6.04	3.43	1.87	1.04	14.46	6.04	3.43	1.87	1.04

_____________________

(*)    Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class A-7 Certificates					Class B-1 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	100	88	76	59	42	100	100	100	100	100
August 2009	99	77	58	33	14	100	100	100	100	100
August 2010	96	66	42	16	1	100	100	100	100	100
August 2011	91	54	30	12	1	100	100	89	37	100
August 2012	85	44	22	7	1	100	100	67	22	64
August 2013	80	36	17	4	*	100	100	49	13	0
August 2014	74	31	13	3	0	100	71	29	6	0
August 2015	69	26	10	1	0	100	59	22	0	0
August 2016	64	22	7	1	0	100	50	16	0	0
August 2017	60	19	5	*	0	100	42	12	0	0
August 2018	55	16	4	0	0	100	35	9	0	0
August 2019	51	13	3	0	0	100	29	7	0	0
August 2020	47	11	2	0	0	100	25	0	0	0
August 2021	43	9	1	0	0	97	21	0	0	0
August 2022	40	8	1	0	0	91	17	0	0	0
August 2023	37	6	1	0	0	84	14	0	0	0
August 2024	35	5	*	0	0	78	12	0	0	0
August 2025	32	4	*	0	0	72	10	0	0	0
August 2026	29	4	0	0	0	66	8	0	0	0
August 2027	27	3	0	0	0	60	7	0	0	0
August 2028	25	2	0	0	0	55	1	0	0	0
August 2029	22	2	0	0	0	50	0	0	0	0
August 2030	20	1	0	0	0	45	0	0	0	0
August 2031	18	1	0	0	0	40	0	0	0	0
August 2032	16	1	0	0	0	35	0	0	0	0
August 2033	14	*	0	0	0	31	0	0	0	0
August 2034	12	*	0	0	0	26	0	0	0	0
August 2035	10	0	0	0	0	22	0	0	0	0
August 2036	8	0	0	0	0	18	0	0	0	0
August 2037	6	0	0	0	0	14	0	0	0	0
August 2038	6	0	0	0	0	13	0	0	0	0
August 2039	5	0	0	0	0	11	0	0	0	0
August 2040	4	0	0	0	0	10	0	0	0	0
August 2041	4	0	0	0	0	8	0	0	0	0
August 2042	3	0	0	0	0	7	0	0	0	0
August 2043	2	0	0	0	0	1	0	0	0	0
August 2044	2	0	0	0	0	0	0	0	0	0
August 2045	1	0	0	0	0	0	0	0	0	0
August 2046	*	0	0	0	0	0	0	0	0	0
August 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	14.46	6.04	3.43	1.87	1.04	22.87	10.48	6.51	4.24	5.21

_________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)   The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class B-2 Certificates					Class B-3 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	100	100	100	100	100
August 2010	100	100	100	100	100	100	100	100	100	100
August 2011	100	100	89	37	100	100	100	89	37	43
August 2012	100	100	67	22	0	100	100	67	22	0
August 2013	100	100	49	13	0	100	100	49	13	0
August 2014	100	71	29	*	0	100	71	29	0	0
August 2015	100	59	22	0	0	100	59	22	0	0
August 2016	100	50	16	0	0	100	50	16	0	0
August 2017	100	42	12	0	0	100	42	12	0	0
August 2018	100	35	9	0	0	100	35	9	0	0
August 2019	100	29	2	0	0	100	29	0	0	0
August 2020	100	25	0	0	0	100	25	0	0	0
August 2021	97	21	0	0	0	97	21	0	0	0
August 2022	91	17	0	0	0	91	17	0	0	0
August 2023	84	14	0	0	0	84	14	0	0	0
August 2024	78	12	0	0	0	78	12	0	0	0
August 2025	72	10	0	0	0	72	10	0	0	0
August 2026	66	8	0	0	0	66	4	0	0	0
August 2027	60	2	0	0	0	60	0	0	0	0
August 2028	55	0	0	0	0	55	0	0	0	0
August 2029	50	0	0	0	0	50	0	0	0	0
August 2030	45	0	0	0	0	45	0	0	0	0
August 2031	40	0	0	0	0	40	0	0	0	0
August 2032	35	0	0	0	0	35	0	0	0	0
August 2033	31	0	0	0	0	31	0	0	0	0
August 2034	26	0	0	0	0	26	0	0	0	0
August 2035	22	0	0	0	0	22	0	0	0	0
August 2036	18	0	0	0	0	18	0	0	0	0
August 2037	14	0	0	0	0	14	0	0	0	0
August 2038	13	0	0	0	0	13	0	0	0	0
August 2039	11	0	0	0	0	11	0	0	0	0
August 2040	10	0	0	0	0	10	0	0	0	0
August 2041	8	0	0	0	0	5	0	0	0	0
August 2042	3	0	0	0	0	0	0	0	0	0
August 2043	0	0	0	0	0	0	0	0	0	0
August 2044	0	0	0	0	0	0	0	0	0	0
August 2045	0	0	0	0	0	0	0	0	0	0
August 2046	0	0	0	0	0	0	0	0	0	0
August 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	22.82	10.42	6.47	4.17	4.41	22.75	10.34	6.43	4.12	4.04

      _________________

         (*)        Indicates a number that is greater than zero but less than 0.5%.

(**)       The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class B-4 Certificates					Class B-5 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	100	100	100	100	100
August 2010	100	100	100	100	100	100	100	100	100	100
August 2011	100	100	89	37	12	100	100	89	37	12
August 2012	100	100	67	22	0	100	100	67	22	0
August 2013	100	100	49	13	0	100	100	49	13	0
August 2014	100	71	29	0	0	100	71	29	0	0
August 2015	100	59	22	0	0	100	59	22	0	0
August 2016	100	50	16	0	0	100	50	16	0	0
August 2017	100	42	12	0	0	100	42	12	0	0
August 2018	100	35	2	0	0	100	35	0	0	0
August 2019	100	29	0	0	0	100	29	0	0	0
August 2020	100	25	0	0	0	100	25	0	0	0
August 2021	97	21	0	0	0	97	21	0	0	0
August 2022	91	17	0	0	0	91	17	0	0	0
August 2023	84	14	0	0	0	84	14	0	0	0
August 2024	78	12	0	0	0	78	12	0	0	0
August 2025	72	8	0	0	0	72	0	0	0	0
August 2026	66	0	0	0	0	66	0	0	0	0
August 2027	60	0	0	0	0	60	0	0	0	0
August 2028	55	0	0	0	0	55	0	0	0	0
August 2029	50	0	0	0	0	50	0	0	0	0
August 2030	45	0	0	0	0	45	0	0	0	0
August 2031	40	0	0	0	0	40	0	0	0	0
August 2032	35	0	0	0	0	35	0	0	0	0
August 2033	31	0	0	0	0	31	0	0	0	0
August 2034	26	0	0	0	0	26	0	0	0	0
August 2035	22	0	0	0	0	22	0	0	0	0
August 2036	18	0	0	0	0	18	0	0	0	0
August 2037	14	0	0	0	0	14	0	0	0	0
August 2038	13	0	0	0	0	13	0	0	0	0
August 2039	11	0	0	0	0	9	0	0	0	0
August 2040	7	0	0	0	0	0	0	0	0	0
August 2041	0	0	0	0	0	0	0	0	0	0
August 2042	0	0	0	0	0	0	0	0	0	0
August 2043	0	0	0	0	0	0	0	0	0	0
August 2044	0	0	0	0	0	0	0	0	0	0
August 2045	0	0	0	0	0	0	0	0	0	0
August 2046	0	0	0	0	0	0	0	0	0	0
August 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	22.68	10.28	6.39	4.07	3.85	22.59	10.20	6.34	4.05	3.70

_________________

(**)     The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class B-6 Certificates					Class B-7 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	100	100	100	100	100
August 2010	100	100	100	100	100	100	100	100	100	100
August 2011	100	100	89	37	2	100	100	89	37	0
August 2012	100	100	67	22	0	100	100	67	22	0
August 2013	100	100	49	12	0	100	100	49	0	0
August 2014	100	71	29	0	0	100	71	29	0	0
August 2015	100	59	22	0	0	100	59	22	0	0
August 2016	100	50	16	0	0	100	50	16	0	0
August 2017	100	42	5	0	0	100	42	0	0	0
August 2018	100	35	0	0	0	100	35	0	0	0
August 2019	100	29	0	0	0	100	29	0	0	0
August 2020	100	25	0	0	0	100	25	0	0	0
August 2021	97	21	0	0	0	97	21	0	0	0
August 2022	91	17	0	0	0	91	17	0	0	0
August 2023	84	14	0	0	0	84	8	0	0	0
August 2024	78	3	0	0	0	78	0	0	0	0
August 2025	72	0	0	0	0	72	0	0	0	0
August 2026	66	0	0	0	0	66	0	0	0	0
August 2027	60	0	0	0	0	60	0	0	0	0
August 2028	55	0	0	0	0	55	0	0	0	0
August 2029	50	0	0	0	0	50	0	0	0	0
August 2030	45	0	0	0	0	45	0	0	0	0
August 2031	40	0	0	0	0	40	0	0	0	0
August 2032	35	0	0	0	0	35	0	0	0	0
August 2033	31	0	0	0	0	31	0	0	0	0
August 2034	26	0	0	0	0	26	0	0	0	0
August 2035	22	0	0	0	0	22	0	0	0	0
August 2036	18	0	0	0	0	18	0	0	0	0
August 2037	14	0	0	0	0	8	0	0	0	0
August 2038	9	0	0	0	0	0	0	0	0	0
August 2039	0	0	0	0	0	0	0	0	0	0
August 2040	0	0	0	0	0	0	0	0	0	0
August 2041	0	0	0	0	0	0	0	0	0	0
August 2042	0	0	0	0	0	0	0	0	0	0
August 2043	0	0	0	0	0	0	0	0	0	0
August 2044	0	0	0	0	0	0	0	0	0	0
August 2045	0	0	0	0	0	0	0	0	0	0
August 2046	0	0	0	0	0	0	0	0	0	0
August 2047	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	22.47	10.12	6.28	4.02	3.59	22.32	10.01	6.21	3.99	3.50

_________________

(**)               The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following CPR Percentage

	Class B-8 Certificates					Class B-9 Certificates
	5%	15%	25%	40%	55%	5%	15%	25%	40%	55%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	100	100	100	100	100
August 2010	100	100	100	100	100	100	100	100	100	100
August 2011	100	100	89	37	0	100	100	89	37	0
August 2012	100	100	67	22	0	100	100	67	18	0
August 2013	100	100	49	0	0	100	100	49	0	0
August 2014	100	71	29	0	0	100	71	29	0	0
August 2015	100	59	22	0	0	100	59	19	0	0
August 2016	100	50	7	0	0	100	50	0	0	0
August 2017	100	42	0	0	0	100	42	0	0	0
August 2018	100	35	0	0	0	100	35	0	0	0
August 2019	100	29	0	0	0	100	29	0	0	0
August 2020	100	25	0	0	0	100	25	0	0	0
August 2021	97	21	0	0	0	97	12	0	0	0
August 2022	91	13	0	0	0	91	0	0	0	0
August 2023	84	0	0	0	0	84	0	0	0	0
August 2024	78	0	0	0	0	78	0	0	0	0
August 2025	72	0	0	0	0	72	0	0	0	0
August 2026	66	0	0	0	0	66	0	0	0	0
August 2027	60	0	0	0	0	60	0	0	0	0
August 2028	55	0	0	0	0	55	0	0	0	0
August 2029	50	0	0	0	0	50	0	0	0	0
August 2030	45	0	0	0	0	45	0	0	0	0
August 2031	40	0	0	0	0	40	0	0	0	0
August 2032	35	0	0	0	0	35	0	0	0	0
August 2033	31	0	0	0	0	31	0	0	0	0
August 2034	26	0	0	0	0	26	0	0	0	0
August 2035	22	0	0	0	0	20	0	0	0	0
August 2036	18	0	0	0	0	*	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	22.21	9.88	6.14	3.95	3.41	22.05	9.68	6.01	3.86	3.31

______________________

(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)   The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Yield Sensitivity of the Subordinate Certificates

As the Current Principal Amount of a class of Subordinate Certificates is reduced to zero, the yield to maturity on the next most junior related class of Subordinate Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans to the extent not covered by any related Excess Spread or related overcollateralization will be allocated to such class of Subordinate Certificates.  Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see “Yield Considerations” and“Maturity and Prepayment Considerations” in the prospectus.

Yield Sensitivity of the Class X Certificates

The Class X Certificates receive only distributions of interest. The yields to maturity on the Class X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of Principal Prepayments and defaults on the  mortgage loans having prepayment charges. The related yield to maturity on the Class X Certificates may fluctuate significantly over time because the notional amount of the Class X-2 Certificates is equal to the aggregate outstanding principal balance of the mortgage loans generally having (i) "hard" prepayment charges for a term of three years (or in limited cases, 30 months) from origination and (ii) "combo" prepayment charges for a term of three years (which prepayment charges are "hard" for the first 12 months and "soft" for the following 24 months) from origination. The notional amount of the Class X-1 Certificates is equal to the aggregate outstanding principal balance of the mortgage loans having all other prepayment charges.  Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

The following table indicates the sensitivity of the pre-tax yields to maturity on the Class X Certificates to various constant rates of prepayment on the related  mortgage loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices for each class of Class X Certificates set forth below.  Any differences between such assumptions and the actual characteristics and performance of the related  mortgage loans and of the Class X Certificates may result in yields being different from those shown in such table.  Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

Pre-Tax Yield to Maturity of the Class X Certificates at the Following CPR Percentages

Class	Assumed Purchase Price	5%	15%	25%	40%	55%

Class X-1	$814,504.91	31.77	19.52	6.51	(14.80)	(39.05)
Class X-2	$9,643,633.39	31.88	19.62	6.61	(14.71)	(38.97)

Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and thus do not reflect the return on any investment in the Class X Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class X Certificates are likely to differ from those shown in the tables above, even if the prepayment assumption equals the percentages of CPR indicated in the tables above over any given time period or over the entire life of the Class X Certificates.

There can be no assurance that the mortgage loans having prepayment charges will prepay at any particular rate or that the yields on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

For additional considerations relating to the yield on the Offered Certificates, see "Yield Considerations" in the prospectus.

THE POOLING AND SERVICING AGREEMENT AND THE GRANTOR TRUST AGREEMENT

General

The Certificates (other than the Grantor Trust Certificates) will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement.  The Grantor Trust Certificates will be issued pursuant to the Grantor Trust Agreement.  The Grantor Trust Certificates will represent the entire beneficial ownership in the Grantor Trust.  A current report on Form 8-K relating to the Certificates containing a copy of the Agreement and the Grantor Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The Trust created under the Agreement will consist of (1) all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and EMC, any subsequent mortgage loan purchase agreements and any subsequent transfer instruments relating to the Subsequent Mortgage Loans (5) such assets relating to the mortgage loans as from time to time may be held in the Custodial Account, the Reserve Fund and the Distribution Account, (6) the rights of the Depositor with respect to the Corridor Contracts and (7) any proceeds of the foregoing.  The Grantor Trust created under the Grantor Trust Agreement will consist of the Underlying Certificates, the Grantor Trust Distribution Account and the Swap Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the Trust, the Grantor Trust, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee or the Grantor Trustee, as applicable. For these purposes and for purposes of presentment and surrender, the corporate trust office of the Trustee and the Grantor Trustee is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, Structured Asset Mortgage Investments II 2007-AR4 and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager, Structured Asset Mortgage Investments II 2007-AR4.  The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the Trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement (as amended). Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the loan-to-value ratio.

Representations and Warranties

In the Mortgage Loan Purchase Agreement (or subsequent mortgage loan purchase agreement) pursuant to which the Depositor purchased (or will purchase) the mortgage loans from the Sponsor, the Sponsor made (or will make) certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee, on behalf of the certificateholders, will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans generally will include the following, among others:

(1)           The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2)           Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans as of the Closing Date or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(3)           As of the Closing Date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

Generally, the Mortgage Loan Purchase Agreement will provide that, in the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor or the Sponsor, the Sponsor will either (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the mortgage loan at the applicable Repurchase Price. This obligation of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

The Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) is acting as custodian of the mortgage loan files pursuant to the custodial agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.  For a general description of Wells Fargo Bank, see the description herein under "The Trustee and the Grantor Trustee."

The Trustee and the Grantor Trustee

Wells Fargo Bank, National Association, a national banking association, will act as Trustee for the Certificates (other than the Grantor Trust Certificates) pursuant to the Agreement and will act as the Grantor Trustee for the Grantor Trust Certificates pursuant to the Grantor Trust Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $540 billion in assets and 158,000+ employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of June 30, 2007, Wells Fargo Bank was acting as trustee on approximately 1,615 series of residential mortgage-backed securities with an aggregate principal balance of approximately $346,844,000,000.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

As compensation for its activities under the Agreement, the Trustee will be entitled to (i) the investment income on amounts in the Distribution Account for the period specified in the Agreement and (ii) a monthly fee equal to 1/12th of the trustee fee rate multiplied by the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs.  The trustee fee rate will be 0.0075% per annum.  The Grantor Trustee will be entitled to a fee as compensation for its activities under the Grantor Trust Agreement which shall be paid by the Trustee. The Agreement or the Grantor Trust Agreement, as applicable, will provide that the Trustee or the Grantor Trustee, as the case may be, and any director, officer, employee or agent of the Trustee or the Grantor Trustee, as the case may be, will be entitled to recover from the Distribution Account or the Grantor Trust Distribution Account, as applicable, all reasonable out-of pocket expenses, disbursements and advances and expenses of the Trustee or the Grantor Trustee, as the case may be, in connection with any Monthly Advance, Event of Default, any breach of the Agreement or the Grantor Trust Agreement, as applicable, or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Grantor Trustee, as the case may be, in the administration of the Trust created pursuant to the Agreement or the Grantor Trust created pursuant to the Grantor Trust Agreement, as applicable (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from the Trustee’s or Grantor Trustee’s negligence or intentional misconduct or which is the responsibility of the holders of the Certificates (other than the Grantor Trust Certificates) or the holders of the Grantor Trust Certificates, as applicable.

If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee, will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder.  If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the servicer or appointing a successor servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs.  Subject to certain qualifications specified in the Agreement, the Trustee, will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

The Trustee’s duties and responsibilities under the Agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Rating Agencies notices of the occurrence of certain events of default under the Agreement, appointing a successor servicer, and effecting the optional termination of the Trust.

The Trustee and the Grantor Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee or successor grantor trustee, as applicable.  The Depositor may also remove the Trustee or the Grantor Trustee if the Trustee or the Grantor Trustee ceases to be eligible to continue as Trustee or Grantor Trustee under the Agreement or the Grantor Trust Agreement, as applicable, and fails to resign after written request therefor by the Depositor or if the Trustee or the Grantor Trustee becomes insolvent.  Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee or successor grantor trustee, as applicable.  The Trustee or the Grantor Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust.  Any resignation or removal of the Trustee or the Grantor Trustee and appointment of a successor trustee or successor grantor trustee, as applicable, will not become effective until acceptance of the appointment by the successor trustee or successor grantor trustee as set forth in the Agreement or the Grantor Trust Agreement as applicable.

On and after the time the Servicer receives a notice of termination pursuant to the Agreement, the Trustee shall become the successor to the Servicer, or shall appoint a successor servicer (as described below) with respect to the transactions set forth or provided for in the Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer by the terms and provisions of the Agreement; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Servicer would have been entitled to if it had continued to act pursuant to the Agreement except for those amounts due the Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred.  Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the pursuant to the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer pursuant to the Agreement.  Any successor servicer shall be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer and shall have a net worth of not less than $10,000,000; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Servicer.  If the Trustee assumes the duties and responsibilities of the Servicer, the Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer under the Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as  provided in the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the Servicer would have been entitled to if the Servicer had continued to act under the Agreement, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of servicing responsibilities under the Agreement. The Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

The costs and expenses of the Trustee in connection with the termination of the Servicer, appointment of a successor servicer and any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee or successor servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated servicer, will be payable to the Trustee pursuant to the Agreement. Any successor servicer shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to the Agreement.

If the Trustee will succeed to any duties of the Servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee’s duties will be inapplicable to the Trustee in its duties as the successor to the Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Servicer, however, will apply to the Trustee in its capacity as successor servicer.

Upon any termination or appointment of a successor to the Servicer, the Trustee will give prompt written notice thereof to the Rating Agencies.

Servicing and Other Compensation and Payment of Expenses

The Servicer will be entitled to receive a Servicing Fee as compensation for its activities under the Agreement equal to 1/12th of the Servicing Fee Rate multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month preceding the month in which such distribution date occurs.  The Servicing Fee Rate for each mortgage loan will be a per annum rate ranging from 0.250% to 0.375% as set forth in the mortgage loan schedule.

In addition to the primary compensation described above, the Servicer may be entitled to retain assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Agreement.

The Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the Agreement).

Servicing Responsibilities

The Servicer will be responsible for servicing the mortgage loans in accordance with the provisions of the Agreement.  The responsibilities generally include:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•
accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Trustee, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Table of Fees

The following table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the Trust while the Offered Certificates are outstanding.

The Servicing Fee is expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Rate(1)	Paid From
Servicing Fee	0.250% to 0.375% per annum	Mortgage loan interest collections
Trustee Fee	0.0075% per annum	Mortgage loan interest collections
(1) The fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Realization Upon Defaulted Mortgage Loans

The Servicer will take such action either as it deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Agreement, the Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines and to the extent set forth in the Agreement. The Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the Servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable Net Rate.

Monthly Reports to Certificateholders

On each distribution date, the Trustee will make available to each certificateholder, the Swap Counterparty, the Servicer and the Depositor a statement generally setting forth, among other information:

(a)          the Current Principal Amount or notional amount of each class of Certificates after giving effect (i) to all distributions allocable to principal on such distribution date and (ii) the allocation of any Applied Realized Loss Amounts for such distribution date;

(b)          the amount of the related distribution to holders of each class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

(c)          the Pass-Through Rate for each applicable class of Certificates with respect to the current Due Period, and, if applicable, whether such Pass-Through Rate was limited by the applicable Net Rate Cap;

(d)          the amount of such distribution to holders of each class allocable to interest;

(e)          the applicable accrual periods dates for calculating distributions and general distribution dates;

(f)           the total cash flows received and the general sources thereof;

(g)          the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Servicer for the related Due Period;

(h)          the Interest Carry Forward Amount and any Basis Risk Shortfall Carry-forward Amount for each class of Certificates;

(i)           the amount of any Swap Payment made pursuant to the Swap Agreement for the benefit of the Grantor Trust Certificates;

(j)           the aggregate of the Stated Principal Balance of the mortgage loans for the following distribution date;

(k)          the number and outstanding principal balance of the mortgage loans that were delinquent (exclusive of (i) any mortgage loan in foreclosure and bankruptcy and (ii) any Liquidated Mortgage Loan as of the end of the Prepayment Period) (A) that are 30 to 59 days delinquent, (B) that are 60 to 89 days delinquent, (C) that are 90 or more days delinquent and (D) for which foreclosure proceedings have been commenced, in each case as of the close of business on the last day of the calendar month preceding such distribution date and separately identifying such information for the first lien mortgage loans and second lien mortgage loans;

(l)           the amount of Monthly Advances included in the distribution on such distribution date (including the general purpose of such Monthly Advances);

(m)         the cumulative amount of Applied Realized Loss Amounts to date;

(n)          if applicable, material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(o)          with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the close of business on the determination date preceding such distribution date;

(p)          the total number and principal balance of any real estate owned or REO Properties as of the close of business on the last day of the calendar month preceding such distribution date;

(q)          the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans in each case as of the close of business on the last day of the calendar month preceding such distribution date and separately identifying such information for the first lien mortgage loans;

(r)           the Realized Losses during the related Due Period and the cumulative Realized Losses through the end of the preceding month;

(s)          whether a Trigger Event exists;

(t)           the amount withdrawn from the Pre-Funding Account and the interest coverage account and deemed to be Principal Funds or Interest Funds on such distribution date, the amount remaining on deposit in the Pre-Funding Account and in the interest coverage account following such distribution date, and the amount withdrawn from the Pre-Funding Account and used to buy Subsequent Mortgage Loans prior to such distribution date;

(u)          updated pool composition data, including the weighted average mortgage rate and the weighted average remaining term;

(v)          the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(x)           the amount of the distribution made on such distribution date to the holders of the Class XP Certificates allocable to prepayment charges.

The Trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the Trustee’s internet website at www.ctslink.com.  Assistance in using the website service can be obtained by calling the Trustee’s customer service desk at (866) 846-4526.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act which were filed by the Trustee will be made available on the website of the Trustee promptly after such material is electronically filed with, or furnished to, the SEC.  In addition, upon request, the Trustee will prepare and make available to a requesting certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

Collection and Other Servicing Procedures and Modifications

The Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for its own account, to the extent such procedures will be consistent with the Agreement.

In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interests of the certificateholders, the Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable.  In making that determination, the Servicer will take into account whether such loss mitigation practice will not be materially adverse to the interests of certificateholders in the aggregate on a present value basis using reasonable assumptions (including taking into account any estimated Realized Losses that might result absent such action).  Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the Servicer may modify the mortgage loan only to the extent set forth in the Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, may extend the final maturity of, or may result in an allocation of a Realized Loss to, one or more classes of the related Certificates.

In connection with any such Servicing Modification, the Servicer may reimburse itself from the Trust for any outstanding Monthly Advances and Servicing Advances in the same calendar month as the Servicing Modification to the extent that such Servicing Advances or Monthly Advances are reimbursable to the Servicer and to the extent of related Principal Funds in the protected account for the related distribution date. To the extent there are not sufficient Principal Funds available on the related distribution date to reimburse the Servicer for such Servicing Advances or Monthly Advances, the Servicer may reimburse itself on a first priority basis from related Principal Funds that are available on future distribution dates. If any mortgagor’s obligation to repay any outstanding amounts due under the terms of the related mortgage loan for which a Servicing Advance or Monthly Advance has been made by the Servicer is forgiven, any such Servicing Advance or Monthly Advance will be treated as a Realized Loss which will be incurred on the distribution date related to the calendar month during which the Servicing Modification occurred.

Approximately 20.10% of the mortgage loans are assumable under some circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions.

Certain mortgage loans contain due-on-sale clauses.  If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Servicer has knowledge thereof, the Servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the Servicer in some cases with the prior consent of the Trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Servicer will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the Servicing Agreement.  In regard to circumstances in which the Servicer may be unable to enforce due-on-sale clauses, see “Legal Aspects of Mortgage Loans” in the prospectus.  In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.  Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The Servicer will establish and maintain, in addition to the Custodial Account described under “—The Custodial Account,” one or more accounts which comply with the requirements of the Servicing Agreement. The Servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreement. Each of these accounts and the investment of deposits therein shall comply with the requirements of the Servicing Agreement and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the Mortgaged Property, to refund to any mortgagors any sums as may be determined to be overages, to pay to the Servicer, or to the Mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreement, and to make such other withdrawals as provided in the Servicing Agreement.

The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

The Servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of (i) the Outstanding Principal Balance of the mortgage loan or (ii) the maximum insurable value of the improvements securing such mortgage loan, or equal to such other amount as calculated pursuant to a similar formulation as provided in the Servicing Agreement, and containing a standard or union mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account.  Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions by the Servicer to the Trustee notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination, or at such other time as set forth in the Servicing Agreement, in a federally designated flood area, the Servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

The Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable hazard insurance policy. If the Servicer obtains and maintains a blanket hazard insurance policy, the Servicer is required to deposit in a Protected Account the amount not otherwise payable due to such deductible under such blanket hazard insurance policy.

Evidence as to Compliance

The Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party participating in the servicing function will provide to the Servicer, the Depositor and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that each party participating in the servicing function will deliver to the Servicer, the Depositor and the Trustee along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery on or before March 15 of each year of a separate annual statement of compliance from each party participating in the servicing function to the effect that, to the best knowledge of the signing officer, such party has fulfilled in all material respects its obligations under the Agreement or related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth above under “The Servicer.”  These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

The Custodial Account

The Servicer will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Custodial Account, into which it will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the Agreement), the Repurchase Price for any mortgage loans repurchased and Monthly Advances made from the Servicer’s own funds (less the Servicing Fee) and Compensating Interest Payments.  The amount at any time credited to the Custodial Account, if invested,  shall be invested in the name of the Trustee in permitted investments selected by the Servicer. The Servicer will be entitled to any amounts earned on permitted investments in the Custodial Account. The Servicer will also deposit into the Custodial Account any amounts required to be deposited with respect to losses on permitted investments and any other amounts received by the Servicer and required to be deposited in the Custodial Account pursuant to the Agreement. The Custodial Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies.

The Distribution Account

The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on the second Business Day prior to each distribution date, all available funds in the Custodial Account for such distribution date will be transferred by the Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account, if invested, shall be invested in the name of the Trustee in permitted investments selected by the Trustee. The Trustee will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account to the extent set forth in the Agreement.

On each distribution date, the Trustee shall pay the certificateholders (other than the holders of the Grantor Trust Certificates) in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” herein.

The Grantor Trust Distribution Account

The Grantor Trustee, as paying agent pursuant to the Grantor Trust Agreement, shall establish and maintain, for the benefit of the holders of the Grantor Trust Certificates, an account, referred to herein as the Grantor Trust Distribution Account, into which will be deposited all Grantor Trust Available Funds. All amounts deposited to the Grantor Trust Distribution Account shall be held in the name of the Grantor Trustee for the benefit of the holders of the Grantor Trust Certificates in accordance with the terms and provisions of the Grantor Trust Agreement. The amount at any time credited to the Grantor Trust Distribution Account shall be uninvested.

On each distribution date, the Grantor Trustee shall pay the holders of the Grantor Trust Certificates in accordance with the provisions set forth under "Description of the Certificates— Distributions on the Grantor Trust Certificates" in this prospectus supplement.  The Grantor Trustee shall be entitled to the reimbursement of expenses incurred in connection with its duties as permitted under the Grantor Trust Agreement out of the funds on deposit in the Grantor Trust Distribution Account.  If funds in the Grantor Trust Distribution Account are insufficient therefor, the Grantor Trustee shall recover such expenses, disbursements and advances from the Depositor.

The Adjustable Rate Supplemental Fund

No later than the first distribution date, the Trustee shall establish and maintain, an account, herein referred to as the Adjustable Rate Supplement Fund, in trust for the benefit of the holders of the Offered Certificates (other than the Class X Certificates).  No later than the initial distribution date, the Depositor shall pay to the Trustee the amounts set forth under "Description of the Certificates—Distribution on the Certificates" herein for the benefit of the offered Certificates.  On the initial distribution date, amounts on deposit in the Adjustable Rate Supplemental Fund will be withdrawn and paid to the applicable Certificates to the extent that Current Interest on such Certificates on the initial distribution date is reduced by application of the Net Rate Cap on such initial distribution date.  The Adjustable Rate Supplemental Fund will be entitled to be replenished on each future distribution date from the Interest Funds otherwise payable on such distribution date to the applicable Class B-IO Certificates to the extent of the amounts paid from such fund to the applicable Certificates.

On each future distribution date, amounts on deposit in the Adjustable Rate Supplemental Fund will be distributed will be distributed to the Depositor or its designee. On the distribution date on which the aggregate of the amounts replenished to the Adjustable Rate Supplemental Fund equals approximately $25,000, all amounts then on deposit in the Adjustable Rate Supplemental Fund will be distributed to the Depositor or its designee and the Adjustable Rate Supplemental Fund will be terminated.

The Trustee will invest funds deposited in the Adjustable Rate Supplemental Fund, as directed by the Depositor or its designee in writing, in certain permitted investments as set forth in the Agreement.

The Reserve Fund

The Trustee shall establish and maintain, for the benefit of the holders of the Class A-5 Certificates and the Class A-6 Certificates, an account, referred to herein as the Reserve Fund, into which on each distribution date, amounts received under each Corridor Contract will be deposited in accordance with the provisions as set forth under “The Corridor Contracts” in this prospectus supplement. The amount at any time on deposit in the Reserve Fund held in trust for the benefit of the Class A-5 Certificates and the Class A-6 Certificates, shall be held either (i) uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding distribution date. Any losses on such permitted investments shall not in any case be a liability of the Trustee.

On each distribution date, amounts on deposit in the Reserve Fund for the benefit of the related Certificates will be allocated to the Class A-5 Certificates and the Class A-6 Certificates, pro rata, based on the current Realized Losses and any Unpaid Realized Loss Amount for each such Class for such Distribution Date, and then to the Class B-IO Certificates as set forth in the Agreement.

Voting Rights

Voting rights of the Trust in general will be allocated among the classes of Certificates (other than the Residual Certificates and the Grantor Trust Certificates) as set forth in the Agreement.  One hundred percent of the voting rights under the Grantor Trust will be allocated to the Grantor Trust Certificates as set forth in the Grantor Trust Agreement.

Termination

The obligations of the Trustee and the Servicer created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the Trust, as further discussed below.  Any termination of the Agreement shall cause the termination of the Grantor Trust Agreement.

On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the sum of (i) aggregate Stated Principal Balance of the mortgage loans (including the Subsequent Mortgage Loans to be included in the Trust) as of the Cut-off Date and (ii) the Pre-Funded Amount as of the Closing Date, the Depositor or its designee, may repurchase from the Trust all of the mortgage loans remaining outstanding and any REO Property remaining in the Trust at a purchase price equal to the sum of, without duplication, (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee payable in accordance with the terms of the Agreement.  Such person exercising this right, if not the Depositor or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) such person is (A) not a party in interest with respect to any Plan and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by such person, provided that no assets of such plan are invested or deemed to be invested in the certificates). If the holder of the option is unable to exercise such option by reason of the preceding sentence, then the Depositor may exercise such option. Any such repurchase will result in the retirement of all of the certificates and termination of the Trust and the Grantor Trust.  The Trust and the Grantor Trust may also be terminated and the Certificates may be retired  (with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) on any distribution date upon the Depositor’s determination, based upon an opinion of counsel, that the status of the Trust as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the Trust created by the Agreement, or the Grantor Trust created by the Grantor Trust Agreement, continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement and the Grantor Trust Agreement, respectively.  See “The Agreements—Termination; Retirement of Securities” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the Trust will qualify as a REMIC under the Internal Revenue Code of 1986, or the Code. The Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates will represent ownership of regular interests in a REMIC coupled, except in the case of the Class X Certificates, with certain rights to the payment of amounts in respect of Basis Risk Shortfall Carry-forward Amounts and are herein referred to as the “Regular Certificates” or the “REMIC Regular Certificates.” Each of the Residual Certificates will be designated as the residual interest in the related REMIC and are herein referred to as the “Residual Certificates” or the “REMIC Residual Certificates”.  All certificateholders are advised to see “Federal Income Tax Consequences” in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.  Holders of the Offered Certificates should see “Special Tax Considerations Applicable to the Class A Certificates and Class B Certificates” in this prospectus supplement. Holders of the Grantor Trust Certificates should also see "Taxation of the Grantor Trust and the Grantor Trust Certificates" in this prospectus supplement.

The portions of the Regular Certificates that represent ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code and interest paid or accrued on that portion of the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some or all of the Regular Certificates may be issued with original issue discount. See “Federal Income Tax Consequences—Taxation of Classes of Exchangeable Securities—Tax Accounting for Exchangeable Securities” in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Regular Certificates is 25% CPR.  The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See “Yield on the Certificates—Weighted Average Life” herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.  See “Federal Income Tax Consequences—Taxation of Classes of Exchangeable Securities—Tax Accounting for Exchangeable Securities” in the prospectus.

Special Tax Considerations Applicable to the Class A Certificates and Class B Certificates

All holders of the Class A Certificates and Class B Certificates will be entitled to amounts paid in respect of Basis Risk Shortfall Carry-forward Amounts from excess cash flow, if any.  Accordingly, holders of the Class A Certificates and Class B Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and a beneficial ownership interest in the right to receive payments of Basis Risk Shortfall Carry-forward Amounts, if any, which are not included in any REMIC.  The treatment of amounts received by a Certificateholder with respect to such Certificateholder's right to receive Basis Risk Shortfall Carry-forward Amounts as a result of the application of the net rate cap will depend upon the portion of such Certificateholder's purchase price allocable thereto.  Under the REMIC regulations, each Certificateholder of a Class A Certificate or Class B Certificate must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments in respect of any Basis Risk Shortfall Carry-forward Amounts in accordance with the relative fair market values of each property right. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss on disposition.  No representation is or will be made as to the relative fair market values thereof.  Generally, payments made to Certificates with respect to any Basis Risk Shortfall Carry-forward Amounts will be included in income based on, and the purchase price allocated to such property rights may be amortized in accordance with, the regulations relating to notional principal contracts.  In the case of non-corporate holders, the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all, if the taxpayer is subject to the alternative minimum tax.  However, regulations have been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the Class A Certificates and Class B Certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the right to receive payments in respect of any Basis Risk Shorfall Carry-forward Amounts and Excess Strip Amounts, if any.

Taxation of the Grantor Trust and the Grantor Trust Certificates

Upon the issuance of the Grantor Trust Certificates Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion to the effect that, under current law, assuming compliance with the provisions of the Grantor Trust Agreement without waiver of any terms thereof, for federal income tax purposes the Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code and not as an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Swap Agreement and the Underlying Certificates.

Each holder of a Grantor Trust Certificate must allocate its purchase price for that certificate between its undivided interest in the Underlying Certificates and its undivided interest in the Swap Agreement in accordance with the relative fair market values of each property right.

Each holder of a Grantor Trust Certificate must report on its federal income tax return the gross income from the portion of the Underlying Certificates and the Swap Agreement that is allocable to such Grantor Trust Certificate and may deduct the portion of the expenses incurred by the Grantor Trust, if any, that is allocable to such Grantor Trust Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Underlying Certificates and the Swap Agreement and received or accrued directly its share of the income on each such asset and incurred directly its share of expenses incurred by the Grantor Trust when those amounts are paid or incurred by the Grantor Trust.  A holder generally will be required to include in income its share of the interest payments original issue discount and market discount, if any, on the Underlying Certificates and may be entitled to a deduction for premium, if any, to the same extent as if the holder had directly purchased such Underlying Certificates. Additional discussion of the taxation of the Underlying Certificates is discussed above and under “Federal Income Tax Consequences—REMICs” in the prospectus.  Payments made to or by the Grantor Trust with respect to the Swap Agreement are subject to the tax rules relating to notional principal contracts.

Holders of the Grantor Trust  Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Grantor Trust Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. A holder of a Grantor Trust Certificate must amortize the price paid for the Swap Agreement under the notional principal contract regulations.

A holder of a Grantor Trust Certificate that is an individual, estate or trust will be allowed deductions for reasonable expenses relating to the ownership of the Grantor Trust Certificates only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  A holder of a Grantor Trust Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). As a result, individuals, estates or trusts holding Grantor Trust Certificates may have taxable income in excess of the cash received.

Upon the sale of a Grantor Trust Certificate prior to the termination of the Swap Agreement, the amount of the sale allocated to the Swap Agreement would be considered a “termination payment” under the notional principal contract regulations. A holder of a Grantor Trust Certificate would have gain or loss from such a termination of the Swap Agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid or deemed paid, by the certificateholder upon entering into or acquiring the Swap Agreement.

Gain or loss realized upon the termination of the Swap Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

With respect to a holder of a Grantor Trust Certificate, the Internal Revenue Service might take the position that the Underlying Certificates and the Swap Agreement constitute positions in a straddle. If the Internal Revenue Service successfully asserted this position, holders of the Grantor Trust Certificates may have their losses deferred and have their holding periods suspended for purposes of determining whether any gains on a sale or exchange of their certificates was long term or short term capital gain.  The straddle rules would then require the holder to capitalize, rather than deduct, interest and carrying charges allocable to the holders interest in the straddle.  The Swap Agreement and the Underlying Certificates may be required to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary to the extent the holder's yield from the investment is less than 120% of the applicable federal rate instead of the rule generally applicable to REMIC regular interests that treats gain on sale as ordinary to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate. Each holder of a Grantor Trust Certificate is encouraged to consult its own tax advisor regarding these matters.

Characterization of the Offered Certificates

We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts, or REITs.  In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Backup Withholding

Pursuant to the Agreement, the Trustee will (i) deliver or cause to be delivered a United States Internal Revenue Service Form W-9 for the Trust or successor applicable form, or other appropriate United States tax forms as may be reasonably required, to the Corridor Counterparty on or before the first payment date under the Corridor Contracts and thereafter prior to the expiration or obsolescence of such form, and (ii) request each Class B-IO Certificateholder, as required by the Agreement, to provide certification reasonably acceptable to the Trustee to enable the Trust to make payments on the Class B-IO Certificates without U.S. federal backup withholding and (iii) as authorized by the Class B-IO Certificateholders, deliver such certification to the Corridor Counterparty upon request. If the above obligations are satisfied, under current law, no U.S. federal backup withholding taxes will be required to be deducted or withheld from payments by the Corridor Counterparty to the Trust. If any Class B-IO Certificateholder fails to provide the forms required by clause (ii) above, amounts otherwise payable by the Corridor Counterparty under the Corridor Contracts may be reduced on account of taxes withheld by the Corridor Counterparty and/or the Trustee.

Penalty Protection

If penalties were asserted against purchasers of the Certificates offered hereunder in respect of their treatment of the Certificates for tax purposes, the summary of tax considerations contained and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates are being purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor, the Sponsor and Servicer. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 97.75% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by the Depositor in connection with the Offered Certificates which are estimated to be approximately $600,000. The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent.  In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

There is currently no secondary market for the certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

SECONDARY MARKET

There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this prospectus supplement under “The Pooling and Servicing Agreement and the Grantor Trust Agreement—Monthly Reports to Certificateholders,” which will include information as to the Current Principal Amount of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Depositor, the Trustee, the Issuing Entity, BSRM, the Swap Counterparty, the Corridor Counterparty or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.  We refer you to “The Sponsor” and “Servicing of the Mortgage Loans—The Servicer” for a description of the legal proceedings against the Sponsor and the Servicer.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Issuing Entities, the Underwriter, the Swap Counterparty, the Corridor Counterparty, the Servicer and the Depositor are affiliated parties.  The Custodian, the Trustee and the Grantor Trustee are the same entity.  There are no affiliations between the Sponsor, the Depositor, the Underwriter, the Swap Counterparty, the Corridor Counterparty, the Servicer or the Issuing Entities and any of the Trustee, the Grantor Trustee or the Custodian.  There are no affiliations among the Issuing Entities and any 10% concentration originator or the Servicer. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the Issuing Entities and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or, except as disclosed herein, that relate to the certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years, other than as described under “The Pooling and Servicing Agreement and the Grantor Trust Agreement—The Custodian” herein.

RATINGS

It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody’s.

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-4A	AAA	Aaa
Grantor Trust Class A-4B	AAA	Aaa
Class A-5	AAA	Aaa
Class A-6	AAA	Aaa
Class A-7	AAA	Aaa
Class X-1	AAA	Aaa
Class X-2	AAA	Aaa
Class B-1	AA+	Aa1
Class B-2	AA+	Aa2
Class B-3	AA	Aa3
Class B-4	AA-	A1
Class B-5	A+	A2
Class B-6	A	A3
Class B-7	A-	Baa1
Class B-8	BBB+	Baa2
Class B-9	BBB	Baa3

The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the certificateholders under the agreements pursuant to which such certificates were issued. The ratings of the Rating Agencies take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. The ratings of the Rating Agencies on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

The ratings assigned by the Rating Agencies do not address the possibility that, as a result of Principal Prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Offered Certificates are outstanding.  However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Offered Certificates.

LEGAL INVESTMENT

The Offered Certificates (other than the Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA.  It is not anticipated that the Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be rated in one of the two highest rating categories and therefore will not constitute “mortgage related securities” for purposes of SMMEA.  The Class B-5, Class B-6, Class B-7, Class B-8, Class B-9 Certificates are referred to herein as the Non-SMMEA Certificates.  The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS and 13a, entitled “Management of Interest Rate Risk, Investment Securities and Derivatives Activities” referred to herein as TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution and is safe and sound.  The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with and in validation of, its own underwriting processes and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by any such plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to Title I of ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee or the Servicer to the fiduciary investments standards of ERISA or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

The DOL has issued Prohibited Transaction Exemption 90-30 (as most recently amended by Prohibited Transaction Exemption 2007-05) (referred to herein as the Underwriter’s Exemption) to the Underwriter which is expected to apply to the senior certificates (other than the Residual Certificates and the Grantor Trust Certificates) that are rated at least “AA-“ or “Aa3” by Standard & Poor’s, Fitch, Moody’s, DBRS Limited or DBRS Inc. at the time of purchase,  if the conditions described below are satisfied.  However, the Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Because the exemptive relief under the Underwriter's Exemption is not expected to apply to the purchase, sale or holding of the subordinate certificates or any senior certificate not rated at least "AA-" or "Aa3" at the time of purchase, no subordinate certificate, no senior certificate not rated at least "AA-" or "Aa3" at the time of purchase, and no interest in either such certificate may be acquired or held by any Plan, any trustee or other person acting on behalf of any Plan, or any other person using Plan assets to effect such acquisition or holding unless:

•      the acquirer or holder is an insurance company;

•      the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account" as defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60; and

•      the  conditions in Sections I and III of PTCE 95-60 have been satisfied.

Each beneficial owner of a subordinate certificate, a senior certificate not rated at least "AA-" or "Aa3" at the time of purchase, or any interest in either such certificate shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or (ii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any subordinate certificate or any senior certificate not rated at least “AA-“ or “Aa3” at the time of purchase, or any interest in either such certificates is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Sponsor, the Trustee, the Servicer, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Before purchasing an offered senior certificate rated at least “AA-“ or “Aa3” at the time of purchase, a fiduciary of a Plan should itself confirm that the certificate constitutes a “security” for purposes of the Underwriter’s Exemption and that the specific and general conditions of the Underwriter’s Exemption and the other requirements set forth in the Underwriter’s Exemption would be satisfied.  The Residual Certificates do not satisfy the requirements of the Underwriter’s Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plans.

The Underwriter’s Exemption may not directly apply to the acquisition or holding of the Grantor Trust Certificates, if issued, but if the conditions described above are satisfied, it is expected to apply to interests in the underlying senior certificates rated at least “AA-“ or “Aa3” at the time of purchase indirectly acquired by Plan investors that acquire the Grantor Trust Certificates.  The Underwriter's Exemption is not expected to apply to interests in the underlying subordinate certificates or underlying senior certificates not rated at least "AA-" or "Aa3" at the time of purchase.  Accordingly, the acquisition of the Grantor Trust Certificates by a Plan could result in a prohibited transaction unless another statutory or administrative exemption to ERISA’s prohibited transaction rules is applicable.  Section 408(b)(17) of ERISA or one or more alternative exemptions (“Investor-Based Exemptions”) may be available with respect to the purchase and holding of the Grantor Trust Certificates, including, but not limited to:

·           Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by certain “in-house asset managers”;

·           Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts;

·           Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

·          Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; or

·           Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by independent “qualified professional asset managers”.

Each Plan that is a beneficial owner of a Grantor Trust Certificate that corresponds to an underlying Class A-4B Certificate rated at least “AA-“ or “Aa3” at the time of purchase or any interest therein, if issued, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that any of Section 408(b)(17) of ERISA or at least one Investor-Based Exemption or other applicable exemption applies to the purchase and holding of such Grantor Trust Certificate.  Each beneficial owner of a Grantor Trust Certificate that corresponds to a subordinate certificate, a senior certificate not rated at least "AA-" or "Aa3" at the time of purchase, or any interest in either such certificate, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or (ii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.  A Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Grantor Trust Certificate on behalf of a Plan in reliance upon any of Section 408(b)(17) of ERISA or the Investor-Based Exemptions.

Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see “ERISA Considerations” in the prospectus.

A governmental plan, as defined in Section 3(32) of ERISA, is not subject to Title I of ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the fiduciary provisions of Title I of ERISA. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards.

The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series; provided, however, this prospectus supplement and any related prospectus do not incorporate by reference any of the Issuing Entities' annual reports filed on Form 10-K with respect to either the Trust or the Grantor Trust.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

GLOSSARY

Below are abbreviated definitions of significant capitalized terms used herein.  Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Actual Monthly Payments— For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

Adjusted Rate Cap — With respect to the Class A Certificates and Class B Certificates, each distribution date and the related Due Period, the sum of (i) the scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related Servicing Fee and (ii) the related Actual Monthly Payments received in excess of such scheduled Monthly Payments, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis, minus the interest payable to the Class X Certificates, expressed as a per annum rate.

Adjustable Rate Supplemental Fund— As described under "The Pooling and Servicing Agreement and the Grantor Trust Agreement—The Adjustable Rate Supplemental Fund" in this prospectus supplement.

Agreement— The Pooling and Servicing Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor and Servicer and the Trustee.

Amounts Held for Future Distribution — As to any Distribution Account Deposit Date, shall be the total of the amounts held in the Custodial Account on any date of determination which were received after the Cut-off Date on account of (i) all Scheduled Monthly Payments or portions thereof received in respect of the mortgage loans due after the related Due Period, (ii) Principal Prepayments, received in respect of such mortgage loans after the last day of the related Prepayment Period and (iii) Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received in respect of such mortgage loans after the last day of the prior calendar month.

Applied Realized Loss Amount— With respect to any class of Offered Certificates (other than the Class X Certificates, and with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates, and as to any distribution date, the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the Current Principal Amount of such class, in an amount equal to the amount, if any, by which, (i) the aggregate Current Principal Amount of all of the Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the mortgage loans for such distribution date.

Bankruptcy Loss— Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the mortgage loan.

Basis Risk Shortfall— With respect to any Offered Certificates (other than the Class X Certificates, and with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates and as to any distribution date, the excess, if any, of:

1.         The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to (I) with respect to the Class A-1, Class A-4A, underlying Class A-4B, Class A-5, Class A-6 and Class A-7 Certificates, One-Month LIBOR plus the related Margin or (II) with respect to the Class A-2, Class A-3 and Class B Certificates, the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50% per annum, over

2.         The amount of Current Interest on such class calculated using a pass-though rate equal to the Net Rate Cap for such distribution date.

Basis Risk Shortfall Carry-forward Amount — As of any distribution date for the Offered Certificates (other than the Class X Certificates, and with respect to the Grantor Trust Certificates, indirectly through the Underlying Certificates) and the Underlying Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

Book-Entry Certificates — The Class A, the Class X and the Class B Certificates issued, maintained and transferred at the DTC.

Business Day— Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in any jurisdiction in which the Trustee, Custodian or the Servicer is located are obligated by law or executive order to be closed.

Capitalization Reimbursement Amount — With respect to any distribution date, the aggregate of the amounts added to the Stated Principal Balances of any mortgage loans during the preceding calendar month in connection with the modification of such mortgage loans, which represent unpaid amounts or which the Servicer has made unreimbursed Monthly Advances or Servicing Advances owed to the Servicer.

Cede — Cede & Co.

Certificate Owner— Any person who is the beneficial owner of a Book-entry Certificate.

Certificates — The Offered Certificates and the Non-Offered Certificates.

Class A Certificates— The Class A-1, Class A-2, Class A-3, Class A-4A, Underlying Class A-4B, Class A-5, Class A-6 and Class A-7 Certificates.

Class A Principal Distribution Amount— For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the aggregate Current Principal Amount of the Class

A Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 24.375% and (ii) on or after the distribution date in September 2013, approximately 19.500%, and (II) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B Certificates— The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates.

Class B-1 Principal Distribution Amount— For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-1 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date) and (2) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 20.375% and (ii) on or after the distribution date in September 2013, approximately 16.300%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-2 Principal Distribution Amount— For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-2 Certificates immediately prior to such distribution date over (y) the lesser of (I) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date) and (3) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 16.750% and (ii) on or after the distribution date in September 2013, approximately 13.400%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-3 Principal Distribution Amount— For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-3 Certificates immediately prior to such distribution date over (y) the lesser of (I)  the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date) and (4) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 14.625% and (ii) on or after the distribution date in September 2013, approximately 11.700%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-4 Principal Distribution Amount— For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-4 Certificates immediately prior to such distribution date over (y) the lesser of (I)  the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such distribution date) and (5) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 12.625% and (ii) on or after the distribution date in September 2013, approximately 10.100%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-5 Principal Distribution Amount— For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-5 Certificates immediately prior to such distribution date over (y) the lesser of (I)  the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such distribution date) and (6) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 11.000% and (ii) on or after the distribution date in September 2013, approximately 8.800%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-6 Principal Distribution Amount— For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-6 Certificates immediately prior to such distribution date over (y) the lesser of (I)  the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such distribution date), (6) the aggregate Current Principal Amount of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such distribution date) and (7) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 9.500% and (ii) on or after the distribution date in September 2013, approximately 7.600%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-7 Principal Distribution Amount—  For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-7 Certificates immediately prior to such distribution date over (y) the lesser of (I)  the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such distribution date), (6) the aggregate Current Principal Amount of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such distribution date), (7) the aggregate Current Principal Amount of the Class B-6 Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such distribution date) and (8) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 8.250% and (ii) on or after the distribution date in September 2013, approximately 6.600%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-8 Principal Distribution Amount—  For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-8 Certificates immediately prior to such distribution date over (y) the lesser of (I)  the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such distribution date), (6) the aggregate Current Principal Amount of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such distribution date), (7) the aggregate Current Principal Amount of the Class B-6 Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such distribution date), (8) the aggregate Current Principal Amount of the Class B-7 Certificates (after taking into account the payment of the Class B-7 Principal Distribution Amounts for such distribution date) and (9) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 7.000% and (ii) on or after the distribution date in September 2013, approximately 5.600%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-9 Principal Distribution Amount—  For any distribution date on or after the related Stepdown Date on which a  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-9 Certificates immediately prior to such distribution date over (y) the lesser of (I)  the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such distribution date), (2) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such distribution date), (6) the aggregate Current Principal Amount of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such distribution date), (7) the aggregate Current Principal Amount of the Class B-6 Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such distribution date) (8) the aggregate Current Principal Amount of the Class B-7 Certificates (after taking into account the payment of the Class B-7 Principal Distribution Amounts for such distribution date), (9) the aggregate Current Principal Amount of the Class B-8 Certificates (after taking into account the payment of the Class B-8 Principal Distribution Amounts for such distribution date) and (10) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in September 2013, approximately 5.500% and (ii) on or after the distribution date in September 2013, approximately 4.400%, and (II) the excess of  (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Principal Prepayments and Realized Losses on the mortgage loans incurred during the related Prepayment Period) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class X Certificates— The Class X-1 Certificates and the Class X-2 Certificates.

Class XP Certificates — The Class XP-1 Certificates and Class XP-2 Certificates.

Closing Date— August 31, 2007.

Compensating Interest Payments— Any payments made by the Servicer from its own funds to cover Prepayment Interest Shortfalls on the mortgage loans.

Corridor Contracts— The interest rate corridor contracts that the Trustee, on behalf of the Trust, entered into with the Corridor Counterparty with respect to the Class A-5 Certificates and the Class A-6 Certificates.

Corridor Counterparty— Bear Stearns Financial Products Inc.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage — For any distribution date is the percentage obtained by dividing (x) the aggregate Current Principal Amount of the Subordinate Certificates (including the related Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such distribution date.

Cumulative Loss Test Violation— If on any distribution date the aggregate amount of Realized Losses incurred on the mortgage loans since the Cut-off Date through the last day of the prior calendar month divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date plus related amounts on deposit in the Pre-Funding Account exceeds the applicable percentages set forth below with respect to such distribution date:

Distribution Date Occurring in	Percentage

September 2010 through August 2011	0.70% (plus an additional 1/12th the difference between 1.30% and 0.70% for each month)

September 2011through August 2012	1.30% (plus an additional 1/12th the difference between 1.85% and 1.30% for each month)

September 2012 through August 2013	1.85% (plus an additional 1/12th the difference between 2.55% and 1.85% for each month)

September 2013 through August 2014	2.55% (plus an additional 1/12th the difference between 2.80% and 2.55% for each month)

September 2014 and thereafter	2.80%

Current Interest— With respect to each class of Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates and each distribution date, the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Current Principal Amount or notional amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by, (1) in the case of each class of Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates, such class' share of (x) any Net Deferred Interest allocated to that class of Certificates, (y) the interest portion of any Realized Losses on the mortgage loans allocated to that class of certificates and (z) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of certificates as described under clause First in “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement and (2) in the case of the Grantor Trust Certificates, any shortfalls described in clauses (y) and (z) herein (and, to the extent the Swap Agreement is terminated and no replacement swap agreement has been entered into, clause (x) herein), allocated to the Underlying Certificates.

Current Principal Amount— With respect to any class of Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates and any distribution date, the original current principal amount of such class plus the amount of any Net Deferred Interest allocated thereto on the related distribution date and all previous distribution dates plus any Subsequent Recoveries added to the Current Principal Amount of such certificate, as described under “Description of the Certificates—Allocation of Realized Losses; Subordination” herein, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.  With respect to any class of Grantor Trust Certificates, the Current Principal Amount shall equal the original current principal amount of such class less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to the related Underlying Certificates on previous distribution dates.

Custodial Account — As described under “The Pooling and Servicing Agreement and the Grantor Trust Agreement—Custodial Account” in this prospectus supplement.

Custodian — Wells Fargo Bank, National Association.

Cut-off Date—August 1, 2007.

Debt Service Reduction— A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deferred Interest— The amount of accrued interest on the mortgage loans, the payment of which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this prospectus supplement.

Deficient Valuation— A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Delinquency Test Violation— If on any distribution date if the percentage obtained by dividing (x) the aggregate outstanding principal balance of the mortgage loans that are 60 days or more delinquent (including for this purpose any such mortgage loans which were repurchased from the issuing entity by any party for a reason other than a breach of representations and warranties under the applicable mortgage loan purchase agreement, mortgage loans which were substituted by the Sponsor and mortgage loans which have been subject to a Servicing Modification, in each case during the period which includes the previous twelve distribution dates) or are in bankruptcy or foreclosure or are REO Properties by (y) the aggregate outstanding principal balance of the mortgage loans plus related amounts on deposit in the Pre-Funding Account, in each case, as of the last day of the previous calendar month, exceeds (i) prior to the distribution date in September 2013, 28.50% of the Credit Enhancement Percentage and (ii) on or after the distribution date in September 2013, 35.75%.

Depositor — Structured Asset Mortgage Investments II Inc.

Distribution Account — As described under “The Pooling and Servicing Agreement and the Grantor Trust Agreement—Distribution Account” in this prospectus supplement.

Distribution Account Deposit Date—  The second Business Day prior to each Distribution Date.

DOL— United States Department of Labor.

Due Date— With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

Due Period— With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC— EMC Mortgage Corporation.

Excess Cashflow— With respect to any distribution date the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

Excess Overcollateralization Amount — With respect to any distribution date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.

Excess Spread— With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of (i) the Current Interest on the Offered Certificates (other than the Grantor Trust Certificates) and the Underlying Certificates and (ii) any Interest Carry Forward Amounts on the Senior Certificates on such distribution date.

Extra Principal Distribution Amount— With respect to any distribution date, an amount derived from the Excess Spread equal to the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

Grantor Trust— Structured Asset Mortgage Investments II Grantor Trust 2007-AR4.

Grantor Trust Agreement— The grantor trust agreement, dated as of the Closing Date, between the Depositor and the Grantor Trustee.

Grantor Trust Available Funds — With respect to any distribution date and the Underlying Certificates, the sum of (i) any payments received by the Grantor Trustee with respect to the Underlying Certificates and (ii) any payments received by the Grantor Trustee from or with respect to the Swap Counterparty pursuant to the Swap Agreement, following the payment of amounts to reimburse the Grantor Trustee for its reimbursable expenses as set forth herein.

Grantor Trust Certificates— The Class A-4B Certificates issued by the Grantor Trust on the Closing Date pursuant to the Grantor Trust Agreement.

Grantor Trust Distribution Account—  As defined under “Pooling and Servicing Agreement—The Grantor Trust Distribution Account” in this prospectus supplement.

Grantor Trustee— Wells Fargo Bank, National Association.

Index— Each of One-Month LIBOR and One-Year MTA.

Insurance Proceeds— All proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures, other than proceeds that represent reimbursement of the Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period — For each class of Offered Certificates (other than the Class X Certificates) and the Underlying Certificates and for any distribution date, the period commencing on the distribution date in the month preceding the month in which a distribution date occurs (or the Closing Date, in the case of the first Interest Accrual Period) and ending on the day immediately prior to such distribution date.  For each class of Class X Certificates and for any distribution date, the calendar month preceding the month in which such distribution date occurs.

Interest Carry Forward Amount— With respect to each class of Offered Certificates and the Underlying Certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

1.           the excess of:

(a)           Current Interest for such class with respect to prior distribution dates; over

(b)	the amount actually distributed to such class with respect to interest on or after such prior distribution dates; and

2.
interest on such excess (to the extent permitted by applicable law) at the applicable pass through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds— With respect to each distribution date, the sum, without duplication, of:

1.	all scheduled interest collected in respect of the mortgage loans during the related Due Period, less the Servicing Fee, if any;

2.	all advances relating to interest on the mortgage loans made by the Servicer;

3.           all Compensating Interest Payments with respect to the mortgage loans;

4.
Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received during the related Prepayment Period, to the extent such proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case, with respect to the mortgage loans;

5.	the interest portion of proceeds from mortgage loans , that were repurchased during the related Due Period;

6.	the interest portion of the purchase price of the assets of the Trust, upon exercise by the Depositor or its designee of its optional termination right; and

7.
the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in available funds for such distribution date that are applied in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest;

minus

8.
any amounts required to be reimbursed to EMC, the Depositor, the Servicer, the Trustee, the Grantor Trustee or the Custodian, as provided in the Agreement or the Grantor Trust Agreement, as applicable.

Issuing Entity—Either (i) Structured Asset Mortgage Investments II Trust 2007-AR4 with respect to the Certificates (other than the Grantor Trust Certificates) or (ii) Structured Asset Mortgage Investments II Grantor Trust 2007-AR4 with respect to the Grantor Trust Certificates.

Lender Paid PMI Rate — With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the Servicer out of interest collections on the related mortgage loan.

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds— All net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of the mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the Servicer in connection with the disposition of any such properties, and Subsequent Recoveries.

Loss Allocation Limitation — As defined under “Description of the Certificates—Allocation of Realized Losses”.

Margin— With respect to the Class A-1, Class A-2, Class A-3, Class A-4A, underlying Class A-4B, grantor trust Class A-4B, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be 0.200%, 0.160%, 0.220%, 0.180%, 0.180%, 0.180%, 0.220%, 0.250%, 0.280%, 0.500%, 0.550%, 0.650%, 0.850%, 1.000%, 1.250%, 2.000%, 2.100% and 2.100% per annum, respectively, provided that, after the first possible related optional termination date, the related margin for the Class A-1, Class A-2, Class A-3, Class A-4A, underlying Class A-4B, grantor trust Class A-4B, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9, Certificates will be 0.400%, 0.320%, 0.440%, 0.360%, 0.360%, 0.360%, 0.440%, 0.500%, 0.560%, 0.750%, 0.825%, 0.975%, 1.275%, 1.500%, 1.875%, 3.000%, 3.150% and 3.150% per annum, respectively.

Moody’s— Moody’s Investors Service, Inc., and any successor in interest.

Monthly Advance— The aggregate of all payments of interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal (if any) and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Depositor and the Sponsor as seller.

Net Deferred Interest— On any distribution date, Deferred Interest on the mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, available to be distributed on the Certificates on that distribution date.  With respect to any class of Certificates as of any distribution date, the Net Deferred Interest will be an amount equal to the product of (1) the difference, if any, between (a) the lesser of (i) the Pass-Through Rate for such class without regard to the Net Rate Cap on such distribution date and (ii) the Net Rate Cap on such distribution date, and (b) the Adjusted Rate Cap for such distribution date, (2) the Current Principal Amount of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

Net Liquidation Proceeds— Liquidation Proceeds net of unreimbursed advances by the Servicer, Monthly Advances, expenses incurred by the Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property and any other amounts payable to the Servicer under the Agreement.

Net Rate— For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate, (2) the Trustee Fee Rate and (3) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap—  With respect to the Offered Certificates (other than the Class X Certificates) and the Underlying Certificates, is equal to the weighted average of the Net Rates of the mortgage loans (less the sum of (x) the Pass-Through Rate on the Class X-1 Certificates multiplied by the Class X-1 notional amount and (y) the Pass-Through Rate on the Class X-2 Certificates multiplied by the Class X-2 notional amount, divided by the aggregate stated principal balance of the mortgage loans as of such distribution date.

Non-Offered Certificates— The Underlying Certificates, Class XP Certificates, Class B-IO Certificates and Residual Certificates.

Offered Certificates— The Class X, Class A-1, Class A-2, Class A-3, Class A-4A, Grantor Trust Class A-4B, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates.

Overcollateralization Amount— With respect to any distribution date, the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the mortgage loans incurred during the prior calendar month) plus related amounts on deposit in the Pre-Funding Account, over (ii) the aggregate Current Principal Amount of the Class A Certificates and the Class B Certificates, after taking into account the distributions of principal, less the net Deferred Interest, to be made on such distribution date.

Overcollateralization Release Amount— With respect to any distribution date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that distribution date and (ii) Principal Funds for that distribution date.

Overcollateralization Target Amount— With respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to approximately 2.20% of the aggregate principal balance of the mortgage loans as of the Cut-off Date plus amounts on deposit in the Pre-Funding Account, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the distribution date in September 2013, 5.50% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the mortgage loans incurred during the prior calendar month), plus amounts on deposit in the Pre-Funding Account and (2) on or after the distribution date in September 2013, 4.40% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the mortgage loans incurred during the prior calendar month) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date (approximately $6,149,262) plus amounts on deposit in the Pre-Funding Account as of the Closing Date or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

Pass-Through Rate— For each class of Offered Certificates and Underlying Certificates, has the meaning set forth under  “Description of the Certificates—Pass-Through Rates” in this prospectus supplement.

Pre-Funding Account — An account or sub-account into which the Depositor will deposit the Pre-Funded Amount as set forth in “Description of the Mortgage Loans—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.”

Pre-Funded Amount— The amount paid by the Depositor to the Trustee on the Closing Date for deposit in the Pre-Funding Account, which amount is approximately $120,157,587.

Pre-Funding Period— The period from the Closing Date up to and including November 15, 2007, in which the Trust may purchase Subsequent Mortgage Loans with amounts on deposit in the Pre-Funding Account.

Prepayment Interest Shortfalls — With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment during the prior calendar month or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month’s interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

Prepayment Period — With respect to any distribution date and (i) Principal Prepayments in full, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs, or (ii) Liquidation Proceeds, Realized Losses, Subsequent Recoveries and partial Principal Prepayments, the prior calendar month.

Principal Distribution Amount— With respect to each distribution date, an amount equal to:

1.            the Principal Funds for such distribution date, plus

2.            any Extra Principal Distribution Amount for such distribution date, minus

3.            any  Overcollateralization Release Amount for such distribution date.

Principal Funds— With respect to each distribution date, the greater of zero and the sum, without duplication, of:

1.	the scheduled principal collected on the mortgage loans , during the related Due Period or advanced on or before the servicer advance date;

2.	Principal Prepayments in respect of the mortgage loans , exclusive of any prepayment charges, collected in the related Prepayment Period;

3.	the Stated Principal Balance of each mortgage loan , that was repurchased by the Depositor or the Servicer during the related Due Period;

4.
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the Servicer in connection with a substitution of a mortgage loan , during the related Due Period;

5.
Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans , to the extent such proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period;

6.	the principal portion of the purchase price of the assets of the Trust, upon the exercise by the Depositor or its designee of its optional termination right;

7.	after November 15, 2007, any Pre-Funded Amount not applied to purchase Subsequent Mortgage Loans prior to such date;

minus

8.
any amounts required to be reimbursed to EMC, the Depositor, the Servicer, the Trustee, the Grantor Trustee or the Custodian, as provided in the Agreement or the Grantor Trust Agreement, as applicable;

9.
the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in available funds, for such distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest; and

10.	any Capitalization Reimbursement Amount for such distribution date.

Principal Prepayment— Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agency — Each of Moody's and S&P.

Realized Loss— With respect to any (i) Bankruptcy Loss or (ii)  Liquidated Mortgage Loan, (x) the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of such liquidation, less (y) the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

With respect to each mortgage loan which is the subject of a Servicing Modification during the calendar month immediately preceding the related distribution date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the mortgage loan and (b) the amount of any advances and Monthly Advances, to the extent forgiven, made by the Servicer with respect to such mortgage loan which are reimbursable from the Trust to the Servicer with respect to such Servicing Modification; provided that, the amounts expressed in clause (a) above shall not include the amounts expressed in clause (b) above.

In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are applied to reduce the Current Principal Amount of any class of Certificates (other than the Class XP, Class X, Class B-IO and Residual Certificates) on any distribution date.

With respect to each mortgage loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, then “Realized Loss” is the difference between the principal balance of such mortgage loan outstanding immediately prior to such Deficient Valuation and the principal balance of such mortgage loan as reduced by the Deficient Valuation.

           With respect to each mortgage loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date— For each class of Offered Certificates (other than the Class X Certificates) and Underlying Certificates, and for any distribution date, the Business Day prior to such distribution date.  For each class of Class X Certificates and Non-Offered Certificates, and for any distribution date, the last Business Day of the calendar month preceding the month in which such distribution date occurs.

Regular Certificates — All classes of certificates other than the Residual Certificates.

Remaining Excess Spread — With respect to any distribution date, the Excess Spread remaining after the distribution of any Extra Principal Distribution Amount for such distribution date.

REO Property — A mortgage property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (i) (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase reduced by (b) any portion of the Servicing Fee or advances payable to the purchaser of the mortgage loan and (ii) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any predatory lending laws.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the seller and any cash deposit in connection with the substitution of a mortgage loan. See“Description of the Securities” in the prospectus and “The Pooling and Servicing Agreement and the Grantor Trust Agreement—Representations and Warranties” in this prospectus supplement.

Reserve Fund — As described under “The Pooling and Servicing Agreement and the Grantor Trust Agreement—The Reserve Fund” in this prospectus supplement.

Residual Certificates — The Class R Certificates and the Class R-X Certificates.

Rules— The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled Monthly Payments— For any mortgage loan and each Due Period, the minimum payment of principal and interest due during such Due Period on such mortgage loan which either is payable by a mortgagor in such Due Period under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Senior Certificates— The Class A-1, Class A-2, Class A-3, Class A-4A, Underlying Class A-4B, Class A-5, Class A-6, Class A-7 and Class X Certificates.

Servicer— EMC Mortgage Corporation.

Servicing Fee — With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — A per annum rate ranging from 0.250% to 0.375%, as set forth in the mortgage loan schedule.

Servicing Modification — Any modification of a mortgage loan which is effected by the Servicer in accordance with the terms of the Agreement.

Sponsor— EMC Mortgage Corporation.

Stated Principal Balance — With respect to any mortgage loan (including Subsequent Mortgage Loans) or related REO Property, and for any distribution date,

(i) the sum of (a) the principal balance thereof as of the Cut-off Date (taking account of the principal payment to be made on the related Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (b) any amount by which the principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to such distribution date, and (c) the amount by which the Stated Principal Balance of the mortgage loan has been increased pursuant to a Servicing Modification of such mortgage loan, minus

(ii) the sum of (a) the principal portion of the Scheduled Monthly Payments due with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment), (b) all  Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, (c) all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement with respect to such mortgage loan, that were received by the Servicer as of the close of business on the last day of the calendar month related to such distribution date; and (d) any Realized Losses on such mortgage loan incurred prior to or during the related Prepayment Period.

The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — The earlier to occur of (i) the distribution date on which the aggregate Current Principal Amount of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in September 2010 and (y) the first distribution date for which the aggregate Current Principal Amount of the Subordinate Certificates plus the related Overcollateralization Amount divided by the aggregate Stated Principal Balance of the mortgage loans plus amounts on deposit in the Pre-Funding Account, is greater than or equal (i) prior to the distribution date in September 2013, 24.375% and (ii) on or after the distribution date in September 2013, 19.500%.

Subordinate Certificates— The Class B Certificates.

Subsequent Mortgage Loans —The mortgage loans acquired by the Trust during the Pre-Funding Period with amounts on deposit in the Pre-Funding Account.

Subsequent Recoveries — As of any distribution date, amounts received during the prior calendar month by the Servicer or surplus amounts held by the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Subsequent Transfer Date —  Each date on which any Subsequent Mortgage Loans are transferred to the Trustee, on behalf of the Trust, pursuant to any subsequent transfer instruments between the Depositor and the Trustee.

Swap Agreement— The swap agreement, dated as of the Closing Date, between the Grantor Trustee and the Swap Counterparty with respect to the of Underlying Certificates.

Swap Counterparty— Bear Stearns Capital Markets Inc.

Swap Counterparty Payment — On each distribution date and with respect to each class of Grantor Trust Certificates, the following amounts due to the Swap Counterparty pursuant to the Swap Agreement: (i) from interest payments on the Underlying Certificates, accrued and unpaid interest on the Swap Deferred Interest Amount and (ii) to the extent of principal payments on such Underlying Certificates, the Swap Deferred Interest Amount.

Swap Default— A default by the Swap Counterparty or the Grantor Trustee, or the occurrence of a termination event, under the Swap Agreement.

Swap Deferred Interest Amount — As of any distribution date and with respect to the Grantor Trust Certificates, the amount (if any) of Net Deferred Interest allocated to the Underlying Certificates, to the extent covered by a previous Swap Payment and not previously paid to the Swap Counterparty.

Swap Payment — On each distribution date and with respect to the Grantor Trust Certificates, the amount (if any, but not to be less than zero) due from the Swap Counterparty pursuant to the Swap Agreement, which will equal the amount of Net Deferred Interest allocated to the Underlying Certificates for such distribution date.

Swap Termination Date— The date on which the Swap Agreement is terminated pursuant to its terms or due to a Swap Default.

Trigger Event— The occurrence of either a Delinquency Test Violation or Cumulative Loss Test Violation.  A Trigger Event may be amended to change the calculation of delinquencies and Realized Losses for purposes of this definition without consent of the related Certificateholders, provided that, a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the related Certificates.

Trust — Structured Asset Mortgage Investments II Trust 2007-AR4.

Trustee — Wells Fargo Bank, National Association.

Underlying Certificates — The Underlying Class A-4B Certificates issued by the Trust on the Closing Date pursuant to the Agreement.

Unpaid Realized Loss Amount— With respect to any class of Class A Certificates or Class B Certificates and as to any distribution date, the excess of:

1.           Applied Realized Loss Amounts with respect to such class; over

2.	the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to a class of Offered Certificates or Underlying Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Current Principal Amount of such class.

ANNEX I

Distribution Date	Class A-5 Notional Balance ($)	Class A-5 Strike Rate (%)	Class A-5 Ceiling Rate (%)	Class A-6 Notional Balance ($)	Class A-6 Strike Rate (%)	Class A-6 Ceiling Rate (%)
September 2007	93,100,000	8.15	11.34	237,179,000	8.09	11.28
October 2007	93,100,000	9.47	11.34	237,179,000	9.41	11.28
November 2007	93,100,000	9.17	11.34	237,179,000	9.11	11.28
December 2007	93,100,000	9.48	11.34	237,179,000	9.42	11.28
January 2008	93,100,000	9.17	11.34	237,179,000	9.11	11.28
February 2008	93,100,000	9.17	11.34	237,179,000	9.11	11.28
March 2008	93,100,000	9.81	11.34	237,179,000	9.75	11.28
April 2008	93,100,000	9.16	11.34	237,179,000	9.10	11.28
May 2008	93,100,000	9.47	11.34	237,179,000	9.41	11.28
June 2008	93,100,000	9.15	11.34	237,179,000	9.09	11.28
July 2008	93,100,000	9.46	11.34	237,179,000	9.40	11.28
August 2008	93,100,000	9.14	11.34	237,179,000	9.08	11.28
September 2008	93,100,000	9.14	11.34	237,179,000	9.08	11.28
October 2008	93,100,000	9.44	11.34	237,179,000	9.38	11.28
November 2008	93,100,000	9.13	11.34	237,179,000	9.07	11.28
December 2008	93,100,000	9.43	11.34	237,179,000	9.37	11.28
January 2009	93,100,000	9.12	11.34	237,179,000	9.06	11.28
February 2009	93,100,000	9.11	11.34	237,179,000	9.05	11.28
March 2009	93,100,000	10.10	11.34	237,179,000	10.04	11.28
April 2009	86,572,479	9.11	11.34	237,179,000	9.05	11.28
May 2009	79,141,592	9.42	11.34	237,179,000	9.36	11.28
June 2009	71,813,539	9.11	11.34	237,179,000	9.05	11.28
July 2009	64,610,128	9.41	11.34	237,179,000	9.35	11.28
August 2009	57,425,148	9.10	11.34	237,179,000	9.04	11.28
September 2009	50,165,171	9.10	11.34	237,179,000	9.04	11.28
October 2009	42,890,029	9.41	11.34	237,179,000	9.35	11.28
November 2009	35,662,562	9.10	11.34	237,179,000	9.04	11.28
December 2009	28,506,961	9.41	11.34	237,179,000	9.35	11.28
January 2010	21,398,969	9.10	11.34	237,179,000	9.04	11.28
February 2010	14,387,995	9.10	11.34	237,179,000	9.04	11.28
March 2010	7,451,387	10.09	11.34	237,179,000	10.03	11.28
April 2010	570,280	9.10	11.34	237,179,000	9.04	11.28
May 2010	N/A	N/A	N/A	230,979,339	9.35	11.28
June 2010	N/A	N/A	N/A	224,304,632	9.04	11.28
July 2010	N/A	N/A	N/A	217,745,417	9.35	11.28
August 2010	N/A	N/A	N/A	211,307,421	9.04	11.28
September 2010	N/A	N/A	N/A	205,002,039	9.04	11.28
October 2010	N/A	N/A	N/A	198,841,419	9.35	11.28
November 2010	N/A	N/A	N/A	192,811,845	9.04	11.28
December 2010	N/A	N/A	N/A	186,918,858	9.35	11.28
January 2011	N/A	N/A	N/A	181,161,407	9.04	11.28
February 2011	N/A	N/A	N/A	175,540,937	9.04	11.28
March 2011	N/A	N/A	N/A	170,054,522	10.03	11.28
April 2011	N/A	N/A	N/A	164,695,192	9.04	11.28
May 2011	N/A	N/A	N/A	160,307,152	9.35	11.28
June 2011	N/A	N/A	N/A	156,445,326	9.04	11.28
July 2011	N/A	N/A	N/A	152,675,887	9.35	11.28
August 2011	N/A	N/A	N/A	148,996,616	9.04	11.28
September 2011	N/A	N/A	N/A	145,405,380	9.04	11.28
October 2011	N/A	N/A	N/A	141,900,156	9.35	11.28
November 2011	N/A	N/A	N/A	138,478,892	9.04	11.28
December 2011	N/A	N/A	N/A	135,139,585	9.35	11.28
January 2012	N/A	N/A	N/A	131,880,279	9.04	11.28
February 2012	N/A	N/A	N/A	128,699,066	9.04	11.28
March 2012	N/A	N/A	N/A	125,594,082	9.68	11.28
April 2012	N/A	N/A	N/A	122,563,509	9.04	11.28
May 2012	N/A	N/A	N/A	119,605,416	9.35	11.28
June 2012	N/A	N/A	N/A	116,718,230	9.04	11.28
July 2012	N/A	N/A	N/A	113,900,258	9.35	11.28
August 2012	N/A	N/A	N/A	111,149,687	9.04	11.28
September 2012	N/A	N/A	N/A	108,464,513	9.04	11.28
October 2012	N/A	N/A	N/A	105,843,742	9.35	11.28
November 2012	N/A	N/A	N/A	103,285,837	9.04	11.28
December 2012	N/A	N/A	N/A	100,789,296	9.35	11.28
January 2013	N/A	N/A	N/A	98,352,655	9.04	11.28
February 2013	N/A	N/A	N/A	95,974,482	9.04	11.28
March 2013	N/A	N/A	N/A	93,653,380	10.03	11.28
April 2013	N/A	N/A	N/A	91,387,988	9.04	11.28
May 2013	N/A	N/A	N/A	89,176,974	9.35	11.28
June 2013	N/A	N/A	N/A	87,019,039	9.04	11.28
July 2013	N/A	N/A	N/A	84,912,915	9.35	11.28
August 2013	N/A	N/A	N/A	82,857,365	9.04	11.28
September 2013	N/A	N/A	N/A	82,857,365	9.04	11.28
October 2013	N/A	N/A	N/A	82,857,365	9.35	11.28
November 2013	N/A	N/A	N/A	81,944,708	9.04	11.28
December 2013	N/A	N/A	N/A	79,959,423	9.35	11.28
January 2014	N/A	N/A	N/A	78,021,839	9.04	11.28
February 2014	N/A	N/A	N/A	76,130,816	9.04	11.28
March 2014	N/A	N/A	N/A	74,285,240	10.03	11.28
April 2014	N/A	N/A	N/A	72,484,025	9.04	11.28
May 2014	N/A	N/A	N/A	70,726,111	9.35	11.28
June 2014	N/A	N/A	N/A	69,010,462	9.04	11.28
July 2014	N/A	N/A	N/A	67,336,067	9.35	11.28
August 2014	N/A	N/A	N/A	65,701,940	9.04	11.28
September 2014	N/A	N/A	N/A	64,107,118	9.04	11.28
October 2014	N/A	N/A	N/A	62,550,661	9.35	11.28
November 2014	N/A	N/A	N/A	61,031,650	9.04	11.28
December 2014	N/A	N/A	N/A	59,549,190	9.35	11.28
January 2015	N/A	N/A	N/A	58,102,406	9.04	11.28
February 2015	N/A	N/A	N/A	56,690,446	9.04	11.28
March 2015	N/A	N/A	N/A	55,312,475	10.03	11.28
April 2015	N/A	N/A	N/A	53,967,680	9.04	11.28
May 2015	N/A	N/A	N/A	52,655,267	9.35	11.28
June 2015	N/A	N/A	N/A	51,374,461	9.04	11.28
July 2015	N/A	N/A	N/A	50,124,505	9.35	11.28
August 2015	N/A	N/A	N/A	48,904,661	9.04	11.28
September 2015	N/A	N/A	N/A	47,714,208	9.04	11.28
October 2015	N/A	N/A	N/A	46,552,442	9.35	11.28
November 2015	N/A	N/A	N/A	45,418,676	9.04	11.28
December 2015	N/A	N/A	N/A	44,312,239	9.35	11.28

ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the certificates, which are referred to as the global securities, will be available only in book-entry form.  Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.  Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.  None of the Depositor, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC.  Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificate.  Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants.  Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser.  When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment.  Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date.  Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities.  After this settlement has been completed, the interest will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account.  The credit of this interest will appear on the next business day and the cash debit will be back-valued to and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon.  Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken.  At least three techniques should be available to eliminate this potential condition:

•
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•
borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant.  The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment.  Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date.  The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York.  If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•
each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

a) Exemption for Non-U.S. Persons—Form W-8BEN.  Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.  Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form       W-8BEN.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

b) Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI.  A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

c) Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure.  The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed.  However, the W-8BEN and

W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term “U.S. person” means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change.  Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person.  The term “Non-U.S. person” means any person who is not a U.S. person.  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to August 1, 2007, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise.  In any such event, other mortgage loans may be included in the Trust.  SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the Mortgage Loans may decrease the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set fort in this Prospectus Supplement by as much as ten percent (10%).  Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof.

Principal Balances of the Mortgage Loans at Origination in Total

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0-100,000	107	$8,435,411	0.73%
100,001-200,000	545	88,248,666	7.68
200,001-300,000	784	196,307,289	17.08
300,001-400,000	595	209,306,817	18.21
400,001-500,000	456	208,245,536	18.11
500,001-600,000	250	137,305,424	11.94
600,001-700,000	126	80,844,015	7.03
700,001-800,000	43	32,641,779	2.84
800,001-900,000	21	17,739,066	1.54
900,001-1,000,000	43	41,712,565	3.63
1,000,001-1,100,000	10	10,784,457	0.94
1,100,001-1,200,000	6	6,845,652	0.60
1,200,001-1,300,000	8	10,080,360	0.88
1,300,001-1,400,000	7	9,526,735	0.83
1,400,001-1,500,000	10	14,862,761	1.29
1,500,001 or greater	31	76,758,823	6.68
Total	3,042	$1,149,645,357	100.00%

Minimum Original Principal Balance:	$39,000
Maximum Original Principal Balance:	$6,375,000
Average Original Principal Balance:	$375,971

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0-100,000	96	$7,328,284	0.64%
100,001-200,000	535	85,031,524	7.40
200,001-300,000	776	191,685,072	16.67
300,001-400,000	601	208,702,813	18.15
400,001-500,000	441	198,248,351	17.24
500,001-600,000	273	147,769,152	12.85
600,001-700,000	140	89,210,543	7.76
700,001-800,000	43	32,432,681	2.82
800,001-900,000	21	17,761,574	1.54
900,001-1,000,000	39	37,432,511	3.26
1,000,001-1,100,000	13	13,561,191	1.18
1,100,001-1,200,000	7	8,049,319	0.70
1,200,001-1,300,000	7	8,679,752	0.75
1,300,001-1,400,000	8	10,724,370	0.93
1,400,001-1,500,000	7	10,239,493	0.89
1,500,001 or greater	35	82,788,727	7.20
Total	3,042	$1,149,645,357	100.00%

Minimum Scheduled Principal Balance:	$38,921
Maximum Scheduled Principal Balance:	$6,460,074
Average Scheduled Principal Balance:	$377,924

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000-1.249	104	$46,706,555	4.06%
1.500-1.749	4	1,596,697	0.14
1.750-1.999	51	32,692,027	2.84
2.000-2.249	43	11,147,393	0.97
2.250-2.499	10	3,918,709	0.34
2.500-2.749	5	1,175,472	0.10
2.750-2.999	4	1,116,368	0.10
3.000-3.249	3	561,944	0.05
3.250-3.499	14	3,485,618	0.30
3.500-3.749	1	451,368	0.04
3.750-3.999	1	420,541	0.04
4.500-4.749	2	593,230	0.05
5.000-5.249	2	466,923	0.04
6.500-6.749	1	376,862	0.03
7.000-7.249	4	1,294,244	0.11
7.250-7.499	33	12,369,480	1.08
7.500-7.749	65	25,558,165	2.22
7.750-7.999	152	65,789,045	5.72
8.000-8.249	230	91,767,143	7.98
8.250-8.499	392	142,485,884	12.39
8.500-8.749	566	224,747,443	19.55
8.750-8.999	467	173,234,763	15.07
9.000-9.249	208	69,985,099	6.09
9.250-9.499	238	84,757,919	7.37
9.500-9.749	141	51,664,880	4.49
9.750-9.999	197	66,248,929	5.76
10.000-10.249	56	19,477,072	1.69
10.250-10.499	39	12,227,045	1.06
10.500-10.749	9	3,328,541	0.29
Total	3,042	$1,149,645,357	100.00%

Minimum Mortgage Rate:	1.000%
Maximum Mortgage Rate:	10.622%
Weighted Average Mortgage Rate:	8.100%

Original Loan-to-Value Ratios* in Total

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00-30.00	11	$2,316,458	0.20%
30.01-40.00	22	7,282,667	0.63
40.01-50.00	53	22,307,114	1.94
50.01-55.00	36	14,608,606	1.27
55.01-60.00	53	27,727,424	2.41
60.01-65.00	89	55,083,193	4.79
65.01-70.00	165	82,942,217	7.21
70.01-75.00	413	174,819,575	15.21
75.01-80.00	935	343,060,077	29.84
80.01-85.00	103	35,037,568	3.05
85.01-90.00	820	268,936,350	23.39
90.01-95.00	288	100,200,116	8.72
95.01-100.00	54	15,323,993	1.33
Total	3,042	$1,149,645,357	100.00%

Weighted Average Original Loan-to-Value:	79.28

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Total

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	6	$2,126,880	0.19%
Alaska	1	236,599	0.02
Arizona	190	66,428,131	5.78
California	948	458,844,453	39.91
Colorado	44	15,435,783	1.34
Connecticut	24	11,675,511	1.02
Delaware	8	2,127,093	0.19
District of Columbia	10	4,919,082	0.43
Florida	568	193,872,914	16.86
Georgia	41	9,622,002	0.84
Hawaii	27	11,803,280	1.03
Idaho	21	5,739,407	0.50
Illinois	96	29,405,539	2.56
Indiana	8	1,831,526	0.16
Kansas	2	454,822	0.04
Kentucky	9	903,971	0.08
Louisiana	1	160,350	0.01
Maine	1	253,456	0.02
Maryland	79	24,399,281	2.12
Massachusetts	43	17,799,568	1.55
Michigan	40	12,065,898	1.05
Minnesota	11	2,444,133	0.21
Mississippi	2	652,380	0.06
Missouri	13	2,692,404	0.23
Montana	1	576,947	0.05
Nebraska	1	74,540	0.01
Nevada	101	32,705,372	2.84
New Hampshire	3	769,413	0.07
New Jersey	76	27,206,819	2.37
New Mexico	8	2,919,018	0.25
New York	75	36,961,581	3.22
North Carolina	45	15,036,340	1.31
Ohio	29	6,780,843	0.59
Oklahoma	3	518,300	0.05
Oregon	60	18,906,782	1.64
Pennsylvania	58	12,508,170	1.09
Rhode Island	7	2,224,625	0.19
South Carolina	15	5,719,889	0.50
South Dakota	5	776,490	0.07
Tennessee	12	2,493,243	0.22
Texas	36	7,690,461	0.67
Utah	33	9,572,898	0.83
Virginia	101	33,277,237	2.89
Washington	173	55,301,740	4.81
Wisconsin	6	1,049,501	0.09
Wyoming	1	680,683	0.06
Total	3,042	$1,149,645,357	100.00%

*No more than approximately 0.74% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Total

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
600-619	1	$226,377	0.02%
620-639	174	55,292,734	4.81
640-659	234	76,136,112	6.62
660-679	424	162,936,307	14.17
680-699	535	200,010,492	17.40
700-719	466	176,569,896	15.36
720-739	397	160,710,456	13.98
740-759	287	112,606,121	9.79
760-779	260	98,712,885	8.59
780-799	167	66,284,853	5.77
800-819	76	33,839,953	2.94
820-839	20	5,974,370	0.52
840-859	1	344,800	0.03
Total	3,042	$1,149,645,357	100.00%

Non-Zero Weighted Average Credit Score:	712

Property Types of the Mortgage Properties in Total

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	185	$67,410,677	5.86%
CO-OP	1	295,619	0.03
Condominium	331	104,109,377	9.06
PUD	591	237,177,671	20.63
Single Family	1,932	740,300,445	64.39
Townhouse	2	351,568	0.03
Total	3,042	$1,149,645,357	100.00%

Occupancy Status of Mortgage Properties in Total
Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	550	$138,389,380	12.04%
Owner Occupied	2,321	952,368,249	82.84
Second Home	171	58,887,728	5.12
Total	3,042	$1,149,645,357	100.00%

Loan Purpose of the Mortgage Loans in Total

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	1,466	$551,251,762	47.95%
Purchase	753	275,055,024	23.93
Rate/Term Refinance	823	323,338,571	28.13
Total	3,042	$1,149,645,357	100.00%

Documentation Type of the Mortgage Loans in Total

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	527	$153,669,219	13.37%
No Income/No Asset	3	4,594,514	0.40
No Ratio	147	61,246,094	5.33
Stated Income	1,981	816,581,217	71.03
Stated/Stated	384	113,554,312	9.88
Total	3,042	$1,149,645,357	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Total

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	1,603	$584,305,163	50.82%
480	1,439	565,340,194	49.18
Total	3,042	$1,149,645,357	100.00%

Minimum Original Term to Stated Maturity (Mths):	360
Maximum Original Term to Stated Maturity (Mths):	480
Weighted Average Orig. Term to Stated Mat. (Mths):	419

Remaining Terms to Stated Maturity of the Mortgage Loans in Total
Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300-359	1,453	$525,959,556	45.75%
360-360	150	58,345,606	5.08
361 or greater	1,439	565,340,194	49.18
Total	3,042	$1,149,645,357	100.00%

Minimum Remaining Term to Stated Maturity (Mths):	338
Maximum Remaining Term to Stated Maturity (Mths):	480
Weighted Average Rem. Term to Stated Mat. (Mths):	417

Index of the Mortgage Loans in Total

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 Mo Libor	103	$33,798,248	2.94%
MTA	2,939	1,115,847,109	97.06
Total	3,042	$1,149,645,357	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Total

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 Month	3,042	$1,149,645,357	100.00%
Total	3,042	$1,149,645,357	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Total

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1	3,038	$1,148,071,290	99.86%
2	4	1,574,067	0.14
Total	3,042	$1,149,645,357	100.00%

Weighted Average Months to Next Rate Adjustment :	1

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000-9.750	2	$533,238	0.05%
9.751-10.000	1,367	609,149,684	52.99
10.251-10.500	331	88,481,054	7.70
10.501-10.750	948	328,498,249	28.57
10.751-11.000	116	24,650,859	2.14
11.001-11.250	1	253,456	0.02
11.251-11.500	5	2,995,304	0.26
11.751-12.000	272	95,083,511	8.27
Total	3,042	$1,149,645,357	100.00%

Weighted Average Maximum Mortgage Rate:	10.347%

Periodic Rate Cap of the Mortgage Loans in Total

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	3,042	$1,149,645,357	100.00%
Total	3,042	$1,149,645,357	100.00%

Non-Zero Weighted Average Periodic Rate Cap:	N/A

Initial Rate Cap of the Mortgage Loans in Total

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	3,042	$1,149,645,357	100.00%
Total	3,042	$1,149,645,357	100.00%

Non-Zero Weighted Average Initial Rate Cap:	N/A

 Gross Margin of the Mortgage Loans in Total

Gross Margins (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.751-2.000	1	$333,384	0.03%
2.001-2.250	21	6,795,055	0.59
2.251-2.500	50	18,880,988	1.64
2.501-2.750	87	35,974,419	3.13
2.751-3.000	199	83,794,085	7.29
greater than 3.001	2,684	1,003,867,425	87.32
Total	3,042	$1,149,645,357	100.00%

Weighted Average Gross Margin:	3.713%
Interest Only Feature of the Mortgage Loans in Total

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	3,042	$1,149,645,357	100.00%
Total	3,042	$1,149,645,357	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Total

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	616	$260,007,915	22.62%
4 Months	47	29,339,775	2.55
12 Months	522	219,146,243	19.06
24 Months	160	52,080,110	4.53
30 Months	6	2,381,410	0.21
36 Months	1,690	586,255,320	50.99
60 Months	1	434,584	0.04
Total	3,042	$1,149,645,357	100.00%

SCHEDULE B

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Current Balance ($)	Original Balance ($)	Current Gross Mortgage Rate (%)	Current Net Mortgage Rate (%)	Initial Monthly Payment ($)	Original Term to Maturity (in months)	Original Amortiza-tion Term to Maturity (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	3,038,150.00	3,038,150.00	1.0000000000	0.6175000000	9,771.89	360	360	360	3.0513429225	No Cap
2	590,000.00	590,000.00	2.1250000000	1.2025000000	2,217.82	360	360	360	3.3750000000	No Cap
3	229,500.00	229,500.00	3.2500000000	2.0075000000	998.80	360	360	360	4.7500000000	No Cap
4	2,951,649.22	2,958,700.00	4.3862169325	4.0037169325	9,516.36	360	360	359	2.9137839256	No Cap
5	1,480,489.22	1,483,500.00	3.4088304751	3.0263304751	5,483.29	360	360	359	3.5000000000	No Cap
6	361,205.29	361,800.00	3.2500000000	2.2275000000	1,574.58	360	360	359	4.7500000000	No Cap
7	364,146.58	363,500.00	8.8750000000	8.4925000000	1,169.16	360	360	358	3.5000000000	No Cap
8	834,736.56	833,600.00	8.8750000000	8.4925000000	3,081.16	360	360	358	3.5000000000	No Cap
9	207,000.00	207,000.00	2.0000000000	1.6175000000	626.85	480	480	480	3.5000000000	No Cap
10	814,616.70	816,000.00	3.4313725154	3.0488725154	2,063.30	480	480	479	3.2892156857	No Cap
11	696,713.01	698,250.00	8.1250000000	7.7425000000	2,409.80	360	360	359	2.7500000000	No Cap
12	768,600.00	768,600.00	2.2500000000	1.8675000000	2,937.95	360	360	360	2.8237704918	No Cap
13	254,650.00	254,650.00	4.2500000000	3.1975000000	1,252.72	360	360	360	4.5000000000	No Cap
14	279,454.71	280,000.00	8.5000000000	8.1175000000	1,070.29	360	360	359	3.1250000000	No Cap
15	304,011.68	303,300.00	7.8750000000	7.4925000000	1,278.73	360	360	356	2.2500000000	No Cap
16	365,000.00	365,000.00	8.9190000000	8.5365000000	922.92	480	480	480	3.6000000000	No Cap
17	213,800.00	213,800.00	8.5190000000	8.1365000000	581.97	480	480	480	3.2000000000	No Cap
18	481,500.00	481,500.00	9.4090000000	8.5965000000	1,338.20	480	480	480	4.0900000000	No Cap
19	234,650.00	234,650.00	9.2940000000	8.9115000000	695.24	480	480	480	3.9750000000	No Cap
20	486,630.00	486,630.00	8.7860000000	7.6935000000	1,414.17	480	480	480	3.4650000000	No Cap
21	992,750.00	992,750.00	8.5150526316	8.1325526316	2,941.41	480	480	480	3.1960526316	No Cap
22	2,289,200.00	2,289,200.00	1.0000000000	0.6175000000	7,362.97	360	360	360	3.3390267342	No Cap
23	477,000.00	477,000.00	2.0000000000	1.6175000000	1,763.08	360	360	360	3.5000000000	No Cap
24	275,500.00	275,500.00	2.1250000000	0.8425000000	1,035.61	360	360	360	4.2500000000	No Cap
25	455,000.00	455,000.00	2.2500000000	1.1075000000	1,739.22	360	360	360	4.7500000000	No Cap
26	5,604,225.34	5,617,650.00	2.8094975812	2.4269975812	18,068.57	360	360	359	3.1126485737	No Cap
27	219,534.89	220,000.00	8.7500000000	7.7875000000	785.94	360	360	359	3.7500000000	No Cap
28	599,780.25	601,000.00	2.0000000000	1.6175000000	2,221.42	360	360	359	3.5000000000	No Cap
29	205,690.24	206,100.00	2.1250000000	0.5625000000	774.73	360	360	359	4.5000000000	No Cap
30	619,790.63	621,000.00	2.2500000000	0.8975000000	2,373.75	360	360	359	4.6250000000	No Cap
31	102,427.68	102,600.00	3.1250000000	1.9925000000	439.51	360	360	359	4.3750000000	No Cap
32	736,156.41	719,250.00	8.1684850184	7.7859850184	2,313.39	360	360	350	3.1684850184	No Cap
33	1,411,693.52	1,367,400.00	8.3957186667	8.0132186667	4,398.09	360	360	349	3.3957186667	No Cap
34	1,444,785.43	1,402,750.00	8.0577188052	7.6752188052	4,714.47	360	360	348	3.0577188052	No Cap
35	963,924.89	931,700.00	8.4489190582	8.0664190582	3,702.00	360	360	348	3.4489190582	No Cap
36	541,103.18	519,800.00	8.3750000000	7.9925000000	1,797.26	360	360	347	3.3750000000	No Cap
37	257,930.08	247,500.00	8.6250000000	8.2425000000	983.42	360	360	346	3.6250000000	No Cap
38	213,976.97	209,100.00	7.7500000000	7.3675000000	722.99	360	360	342	2.8000000000	No Cap
39	400,545.22	400,000.00	8.3750000000	7.9925000000	1,286.56	360	360	358	3.3750000000	No Cap
40	396,670.86	396,000.00	9.2500000000	8.1075000000	1,513.69	360	360	358	4.2500000000	No Cap
41	217,217.49	224,000.00	8.2500000000	7.8675000000	720.47	360	360	356	3.2500000000	No Cap
42	68,149.40	67,500.00	9.7500000000	8.2875000000	293.76	360	360	356	4.7500000000	No Cap
43	277,696.49	275,000.00	7.5000000000	7.1175000000	884.51	360	360	355	2.5000000000	No Cap
44	144,740.95	143,200.00	8.2500000000	7.8675000000	529.30	360	360	355	3.2500000000	No Cap
45	845,349.23	834,500.00	8.2971560597	7.9146560597	2,684.08	360	360	353	3.2893716657	No Cap
46	693,145.76	678,550.00	8.1724520540	7.7899520540	2,182.48	360	360	352	3.1724520540	No Cap
47	487,884.39	476,500.00	8.2792385226	7.8967385226	1,532.61	360	360	351	3.2792385226	No Cap
48	261,003.84	254,500.00	8.6250000000	8.2425000000	940.68	360	360	351	3.6250000000	No Cap
49	2,019,200.00	2,019,200.00	1.0000000000	0.6175000000	5,105.68	480	480	480	3.3612321712	No Cap
50	1,472,485.72	1,475,000.00	3.6440222116	3.2615222116	3,729.62	480	480	479	3.0690637513	No Cap
51	405,347.33	405,900.00	2.0000000000	1.6175000000	1,229.17	480	480	479	3.5000000000	No Cap
52	1,762,308.80	1,757,450.00	8.4004673195	8.0179673195	4,443.82	480	480	478	3.4004673195	No Cap
53	244,500.00	244,500.00	1.2500000000	0.8675000000	814.80	360	360	360	2.7500000000	No Cap
54	558,717.12	560,000.00	7.7500000000	7.3675000000	1,866.21	360	360	359	2.7500000000	No Cap
55	161,780.78	161,500.00	8.8750000000	7.9725000000	578.14	480	480	476	3.8750000000	No Cap
56	468,100.00	468,100.00	1.5000000000	1.1175000000	1,615.51	360	360	360	2.8750000000	No Cap
57	326,827.05	324,000.00	8.5000000000	8.1175000000	1,118.19	360	360	356	3.5000000000	No Cap
58	444,322.83	445,000.00	1.5000000000	1.1175000000	1,233.42	480	480	479	3.5000000000	No Cap
59	380,000.00	380,000.00	3.2500000000	2.8675000000	1,653.78	360	360	360	3.5000000000	No Cap
60	59,400.00	59,400.00	3.2500000000	2.8675000000	221.29	480	480	480	3.5000000000	No Cap
61	134,805.00	135,000.00	2.2500000000	1.8675000000	426.79	480	480	479	3.5000000000	No Cap
62	451,367.52	451,800.00	3.5000000000	1.8275000000	1,750.23	480	480	479	4.5000000000	No Cap
63	52,727.98	52,200.00	9.6250000000	8.4925000000	230.49	480	480	476	4.6250000000	No Cap
64	300,000.00	300,000.00	8.4050000000	8.0225000000	1,021.03	360	360	360	3.4000000000	No Cap
65	474,916.57	473,000.00	8.7050000000	8.3225000000	1,521.35	360	360	359	3.7000000000	No Cap
66	368,231.41	366,813.00	8.8300000000	8.4475000000	1,288.06	360	360	359	3.8250000000	No Cap
67	479,441.68	478,000.00	8.3177068948	7.9352068948	1,742.97	360	360	359	3.3127068948	No Cap
68	226,377.26	224,968.00	7.7250000000	7.3425000000	749.71	360	360	357	2.7200000000	No Cap
69	1,165,500.00	1,165,500.00	9.1630540541	8.7805540541	3,859.66	480	480	480	4.1493243243	No Cap
70	134,812.00	135,000.00	8.6050000000	8.2225000000	401.75	480	480	479	3.6000000000	No Cap
71	573,987.50	571,500.00	9.1800000000	8.7975000000	1,892.57	480	480	479	4.1750000000	No Cap
72	376,155.10	375,000.00	8.0550000000	7.6725000000	1,367.40	360	360	358	3.0500000000	No Cap
73	190,400.00	190,400.00	8.9550000000	8.5725000000	607.08	480	480	479	3.9500000000	No Cap
74	366,002.63	364,500.00	8.8050000000	8.4225000000	1,177.05	480	480	478	3.8000000000	No Cap
75	400,069.33	396,150.00	7.9800000000	7.5975000000	1,343.56	360	360	357	2.9750000000	No Cap
76	716,910.38	708,750.00	8.6357581129	8.2532581129	2,412.17	360	360	357	3.6307581129	No Cap
77	379,998.59	375,000.00	8.0250000000	7.6425000000	1,276.28	360	360	356	3.0200000000	No Cap
78	3,569,286.96	3,500,000.00	8.1250000000	7.7425000000	12,332.73	360	360	354	3.1200000000	No Cap
79	3,190,000.00	3,190,000.00	1.0000000000	0.6175000000	10,260.33	360	360	360	3.4012539185	No Cap
80	1,999,669.68	2,005,950.00	8.2886609234	7.9061609234	6,451.94	360	360	359	3.2886609234	No Cap
81	307,290.84	307,000.00	7.8750000000	7.4925000000	987.44	360	360	358	2.8750000000	No Cap
82	268,627.98	267,200.00	8.5000000000	8.1175000000	859.43	360	360	357	3.5000000000	No Cap
83	508,000.00	508,000.00	1.0000000000	0.6175000000	1,284.51	480	480	480	3.5000000000	No Cap
84	1,888,700.00	1,888,700.00	1.0000000000	0.6175000000	6,074.83	360	360	360	3.4122412241	No Cap
85	1,287,502.65	1,733,000.00	8.4914766884	8.1089766884	5,574.02	360	360	359	3.4914766884	No Cap
86	332,019.94	319,500.00	8.3750000000	7.9925000000	1,104.71	360	360	348	3.3750000000	No Cap
87	973,229.72	972,000.00	8.2572534982	7.8747534982	3,126.34	360	360	358	3.2572534982	No Cap
88	825,866.40	824,000.00	8.3478981558	7.9653981558	2,650.32	360	360	357	3.3478981558	No Cap
89	653,080.91	650,000.00	8.5000000000	8.1175000000	2,402.53	360	360	357	3.5000000000	No Cap
90	813,136.81	806,000.00	8.3437090894	7.9612090894	2,592.41	360	360	356	3.3437090894	No Cap
91	627,387.00	620,000.00	8.1250000000	7.7425000000	1,994.17	360	360	354	3.1250000000	No Cap
92	421,152.28	420,000.00	8.3750000000	7.9925000000	1,062.00	480	480	478	3.3750000000	No Cap
93	300,805.15	300,000.00	8.5000000000	8.1175000000	908.48	480	480	478	3.5000000000	No Cap
94	462,188.10	455,200.00	8.5000000000	8.2425000000	1,151.00	480	480	475	3.5000000000	No Cap
95	1,025,940.90	1,000,000.00	8.5000000000	8.1175000000	2,528.56	480	480	473	3.5000000000	No Cap
96	250,991.34	247,500.00	8.4050000000	8.0225000000	1,092.82	360	360	353	3.4000000000	No Cap
97	141,698.06	139,200.00	8.4050000000	8.0225000000	586.12	360	360	352	3.4000000000	No Cap
98	259,255.62	255,000.00	8.4050000000	8.0225000000	1,125.93	360	360	352	3.4000000000	No Cap
99	13,610,316.18	13,681,500.00	1.7500000000	1.3675000000	48,876.38	360	360	358	3.4596123775	No Cap
100	780,682.67	784,000.00	1.7500000000	1.3675000000	2,800.79	360	360	358	3.5000000000	No Cap
101	8,675,187.81	8,881,600.00	8.4496027847	8.0671027847	31,729.00	360	360	357	3.4496027847	No Cap
102	16,524,281.60	16,601,400.00	1.7500000000	1.3675000000	59,307.51	360	360	358	3.4827862492	No Cap
103	6,338,060.88	6,385,700.00	8.4665599291	8.0840599291	22,813.95	360	360	357	3.4665599291	No Cap
104	3,598,500.00	3,598,500.00	8.2327365569	7.8502365569	11,574.19	360	360	360	3.2207447548	No Cap
105	2,922,000.00	2,922,000.00	8.0620239562	7.6795239562	9,737.61	360	360	360	3.0414784394	No Cap
106	168,000.00	168,000.00	8.7720000000	8.3895000000	563.82	360	360	360	3.7500000000	No Cap
107	438,350.00	438,350.00	8.7611239877	8.3786239877	1,491.89	360	360	360	3.7391239877	No Cap
108	157,500.00	157,500.00	8.5550000000	8.1725000000	547.35	360	360	360	3.5500000000	No Cap
109	405,000.00	405,000.00	9.5220000000	8.0395000000	1,441.88	360	360	360	4.5000000000	No Cap
110	218,250.00	218,250.00	8.4620000000	7.3895000000	781.29	360	360	360	3.4400000000	No Cap
111	1,536,500.00	1,536,500.00	8.4161845103	8.0336845103	5,602.68	360	360	360	3.4011714937	No Cap
112	937,000.00	937,000.00	8.8248100320	8.4423100320	3,534.04	360	360	360	3.8037353255	No Cap
113	495,250.00	495,250.00	5.9842629985	5.6017629985	1,905.72	360	360	360	3.8115598183	No Cap
114	166,600.00	166,600.00	8.5220000000	8.1395000000	653.95	360	360	360	3.5000000000	No Cap
115	278,370.00	278,370.00	9.9220000000	8.0395000000	1,103.52	360	360	360	4.9000000000	No Cap
116	650,000.00	650,000.00	8.8700000000	8.4875000000	2,624.39	360	360	360	3.8650000000	No Cap
117	15,534,638.61	15,482,300.00	8.2200891371	7.8375891371	50,384.97	360	360	359	3.2116380620	No Cap
118	1,752,246.93	1,746,000.00	8.9840840405	8.6015840405	5,818.58	360	360	359	3.9644706852	No Cap
119	1,197,766.28	1,195,700.00	8.4854511595	8.1029511595	4,012.83	360	360	359	3.4804511595	No Cap
120	2,046,931.16	2,040,000.00	8.1300000000	7.7475000000	6,918.74	360	360	359	3.1250000000	No Cap
121	3,617,685.59	3,605,410.00	8.5063120466	8.1238120466	12,270.72	360	360	359	3.4974930856	No Cap
122	362,532.73	361,000.00	9.2050000000	8.2425000000	1,241.56	360	360	359	4.2000000000	No Cap
123	170,112.59	169,500.00	8.4700000000	7.2075000000	586.20	360	360	359	3.4650000000	No Cap
124	217,795.97	217,000.00	8.5550000000	8.1725000000	754.13	360	360	359	3.5500000000	No Cap
125	1,654,261.85	1,647,768.00	8.9260274412	7.9848063609	5,786.14	360	360	359	3.9210274412	No Cap
126	815,746.47	812,500.00	9.0486595398	7.6634153277	2,892.65	360	360	359	4.0436595398	No Cap
127	441,252.62	439,920.00	7.9050000000	7.5225000000	1,571.59	360	360	359	2.9000000000	No Cap
128	243,833.36	243,000.00	8.4000000000	8.0175000000	871.08	360	360	359	3.3950000000	No Cap
129	585,270.83	582,798.00	9.6413571848	8.6091007656	2,117.89	360	360	359	4.6363571848	No Cap
130	3,762,981.38	3,756,400.00	8.6266856239	8.2441856239	13,697.30	360	360	359	3.6216856239	No Cap
131	787,036.23	786,150.00	4.0084591209	3.4104303085	1,738.78	360	360	359	3.9166700414	No Cap
132	456,671.40	455,000.00	8.9170960936	8.5345960936	1,716.10	360	360	359	3.9120960936	No Cap
133	451,763.48	450,000.00	9.4050000000	9.0225000000	1,725.85	360	360	359	4.4000000000	No Cap
134	1,038,754.01	1,035,700.00	8.4276931750	8.0451931750	3,985.39	360	360	359	3.4226931750	No Cap
135	1,099,305.06	1,097,000.00	9.5876238519	8.5981592919	4,348.75	360	360	359	4.5826238519	No Cap
136	215,932.06	215,000.00	10.0220000000	8.5395000000	863.55	360	360	359	5.0000000000	No Cap
137	259,527.66	260,000.00	9.9500000000	9.5675000000	1,049.76	360	360	359	5.2500000000	No Cap
138	194,643.33	193,927.00	9.4200000000	9.0375000000	808.74	360	360	359	4.4150000000	No Cap
139	2,509,427.27	2,491,500.00	8.4625450219	8.0800450219	8,013.64	360	360	358	3.4575450219	No Cap
140	1,053,007.83	1,048,600.00	7.8468176340	7.4643176340	3,568.81	360	360	358	2.8418176340	No Cap
141	138,306.59	137,000.00	9.8050000000	8.6225000000	471.17	360	360	358	4.8000000000	No Cap
142	682,247.13	683,200.00	7.8050000000	7.4225000000	2,491.21	360	360	358	2.8000000000	No Cap
143	444,814.52	441,000.00	9.9050000000	8.5025000000	1,748.22	360	360	358	4.9000000000	No Cap
144	343,280.65	338,000.00	8.6550000000	8.2725000000	1,087.14	360	360	356	3.6500000000	No Cap
145	555,414.13	547,000.00	8.3150728066	7.9325728066	1,759.37	360	360	354	3.3150728066	No Cap
146	765,743.29	750,500.00	8.3750000000	7.9925000000	2,413.90	360	360	353	3.3750000000	No Cap
147	5,597,760.00	5,597,760.00	8.2932318410	7.9107318410	14,154.29	480	480	480	3.2791213271	No Cap
148	2,167,500.00	2,167,500.00	8.7421937716	8.3596937716	5,740.52	480	480	480	3.7226643599	No Cap
149	47,600.00	47,600.00	9.2000000000	8.8175000000	127.23	480	480	480	4.1950000000	No Cap
150	2,316,768.00	2,316,768.00	8.6688916801	8.2863916801	6,306.27	480	480	480	3.6550510884	No Cap
151	577,250.00	577,250.00	9.8454343872	9.4629343872	1,665.67	480	480	480	4.8320485058	No Cap
152	282,200.00	282,200.00	8.7450000000	7.6725000000	820.09	480	480	480	3.7400000000	No Cap
153	1,447,000.00	1,447,000.00	8.4156641327	8.0331641327	4,306.12	480	480	480	3.4078092605	No Cap
154	1,393,750.00	1,393,750.00	8.4772304933	8.0947304933	4,331.45	480	480	480	3.4629147982	No Cap
155	268,500.00	268,500.00	10.0050000000	9.6225000000	889.16	480	480	480	5.0000000000	No Cap
156	305,900.00	305,900.00	10.3720000000	8.8895000000	1,030.01	480	480	480	5.3500000000	No Cap
157	123,400.00	123,400.00	8.3300000000	7.9475000000	425.90	480	480	480	3.3250000000	No Cap
158	183,990.00	183,990.00	8.6800000000	8.2975000000	661.31	480	480	480	3.6750000000	No Cap
159	11,198,266.98	11,152,990.00	8.4253795575	8.0428795575	28,201.02	480	480	479	3.4203795575	No Cap
160	2,781,068.63	2,768,500.00	8.6091320986	8.2266320986	7,332.23	480	480	479	3.6041320986	No Cap
161	149,722.10	148,950.00	9.4550000000	8.4525000000	403.61	480	480	479	4.4500000000	No Cap
162	4,603,257.47	4,584,170.00	8.4153839904	8.0328839904	12,478.17	480	480	479	3.4103839904	No Cap
163	200,929.31	200,000.00	8.8550000000	8.4725000000	549.36	480	480	479	3.8500000000	No Cap
164	194,428.95	193,500.00	9.0550000000	8.2425000000	533.91	480	480	479	4.0500000000	No Cap
165	2,029,756.49	2,020,000.00	9.1050000000	8.7225000000	5,598.88	480	480	479	4.1000000000	No Cap
166	4,989,923.84	4,965,710.00	9.2344070423	8.6386705468	14,075.89	480	480	479	4.2288127147	No Cap
167	612,560.50	610,000.00	8.4771406800	7.7339372801	1,760.18	480	480	479	3.4721406800	No Cap
168	870,707.72	866,610.00	9.2708476507	8.3108370551	2,518.40	480	480	479	4.2658476507	No Cap
169	176,810.12	176,000.00	9.0000000000	8.6175000000	512.37	480	480	479	3.9950000000	No Cap
170	346,829.30	345,000.00	9.8950000000	9.5125000000	1,020.40	480	480	479	4.8900000000	No Cap
171	1,163,770.03	1,158,100.00	9.4139049436	8.4244697436	3,431.32	480	480	479	4.4089049436	No Cap
172	1,596,364.71	1,589,718.00	8.5739966809	8.1914966809	4,730.84	480	480	479	3.5665152567	No Cap
173	724,281.79	721,800.00	8.1600392893	7.7775392893	2,243.19	480	480	479	3.1550392893	No Cap
174	583,547.19	581,250.00	8.5518229793	8.1693229793	1,853.28	480	480	479	3.5468229793	No Cap
175	236,086.28	235,000.00	9.4050000000	8.0525000000	758.86	480	480	479	4.4000000000	No Cap
176	331,300.13	329,944.00	8.9050000000	7.0225000000	1,092.64	480	480	479	3.9000000000	No Cap
177	507,922.58	506,500.00	8.8901726633	8.5076726633	1,705.46	480	480	479	3.8851726633	No Cap
178	1,354,556.15	1,341,600.00	8.7867117205	8.4042117205	3,392.32	480	480	478	3.7817117205	No Cap
179	297,811.56	295,000.00	8.8550000000	8.4725000000	781.29	480	480	478	3.8500000000	No Cap
180	2,257,413.03	2,240,000.00	7.8800000000	7.4975000000	6,069.66	480	480	478	2.8750000000	No Cap
181	1,113,774.09	1,103,575.00	8.7750836899	8.3925836899	3,003.95	480	480	478	3.7700836899	No Cap
182	210,891.63	208,800.00	9.4300000000	8.5175000000	602.50	480	480	478	4.4250000000	No Cap
183	1,470,000.00	1,470,000.00	7.5250000000	7.1425000000	9,218.12	360	360	358	2.5200000000	No Cap
184	246,793.29	245,000.00	8.3550000000	7.9725000000	816.47	360	360	358	3.3500000000	No Cap
185	59,810.91	59,360.00	8.6050000000	8.2225000000	202.03	360	360	358	3.6000000000	No Cap
186	183,065.07	182,000.00	8.0050000000	7.6225000000	686.44	360	360	358	3.0000000000	No Cap
187	605,480.30	599,920.00	8.0050000000	7.6225000000	1,516.93	480	480	478	3.5500000000	No Cap
188	1,877,020.78	1,861,000.00	8.3220000000	7.9395000000	4,928.77	480	480	478	3.3000000000	No Cap
189	109,719.35	108,750.00	8.5920000000	8.2095000000	296.02	480	480	478	3.5700000000	No Cap
190	2,579,324.37	2,550,000.00	8.4970000000	8.1145000000	3,453.13	480	480	478	3.4750000000	No Cap
191	3,108,368.93	3,078,300.00	8.3406155208	7.9581155208	9,901.03	360	360	357	3.3289315881	No Cap
192	586,907.60	579,730.00	8.7550000000	8.3725000000	1,864.64	360	480	357	3.7500000000	No Cap
193	776,293.29	771,840.00	8.5575997996	8.1750997996	2,626.90	360	360	357	3.5525997996	No Cap
194	485,636.21	480,400.00	8.5970000000	8.2145000000	1,710.32	360	360	357	3.5750000000	No Cap
195	128,864.00	128,000.00	8.1050000000	7.7225000000	435.64	360	360	356	3.1000000000	No Cap
196	528,938.01	520,000.00	9.3970000000	9.0145000000	1,864.04	360	360	356	4.3750000000	No Cap
197	43,119.56	42,400.00	9.6300000000	9.2475000000	163.16	360	360	356	4.6250000000	No Cap
198	359,992.32	360,000.00	9.6300000000	8.5075000000	1,445.94	360	360	356	4.6250000000	No Cap
199	267,376.76	263,500.00	8.8550000000	8.4725000000	666.28	480	480	477	3.8500000000	No Cap
200	651,025.77	650,000.00	8.9550000000	8.5725000000	1,721.49	480	480	477	3.9500000000	No Cap
201	235,395.10	232,000.00	9.0550000000	8.6725000000	631.51	480	480	477	4.0500000000	No Cap
202	388,256.50	382,500.00	9.3550000000	8.4225000000	1,084.24	480	480	477	4.3500000000	No Cap
203	379,774.56	373,500.00	10.1050000000	8.6225000000	1,077.75	480	480	477	5.1000000000	No Cap
204	1,826,316.33	1,792,000.00	8.7012009023	8.3187009023	4,531.18	480	480	476	3.6962009023	No Cap
205	1,703,254.66	1,673,250.00	8.5772079605	8.1947079605	4,554.61	480	480	476	3.5658763925	No Cap
206	236,599.01	231,500.00	9.9800000000	8.8575000000	668.00	480	480	476	4.9750000000	No Cap
207	544,610.22	534,000.00	9.4300000000	9.0475000000	1,582.18	480	480	476	4.4250000000	No Cap
208	519,631.14	512,000.00	7.9970000000	7.6145000000	1,523.66	480	480	476	2.9750000000	No Cap
209	123,709.72	121,600.00	8.9550000000	8.5725000000	387.71	480	480	476	3.9500000000	No Cap
210	388,517.70	382,500.00	8.7550000000	8.3725000000	1,230.27	360	360	355	3.7500000000	No Cap
211	3,057,655.64	3,000,000.00	7.8550000000	7.4725000000	10,174.62	360	360	354	2.8500000000	No Cap
212	376,793.37	368,000.00	7.5050000000	7.1225000000	1,341.87	360	360	352	2.5000000000	No Cap
213	1,389,048.78	1,358,000.00	8.4550000000	8.0725000000	3,433.79	480	480	475	3.4500000000	No Cap
214	320,340.33	313,165.00	9.4700000000	9.0875000000	1,061.47	480	480	475	4.4650000000	No Cap
215	912,180.00	912,180.00	9.0626715122	8.4090250280	3,093.69	360	360	360	4.0549710583	No Cap
216	256,500.00	256,500.00	8.7220000000	8.3395000000	882.16	360	360	360	3.7000000000	No Cap
217	1,534,500.00	1,534,500.00	8.0877937439	7.2911555881	5,025.36	360	360	360	4.3211681329	No Cap
218	621,000.00	621,000.00	8.5459420290	8.1634420290	2,264.41	360	360	360	3.5409420290	No Cap
219	125,000.00	125,000.00	8.6220000000	7.4895000000	462.02	360	360	360	3.6000000000	No Cap
220	1,204,567.43	1,201,000.00	8.1813398260	7.7988398260	3,862.89	360	360	359	3.1763398260	No Cap
221	748,161.52	744,800.00	9.4689783766	8.8376610779	2,526.02	360	360	359	4.4639783766	No Cap
222	461,300.36	459,000.00	10.2050000000	9.8225000000	1,609.55	360	360	359	5.2000000000	No Cap
223	1,554,482.35	1,552,500.00	8.8617977236	7.5023725114	5,451.60	360	360	359	3.8567977236	No Cap
224	1,889,544.22	1,881,000.00	9.7547210273	8.4581895012	6,696.73	360	360	359	4.7497210273	No Cap
225	285,417.36	284,300.00	8.9950000000	7.7125000000	1,017.73	360	360	359	3.9900000000	No Cap
226	311,866.75	310,500.00	9.6200000000	9.2375000000	1,126.82	360	360	359	4.6150000000	No Cap
227	954,516.69	950,500.00	9.4149009377	9.0324009377	3,454.12	360	360	359	4.4099009377	No Cap
228	1,144,168.74	1,140,300.00	8.4267491023	8.0442491023	4,157.97	360	360	359	3.4217491023	No Cap
229	1,197,327.87	1,192,742.00	9.2004316682	8.0164102616	4,408.60	360	360	359	4.1954316682	No Cap
230	324,247.26	323,000.00	9.2300000000	7.9975000000	1,238.78	360	360	359	4.2250000000	No Cap
231	357,917.12	356,400.00	9.7550000000	9.3725000000	1,385.16	360	360	359	4.7500000000	No Cap
232	902,175.21	899,100.00	8.7445887573	7.8817640787	3,564.22	360	360	359	3.7395887573	No Cap
233	979,904.48	975,600.00	10.0963260061	8.9122168788	3,918.51	360	360	359	5.0913260061	No Cap
234	202,620.63	201,875.00	9.3300000000	8.9475000000	826.81	360	360	359	4.3250000000	No Cap
235	446,047.17	444,500.00	9.2450000000	7.7625000000	1,883.63	360	360	359	4.2400000000	No Cap
236	430,131.79	427,500.00	9.3300000000	8.3775000000	1,470.27	360	360	358	4.3250000000	No Cap
237	226,878.05	225,000.00	9.3300000000	8.3075000000	817.65	360	360	358	4.3250000000	No Cap
238	477,000.00	477,000.00	8.3550000000	7.9725000000	1,206.12	480	480	480	3.3500000000	No Cap
239	571,500.00	571,500.00	8.0050000000	7.2925000000	1,548.58	480	480	480	3.0000000000	No Cap
240	896,450.00	896,450.00	9.3708689832	8.7772863796	2,473.53	480	480	480	4.3613461431	No Cap
241	859,500.00	859,500.00	9.6331675393	8.7312958115	2,436.35	480	480	480	4.6281675393	No Cap
242	337,500.00	337,500.00	9.4470000000	9.0645000000	973.87	480	480	480	4.4250000000	No Cap
243	250,200.00	250,200.00	8.9120000000	7.6295000000	727.09	480	480	480	3.8900000000	No Cap
244	1,377,159.57	1,377,605.00	9.4990848136	8.9059973229	4,081.69	480	480	480	4.4804177607	No Cap
245	665,100.00	665,100.00	7.8985899865	7.5160899865	1,979.27	480	480	480	2.8880920162	No Cap
246	333,000.00	333,000.00	9.7200000000	9.3375000000	1,011.04	480	480	480	4.7150000000	No Cap
247	235,600.00	235,600.00	9.4970000000	8.2645000000	748.01	480	480	480	4.4750000000	No Cap
248	205,200.00	205,200.00	9.9220000000	9.5395000000	662.63	480	480	480	4.9000000000	No Cap
249	720,000.00	720,000.00	10.0550312500	9.6725312500	2,424.35	480	480	480	5.0378125000	No Cap
250	404,500.00	404,500.00	8.7300000000	8.3475000000	1,396.09	480	480	480	3.7250000000	No Cap
251	279,900.00	279,900.00	9.5720000000	8.4395000000	985.93	480	480	480	4.5500000000	No Cap
252	824,719.49	821,050.00	8.3885423786	8.0060423786	2,076.07	480	480	479	3.3728226894	No Cap
253	1,257,184.75	1,251,032.00	9.3730321274	8.0524694258	3,389.88	480	480	479	4.3662984893	No Cap
254	533,627.47	531,000.00	9.1872038650	8.8047038650	1,445.39	480	480	479	4.1822038650	No Cap
255	733,857.20	730,150.00	9.3868914054	9.0043914054	2,014.67	480	480	479	4.3818914054	No Cap
256	1,949,422.48	1,940,400.00	8.9646640250	7.7282302494	5,500.30	480	480	479	3.9596640250	No Cap
257	2,102,522.46	2,092,500.00	9.2119918240	8.1228226652	6,037.98	480	480	479	4.2069918240	No Cap
258	633,027.99	630,000.00	9.2379083436	8.0054148601	1,830.81	480	480	479	4.2329083436	No Cap
259	2,845,021.98	2,831,575.00	9.2411678538	8.8586678538	8,389.64	480	480	479	4.2308526163	No Cap
260	877,832.77	874,000.00	8.8792911042	7.7043390446	2,646.69	480	480	479	3.8742911042	No Cap
261	301,098.10	299,900.00	8.7450000000	7.0325000000	930.42	480	480	479	3.7400000000	No Cap
262	532,176.67	530,000.00	8.7050000000	7.5525000000	1,675.55	480	480	479	3.7000000000	No Cap
263	398,898.77	399,000.00	8.4000000000	7.5375000000	1,266.79	480	480	479	3.3950000000	No Cap
264	302,491.77	301,050.00	9.6050000000	9.2225000000	972.15	480	480	479	4.6000000000	No Cap
265	188,938.31	188,100.00	9.3050000000	7.4225000000	622.91	480	480	479	4.3000000000	No Cap
266	792,742.08	789,300.00	9.4089043081	8.1345052960	2,657.69	480	480	479	4.4039043081	No Cap
267	3,246,962.80	3,233,043.00	9.3577482289	8.8896293315	11,158.51	480	480	479	4.3527482289	No Cap
268	343,021.11	341,500.00	9.5550000000	8.4225000000	1,202.92	480	480	479	4.5500000000	No Cap
269	213,520.56	213,750.00	10.5500000000	8.6275000000	768.27	480	480	479	5.7000000000	No Cap
270	347,160.26	343,800.00	8.8550000000	8.4725000000	869.32	480	480	478	3.8500000000	No Cap
271	318,486.93	315,000.00	9.9050000000	8.7225000000	869.16	480	480	478	4.9000000000	No Cap
272	409,320.56	407,700.00	8.8370000000	8.4545000000	1,205.85	480	480	478	3.8150000000	No Cap
273	263,088.57	261,000.00	9.6720000000	8.5295000000	864.33	480	480	478	4.6500000000	No Cap
274	427,475.45	426,550.00	9.7800000000	8.4275000000	1,446.66	360	360	357	4.7750000000	No Cap
275	247,893.25	244,625.00	9.1300000000	7.7775000000	662.85	360	480	357	4.1250000000	No Cap
276	263,823.43	261,000.00	8.6550000000	8.2725000000	951.71	360	360	357	3.6500000000	No Cap
277	249,375.77	247,500.00	9.3300000000	8.4175000000	994.09	360	360	357	4.3250000000	No Cap
278	226,187.56	223,000.00	8.1050000000	7.7225000000	717.26	360	360	356	3.1000000000	No Cap
279	612,221.68	603,000.00	8.8800000000	8.4975000000	2,191.30	360	360	356	3.8750000000	No Cap
280	370,892.02	369,000.00	9.4550000000	8.3025000000	1,363.90	360	360	356	4.4500000000	No Cap
281	128,192.22	127,000.00	7.4050000000	6.1725000000	384.59	480	480	477	4.7250000000	No Cap
282	650,782.24	639,000.00	10.5500000000	10.1675000000	1,982.45	480	480	477	6.9750000000	No Cap
283	657,886.70	648,750.00	9.8898963158	8.5373963158	2,059.73	480	480	477	4.8750000000	No Cap
284	165,321.42	163,500.00	8.6300000000	7.3975000000	575.92	480	480	477	3.6250000000	No Cap
285	230,449.45	225,900.00	9.3720000000	8.9895000000	640.34	480	480	476	4.3500000000	No Cap
286	830,287.36	811,800.00	10.1901623178	9.8076623178	2,342.48	480	480	476	5.1851623178	No Cap
287	168,053.56	166,250.00	10.0300000000	8.4675000000	492.58	480	480	476	5.0250000000	No Cap
288	167,379.72	166,725.00	8.5550000000	8.1725000000	536.25	360	360	358	3.5500000000	No Cap
289	120,487.30	120,000.00	8.8720000000	8.4895000000	399.90	360	360	358	3.8500000000	No Cap
290	212,210.60	211,500.00	8.2800000000	7.8975000000	752.98	360	360	358	3.2750000000	No Cap
291	360,000.00	360,000.00	9.9220000000	9.5395000000	993.33	480	480	479	4.9000000000	No Cap
292	392,350.00	392,350.00	8.9300000000	8.5475000000	1,162.49	480	480	479	3.9250000000	No Cap
293	303,418.92	301,950.00	8.8550000000	8.4725000000	763.50	480	480	478	3.8500000000	No Cap
294	196,851.53	195,920.00	8.9550000000	8.5725000000	533.30	480	480	478	3.9500000000	No Cap
295	596,665.08	593,750.00	9.4300000000	9.0475000000	1,759.22	480	480	478	4.4250000000	No Cap
296	318,225.60	312,500.00	8.4550000000	8.0725000000	790.18	480	480	473	3.4500000000	No Cap
297	517,900.00	517,900.00	2.0000000000	1.6175000000	1,914.26	360	360	360	3.4042286156	No Cap
298	191,000.00	191,000.00	2.6250000000	1.6825000000	767.15	360	360	360	4.1250000000	No Cap
299	1,347,780.47	1,351,000.00	4.5440414732	4.1615414732	4,345.36	360	360	359	2.8568652848	No Cap
300	1,124,712.72	1,127,000.00	2.0000000000	1.6175000000	4,165.62	360	360	359	3.3755545705	No Cap
301	352,669.36	353,250.00	3.2500000000	2.0621496818	1,537.36	360	360	359	4.5326433128	No Cap
302	259,681.64	260,100.00	10.2500000000	9.1975000000	1,149.89	360	360	359	4.8750000000	No Cap
303	457,257.44	430,200.00	8.2500000000	7.8675000000	1,383.69	360	360	341	2.8750000000	No Cap
304	588,973.20	588,000.00	8.8750000000	8.4925000000	2,173.36	360	360	358	3.5000000000	No Cap
305	828,000.00	828,000.00	1.0000000000	0.6175000000	2,093.65	480	480	480	3.2500000000	No Cap
306	671,500.00	671,500.00	2.0000000000	1.6175000000	2,033.47	480	480	480	3.1478406552	No Cap
307	1,583,710.69	1,586,400.00	3.6109429589	3.2284429589	4,011.31	480	480	479	3.3310640484	No Cap
308	280,096.08	280,500.00	1.7500000000	0.9075000000	812.98	480	480	479	3.8750000000	No Cap
309	154,289.63	154,500.00	8.8750000000	8.4925000000	467.87	480	480	479	3.5000000000	No Cap
310	146,060.02	145,600.00	8.8750000000	8.4925000000	368.16	480	480	478	3.5000000000	No Cap
311	654,580.95	652,800.00	8.8750000000	8.4925000000	2,336.92	480	480	478	3.5000000000	No Cap
312	1,209,111.73	1,212,000.00	1.0000000000	0.6175000000	3,898.27	360	360	359	3.2009075900	No Cap
313	203,585.98	204,000.00	2.0000000000	1.6175000000	754.02	360	360	359	3.5000000000	No Cap
314	324,450.00	324,450.00	3.0000000000	2.6175000000	1,161.48	480	480	480	3.5000000000	No Cap
315	151,892.87	152,100.00	2.0000000000	1.6175000000	460.60	480	480	479	3.5000000000	No Cap
316	548,000.00	548,000.00	1.2500000000	0.8675000000	1,826.22	360	360	360	2.6250000000	No Cap
317	138,600.00	138,600.00	2.2500000000	1.8675000000	529.79	360	360	360	3.0000000000	No Cap
318	220,000.00	220,000.00	2.5000000000	2.1175000000	869.27	360	360	360	2.7500000000	No Cap
319	152,320.24	152,550.00	10.1250000000	9.1025000000	706.48	360	360	359	4.7500000000	No Cap
320	179,762.97	180,000.00	4.5000000000	3.4775000000	912.03	360	360	359	4.7500000000	No Cap
321	413,467.09	414,000.00	4.6250000000	3.5725000000	2,128.54	360	360	359	4.8750000000	No Cap
322	428,509.27	424,000.00	8.3750000000	7.9925000000	1,620.72	360	360	355	3.0000000000	No Cap
323	295,619.22	296,000.00	8.3750000000	7.9925000000	935.78	480	480	479	3.0000000000	No Cap
324	285,087.28	285,300.00	8.8750000000	7.8525000000	1,282.60	480	480	479	3.5000000000	No Cap
325	376,862.44	375,000.00	6.6250000000	6.2425000000	1,386.07	360	360	357	2.2500000000	No Cap
326	195,200.00	195,200.00	9.2690000000	8.8865000000	538.60	480	480	480	3.9500000000	No Cap
327	465,500.00	465,500.00	9.4440000000	9.0615000000	1,379.22	480	480	480	4.1250000000	No Cap
328	9,717,800.00	9,717,800.00	1.0000000000	0.6175000000	31,256.26	360	360	360	3.2995611147	No Cap
329	450,000.00	450,000.00	1.7500000000	0.6575000000	1,607.60	360	360	360	3.6250000000	No Cap
330	2,848,600.00	2,848,600.00	2.0000000000	1.6175000000	10,528.98	360	360	360	3.4640042477	No Cap
331	546,300.00	546,300.00	2.8750000000	1.7951194399	2,266.56	360	360	360	4.3750000000	No Cap
332	1,140,300.00	1,140,300.00	3.2500000000	2.2060477506	4,962.66	360	360	360	4.6990923441	No Cap
333	6,313,815.45	6,329,900.00	2.0236379761	1.6411379761	20,359.48	360	360	359	3.2068923178	No Cap
334	63,870.11	64,000.00	2.0000000000	1.6175000000	236.56	360	360	359	3.3750000000	No Cap
335	1,534,529.11	1,537,750.00	3.5630428445	3.1805428445	5,683.81	360	360	359	3.4323236674	No Cap
336	269,463.19	270,000.00	2.1250000000	0.8425000000	1,014.93	360	360	359	4.3750000000	No Cap
337	490,592.27	491,400.00	3.2500000000	2.1862912088	2,138.60	360	360	359	4.6355311357	No Cap
338	1,588,089.38	1,544,900.00	8.3750000000	7.9925000000	4,969.00	360	360	350	3.3750000000	No Cap
339	260,222.23	252,000.00	8.2500000000	7.8675000000	810.53	360	360	349	3.2500000000	No Cap
340	2,391,692.43	2,338,700.00	8.0646785747	7.6821785747	7,522.18	360	360	349	3.0646785747	No Cap
341	248,222.43	240,800.00	8.3750000000	7.9925000000	890.04	360	360	349	3.3750000000	No Cap
342	355,927.06	347,700.00	8.3058319695	7.9233319695	1,202.20	360	360	348	3.3058319695	No Cap
343	3,795,957.45	3,669,900.00	8.2798076603	7.8973076603	12,689.08	360	360	348	3.2798076603	No Cap
344	473,003.18	460,000.00	8.0000000000	7.6175000000	1,827.76	360	360	348	3.0000000000	No Cap
345	615,604.68	595,500.00	8.3750000000	7.9925000000	2,366.16	360	360	348	3.3750000000	No Cap
346	1,379,558.62	1,336,700.00	7.6217120272	7.2392120272	4,621.78	360	360	347	3.0476237764	No Cap
347	616,255.67	601,200.00	7.9802651552	7.5977651552	2,388.81	360	360	347	2.9802651552	No Cap
348	147,536.76	141,000.00	8.2500000000	7.8675000000	487.52	360	360	346	3.2500000000	No Cap
349	1,741,268.85	1,739,000.00	8.3221773436	7.9396773436	5,593.31	360	360	358	3.3221773436	No Cap
350	700,429.13	699,600.00	8.3099562978	7.9274562978	2,585.86	360	360	358	3.3099562978	No Cap
351	307,871.78	298,400.00	8.3750000000	7.9925000000	959.77	360	360	339	3.3750000000	No Cap
352	394,827.59	368,000.00	9.0000000000	8.6175000000	1,272.40	360	360	338	3.9500000000	No Cap
353	537,465.35	534,900.00	8.1720885542	7.7895885542	1,720.45	360	360	357	3.1720885542	No Cap
354	467,612.28	465,600.00	8.2500000000	7.8675000000	1,720.95	360	360	357	3.2500000000	No Cap
355	658,515.28	653,550.00	7.8448625140	7.4623625140	2,102.08	360	360	356	2.8448625140	No Cap
356	361,140.97	356,000.00	9.0000000000	8.6175000000	1,145.04	360	360	355	4.0000000000	No Cap
357	1,255,985.29	1,233,400.00	8.1682586714	7.7857586714	3,967.10	360	360	353	3.1682586714	No Cap
358	323,980.49	320,000.00	8.3750000000	7.9925000000	1,182.78	360	360	353	3.3750000000	No Cap
359	454,735.50	444,000.00	8.3750000000	7.9925000000	1,428.08	360	360	352	3.3750000000	No Cap
360	1,361,126.19	1,333,150.00	8.2993558279	7.9168558279	4,287.94	360	360	352	3.2993558279	No Cap
361	326,666.08	320,000.00	8.3750000000	7.9925000000	1,182.78	360	360	352	3.3750000000	No Cap
362	395,122.59	386,950.00	8.3750000000	7.9925000000	1,430.24	360	360	352	3.3750000000	No Cap
363	3,325,297.01	3,238,250.00	8.3076929980	7.9251929980	10,415.50	360	360	351	3.3076929980	No Cap
364	244,100.85	238,500.00	8.3750000000	7.9925000000	881.54	360	360	351	3.3750000000	No Cap
365	2,277,000.00	2,277,000.00	1.0000000000	0.6175000000	5,757.54	480	480	480	3.3764822134	No Cap
366	177,400.00	177,400.00	2.0000000000	1.6175000000	537.21	480	480	480	3.5000000000	No Cap
367	405,000.00	405,000.00	3.0000000000	1.9475000000	1,449.84	480	480	480	4.5000000000	No Cap
368	306,000.00	306,000.00	3.2500000000	2.2275000000	1,139.98	480	480	480	4.7500000000	No Cap
369	2,145,338.24	2,149,000.00	3.8141241198	3.4316241198	5,433.88	480	480	479	3.1657827666	No Cap
370	359,184.31	359,550.00	9.7500000000	8.7275000000	1,339.47	480	480	479	4.7500000000	No Cap
371	130,371.22	130,500.00	9.8750000000	8.8225000000	495.81	480	480	479	4.8750000000	No Cap
372	611,231.47	601,600.00	8.2500000000	7.8675000000	1,635.26	480	480	467	3.2500000000	No Cap
373	320,911.21	320,000.00	8.5000000000	8.1175000000	809.14	480	480	478	3.5000000000	No Cap
374	438,700.00	438,700.00	1.0000000000	0.6175000000	1,411.03	360	360	360	3.0000000000	No Cap
375	246,368.88	238,000.00	8.3750000000	7.9925000000	765.50	360	360	349	3.3750000000	No Cap
376	508,305.45	500,000.00	8.3750000000	7.9925000000	1,608.20	360	360	354	3.3750000000	No Cap
377	2,090,000.00	2,090,000.00	1.0000000000	0.6175000000	6,722.27	360	360	360	3.2822966507	No Cap
378	299,352.80	300,000.00	8.6250000000	7.7025000000	1,053.45	360	360	359	3.6250000000	No Cap
379	583,545.65	584,800.00	2.8715098553	2.4890098553	2,161.53	360	360	359	3.5000000000	No Cap
380	336,945.24	337,500.00	9.7500000000	8.7275000000	1,468.82	360	360	359	4.7500000000	No Cap
381	516,756.97	516,000.00	8.5000000000	8.1175000000	1,659.66	360	360	358	3.5000000000	No Cap
382	503,715.41	503,500.00	7.2500000000	6.8675000000	1,619.45	360	360	358	2.2500000000	No Cap
383	133,679.33	133,500.00	8.5000000000	8.1175000000	493.44	360	360	358	3.5000000000	No Cap
384	412,000.00	412,000.00	2.0000000000	1.6175000000	1,247.64	480	480	480	3.5000000000	No Cap
385	736,680.01	726,000.00	9.0000000000	8.6175000000	2,335.10	360	360	355	4.0000000000	No Cap
386	201,738.64	196,000.00	8.5000000000	8.1175000000	630.41	360	360	350	3.5000000000	No Cap
387	120,120.49	117,200.00	8.0000000000	7.6175000000	376.96	360	360	349	3.0000000000	No Cap
388	351,368.41	338,200.00	8.3750000000	7.9925000000	1,343.80	360	360	346	3.3250000000	No Cap
389	138,072.48	135,000.00	8.2500000000	7.8675000000	434.21	360	360	354	3.3000000000	No Cap
390	352,494.94	347,500.00	8.3376397226	7.9551397226	1,284.43	360	360	354	3.3376397226	No Cap
391	176,567.75	172,500.00	8.2500000000	7.8675000000	637.59	360	360	351	3.2500000000	No Cap
392	152,100.00	152,100.00	3.2500000000	1.9675000000	661.95	360	360	360	4.5000000000	No Cap
393	285,443.03	286,000.00	8.5000000000	8.1175000000	1,093.22	360	360	359	3.5000000000	No Cap
394	238,035.53	238,500.00	2.2500000000	1.8675000000	911.66	360	360	359	3.5000000000	No Cap
395	540,000.00	540,000.00	1.5000000000	1.1175000000	1,863.65	360	360	360	3.1250000000	No Cap
396	449,009.46	450,000.00	1.5000000000	1.1175000000	1,553.04	360	360	359	2.8750000000	No Cap
397	113,129.61	113,000.00	8.3750000000	7.9925000000	446.49	360	360	358	3.3750000000	No Cap
398	440,000.00	440,000.00	7.6220000000	7.2395000000	1,604.41	360	360	360	2.6000000000	No Cap
399	360,000.00	360,000.00	8.9970000000	8.6145000000	1,427.12	360	360	360	3.9750000000	No Cap
400	404,641.00	403,920.00	9.1800000000	8.7975000000	1,374.71	360	360	359	4.1750000000	No Cap
401	440,653.21	438,840.00	9.1550000000	8.7725000000	1,540.99	360	360	359	4.1500000000	No Cap
402	333,147.15	332,000.00	8.5050000000	8.1225000000	1,210.60	360	360	359	3.5000000000	No Cap
403	291,200.00	291,200.00	8.2050000000	7.8225000000	736.32	480	480	480	3.2000000000	No Cap
404	638,972.00	638,972.00	8.8250000000	8.4425000000	1,811.24	480	480	480	3.8200000000	No Cap
405	409,714.83	408,000.00	8.3550000000	7.9725000000	1,031.65	480	480	479	3.3500000000	No Cap
406	538,148.39	536,250.00	8.2550000000	7.8725000000	1,798.16	480	480	479	3.2500000000	No Cap
407	1,317,563.99	1,312,000.00	8.3384180769	7.9559180769	3,571.27	480	480	479	3.3334180769	No Cap
408	555,183.31	553,000.00	8.6050000000	7.7925000000	1,785.75	480	480	478	3.6000000000	No Cap
409	170,810.00	170,810.00	7.9550000000	5.9325000000	622.84	360	360	356	2.9500000000	No Cap
410	104,417.18	104,000.00	8.6550000000	8.2725000000	320.44	480	480	478	3.6500000000	No Cap
411	410,043.83	405,000.00	8.3050000000	7.9225000000	1,558.45	360	360	356	3.3000000000	No Cap
412	1,089,600.00	1,089,600.00	1.0000000000	0.6175000000	3,504.60	360	360	360	3.3543502203	No Cap
413	3,973,495.83	3,984,792.00	8.4948282540	8.1123282540	12,816.70	360	360	359	3.4948282540	No Cap
414	591,008.39	574,400.00	8.2998447640	7.9173447640	1,930.86	360	360	350	3.2998447640	No Cap
415	746,451.24	712,500.00	8.3750000000	7.9925000000	1,936.72	360	360	348	3.3750000000	No Cap
416	1,211,548.55	1,210,400.00	8.4033077771	8.0208077771	3,893.12	360	360	358	3.4033077771	No Cap
417	868,683.35	864,800.00	7.9895367411	7.6070367411	2,781.54	360	360	357	3.0008803691	No Cap
418	295,254.22	295,000.00	8.5000000000	8.1175000000	1,090.38	360	360	357	3.5000000000	No Cap
419	682,071.45	676,000.00	8.3905747772	8.0080747772	2,174.28	360	360	356	3.3891829478	No Cap
420	2,001,388.52	1,979,279.25	8.1472455521	7.7647455521	6,466.76	360	360	355	3.1472455521	No Cap
421	356,590.95	352,500.00	8.5000000000	8.1175000000	1,302.91	360	360	355	3.5000000000	No Cap
422	2,364,770.07	2,326,000.00	8.3968782449	8.0143782449	7,481.34	360	360	354	3.3968782449	No Cap
423	93,379.85	92,400.00	7.5000000000	7.1175000000	341.53	360	360	354	2.5000000000	No Cap
424	650,141.02	638,400.00	7.9995057918	7.6170057918	2,053.35	360	360	353	2.9995057918	No Cap
425	613,551.62	598,500.00	8.1964247507	7.8139247507	1,994.48	360	360	351	2.9617319648	No Cap
426	2,078,999.00	2,079,000.00	1.0000000000	0.6175000000	5,256.89	480	480	480	3.1227150662	No Cap
427	1,411,553.03	1,413,950.00	8.4223894054	8.0398894054	3,575.26	480	480	479	3.4223894054	No Cap
428	1,393,779.72	1,391,200.00	8.3993018603	8.0168018603	3,517.72	480	480	478	3.3993018603	No Cap
429	1,616,114.41	1,590,400.00	8.3901394998	8.0076394998	4,021.43	480	480	475	3.3901394998	No Cap
430	2,345,195.41	2,291,350.00	8.0347677734	7.6522677734	5,793.81	480	480	473	3.0347677734	No Cap
431	350,993.26	349,200.00	8.3750000000	7.9925000000	1,123.17	360	360	357	3.3750000000	No Cap
432	488,825.86	490,000.00	8.2500000000	7.8675000000	1,553.52	360	360	355	3.2500000000	No Cap
433	537,583.85	528,800.00	8.3750000000	7.9925000000	1,700.83	360	360	354	3.3750000000	No Cap
434	348,000.00	348,000.00	1.0000000000	0.6175000000	1,119.31	360	360	360	3.5000000000	No Cap
435	1,632,039.68	1,636,400.00	8.5000000000	8.1175000000	5,263.31	360	360	359	3.5000000000	No Cap
436	583,408.72	585,000.00	8.6250000000	8.2425000000	2,162.28	360	360	359	3.6250000000	No Cap
437	280,000.00	280,000.00	1.0000000000	0.6175000000	708.00	480	480	480	3.3750000000	No Cap
438	2,038,301.40	2,042,200.00	8.2441694154	7.8616694154	5,163.83	480	480	479	3.2441694154	No Cap
439	499,319.20	500,000.00	8.7500000000	8.3675000000	1,514.13	480	480	479	3.7500000000	No Cap
440	128,435.60	128,250.00	8.6250000000	8.2425000000	474.04	360	360	358	3.6250000000	No Cap
441	261,443.88	260,000.00	8.6250000000	8.2425000000	836.26	360	360	357	3.6250000000	No Cap
442	544,933.52	542,250.00	8.6250000000	8.2425000000	2,004.27	360	360	357	3.6250000000	No Cap
443	477,757.62	474,000.00	7.9763886681	7.5938886681	1,524.57	360	360	356	2.9763886681	No Cap
444	3,007,529.07	2,970,250.00	8.5215481604	8.1390481604	9,553.48	360	360	355	3.5162570484	No Cap
445	879,843.39	869,750.00	8.5115510941	8.1290510941	3,214.77	360	360	355	3.5115510941	No Cap
446	1,653,349.51	1,627,600.00	8.0473876286	7.6648876286	5,296.90	360	360	354	3.0473876286	No Cap
447	392,541.65	386,250.00	8.5000000000	8.1175000000	1,309.98	360	360	354	3.4500000000	No Cap
448	269,007.79	265,200.00	8.3750000000	7.9925000000	980.23	360	360	354	3.3750000000	No Cap
449	252,398.40	248,400.00	8.0633802453	7.6808802453	918.13	360	360	353	3.0633802453	No Cap
450	376,215.12	367,500.00	8.5000000000	8.1175000000	1,246.39	360	360	352	3.4500000000	No Cap
451	182,987.97	180,000.00	8.3300000000	7.9475000000	682.81	480	480	473	3.3250000000	No Cap
452	243,563.06	244,000.00	2.7500000000	2.3675000000	996.11	360	360	359	3.2500000000	No Cap
453	1,121,200.00	1,121,200.00	7.6760934713	7.2935934713	3,606.22	360	360	360	2.6588119872	No Cap
454	352,000.00	352,000.00	8.1720000000	7.7895000000	1,173.05	360	360	360	3.1500000000	No Cap
455	528,650.00	528,650.00	8.9050000000	8.5225000000	1,799.22	360	360	360	3.9000000000	No Cap
456	3,499,900.00	3,499,900.00	8.0726657333	7.6187636932	12,289.90	360	360	360	3.0506657333	No Cap
457	332,000.00	332,000.00	8.1316385542	7.7491385542	1,210.60	360	360	360	3.1096385542	No Cap
458	499,000.00	499,000.00	9.5200000000	8.5675000000	1,848.15	360	360	360	4.5150000000	No Cap
459	228,750.00	228,750.00	7.8720000000	7.4895000000	862.77	360	360	360	2.8500000000	No Cap
460	6,369,973.49	6,348,600.00	8.0906984672	7.7081984672	20,419.61	360	360	359	3.0816862383	No Cap
461	351,085.32	350,000.00	7.6920000000	7.3095000000	1,158.18	360	360	359	2.6700000000	No Cap
462	1,086,622.60	1,082,500.00	8.5521760283	8.1696760283	3,607.45	360	360	359	3.5471760283	No Cap
463	3,797,771.17	3,785,500.00	8.6271429433	8.2446429433	12,883.65	360	360	359	3.6221429433	No Cap
464	104,814.56	104,438.00	8.4250000000	8.0425000000	357.94	360	360	359	3.4200000000	No Cap
465	550,320.12	548,000.00	9.2050000000	8.8225000000	1,891.26	360	360	359	4.2000000000	No Cap
466	187,577.59	186,830.00	8.9550000000	8.5725000000	649.28	360	360	359	3.9500000000	No Cap
467	448,910.19	447,000.00	9.4550000000	8.3125000000	1,569.64	360	360	359	4.4500000000	No Cap
468	857,708.64	854,500.00	8.7613119762	8.3788119762	3,042.19	360	360	359	3.7563119762	No Cap
469	301,585.57	300,500.00	8.6050000000	7.9425000000	1,073.52	360	360	359	3.6000000000	No Cap
470	246,394.85	245,471.00	8.7950000000	7.5825000000	878.73	360	360	359	3.7900000000	No Cap
471	1,344,679.08	1,340,000.00	8.5488891126	8.1663891126	4,886.16	360	360	359	3.5438891126	No Cap
472	179,110.53	178,500.00	8.7220000000	8.3395000000	686.87	360	360	359	3.7000000000	No Cap
473	1,034,026.26	1,030,850.00	8.5003967890	7.9706774549	4,086.51	360	360	359	3.4953967890	No Cap
474	233,815.48	233,010.00	9.0950000000	7.6725000000	940.78	360	360	359	4.0900000000	No Cap
475	319,383.33	318,400.00	8.8800000000	7.9475000000	1,304.06	360	360	359	3.8750000000	No Cap
476	134,228.57	133,797.00	8.8550000000	7.6725000000	556.90	360	360	359	3.8500000000	No Cap
477	1,612,338.74	1,600,000.00	8.6050000000	8.2225000000	5,332.03	360	360	358	3.6000000000	No Cap
478	478,886.83	475,000.00	8.9550000000	8.5725000000	1,616.63	360	360	358	3.9500000000	No Cap
479	528,819.02	525,000.00	8.8550000000	8.4725000000	1,980.12	360	360	358	3.8500000000	No Cap
480	196,908.86	195,500.00	8.9050000000	8.5225000000	752.29	360	360	358	3.9000000000	No Cap
481	309,059.48	304,000.00	9.1300000000	8.7475000000	977.78	360	360	356	3.7750000000	No Cap
482	572,039.61	568,000.00	7.7550000000	7.3725000000	1,933.14	360	360	356	2.7500000000	No Cap
483	6,546,400.00	6,546,400.00	8.0199431749	7.6374431749	16,552.95	480	480	480	3.0006553220	No Cap
484	375,911.16	376,000.00	8.8550000000	8.4725000000	995.82	480	480	480	3.8500000000	No Cap
485	2,650,000.00	2,650,000.00	8.8220000000	8.4395000000	7,180.62	480	480	480	3.8000000000	No Cap
486	951,196.00	951,196.00	8.8675319408	8.4850319408	2,589.16	480	480	480	3.8500000000	No Cap
487	710,235.00	710,235.00	9.0712938605	8.5219757651	2,013.25	480	480	480	4.0596987265	No Cap
488	327,000.00	327,000.00	9.2550000000	8.8725000000	943.57	480	480	480	4.2500000000	No Cap
489	647,005.00	647,005.00	9.3347151104	8.6580983725	1,917.01	480	480	480	4.3192025178	No Cap
490	740,000.00	740,000.00	8.0550000000	7.6725000000	2,202.16	480	480	480	3.0500000000	No Cap
491	613,950.00	613,950.00	8.1713034449	7.7888034449	1,957.54	480	480	480	3.1663034449	No Cap
492	15,912,174.58	15,857,630.00	8.4366823843	8.0541823843	40,097.00	480	480	479	3.4298489339	No Cap
493	5,142,235.68	5,128,750.00	8.4812785765	8.0987785765	13,583.24	480	480	479	3.4696391506	No Cap
494	112,031.03	111,600.00	7.8250000000	7.4425000000	298.28	480	480	479	2.8200000000	No Cap
495	3,290,198.42	3,275,725.00	8.5552722997	8.1727722997	8,916.56	480	480	479	3.5502722997	No Cap
496	448,197.81	448,500.00	9.0950051464	8.3297076167	1,237.52	480	480	479	4.0900051464	No Cap
497	1,599,126.43	1,594,913.00	9.0919658492	7.6961022954	4,520.97	480	480	479	4.0869658492	No Cap
498	217,744.00	217,744.00	8.1550000000	7.7725000000	619.98	480	480	479	3.1500000000	No Cap
499	1,124,786.85	1,119,146.00	9.4943084876	8.2524695516	3,229.33	480	480	479	4.4893084876	No Cap
500	2,131,880.91	2,122,750.00	8.6227503438	8.1997529385	6,152.45	480	480	479	3.6177503438	No Cap
501	288,553.38	287,100.00	9.5450000000	8.3325000000	834.33	480	480	479	4.5400000000	No Cap
502	115,333.21	114,800.00	9.0500000000	8.6675000000	334.20	480	480	479	4.0450000000	No Cap
503	515,396.76	512,900.00	9.3800000000	8.4475000000	1,519.67	480	480	479	4.3750000000	No Cap
504	2,401,402.56	2,391,000.00	8.7715179163	8.3890179163	7,115.36	480	480	479	3.7665179163	No Cap
505	266,602.93	265,410.00	9.0200000000	7.8075000000	805.83	480	480	479	4.0150000000	No Cap
506	286,193.35	285,000.00	8.7050000000	8.3225000000	878.12	480	480	479	3.7000000000	No Cap
507	315,031.67	314,000.00	7.6550000000	7.2725000000	975.84	480	480	479	2.6500000000	No Cap
508	961,183.37	957,500.00	8.4523770770	8.0698770770	3,052.94	480	480	479	3.4473770770	No Cap
509	550,407.52	548,000.00	9.1300000000	8.4175000000	1,769.61	480	480	479	4.1250000000	No Cap
510	860,737.09	857,000.00	9.2067649739	7.3242649739	2,838.04	480	480	479	4.4000000000	No Cap
511	200,884.40	200,000.00	9.3300000000	8.9475000000	673.43	480	480	479	4.3250000000	No Cap
512	670,112.86	667,500.00	8.8050000000	8.4225000000	2,294.38	480	480	479	3.8000000000	No Cap
513	207,979.30	207,000.00	9.8120000000	9.4295000000	713.27	480	480	479	4.7900000000	No Cap
514	839,697.74	831,950.00	8.5790410258	8.1965410258	2,103.63	480	480	478	3.5740410258	No Cap
515	520,328.47	515,400.00	8.9605262554	8.5780262554	1,402.93	480	480	478	3.9555262554	No Cap
516	5,081,084.14	5,037,500.00	8.6300000000	8.2475000000	14,600.39	480	480	478	3.6250000000	No Cap
517	300,968.78	300,000.00	9.1050000000	8.7225000000	892.77	480	480	478	4.1000000000	No Cap
518	81,201.98	80,600.00	8.3050000000	7.9225000000	259.18	480	480	478	3.3000000000	No Cap
519	398,654.79	395,950.00	9.7550000000	8.8525000000	1,278.60	480	480	478	4.7500000000	No Cap
520	623,503.03	617,500.00	9.9300000000	8.3675000000	2,131.24	480	480	478	4.9250000000	No Cap
521	50,356.72	50,400.00	8.0250000000	7.6425000000	351.38	480	480	477	3.9000000000	No Cap
522	305,916.04	300,000.00	9.1050000000	8.7225000000	816.60	480	480	476	4.1000000000	No Cap
523	1,056,186.01	1,041,400.00	8.0334199146	7.6509199146	3,349.54	360	360	354	3.0334199146	No Cap
524	327,234.18	322,400.00	8.3750000000	7.9925000000	1,036.97	360	360	353	3.3750000000	No Cap
525	699,900.00	699,900.00	8.5050000000	8.1225000000	2,251.15	360	360	360	3.5000000000	No Cap
526	324,750.00	324,750.00	9.3800000000	8.9975000000	1,140.36	360	360	360	4.3750000000	No Cap
527	391,457.00	391,457.00	9.3720000000	8.9895000000	1,393.66	360	360	360	4.3500000000	No Cap
528	366,822.63	368,000.00	8.1220000000	7.7395000000	1,314.66	360	360	360	3.1000000000	No Cap
529	288,000.00	288,000.00	9.0050000000	8.6225000000	1,108.23	360	360	360	4.0000000000	No Cap
530	438,679.66	437,000.00	8.4550000000	8.0725000000	1,405.56	360	360	359	3.4500000000	No Cap
531	450,978.89	449,200.00	8.8050000000	8.0925000000	1,523.48	360	360	359	3.8000000000	No Cap
532	204,720.44	204,000.00	8.3050000000	7.9225000000	694.30	360	360	359	3.3000000000	No Cap
533	334,304.72	333,000.00	8.8550000000	8.4725000000	1,157.26	360	360	359	3.8500000000	No Cap
534	183,470.11	182,700.00	9.2550000000	7.3725000000	641.55	360	360	359	4.2500000000	No Cap
535	307,346.21	308,000.00	9.1800000000	8.7975000000	1,096.54	360	360	359	4.1750000000	No Cap
536	329,403.59	328,000.00	9.4050000000	9.0225000000	1,171.76	360	360	359	4.4000000000	No Cap
537	85,793.85	85,500.00	8.3050000000	7.9225000000	254.44	360	360	359	3.3000000000	No Cap
538	551,970.68	550,000.00	8.8086446574	8.4261446574	2,074.41	360	360	359	3.8036446574	No Cap
539	662,764.05	660,650.00	8.5800000000	7.3575000000	2,618.96	360	360	359	3.5750000000	No Cap
540	297,948.47	297,000.00	8.7300000000	7.9175000000	1,216.41	360	360	359	3.7250000000	No Cap
541	3,057,667.26	3,058,581.00	8.1386950010	7.7561950010	7,733.80	480	480	480	3.1166950010	No Cap
542	283,900.00	283,900.00	8.9300000000	8.5475000000	783.35	480	480	480	3.9250000000	No Cap
543	471,000.00	471,000.00	8.6744267516	8.0672133758	1,335.11	480	480	480	3.6694267516	No Cap
544	214,500.00	214,500.00	7.9720000000	7.5895000000	616.21	480	480	480	2.9500000000	No Cap
545	1,620,250.00	1,620,250.00	8.2047881500	7.8222881500	4,821.70	480	480	480	3.1951164944	No Cap
546	234,435.00	234,435.00	9.3370000000	8.2345000000	794.62	480	480	480	4.3150000000	No Cap
547	2,600,252.76	2,588,750.00	8.3483365986	7.9658365986	6,545.80	480	480	479	3.3433365986	No Cap
548	661,810.01	658,750.00	8.7353610261	8.3528610261	1,744.67	480	480	479	3.7303610261	No Cap
549	1,091,034.65	1,086,300.00	8.4796837151	8.0971837151	2,956.92	480	480	479	3.4746837151	No Cap
550	230,859.94	230,000.00	9.3050000000	8.4025000000	634.63	480	480	479	4.3000000000	No Cap
551	631,774.03	628,500.00	9.6302636350	7.9132513220	1,781.56	480	480	479	4.6252636350	No Cap
552	257,544.50	256,500.00	8.4250000000	7.2825000000	759.98	480	480	479	3.4200000000	No Cap
553	1,717,943.10	1,710,800.00	8.6096799885	8.2271799885	5,091.16	480	480	479	3.6046799885	No Cap
554	266,808.87	265,850.00	8.6550000000	8.2725000000	819.13	480	480	479	3.6500000000	No Cap
555	146,870.67	146,250.00	8.8050000000	8.4225000000	454.51	480	480	479	3.8000000000	No Cap
556	140,582.85	140,000.00	8.8050000000	8.4225000000	446.38	480	480	479	3.8000000000	No Cap
557	749,997.43	746,500.00	9.5792112683	7.9531947888	2,472.11	480	480	479	4.5742112683	No Cap
558	368,948.24	366,400.00	8.1550000000	7.7725000000	926.46	480	480	478	3.1500000000	No Cap
559	2,329,177.64	2,295,800.00	8.1308976062	7.7483976062	7,384.20	360	360	354	3.1308976062	No Cap
560	977,260.57	965,950.00	8.0429219123	7.6604219123	3,570.33	360	360	354	3.0429219123	No Cap
561	548,066.12	540,000.00	8.1844308585	7.8019308585	1,736.85	360	360	353	3.1844308585	No Cap
562	936,685.15	922,000.00	8.1927995229	7.8102995229	3,407.88	360	360	353	3.1927995229	No Cap
563	133,798.30	130,500.00	8.6250000000	8.2425000000	419.74	360	360	352	3.6250000000	No Cap
564	152,901.23	153,000.00	7.5750000000	7.1925000000	127.50	480	480	478	2.5700000000	No Cap
565	75,964.14	76,000.00	8.6720000000	8.2895000000	206.87	480	480	478	3.6500000000	No Cap
566	242,605.51	240,000.00	8.1550000000	7.7725000000	771.93	360	360	357	3.1500000000	No Cap
567	225,530.72	223,200.00	8.2115031185	7.8290031185	759.64	360	360	357	3.2065031185	No Cap
568	469,304.56	463,500.00	9.0800000000	8.0175000000	1,594.08	360	360	357	4.0750000000	No Cap
569	1,882,188.03	1,883,000.00	8.5250000000	8.1425000000	13,371.38	360	480	357	3.5200000000	No Cap
570	580,071.23	575,000.00	8.1050000000	7.7225000000	2,212.61	360	360	357	3.1000000000	No Cap
571	1,011,011.43	995,900.00	8.3550000000	7.9725000000	3,203.21	360	360	356	3.3500000000	No Cap
572	268,660.22	265,000.00	8.0550000000	7.6725000000	876.91	360	360	356	3.0500000000	No Cap
573	423,292.21	416,250.00	9.1550000000	8.7725000000	1,416.67	360	360	356	4.1500000000	No Cap
574	828,771.80	820,900.00	8.5485439941	8.1660439941	3,158.83	360	360	356	3.5435439941	No Cap
575	533,252.34	525,750.00	8.9800000000	8.5975000000	2,084.19	360	360	356	3.9750000000	No Cap
576	438,082.58	432,000.00	8.6050000000	8.2225000000	1,092.34	480	480	477	3.6000000000	No Cap
577	2,450,678.11	2,420,000.00	8.0550000000	7.6725000000	6,409.25	480	480	477	3.0500000000	No Cap
578	313,716.01	309,500.00	8.6550000000	8.2725000000	842.46	480	480	477	3.6500000000	No Cap
579	8,283,186.83	8,174,014.00	8.6844019597	8.3019019597	23,170.21	480	480	477	3.6794019597	No Cap
580	290,113.90	286,400.00	8.9550000000	8.5725000000	913.17	480	480	477	3.9500000000	No Cap
581	2,542,203.12	2,496,020.00	8.7503609736	8.3678609736	6,794.19	480	480	476	3.7410217198	No Cap
582	406,284.16	400,500.00	9.1800000000	8.3675000000	1,640.31	360	360	356	4.1750000000	No Cap
583	168,522.79	167,920.00	8.4656573776	8.0831573776	457.08	480	480	477	3.4606573776	No Cap
584	695,025.78	680,800.00	8.6929033257	8.3104033257	2,189.72	360	360	355	3.6879033257	No Cap
585	772,841.76	760,000.00	8.6000000000	8.2175000000	2,914.77	360	480	355	3.5950000000	No Cap
586	563,039.20	547,000.00	9.1550000000	8.7725000000	1,920.79	360	360	353	4.1500000000	No Cap
587	352,983.88	348,950.00	8.1050000000	7.7225000000	1,272.41	360	360	353	3.1000000000	No Cap
588	337,969.59	330,000.00	9.7550000000	9.3725000000	1,065.64	480	480	473	4.7500000000	No Cap
589	247,176.15	240,800.00	8.5484673916	8.1659673916	819.54	360	360	353	3.5434673916	No Cap
590	532,700.88	521,250.00	8.7550000000	8.3725000000	1,551.19	480	480	475	3.7500000000	No Cap
591	1,069,840.92	1,067,800.00	7.9788081247	7.5963081247	3,434.46	360	360	359	2.9738081247	No Cap
592	356,359.99	354,850.00	9.1550000000	8.2125000000	1,203.49	360	360	359	4.1500000000	No Cap
593	483,266.28	481,500.00	8.5050000000	7.5225000000	1,655.98	360	360	359	3.5000000000	No Cap
594	651,001.43	648,000.00	9.7550000000	8.3725000000	2,275.45	360	360	359	4.7500000000	No Cap
595	970,940.22	969,120.00	9.2973803455	8.5536799619	3,450.26	360	360	359	4.2869855443	No Cap
596	320,957.26	319,500.00	9.7690000000	8.3465000000	1,143.74	360	360	359	4.7400000000	No Cap
597	612,868.37	610,250.00	9.5029747384	9.1204747384	2,217.65	360	360	359	4.4877203318	No Cap
598	216,674.34	216,000.00	8.1220000000	7.7395000000	787.62	360	360	359	3.1000000000	No Cap
599	406,475.16	407,265.00	9.0300000000	8.6475000000	1,561.95	360	360	359	4.0250000000	No Cap
600	216,705.05	216,000.00	8.7620000000	8.3795000000	872.11	360	360	359	3.7400000000	No Cap
601	977,252.47	976,960.00	9.0306388907	7.9624375500	4,001.30	360	360	359	4.0256388907	No Cap
602	630,092.95	625,500.00	8.7300000000	7.8675000000	2,273.07	360	360	358	3.7250000000	No Cap
603	886,750.00	886,750.00	9.2234648999	8.4320841556	2,402.80	480	480	480	4.2081124894	No Cap
604	712,250.00	712,250.00	9.5027388557	9.1202388557	1,965.27	480	480	480	4.4807388557	No Cap
605	455,310.00	455,310.00	9.8720000000	8.4895000000	1,290.63	480	480	480	4.8500000000	No Cap
606	806,400.00	806,400.00	9.4678125000	8.6801785714	2,326.89	480	480	480	4.4501953125	No Cap
607	551,000.00	551,000.00	9.9470000000	9.5645000000	1,632.55	480	480	480	4.9250000000	No Cap
608	237,500.00	237,500.00	8.4720000000	8.0895000000	706.78	480	480	480	3.4500000000	No Cap
609	408,000.00	408,000.00	9.5773529412	8.6531862745	1,235.53	480	480	480	4.5615196078	No Cap
610	1,047,672.19	1,044,190.00	8.2070981943	7.8245981943	2,640.29	480	480	479	3.1957296867	No Cap
611	644,889.81	641,500.00	9.5757022518	8.9616648039	1,738.25	480	480	479	4.5707022518	No Cap
612	671,641.90	668,700.00	8.5273792840	8.1448792840	1,820.20	480	480	479	3.5223792840	No Cap
613	361,953.27	360,000.00	9.8050000000	9.4225000000	993.33	480	480	479	4.8000000000	No Cap
614	384,182.03	382,500.00	8.5950000000	7.7825000000	1,063.05	480	480	479	3.5900000000	No Cap
615	321,222.76	319,500.00	9.8550000000	9.4725000000	905.66	480	480	479	4.8500000000	No Cap
616	837,684.53	833,400.00	9.6373488822	8.9778022356	2,421.90	480	480	479	4.6323488822	No Cap
617	434,362.60	432,000.00	10.0950000000	9.7125000000	1,277.72	480	480	479	5.0900000000	No Cap
618	3,875,726.05	3,857,578.00	9.1900652096	8.3769954997	11,429.58	480	480	479	4.1850652096	No Cap
619	500,828.51	498,750.00	8.5550000000	8.1725000000	1,484.23	480	480	479	3.5500000000	No Cap
620	1,854,326.05	1,847,100.00	9.1242035929	7.9452876371	5,593.50	480	480	479	4.1192035929	No Cap
621	1,030,736.87	1,026,000.00	9.4971771368	8.3830442842	3,397.69	480	480	479	4.4921771368	No Cap
622	782,051.78	778,050.00	10.2023116491	8.8164271668	2,619.80	480	480	479	5.1905770479	No Cap
623	1,081,930.71	1,077,300.00	9.2908438672	8.9083438672	3,718.19	480	480	479	4.0891196819	No Cap
624	333,171.47	330,000.00	9.2800000000	7.7175000000	977.75	480	480	478	4.2750000000	No Cap
625	435,354.24	427,500.00	9.3220000000	8.9395000000	1,380.49	480	480	476	4.3000000000	No Cap
626	874,349.00	874,349.00	9.0698731227	8.4518607587	3,070.28	360	360	360	4.0648731227	No Cap
627	334,800.00	334,800.00	9.7220000000	8.3395000000	1,327.22	360	360	360	4.7000000000	No Cap
628	604,700.00	604,700.00	9.2800000000	8.8975000000	2,476.65	360	360	360	4.2750000000	No Cap
629	376,734.47	375,250.00	8.8000000000	6.9175000000	1,272.68	360	360	359	3.7950000000	No Cap
630	279,000.00	279,000.00	8.0300000000	7.0775000000	979.71	360	360	359	3.0250000000	No Cap
631	218,780.06	217,800.00	9.6550000000	9.2725000000	775.41	360	360	359	4.6500000000	No Cap
632	660,012.48	658,500.00	6.0035515365	4.8845024361	1,782.94	360	360	359	4.3919305526	No Cap
633	756,992.15	755,155.00	7.4238170908	7.0413170908	2,753.59	360	360	359	2.4188170908	No Cap
634	370,848.79	369,400.00	9.3050000000	8.1225000000	1,365.37	360	360	359	4.3000000000	No Cap
635	1,570,500.00	1,570,500.00	8.7702005731	8.1548352436	4,451.76	480	480	480	3.7510744986	No Cap
636	333,000.00	333,000.00	8.8970000000	8.5145000000	960.88	480	480	480	3.8750000000	No Cap
637	1,279,080.00	1,279,080.00	9.6431647356	9.2606647356	3,789.78	480	480	480	4.6301470588	No Cap
638	358,700.00	358,700.00	9.2800000000	8.8975000000	1,138.84	480	480	480	4.2750000000	No Cap
639	277,200.00	277,200.00	8.5550000000	8.1725000000	917.97	480	480	480	3.5500000000	No Cap
640	175,000.00	175,000.00	9.3800000000	8.1475000000	616.43	480	480	480	4.3750000000	No Cap
641	235,109.11	234,000.00	8.7050000000	8.3225000000	591.68	480	480	479	3.7000000000	No Cap
642	437,463.30	435,905.00	8.7464711305	7.7464235520	1,181.15	480	480	479	3.7414711305	No Cap
643	194,766.72	193,800.00	9.2800000000	8.8975000000	534.74	480	480	479	4.2750000000	No Cap
644	479,393.14	477,000.00	9.4050000000	7.6925000000	1,352.11	480	480	479	4.4000000000	No Cap
645	705,432.51	702,000.00	9.3134934426	8.5711120940	2,025.64	480	480	479	4.3084934426	No Cap
646	232,246.67	231,120.00	9.3200000000	8.2275000000	671.64	480	480	479	4.3150000000	No Cap
647	1,889,639.61	1,882,905.00	9.2256555173	8.4865656155	5,578.84	480	480	479	4.2153354651	No Cap
648	156,195.76	155,700.00	7.3750000000	6.9925000000	463.35	480	480	479	2.3700000000	No Cap
649	391,938.01	390,000.00	9.5800000000	8.3475000000	1,181.02	480	480	479	4.5750000000	No Cap
650	520,505.74	518,330.00	8.8300000000	7.9875000000	1,645.65	480	480	479	3.8250000000	No Cap
651	271,248.32	270,000.00	9.5050000000	8.3625000000	894.13	480	480	479	4.5000000000	No Cap
652	262,251.79	261,000.00	9.8800000000	8.1675000000	900.81	480	480	479	4.8750000000	No Cap
653	353,719.68	353,000.00	8.8050000000	7.3225000000	1,243.43	480	480	479	3.8000000000	No Cap
654	850,439.00	844,650.00	5.6176291702	4.5074324806	2,394.26	480	480	478	4.3608745701	No Cap
655	614,492.55	603,000.00	8.9550000000	8.5725000000	1,663.83	480	480	476	3.9500000000	No Cap
656	225,722.67	220,500.00	9.3200000000	8.9375000000	640.78	480	480	475	4.3150000000	No Cap
657	182,145.24	180,000.00	8.5220000000	8.1395000000	210.00	360	360	358	3.5000000000	No Cap
658	147,131.38	145,800.00	8.7220000000	8.3395000000	396.87	480	480	478	3.7000000000	No Cap
659	263,058.18	259,200.00	10.1550000000	8.6725000000	922.80	360	360	357	5.1500000000	No Cap
660	346,974.22	342,000.00	9.3800000000	8.9975000000	1,013.31	360	480	357	4.3750000000	No Cap
661	947,013.73	930,750.00	9.4533367704	8.6304624958	3,156.68	360	360	356	4.4483367704	No Cap
662	385,589.74	380,000.00	9.4550000000	9.0725000000	1,150.74	480	480	477	4.4500000000	No Cap
663	434,869.36	427,500.00	10.5500000000	8.8875000000	1,345.75	480	480	477	5.7250000000	No Cap
664	463,408.15	456,000.00	10.5500000000	8.8475000000	1,676.07	480	480	477	6.4350000000	No Cap
665	439,993.56	432,000.00	9.0200000000	8.6375000000	1,277.72	480	480	476	4.0150000000	No Cap
666	158,742.71	156,750.00	9.6470000000	8.3245000000	601.17	360	360	357	4.6250000000	No Cap
667	147,593.22	146,000.00	9.3220000000	8.9395000000	607.70	360	360	357	4.3000000000	No Cap
668	341,416.31	337,500.00	7.8050000000	7.4225000000	1,230.66	360	360	356	2.8000000000	No Cap
669	197,666.49	194,750.00	9.2050000000	8.2625000000	527.71	480	480	477	4.2000000000	No Cap
670	77,600.16	76,500.00	8.9550000000	8.5725000000	208.23	480	480	477	3.9500000000	No Cap
671	103,394.88	103,500.00	7.8250000000	7.4425000000	330.00	480	480	477	2.8200000000	No Cap
672	368,987.56	361,000.00	10.5500000000	9.3875000000	1,215.54	480	480	476	5.7000000000	No Cap
673	285,664.13	279,000.00	8.9550000000	8.1425000000	769.83	480	480	475	3.9500000000	No Cap
674	319,802.60	313,500.00	9.8800000000	9.4975000000	945.24	480	480	475	4.8750000000	No Cap
675	502,734.48	500,000.00	10.0950000000	9.7125000000	1,478.85	480	480	478	5.0900000000	No Cap
676	516,703.78	512,000.00	8.5050000000	8.1225000000	1,294.62	480	480	477	3.5000000000	No Cap
677	327,394.52	326,000.00	9.3300000000	8.3075000000	1,144.75	360	360	358	4.3250000000	No Cap
678	369,179.96	367,200.00	9.8550000000	8.3725000000	1,040.87	480	480	478	4.8500000000	No Cap
679	401,660.49	395,000.00	8.2550000000	7.8725000000	1,075.19	480	480	473	3.2500000000	No Cap
680	987,426.34	960,000.00	8.6550000000	8.2725000000	2,427.42	480	480	468	3.6500000000	No Cap
681	250,800.00	250,800.00	1.0000000000	0.6175000000	806.67	360	360	360	3.3750000000	No Cap
682	699,400.00	699,400.00	2.0000000000	1.6175000000	2,585.12	360	360	360	3.5000000000	No Cap
683	1,892,423.34	1,897,000.00	3.5293315481	3.1468315481	6,101.52	360	360	359	3.0828854011	No Cap
684	221,798.94	222,250.00	2.0000000000	1.6175000000	821.48	360	360	359	3.5000000000	No Cap
685	287,427.40	288,000.00	9.6250000000	8.3425000000	1,082.60	360	360	359	4.2500000000	No Cap
686	902,738.52	904,500.00	2.2500000000	1.2975000000	3,457.42	360	360	359	3.8936567147	No Cap
687	155,444.07	155,700.00	3.2500000000	2.2775000000	677.62	360	360	359	4.5000000000	No Cap
688	1,192,304.61	1,191,000.00	8.1283225517	7.7458225517	3,830.73	360	360	358	2.7533225517	No Cap
689	414,624.12	414,000.00	8.7500000000	7.0775000000	1,582.50	360	360	358	3.3750000000	No Cap
690	227,200.00	227,200.00	1.0000000000	0.6175000000	574.49	480	480	480	3.5000000000	No Cap
691	407,250.00	407,250.00	1.7500000000	0.7375000000	1,180.35	480	480	480	3.8750000000	No Cap
692	139,800.00	139,800.00	2.0000000000	1.6175000000	423.35	480	480	480	2.6250000000	No Cap
693	889,499.12	891,750.00	1.0000000000	0.6175000000	2,254.84	480	480	479	3.5000000000	No Cap
694	564,273.18	565,000.00	2.2500000000	0.8975000000	1,786.20	480	480	479	4.7500000000	No Cap
695	599,432.03	600,000.00	9.6250000000	8.3425000000	1,856.66	480	480	478	4.2500000000	No Cap
696	339,000.00	339,000.00	1.5000000000	1.1175000000	1,169.95	360	360	360	3.4469026549	No Cap
697	286,100.00	286,100.00	2.5000000000	2.1175000000	1,130.44	360	360	360	3.3750000000	No Cap
698	143,683.03	144,000.00	8.8750000000	8.4925000000	496.97	360	360	359	3.5000000000	No Cap
699	792,666.63	794,150.00	2.5000000000	2.1175000000	3,137.85	360	360	359	2.9352845912	No Cap
700	420,540.53	421,175.00	3.7500000000	2.5075000000	1,950.64	360	360	359	4.6250000000	No Cap
701	683,395.03	682,500.00	8.3750000000	7.9925000000	2,355.45	360	360	358	3.0000000000	No Cap
702	221,815.70	220,000.00	8.8750000000	8.4925000000	869.27	360	360	356	3.5000000000	No Cap
703	528,000.00	528,000.00	1.5000000000	1.1175000000	1,463.47	480	480	480	3.5000000000	No Cap
704	211,178.16	211,500.00	8.8750000000	8.4925000000	586.22	480	480	479	3.5000000000	No Cap
705	786,260.37	784,000.00	8.6250000000	8.2425000000	2,173.03	480	480	478	3.2500000000	No Cap
706	305,500.00	305,500.00	2.2500000000	1.8675000000	1,167.76	360	360	360	3.5000000000	No Cap
707	507,010.69	508,000.00	8.8750000000	8.4925000000	1,941.81	360	360	359	3.5000000000	No Cap
708	87,855.35	88,000.00	3.2500000000	2.8675000000	382.98	360	360	359	3.3750000000	No Cap
709	292,238.77	292,000.00	8.0000000000	7.6175000000	1,116.16	360	360	358	2.6250000000	No Cap
710	291,369.10	292,000.00	8.6250000000	8.2425000000	923.14	480	480	479	3.2500000000	No Cap
711	376,854.45	376,000.00	8.7500000000	8.3675000000	1,188.69	480	480	478	3.3750000000	No Cap
712	308,201.54	306,000.00	8.8750000000	8.4925000000	967.40	480	480	477	3.5000000000	No Cap
713	150,732.15	150,000.00	9.8700000000	7.9875000000	526.73	360	360	359	4.5500000000	No Cap
714	150,500.00	150,500.00	8.8690000000	8.4865000000	380.55	480	480	480	3.5500000000	No Cap
715	571,500.00	571,500.00	9.6707716535	8.6659881890	1,619.99	480	480	480	4.3517716535	No Cap
716	298,511.82	297,000.00	9.5700000000	8.0875000000	857.00	480	480	479	4.2500000000	No Cap
717	281,995.08	280,800.00	9.3200000000	7.9375000000	986.03	360	360	359	4.0000000000	No Cap
718	444,000.00	444,000.00	9.3007972973	8.6923513514	1,203.09	480	480	480	3.9808558559	No Cap
719	814,500.00	814,500.00	10.0886795580	9.2746878453	2,350.27	480	480	480	4.7676795580	No Cap
720	527,250.00	527,250.00	10.0960000000	8.3835000000	1,562.18	480	480	480	4.7750000000	No Cap
721	317,500.00	317,500.00	8.8710000000	7.6385000000	961.47	480	480	480	3.5500000000	No Cap
722	594,576.53	591,300.00	9.9111276409	8.8655266285	1,706.21	480	480	479	4.5911276409	No Cap
723	218,500.00	218,500.00	9.4940000000	9.1115000000	602.90	480	480	479	4.1750000000	No Cap
724	209,998.37	210,500.00	1.0000000000	0.6175000000	677.05	360	360	359	3.3750000000	No Cap
725	445,220.34	430,000.00	8.3750000000	7.9925000000	1,383.05	360	360	349	3.3750000000	No Cap
726	1,037,870.41	1,000,000.00	8.2500000000	7.8675000000	3,457.63	360	360	348	3.2500000000	No Cap
727	399,013.57	385,000.00	8.6250000000	8.2425000000	1,529.75	360	360	348	3.6250000000	No Cap
728	202,294.04	202,500.00	3.2500000000	2.0075000000	754.40	480	480	479	4.0000000000	No Cap
729	206,618.67	205,200.00	7.6250000000	7.2425000000	621.40	480	480	476	2.6250000000	No Cap
730	550,995.73	542,400.00	9.0000000000	8.6175000000	1,744.57	360	360	354	4.0338691754	No Cap
731	9,193,400.00	9,193,400.00	1.0000000000	0.6175000000	29,569.62	360	360	360	3.2389955022	No Cap
732	535,000.00	535,000.00	1.6250000000	0.8125000000	1,878.65	360	360	360	3.5000000000	No Cap
733	369,000.00	369,000.00	1.8750000000	0.9225000000	1,340.95	360	360	360	4.3750000000	No Cap
734	3,492,800.00	3,492,800.00	2.7816078791	2.3991078791	12,910.07	360	360	360	3.4032366583	No Cap
735	1,595,400.00	1,595,400.00	2.2500000000	0.8516632193	6,098.35	360	360	360	4.0954149430	No Cap
736	267,000.00	267,000.00	2.7500000000	1.8375000000	1,090.00	360	360	360	4.2500000000	No Cap
737	380,000.00	380,000.00	3.0000000000	2.6175000000	1,602.10	360	360	360	3.5000000000	No Cap
738	406,800.00	406,800.00	3.1250000000	1.3925000000	1,742.63	360	360	360	4.6250000000	No Cap
739	1,383,319.12	1,383,900.00	3.2500000000	2.2214883720	6,022.83	360	360	360	4.5134984110	No Cap
740	409,000.00	409,000.00	4.2500000000	3.0075000000	2,012.03	360	360	360	4.7500000000	No Cap
741	690,175.92	692,000.00	3.2173251133	2.8348251133	2,225.75	360	360	359	2.5823591324	No Cap
742	11,954,975.27	11,987,100.00	2.5231722377	2.1406722377	38,555.27	360	360	359	3.1886121847	No Cap
743	2,993,396.39	3,000,000.00	8.3750000000	7.9925000000	10,353.61	360	360	359	3.3750000000	No Cap
744	212,050.76	212,500.00	8.8750000000	8.1125000000	759.14	360	360	359	3.8750000000	No Cap
745	5,418,964.18	5,430,050.00	4.9431431673	4.5606431673	20,070.54	360	360	359	3.4134090535	No Cap
746	1,813,962.43	1,822,500.00	5.3531660493	4.1166358879	6,850.81	360	360	359	4.4676027207	No Cap
747	716,748.12	718,200.00	5.4451691063	3.9563418911	2,745.29	360	360	359	4.4630112738	No Cap
748	233,331.42	233,750.00	8.8750000000	7.8225000000	954.26	360	360	359	3.8750000000	No Cap
749	284,311.27	284,800.00	3.0000000000	2.6175000000	1,200.73	360	360	359	3.5000000000	No Cap
750	175,205.23	175,500.00	3.1250000000	1.3925000000	751.80	360	360	359	4.6250000000	No Cap
751	753,734.71	755,305.00	3.2500000000	2.1759057498	3,287.14	360	360	359	4.7260249730	No Cap
752	176,128.09	176,600.00	9.0000000000	7.5575000000	805.39	360	360	359	4.0000000000	No Cap
753	131,018.78	127,000.00	8.3750000000	7.9925000000	408.48	360	360	350	3.3750000000	No Cap
754	290,330.02	283,000.00	7.6250000000	7.2425000000	910.24	360	360	350	2.6250000000	No Cap
755	355,656.39	345,000.00	8.2664213379	7.8839213379	1,109.66	360	360	350	3.2664213379	No Cap
756	2,765,981.13	2,695,800.00	7.9428015232	7.5603015232	8,670.75	360	360	350	2.9428015232	No Cap
757	288,044.18	280,000.00	8.5714833225	8.1889833225	1,034.94	360	360	350	3.5714833225	No Cap
758	325,621.72	355,800.00	8.6250000000	8.2425000000	1,315.10	360	360	350	3.6250000000	No Cap
759	1,776,015.47	1,729,624.00	8.5843798626	8.2018798626	6,393.03	360	360	350	3.5843798626	No Cap
760	1,520,096.23	1,475,800.00	7.9057468824	7.5232468824	4,746.76	360	360	349	2.9057468824	No Cap
761	314,135.76	307,000.00	8.0000000000	7.6175000000	987.44	360	360	349	3.0000000000	No Cap
762	379,650.44	367,400.00	8.1513861936	7.7688861936	1,181.70	360	360	349	3.1513861936	No Cap
763	4,082,176.32	3,965,525.00	8.2550804536	7.8725804536	12,754.71	360	360	349	3.2550804536	No Cap
764	160,031.09	154,800.00	8.5239282489	8.1414282489	572.17	360	360	349	3.5239282489	No Cap
765	2,702,916.92	2,628,370.00	8.5391071292	8.1566071292	9,714.96	360	360	349	3.5391071292	No Cap
766	418,158.82	405,800.00	8.2225106898	7.8400106898	1,403.09	360	360	348	3.2225106898	No Cap
767	457,665.99	440,500.00	8.1650533995	7.7825533995	1,523.09	360	360	348	3.1650533995	No Cap
768	410,665.94	395,600.00	8.2823724406	7.8998724406	1,367.84	360	360	348	3.2823724406	No Cap
769	8,317,382.62	8,101,700.00	8.0560498977	7.6735498977	28,012.50	360	360	348	3.0560498977	No Cap
770	299,160.64	290,000.00	8.1250000000	7.7425000000	1,152.29	360	360	348	3.1250000000	No Cap
771	2,881,209.87	2,794,800.00	8.3267032970	7.9442032970	11,104.86	360	360	348	3.3267032970	No Cap
772	1,908,560.30	1,842,320.00	8.3135340196	7.9310340196	6,371.08	360	360	347	3.3135340196	No Cap
773	1,438,111.51	1,387,686.00	8.2500000000	7.8675000000	5,513.82	360	360	347	3.2500000000	No Cap
774	130,372.46	125,600.00	8.5000000000	8.1175000000	499.05	360	360	347	3.5000000000	No Cap
775	228,846.05	222,000.00	8.0000000000	7.6175000000	942.95	360	360	347	3.0000000000	No Cap
776	113,729.44	115,000.00	7.3750000000	6.9925000000	397.63	360	360	346	2.3750000000	No Cap
777	339,994.75	328,000.00	7.7500000000	7.3675000000	1,134.10	360	360	345	2.8000000000	No Cap
778	257,378.42	248,000.00	8.3750000000	7.9925000000	1,053.39	360	360	345	3.3250000000	No Cap
779	313,533.51	301,500.00	8.3750000000	7.9925000000	1,280.63	360	360	344	3.3250000000	No Cap
780	219,680.36	212,000.00	8.3750000000	7.9925000000	900.48	360	360	343	3.3250000000	No Cap
781	3,150,279.30	3,148,350.00	8.2394389955	7.8569389955	10,126.33	360	360	358	3.2394389955	No Cap
782	348,453.72	348,000.00	8.5000000000	8.1175000000	1,286.28	360	360	358	3.5000000000	No Cap
783	217,873.00	217,550.00	8.8750000000	7.9025000000	845.51	360	360	358	3.8750000000	No Cap
784	450,779.63	450,000.00	9.8750000000	8.8525000000	2,246.78	360	360	358	4.8750000000	No Cap
785	624,051.16	616,000.00	7.3750000000	6.9925000000	2,129.89	360	360	340	2.3500000000	No Cap
786	258,349.45	245,000.00	8.3750000000	7.9925000000	973.49	360	360	340	3.3250000000	No Cap
787	255,440.71	254,400.00	7.7500000000	7.3675000000	818.25	360	360	357	2.7500000000	No Cap
788	190,394.37	189,600.00	7.8750000000	7.4925000000	609.83	360	360	357	2.8750000000	No Cap
789	296,599.21	295,200.00	8.5000000000	8.1175000000	1,091.12	360	360	357	3.5000000000	No Cap
790	1,205,529.00	1,195,900.00	8.0257211243	7.6432211243	3,846.49	360	360	356	3.0257211243	No Cap
791	618,258.95	612,000.00	7.6250000000	7.2425000000	1,968.43	360	360	355	2.6250000000	No Cap
792	337,976.30	333,200.00	9.1250000000	8.3125000000	1,170.03	360	360	355	4.1250000000	No Cap
793	799,922.61	792,250.00	7.9233332022	7.5408332022	2,928.33	360	360	355	2.9233332022	No Cap
794	542,341.54	534,000.00	8.2655863453	7.8830863453	1,717.56	360	360	354	3.2655863453	No Cap
795	265,189.56	262,000.00	7.8750000000	7.4925000000	968.40	360	360	354	2.8750000000	No Cap
796	1,436,456.43	1,411,000.00	8.4044657092	8.0219657092	4,538.33	360	360	353	3.4044657092	No Cap
797	178,133.87	175,125.00	8.2500000000	7.8675000000	647.30	360	360	353	3.2500000000	No Cap
798	510,261.58	501,250.00	8.4058582218	8.0233582218	1,852.71	360	360	353	3.4058582218	No Cap
799	821,064.32	811,650.00	8.1900994675	7.8075994675	2,610.59	360	360	352	3.1900994675	No Cap
800	174,213.19	170,350.00	8.1250000000	7.7425000000	547.91	360	360	352	3.1250000000	No Cap
801	2,665,482.99	2,619,700.00	8.2854850754	7.9029850754	8,425.99	360	360	352	3.2854850754	No Cap
802	239,550.18	235,000.00	8.0993586292	7.7168586292	868.61	360	360	352	3.0993586292	No Cap
803	122,785.60	120,200.00	8.6250000000	8.2425000000	444.28	360	360	352	3.6250000000	No Cap
804	1,333,082.85	1,306,450.00	8.2584055410	7.8759055410	4,828.90	360	360	352	3.2584055410	No Cap
805	801,903.78	780,500.00	8.3236137695	7.9411137695	2,510.40	360	360	351	3.3236137695	No Cap
806	6,455,176.30	6,296,550.00	8.1891867858	7.8066867858	20,252.20	360	360	351	3.1891867858	No Cap
807	120,061.63	117,000.00	8.6250000000	8.2425000000	432.45	360	360	351	3.6250000000	No Cap
808	148,860.13	145,800.00	8.6250000000	8.2425000000	538.91	360	360	351	3.6250000000	No Cap
809	226,459.13	223,500.00	8.6250000000	8.2425000000	826.10	360	360	351	3.6250000000	No Cap
810	612,564.69	597,150.00	8.5740542399	8.1915542399	2,207.19	360	360	351	3.5740542399	No Cap
811	2,002,900.00	2,002,900.00	1.0000000000	0.6175000000	5,064.45	480	480	480	3.2421676070	No Cap
812	306,000.00	306,000.00	1.7500000000	0.8275000000	886.89	480	480	480	3.6250000000	No Cap
813	548,350.00	548,350.00	1.8750000000	0.9225000000	1,624.70	480	480	480	4.3750000000	No Cap
814	2,587,570.00	2,588,300.00	2.0000000000	1.6175000000	7,838.04	480	480	480	3.3373415985	No Cap
815	256,500.00	256,500.00	3.1250000000	1.9925000000	936.80	480	480	480	4.6250000000	No Cap
816	214,635.53	215,000.00	8.3750000000	7.9925000000	543.64	480	480	479	3.3750000000	No Cap
817	6,449,456.31	6,460,700.00	3.5498286570	3.1673286570	16,336.28	480	480	479	3.1768565595	No Cap
818	1,845,018.24	1,848,000.00	5.0735026121	4.6910026121	5,596.22	480	480	479	3.3956446712	No Cap
819	1,170,367.09	1,173,000.00	9.7500000000	8.6074196279	3,708.35	480	480	479	4.7500000000	No Cap
820	359,549.99	360,000.00	9.8750000000	8.1125000000	1,162.51	480	480	479	4.8750000000	No Cap
821	478,451.25	479,000.00	2.7500000000	1.8375000000	1,646.46	480	480	479	4.2500000000	No Cap
822	294,000.67	294,300.00	3.2500000000	2.0075000000	1,096.39	480	480	479	4.5000000000	No Cap
823	1,598,016.81	1,593,650.00	8.3714840960	7.9889840960	4,029.64	480	480	478	3.3714840960	No Cap
824	446,483.95	445,600.00	8.5000000000	8.1175000000	1,349.39	480	480	478	3.5000000000	No Cap
825	654,062.92	650,000.00	8.1250000000	7.7425000000	1,643.56	480	480	477	3.1250000000	No Cap
826	453,802.79	450,000.00	9.6250000000	8.6725000000	1,422.64	480	480	477	4.6250000000	No Cap
827	748,894.24	740,000.00	8.5000000000	8.1175000000	1,871.14	480	480	476	3.5000000000	No Cap
828	397,166.88	395,000.00	8.5000000000	8.1175000000	1,196.16	480	480	476	3.5000000000	No Cap
829	90,392.47	90,000.00	8.3750000000	7.9925000000	344.02	360	360	357	3.3750000000	No Cap
830	305,264.67	304,000.00	7.8750000000	7.4925000000	1,013.09	360	360	357	2.8750000000	No Cap
831	400,000.00	400,000.00	2.5000000000	2.1175000000	1,580.48	360	360	360	2.5000000000	No Cap
832	800,000.00	800,000.00	1.5000000000	1.1175000000	2,760.96	360	360	360	3.5000000000	No Cap
833	121,100.00	121,100.00	3.7500000000	2.5075000000	560.83	360	360	360	4.7500000000	No Cap
834	561,471.19	562,500.00	2.6250000000	1.0625000000	2,259.28	360	360	359	3.8750000000	No Cap
835	531,797.80	532,600.00	3.7500000000	2.5075000000	2,466.56	360	360	359	4.7500000000	No Cap
836	332,000.00	332,000.00	2.2500000000	1.8675000000	1,269.06	360	360	360	2.8750000000	No Cap
837	264,000.00	264,000.00	3.2500000000	2.8675000000	1,148.94	360	360	360	3.5000000000	No Cap
838	274,500.00	274,500.00	4.5000000000	3.4775000000	1,390.85	360	360	360	4.7500000000	No Cap
839	2,419,631.55	2,424,500.00	4.1511244501	3.7686244501	9,267.55	360	360	359	3.1412446659	No Cap
840	210,272.91	210,000.00	8.5000000000	8.1175000000	802.72	360	360	358	3.5000000000	No Cap
841	229,849.78	229,500.00	9.0000000000	8.0475000000	983.12	360	360	358	4.0000000000	No Cap
842	511,341.35	512,000.00	8.5000000000	8.1175000000	1,618.65	480	480	479	3.5000000000	No Cap
843	257,550.40	257,000.00	8.3750000000	7.9925000000	812.49	480	480	478	3.3750000000	No Cap
844	253,456.32	243,750.00	8.8750000000	8.4925000000	1,001.59	360	360	345	3.8500000000	No Cap
845	408,323.51	392,800.00	8.5000000000	8.1175000000	1,508.49	360	360	343	3.4500000000	No Cap
846	950,000.00	950,000.00	9.2100526316	8.8275526316	3,335.93	360	360	360	4.2050526316	No Cap
847	2,183,575.98	2,186,000.00	8.5386893217	8.1561893217	7,971.00	360	360	360	3.5166893217	No Cap
848	845,292.54	842,250.00	8.3170194448	7.9345194448	2,806.81	360	360	359	3.3120194448	No Cap
849	1,311,658.62	1,307,500.00	8.4320535843	8.0495535843	4,767.65	360	360	359	3.4270535843	No Cap
850	1,485,463.14	1,483,000.00	8.7931565951	8.4106565951	5,593.36	360	360	359	3.7881565951	No Cap
851	285,000.00	285,000.00	8.9720000000	8.5895000000	754.81	480	480	480	3.9500000000	No Cap
852	476,904.00	476,904.00	8.8500000000	8.4675000000	1,351.84	480	480	480	3.8450000000	No Cap
853	908,500.00	908,500.00	8.7220000000	8.3395000000	2,703.61	480	480	480	3.7000000000	No Cap
854	397,991.76	396,000.00	9.0550000000	8.6725000000	1,001.31	480	480	479	4.0500000000	No Cap
855	587,947.13	585,000.00	9.2800000000	8.8975000000	1,585.16	480	480	479	4.2750000000	No Cap
856	339,179.20	337,500.00	9.3550000000	8.9725000000	956.68	480	480	479	4.3500000000	No Cap
857	1,264,624.91	1,265,000.00	8.6356266043	8.2531266043	3,764.51	480	480	479	3.6306266043	No Cap
858	429,363.93	427,500.00	9.0250000000	8.6425000000	1,357.28	480	480	479	4.0200000000	No Cap
859	553,281.51	551,000.00	8.9050000000	8.5225000000	1,786.81	480	480	479	3.9000000000	No Cap
860	386,587.00	384,705.00	9.2550000000	8.8725000000	1,090.49	480	480	478	4.2500000000	No Cap
861	462,096.49	460,050.00	8.9550000000	7.8225000000	1,393.15	480	480	478	3.9500000000	No Cap
862	488,000.00	488,000.00	9.5800000000	9.1975000000	2,064.01	360	360	359	4.5750000000	No Cap
863	401,282.98	400,000.00	8.4550000000	8.0725000000	1,498.56	360	360	358	3.4500000000	No Cap
864	379,134.69	378,000.00	8.4050000000	7.0825000000	1,518.24	360	360	358	3.4000000000	No Cap
865	292,404.32	290,000.00	8.5050000000	8.1225000000	1,057.45	360	360	355	3.5000000000	No Cap
866	296,000.00	296,000.00	9.0720000000	8.6895000000	943.78	480	480	479	4.0500000000	No Cap
867	129,542.98	129,000.00	8.6050000000	8.2225000000	383.89	480	480	478	3.6000000000	No Cap
868	978,305.01	974,000.00	9.7787564597	8.2749870807	3,225.49	480	480	478	4.7737564597	No Cap
869	381,062.43	373,500.00	9.9550000000	9.5725000000	1,236.88	480	480	475	4.9500000000	No Cap
870	708,408.86	700,000.00	8.6050000000	8.2225000000	2,251.48	360	360	357	3.6000000000	No Cap
871	578,395.13	572,000.00	8.2800000000	7.8975000000	1,839.78	360	480	357	3.2750000000	No Cap
872	611,250.00	611,250.00	8.3050000000	7.9225000000	1,663.83	360	480	357	3.3000000000	No Cap
873	402,257.12	400,000.00	8.9800000000	8.5975000000	1,458.56	360	360	357	3.9750000000	No Cap
874	475,140.29	468,000.00	10.0050000000	9.6225000000	1,549.82	480	480	477	5.0000000000	No Cap
875	456,897.53	450,000.00	8.1050000000	7.7225000000	1,339.15	480	480	476	3.1000000000	No Cap
876	3,522,046.82	3,505,000.00	8.3819059300	7.9994059300	11,273.47	360	360	357	3.3819059300	No Cap
877	374,397.06	371,250.00	8.3750000000	7.9925000000	1,372.21	360	360	356	3.3750000000	No Cap
878	439,634.78	432,000.00	8.6250000000	8.2425000000	1,389.48	360	360	354	3.6250000000	No Cap
879	491,810.22	484,000.00	8.7500000000	8.3675000000	1,788.96	360	360	354	3.7500000000	No Cap
880	273,469.73	270,000.00	8.5050000000	8.1225000000	1,136.88	360	360	354	3.5000000000	No Cap
881	505,658.43	502,350.00	8.0000000000	7.6175000000	1,270.22	480	480	477	3.0000000000	No Cap
882	1,019,135.16	1,012,250.00	8.5264828367	8.1439828367	3,065.36	480	480	477	3.5264828367	No Cap
883	405,561.08	403,000.00	8.7500000000	8.3675000000	1,442.68	480	480	477	3.7500000000	No Cap
884	1,754,875.00	1,754,875.00	1.0000000000	0.6175000000	5,644.38	360	360	360	3.3398301161	No Cap
885	529,550.52	531,000.00	2.0000000000	1.6175000000	1,962.70	360	360	360	2.7086899896	No Cap
886	3,958,920.87	3,968,700.00	8.2684248025	7.8859248025	12,764.94	360	360	359	3.2684248025	No Cap
887	2,899,303.18	2,905,500.00	8.6743254374	8.2918254374	10,739.31	360	360	359	3.6743254374	No Cap
888	464,701.18	465,500.00	8.7500000000	8.3675000000	1,962.57	360	360	359	3.7500000000	No Cap
889	839,012.74	820,100.00	8.0871983988	7.7046983988	2,787.93	360	360	350	3.0871983988	No Cap
890	337,395.04	326,250.00	8.7500000000	8.3675000000	1,049.35	360	360	350	3.7500000000	No Cap
891	101,105.83	100,000.00	8.5000000000	8.1175000000	321.64	360	360	349	3.5000000000	No Cap
892	6,797,003.07	6,791,000.00	8.4967483746	8.1142483746	21,842.55	360	360	358	3.4967483746	No Cap
893	1,892,674.99	1,890,000.00	8.5000000000	8.1175000000	6,522.77	360	360	358	3.5000000000	No Cap
894	2,120,464.12	2,117,640.00	8.5292206288	8.1467206288	7,898.99	360	360	358	3.5292206288	No Cap
895	305,801.04	308,000.00	8.7500000000	8.3675000000	1,298.54	360	360	358	3.7500000000	No Cap
896	352,532.79	351,000.00	8.0000000000	7.6175000000	1,576.15	360	360	358	2.2500000000	No Cap
897	1,844,081.79	1,835,300.00	8.1671473936	7.7846473936	5,903.04	360	360	357	3.5252857487	No Cap
898	252,853.35	252,000.00	7.5000000000	7.1175000000	869.70	360	360	357	2.5000000000	No Cap
899	1,074,806.70	1,070,383.00	8.3333029186	7.9508029186	3,956.35	360	360	357	3.3333029186	No Cap
900	1,765,483.52	1,749,951.00	8.5830867109	8.2005867109	5,628.54	360	360	356	3.5830867109	No Cap
901	645,522.07	640,000.00	7.5000000000	7.1175000000	2,528.77	360	360	356	2.2500000000	No Cap
902	405,729.38	405,500.00	8.1250000000	7.7425000000	1,709.60	360	360	356	2.2500000000	No Cap
903	148,245.47	146,500.00	8.1250000000	7.7425000000	471.20	360	360	355	3.1250000000	No Cap
904	5,531,578.33	5,468,771.00	8.1418004803	7.7593004803	17,589.73	360	360	355	3.1405016642	No Cap
905	1,975,865.97	1,950,000.00	8.7500000000	8.3675000000	6,729.84	360	360	355	3.7500000000	No Cap
906	515,843.59	509,500.00	8.7500000000	8.3675000000	1,883.21	360	360	355	3.7500000000	No Cap
907	324,972.65	320,000.00	8.1250000000	7.7425000000	1,029.25	360	360	354	2.7500000000	No Cap
908	4,235,486.89	4,180,300.00	8.3213427973	7.9388427973	13,445.50	360	360	354	3.3213427973	No Cap
909	1,898,729.14	1,869,000.00	8.7149017085	8.3324017085	6,908.18	360	360	354	3.7149017085	No Cap
910	369,162.95	361,600.00	8.5000000000	8.1175000000	1,163.05	360	360	353	3.4500000000	No Cap
911	199,917.83	196,000.00	8.5000000000	8.1175000000	664.74	360	360	353	3.4500000000	No Cap
912	882,361.75	868,500.00	8.0127568738	7.6302568738	3,210.15	360	360	353	3.0127568738	No Cap
913	491,914.90	480,000.00	8.5000000000	8.1175000000	1,543.87	360	360	352	3.4500000000	No Cap
914	238,132.82	232,000.00	8.7500000000	8.3675000000	746.20	360	360	352	3.7500000000	No Cap
915	537,154.47	525,000.00	8.1250000000	7.7425000000	1,815.25	360	360	351	3.1250000000	No Cap
916	3,828,600.00	3,828,600.00	1.0000000000	0.6175000000	9,680.91	480	480	480	3.4067021888	No Cap
917	412,000.00	412,000.00	2.0000000000	1.6175000000	1,247.65	480	480	480	3.6250000000	No Cap
918	7,848,996.58	7,863,050.00	8.3028512241	7.9203512241	19,882.32	480	480	479	3.3028512241	No Cap
919	3,139,443.95	3,145,122.00	8.1789355086	7.7964355086	9,524.26	480	480	479	3.1789355086	No Cap
920	1,417,515.89	1,369,600.00	8.7500000000	8.3675000000	3,785.33	480	480	470	3.7500000000	No Cap
921	4,624,298.95	4,618,500.00	8.5308282178	8.1483282178	11,678.17	480	480	478	3.5308282178	No Cap
922	3,414,423.11	3,404,760.00	8.7135933433	8.3310933433	10,310.47	480	480	478	3.7135933433	No Cap
923	2,754,268.22	2,735,800.00	8.0986015207	7.7161015207	6,917.63	480	480	477	3.0986015207	No Cap
924	573,775.31	569,700.00	8.7500000000	8.3675000000	1,725.19	480	480	477	3.7500000000	No Cap
925	1,378,322.77	1,362,000.00	8.4820165508	8.0995165508	3,443.90	480	480	476	3.4820165508	No Cap
926	912,526.52	903,100.00	8.3327907993	7.9502907993	2,734.83	480	480	476	3.3327907993	No Cap
927	2,773,483.77	2,738,000.00	8.5257455261	8.1432455261	6,923.22	480	480	475	3.5257455261	No Cap
928	255,228.96	251,250.00	8.7500000000	8.3675000000	760.85	480	480	475	3.7500000000	No Cap
929	3,957,838.06	3,877,100.00	8.4607928637	8.0782928637	9,803.51	480	480	474	3.4607928637	No Cap
930	2,182,461.55	2,141,400.00	8.5051634191	8.1226634191	6,484.72	480	480	474	3.5051634191	No Cap
931	504,024.95	496,000.00	8.6550000000	8.2725000000	1,891.83	480	480	474	3.6500000000	No Cap
932	426,525.15	416,000.00	8.5000000000	8.1175000000	1,101.76	480	480	473	3.5000000000	No Cap
933	512,260.60	500,000.00	8.7500000000	8.3675000000	1,514.13	480	480	473	3.7500000000	No Cap
934	581,756.88	568,000.00	8.8750000000	8.4925000000	1,436.22	480	480	471	3.5000000000	No Cap
935	69,981.33	69,000.00	8.2050000000	7.8225000000	290.53	360	360	353	3.2000000000	No Cap
936	111,833.09	109,900.00	8.3300000000	7.9475000000	462.75	360	360	352	3.3250000000	No Cap
937	501,022.59	492,000.00	8.4550000000	8.0725000000	2,071.64	360	360	352	3.4500000000	No Cap
938	368,481.28	360,000.00	8.4550000000	8.0725000000	1,286.67	480	480	472	3.4500000000	No Cap
939	260,906.93	261,375.00	2.7500000000	2.3675000000	1,067.05	360	360	359	3.5000000000	No Cap
940	936,149.99	937,500.00	1.7500000000	1.3675000000	2,717.20	480	480	479	3.7500000000	No Cap
941	133,446.94	133,600.00	2.7500000000	l2.3675000000	459.23	480	480	479	3.5000000000	No Cap
942	2,963,500.00	3,163,500.00	8.4716121141	l8.0891121141	10,175.08	360	360	360	3.4600725494	No Cap
943	164,500.00	164,500.00	8.7720000000	8.3895000000	544.34	360	360	360	3.7500000000	No Cap
944	115,000.00	115,000.00	8.6550000000	8.2725000000	383.24	360	360	360	3.6500000000	No Cap
945	1,463,630.00	1,463,630.00	8.4210617779	8.0385617779	4,981.36	360	360	360	3.4136574817	No Cap
946	770,040.00	770,040.00	8.8620000000	7.6795000000	2,663.11	360	360	360	3.8400000000	No Cap
947	949,404.00	949,404.00	9.3655044933	8.0408300871	3,333.84	360	360	360	4.3523671430	No Cap
948	382,500.00	382,500.00	8.5800000000	8.1975000000	1,390.00	360	360	360	3.5750000000	No Cap
949	1,311,000.00	1,311,000.00	8.0384591915	7.6559591915	4,780.41	360	360	360	3.0283371472	No Cap
950	403,000.00	403,000.00	9.0800000000	8.6975000000	1,514.88	360	360	360	4.0750000000	No Cap
951	1,520,000.00	1,520,000.00	8.7807078947	8.3982078947	5,732.92	360	360	360	3.7686842105	No Cap
952	360,500.00	360,500.00	8.1050000000	7.7225000000	1,387.21	360	360	360	3.1000000000	No Cap
953	107,350.00	107,350.00	8.9550000000	8.5725000000	415.84	360	360	360	3.9500000000	No Cap
954	191,250.00	191,250.00	8.6550000000	8.2725000000	743.30	360	360	360	3.6500000000	No Cap
955	305,000.00	305,000.00	9.6050000000	8.4625000000	1,209.09	360	360	360	4.6000000000	No Cap
956	147,050.00	147,050.00	9.2720000000	8.8895000000	590.63	360	360	360	4.2500000000	No Cap
957	208,250.00	208,250.00	9.2550000000	8.8725000000	839.17	360	360	360	4.2500000000	No Cap
958	131,600.00	131,600.00	8.5300000000	8.1475000000	532.03	360	360	360	3.5250000000	No Cap
959	492,000.00	492,000.00	9.3300000000	8.9475000000	2,080.93	360	360	360	4.3250000000	No Cap
960	13,003,686.09	12,986,949.00	8.3818215064	7.9993215064	41,771.16	360	360	359	3.3741782054	No Cap
961	129,462.37	129,000.00	8.2550000000	7.8725000000	426.87	360	360	359	3.2500000000	No Cap
962	6,655,960.80	6,634,425.00	8.5503134056	8.1678134056	22,109.34	360	360	359	3.5422375661	No Cap
963	326,298.57	325,000.00	8.8050000000	8.4225000000	1,090.72	360	360	359	3.8000000000	No Cap
964	4,953,626.97	4,937,568.00	8.8774245347	8.4949245347	16,804.62	360	360	359	3.8706294462	No Cap
965	218,586.39	217,750.00	8.7220000000	8.3395000000	746.29	360	360	359	3.7000000000	No Cap
966	3,955,565.51	3,940,550.00	9.2830791188	8.0080780362	13,837.25	360	360	359	4.2740087083	No Cap
967	791,016.81	787,650.00	9.3949644827	7.9124644827	2,804.19	360	360	359	4.3799135862	No Cap
968	2,316,499.52	2,325,000.00	9.4371241772	9.0455237583	8,305.91	360	360	359	4.4321241772	No Cap
969	368,478.88	366,808.00	9.7620000000	8.4795000000	1,313.10	360	360	359	4.7400000000	No Cap
970	2,620,790.83	2,614,000.00	8.4551370068	8.0726370068	9,531.65	360	360	359	3.4458651883	No Cap
971	3,278,829.68	3,270,600.00	8.6424290547	8.2599290547	12,335.57	360	360	359	3.6374290547	No Cap
972	512,582.22	511,000.00	8.2550000000	7.8725000000	1,940.27	360	360	359	3.2500000000	No Cap
973	740,373.16	738,000.00	8.4611755946	8.0786755946	2,839.83	360	360	359	3.4561755946	No Cap
974	285,906.39	285,000.00	8.4489332940	8.0664332940	1,103.99	360	360	359	3.4439332940	No Cap
975	549,606.99	547,600.00	9.2641660033	8.5572012417	2,128.27	360	360	359	4.2591660033	No Cap
976	904,151.78	900,955.00	9.1201943007	8.3961865290	3,571.58	360	360	359	4.1151943007	No Cap
977	501,999.91	499,999.00	9.6050000000	8.4825000000	2,008.25	360	360	359	4.6000000000	No Cap
978	193,722.96	192,950.00	9.7220000000	8.5795000000	790.26	360	360	359	4.7000000000	No Cap
979	174,672.48	174,073.00	9.1200000000	8.0275000000	725.94	360	360	359	4.1150000000	No Cap
980	220,847.28	220,000.00	9.6970000000	9.3145000000	930.50	360	360	359	4.6750000000	No Cap
981	2,137,433.83	2,122,000.00	8.1888933243	7.8063933243	6,825.19	360	360	358	3.1838933243	No Cap
982	230,598.20	228,750.00	8.8050000000	8.4225000000	762.31	360	360	358	3.8000000000	No Cap
983	165,654.97	164,500.00	8.2050000000	7.8225000000	552.07	360	360	358	3.2000000000	No Cap
984	1,671,398.93	1,658,310.00	8.7884797390	8.4059797390	5,643.94	360	360	358	3.7815604773	No Cap
985	477,232.66	474,000.00	8.8550000000	8.4725000000	1,728.39	360	360	358	3.8500000000	No Cap
986	218,995.08	217,500.00	8.7050000000	8.3225000000	836.94	360	360	358	3.7000000000	No Cap
987	261,838.52	260,000.00	8.8550000000	8.4725000000	1,007.15	360	360	358	3.8500000000	No Cap
988	162,691.05	160,000.00	9.0550000000	8.6725000000	544.55	360	360	356	4.0500000000	No Cap
989	11,314,649.00	11,314,649.00	7.8412320637	7.4587320637	28,609.78	480	480	480	3.5373674605	No Cap
990	273,000.00	273,000.00	8.1050000000	7.7225000000	716.41	480	480	480	3.1000000000	No Cap
991	3,926,135.37	3,926,500.00	8.7201011084	8.3376011084	10,399.14	480	480	480	3.6985557539	No Cap
992	706,300.00	706,300.00	9.3988674784	8.7977719807	1,913.84	480	480	480	4.3884025910	No Cap
993	1,087,914.00	1,087,914.00	8.8103830542	8.4278830542	2,961.31	480	480	480	3.8033047649	No Cap
994	318,000.00	318,000.00	9.6220000000	9.2395000000	877.44	480	480	480	4.6000000000	No Cap
995	2,604,824.42	2,603,400.00	9.3010608902	8.2783442573	7,379.64	480	480	480	4.2831724917	No Cap
996	1,686,500.00	1,686,500.00	9.4985297954	8.8929642751	4,866.45	480	480	480	4.4810406167	No Cap
997	391,500.00	391,500.00	9.5370000000	8.4445000000	1,137.72	480	480	480	4.5150000000	No Cap
998	220,400.00	220,400.00	8.8800000000	8.4975000000	653.02	480	480	480	3.8750000000	No Cap
999	4,422,562.00	4,422,562.00	8.4294487480	8.0469487480	13,161.10	480	480	480	3.4148865522	No Cap
1000	802,500.00	802,500.00	9.3895233645	9.0070233645	2,493.99	480	480	480	4.3714953271	No Cap
1001	206,770.00	206,770.00	8.7720000000	7.9595000000	667.70	480	480	480	3.7500000000	No Cap
1002	1,295,634.12	1,297,946.00	9.6058972101	8.0432360084	4,298.26	480	480	480	4.5903061043	No Cap
1003	1,395,000.00	1,395,000.00	9.5385326165	9.1560326165	4,697.17	480	480	480	4.5264157706	No Cap
1004	165,750.00	165,750.00	9.0220000000	8.3495000000	560.42	480	480	480	4.0000000000	No Cap
1005	759,940.00	759,940.00	9.6927404532	8.9194635498	2,622.86	480	480	480	4.6756618944	No Cap
1006	20,496,216.71	20,412,250.00	8.4504662672	8.0679662672	51,613.61	480	480	479	3.4442785822	No Cap
1007	246,027.39	245,000.00	8.1641856785	7.7816856785	642.93	480	480	479	3.1591856785	No Cap
1008	10,592,976.73	10,547,100.00	8.7712598586	8.3887598586	27,933.47	480	480	479	3.7657175150	No Cap
1009	645,301.16	642,000.00	9.4050000000	9.0225000000	1,739.61	480	480	479	4.4000000000	No Cap
1010	5,867,380.46	5,843,237.00	8.7519821679	8.3694821679	15,905.36	480	480	479	3.7461839662	No Cap
1011	179,875.80	180,000.00	9.1550000000	8.7725000000	494.42	480	480	479	4.1500000000	No Cap
1012	267,868.23	266,500.00	9.4720000000	8.6195000000	735.34	480	480	479	4.4500000000	No Cap
1013	1,781,789.26	1,773,000.00	9.2579629626	8.6966756942	4,914.27	480	480	479	4.2529629626	No Cap
1014	367,338.66	365,500.00	9.4050000000	9.0225000000	1,031.43	480	480	479	4.4000000000	No Cap
1015	9,779,351.04	9,750,732.00	9.4941421618	8.4074195957	27,639.62	480	480	479	4.4872074702	No Cap
1016	753,242.21	750,000.00	8.6256950169	8.2431950169	2,154.56	480	480	479	3.5800829842	No Cap
1017	4,703,920.93	4,681,190.00	9.5293969888	8.8106054405	13,507.71	480	480	479	4.5243969888	No Cap
1018	1,077,703.43	1,072,500.00	9.2830798046	8.9005798046	3,108.47	480	480	479	4.2780798046	No Cap
1019	609,016.46	606,150.00	9.1450000000	8.7625000000	1,761.50	480	480	479	4.1400000000	No Cap
1020	502,522.33	500,000.00	9.5300000000	9.1475000000	1,455.59	480	480	479	4.5250000000	No Cap
1021	502,609.48	500,000.00	9.7950000000	9.4125000000	1,478.85	480	480	479	4.7900000000	No Cap
1022	1,259,550.32	1,253,200.00	9.6260573917	8.7696645286	3,713.10	480	480	479	4.6142204331	No Cap
1023	7,918,194.94	7,893,742.00	8.6493896061	8.2668896061	23,490.95	480	480	479	3.6443896061	No Cap
1024	569,440.99	567,000.00	9.0050000000	8.0925000000	1,709.57	480	480	479	4.0000000000	No Cap
1025	452,780.74	451,000.00	9.3050000000	8.1225000000	1,365.74	480	480	479	4.3000000000	No Cap
1026	2,818,609.50	2,809,250.00	8.8660487088	8.4835487088	8,730.49	480	480	479	3.8610487088	No Cap
1027	795,244.85	792,000.00	8.7096618215	8.3271618215	2,482.55	480	480	479	3.7046618215	No Cap
1028	262,152.77	260,900.00	9.5550000000	9.1725000000	828.34	480	480	479	4.5500000000	No Cap
1029	879,711.64	876,000.00	8.8944848408	8.5119848408	2,793.07	480	480	479	3.8845167571	No Cap
1030	2,173,004.14	2,162,800.00	9.6183122980	8.6907669170	7,162.30	480	480	479	4.6133122980	No Cap
1031	1,551,195.52	1,544,000.00	9.8170770767	8.5766620912	5,198.87	480	480	479	4.8078358401	No Cap
1032	262,972.90	262,000.00	9.2050000000	8.5425000000	885.85	480	480	479	4.2000000000	No Cap
1033	1,110,786.55	1,105,800.00	9.5444026742	9.1619026742	3,816.55	480	480	479	4.5310793548	No Cap
1034	1,619,396.66	1,605,000.00	8.5010957503	8.1185957503	4,058.35	480	480	478	3.4960957503	No Cap
1035	295,620.57	293,000.00	8.5050000000	8.1225000000	776.00	480	480	478	3.5000000000	No Cap
1036	1,619,358.23	1,607,350.00	8.8154580856	8.4329580856	4,375.24	480	480	478	3.8104580856	No Cap
1037	324,219.35	323,000.00	9.6800000000	8.3275000000	895.27	480	480	478	4.6750000000	No Cap
1038	407,037.75	403,000.00	9.3550000000	8.5825000000	1,137.25	480	480	478	4.3500000000	No Cap
1039	285,876.19	283,000.00	9.4550000000	8.5025000000	802.20	480	480	478	4.4500000000	No Cap
1040	504,465.78	500,000.00	8.7800000000	8.3975000000	1,442.77	480	480	478	3.7750000000	No Cap
1041	924,923.98	921,900.00	8.3362969172	7.9537969172	2,743.48	480	480	478	3.3312969172	No Cap
1042	584,691.99	579,750.00	8.8073540848	8.4248540848	1,801.73	480	480	478	3.8023540848	No Cap
1043	762,521.46	760,000.00	8.7550000000	8.3725000000	1,921.71	480	480	476	3.7500000000	No Cap
1044	539,821.66	531,250.00	9.6300000000	9.2475000000	1,472.48	480	480	476	4.6250000000	No Cap
1045	400,632.70	393,750.00	8.9050000000	8.5225000000	1,223.68	480	480	476	3.9000000000	No Cap
1046	268,512.78	266,500.00	8.3550000000	7.9725000000	857.17	360	360	358	3.3500000000	No Cap
1047	270,573.80	268,000.00	8.7720000000	8.3895000000	677.65	480	480	478	3.7500000000	No Cap
1048	849,319.43	841,040.00	8.4252422421	8.0427422421	2,705.11	360	360	357	3.4202422421	No Cap
1049	227,848.44	225,000.00	9.0050000000	8.6225000000	749.82	360	360	357	4.0000000000	No Cap
1050	74,918.75	75,000.00	8.7550000000	8.3725000000	546.59	360	360	357	3.7500000000	No Cap
1051	303,712.45	300,155.00	8.9011561740	8.5186561740	1,021.55	360	360	357	3.8961561740	No Cap
1052	1,054,188.74	1,040,000.00	8.0050000000	7.6225000000	3,441.45	360	360	356	3.0000000000	No Cap
1053	656,033.40	645,000.00	9.0550000000	8.6725000000	2,149.47	360	360	356	4.0500000000	No Cap
1054	96,502.91	94,875.00	9.1550000000	8.7725000000	322.90	360	360	356	4.1500000000	No Cap
1055	403,881.43	399,000.00	8.7914554029	7.7332904722	1,401.09	360	360	356	3.7765338840	No Cap
1056	452,391.97	444,000.00	9.8550000000	9.4725000000	1,580.73	360	360	356	4.8500000000	No Cap
1057	2,560,592.51	2,527,000.00	8.3199635006	7.9374635006	6,389.67	480	480	477	3.3149635006	No Cap
1058	785,359.78	774,400.00	8.8500000000	8.4675000000	2,098.37	480	480	477	3.8450000000	No Cap
1059	767,346.47	756,750.00	8.8156527896	8.4331527896	2,059.88	480	480	477	3.8106527896	No Cap
1060	161,576.50	160,000.00	9.2550000000	8.8725000000	451.52	480	480	477	4.2500000000	No Cap
1061	258,121.65	254,500.00	9.0300000000	8.6475000000	721.41	480	480	477	4.0250000000	No Cap
1062	3,753,810.43	3,697,500.00	9.5050000000	9.1225000000	10,716.62	480	480	477	4.5000000000	No Cap
1063	71,653.56	71,100.00	10.2450000000	9.8625000000	206.62	480	480	477	5.2400000000	No Cap
1064	278,671.16	275,000.00	8.8550000000	8.4725000000	818.37	480	480	477	3.8500000000	No Cap
1065	293,792.51	290,000.00	8.9050000000	8.5225000000	901.25	480	480	477	3.9000000000	No Cap
1066	397,081.02	391,065.00	10.0550000000	9.6725000000	1,295.05	480	480	477	5.0500000000	No Cap
1067	2,198,366.35	2,160,000.00	8.2902728066	7.9077728066	5,461.70	480	480	476	3.2852728066	No Cap
1068	224,479.15	221,250.00	9.1050000000	8.7225000000	585.97	480	480	476	4.1000000000	No Cap
1069	341,845.24	337,500.00	9.2770282049	8.8945282049	918.68	480	480	476	4.2720282049	No Cap
1070	1,049,425.70	1,034,000.00	9.1434619226	8.7609619226	2,930.99	480	480	476	4.1384619226	No Cap
1071	862,458.53	844,190.00	9.8578259921	9.4753259921	2,435.94	480	480	476	4.8528259921	No Cap
1072	508,189.52	498,300.00	9.4800000000	9.0975000000	1,476.41	480	480	476	4.4750000000	No Cap
1073	1,216,701.62	1,200,000.00	8.7818958054	8.3993958054	3,571.07	480	480	476	3.7768958054	No Cap
1074	124,054.57	122,000.00	8.8050000000	8.4225000000	388.99	480	480	476	3.8000000000	No Cap
1075	397,607.86	391,749.00	9.9550000000	9.5725000000	1,297.31	480	480	476	4.9500000000	No Cap
1076	507,410.56	499,444.00	10.4050000000	10.0225000000	1,681.70	480	480	476	5.4000000000	No Cap
1077	322,736.49	316,000.00	9.4800000000	9.0975000000	1,090.58	360	360	355	4.4750000000	No Cap
1078	198,505.60	194,500.00	9.4720000000	9.0895000000	745.95	360	360	355	4.4500000000	No Cap
1079	617,466.53	600,000.00	8.7550000000	8.3725000000	1,517.14	360	480	354	3.7500000000	No Cap
1080	451,033.79	445,000.00	7.9550000000	7.5725000000	1,535.78	360	360	354	2.9500000000	No Cap
1081	320,378.45	315,000.00	8.6550000000	8.2725000000	1,049.74	360	360	353	3.6500000000	No Cap
1082	404,299.34	395,200.00	8.5050000000	8.1225000000	999.29	480	480	475	3.5000000000	No Cap
1083	291,475.34	292,000.00	7.2500000000	6.8675000000	1,867.84	480	480	475	3.1500000000	No Cap
1084	678,527.73	659,000.00	9.3550000000	8.4425000000	1,868.01	480	480	474	4.3500000000	No Cap
1085	360,890.29	350,000.00	9.0050000000	8.6225000000	1,097.09	480	480	473	4.0000000000	No Cap
1086	185,400.00	185,400.00	8.1050000000	7.7225000000	596.32	360	360	360	3.1000000000	No Cap
1087	316,800.00	316,800.00	10.6220000000	10.2395000000	1,112.44	360	360	360	5.6000000000	No Cap
1088	733,500.00	733,500.00	9.3689570552	8.9864570552	2,611.40	360	360	360	4.3639570552	No Cap
1089	438,300.00	438,300.00	9.2900000000	8.9075000000	1,590.61	360	360	360	4.2850000000	No Cap
1090	1,378,133.00	1,378,133.00	9.7908514200	9.3005969435	5,008.14	360	360	360	4.7821014191	No Cap
1091	209,000.00	209,000.00	7.9550000000	7.5725000000	762.10	360	360	360	2.9500000000	No Cap
1092	243,000.00	243,000.00	9.8200000000	9.4375000000	915.28	360	360	360	4.8150000000	No Cap
1093	297,000.00	297,000.00	8.8220000000	8.4395000000	1,177.37	360	360	360	3.8000000000	No Cap
1094	112,500.00	112,500.00	9.3970000000	9.0145000000	451.86	360	360	360	4.3750000000	No Cap
1095	1,720,900.00	1,720,900.00	9.0680062758	8.3177295311	7,048.23	360	360	360	4.0630062758	No Cap
1096	1,261,860.81	1,258,000.00	7.1596193910	6.7771193910	3,493.35	360	360	359	3.3322136140	No Cap
1097	307,246.41	306,000.00	8.9550000000	8.5725000000	1,041.45	360	360	359	3.9500000000	No Cap
1098	627,973.61	625,900.00	8.6608674082	7.9034002501	2,152.61	360	360	359	3.6558674082	No Cap
1099	3,308,841.66	3,296,700.00	8.9735492544	7.5528117347	12,109.73	360	360	359	4.5687263252	No Cap
1100	4,029,175.35	4,012,830.00	9.4964015642	8.2735524930	14,286.46	360	360	359	4.4898001848	No Cap
1101	8,773,366.47	8,743,235.00	9.4071713404	8.7627481557	31,772.90	360	360	359	4.4011081745	No Cap
1102	1,927,992.51	1,921,500.00	8.4137926568	8.0312926568	7,006.54	360	360	359	3.4087926568	No Cap
1103	241,007.27	239,990.00	9.5050000000	8.3725000000	887.05	360	360	359	4.5000000000	No Cap
1104	165,172.38	164,529.00	9.1200000000	8.0275000000	609.37	360	360	359	4.1150000000	No Cap
1105	314,872.73	315,500.00	10.5500000000	8.6275000000	1,185.97	360	360	359	5.6500000000	No Cap
1106	162,662.60	162,000.00	9.5550000000	9.1725000000	629.62	360	360	359	4.5500000000	No Cap
1107	3,085,011.21	3,078,000.00	9.4157286943	8.4898363854	12,201.88	360	360	359	4.4107286943	No Cap
1108	1,956,150.17	1,948,500.00	9.5167856041	8.2454942849	7,826.16	360	360	359	4.5081189619	No Cap
1109	1,989,124.84	1,982,140.00	9.5901538583	8.3951068532	8,118.19	360	360	359	4.5851538583	No Cap
1110	436,591.56	436,000.00	9.3767244500	8.1942244500	1,814.77	360	360	359	4.3717244500	No Cap
1111	388,102.10	387,000.00	9.9050000000	8.5225000000	2,053.91	360	360	359	4.9000000000	No Cap
1112	820,015.27	814,500.00	9.6932508350	9.0831605665	2,899.78	360	360	358	4.6745568095	No Cap
1113	309,191.90	308,700.00	9.7550000000	7.8725000000	1,223.75	360	360	358	4.7500000000	No Cap
1114	209,941.35	207,000.00	8.1220000000	7.7395000000	665.79	360	360	356	3.7500000000	No Cap
1115	341,634.83	337,500.00	10.5500000000	10.1675000000	1,400.26	360	360	356	6.9500000000	No Cap
1116	224,866.18	220,500.00	8.5550000000	8.1725000000	709.22	360	360	355	3.5500000000	No Cap
1117	1,386,850.00	1,386,850.00	8.6757987526	8.2932987526	3,506.74	480	480	480	3.6614305801	No Cap
1118	785,220.00	785,220.00	9.1297220397	8.4365992843	2,127.69	480	480	480	4.2753572247	No Cap
1119	126,000.00	126,000.00	8.8550000000	8.4725000000	342.97	480	480	480	3.8500000000	No Cap
1120	2,197,650.00	2,197,650.00	9.4981688622	9.1156688622	6,063.87	480	480	480	4.4761688622	No Cap
1121	261,900.00	261,900.00	9.5220000000	9.1395000000	727.88	480	480	480	4.5000000000	No Cap
1122	1,997,100.00	1,997,100.00	9.4325475439	8.7233237945	5,661.02	480	480	480	4.4127309599	No Cap
1123	4,151,700.00	4,151,700.00	9.5658413180	8.7350430306	11,979.85	480	480	480	4.5483741600	No Cap
1124	280,800.00	280,800.00	10.2720000000	8.7495000000	816.02	480	480	480	5.2500000000	No Cap
1125	265,500.00	265,500.00	9.9450000000	9.5625000000	785.27	480	480	480	4.9400000000	No Cap
1126	5,333,850.00	5,333,850.00	9.5882757764	8.9932196490	15,803.62	480	480	480	4.5738943259	No Cap
1127	410,400.00	410,400.00	8.4267258772	8.0442258772	1,221.31	480	480	480	3.4134868421	No Cap
1128	270,000.00	270,000.00	10.0470000000	9.6645000000	814.08	480	480	480	5.0250000000	No Cap
1129	709,900.00	709,900.00	9.5180557825	8.3855557825	2,149.76	480	480	480	4.5067122130	No Cap
1130	516,150.00	516,150.00	9.0469168846	8.6644168846	1,638.73	480	480	480	4.5031458878	No Cap
1131	783,000.00	783,000.00	9.8347586207	9.4522586207	2,528.47	480	480	480	4.8127586207	No Cap
1132	576,000.00	576,000.00	9.0553125000	8.4376562500	1,907.48	480	480	480	4.0410156250	No Cap
1133	728,100.00	728,100.00	9.9651223733	9.5826223733	2,451.62	480	480	480	4.9497836836	No Cap
1134	1,867,000.00	1,867,000.00	9.4210328066	9.0385328066	6,443.76	480	480	480	4.4055637386	No Cap
1135	629,990.00	629,990.00	9.5331685106	8.3573360768	2,219.11	480	480	480	4.5111685106	No Cap
1136	2,922,214.22	2,909,850.00	8.6795756980	8.2970756980	7,357.73	480	480	479	3.6712608990	No Cap
1137	1,447,163.81	1,439,500.00	9.6234837881	8.5101840013	3,900.56	480	480	479	4.6184837881	No Cap
1138	154,651.87	153,900.00	9.1050000000	8.7225000000	418.92	480	480	479	4.1000000000	No Cap
1139	4,089,308.35	4,068,478.00	9.6475375435	9.1124638495	11,225.93	480	480	479	4.6395616714	No Cap
1140	67,893.52	67,500.00	10.3050000000	9.9225000000	187.09	480	480	479	5.3000000000	No Cap
1141	377,132.43	375,240.00	9.3700000000	8.3275000000	1,042.88	480	480	479	4.3650000000	No Cap
1142	5,218,584.69	5,193,000.00	9.6916473857	8.4730305300	14,720.19	480	480	479	4.6840177334	No Cap
1143	10,649,931.66	10,595,160.00	9.6586540594	8.6107188371	30,572.68	480	480	479	4.6525347354	No Cap
1144	204,405.37	203,391.00	9.4550000000	7.9325000000	591.06	480	480	479	4.4500000000	No Cap
1145	583,515.18	580,500.00	9.7652220742	9.3827220742	1,716.94	480	480	479	4.7602220742	No Cap
1146	13,818,501.00	13,759,187.00	9.5407783178	8.9534003874	40,766.97	480	480	479	4.5345443913	No Cap
1147	2,143,736.25	2,134,000.00	9.3725520774	8.1234227810	6,462.28	480	480	479	4.3675520774	No Cap
1148	276,862.27	275,500.00	9.6300000000	9.2475000000	852.52	480	480	479	4.6250000000	No Cap
1149	213,057.72	212,000.00	9.7800000000	9.3975000000	673.08	480	480	479	4.7750000000	No Cap
1150	2,067,979.83	2,059,000.00	9.4127313093	8.8742120772	6,648.94	480	480	479	4.4077313093	No Cap
1151	315,129.01	313,500.00	10.1300000000	8.6775000000	1,019.21	480	480	479	5.1250000000	No Cap
1152	2,581,669.46	2,573,100.00	9.7067345536	8.4225070158	8,521.06	480	480	479	4.7017345536	No Cap
1153	2,933,864.75	2,921,400.00	9.5889102177	8.4343497765	9,836.76	480	480	479	4.5792361632	No Cap
1154	516,883.16	515,700.00	9.8435364894	9.4610364894	1,776.97	480	480	479	4.8385364894	No Cap
1155	5,036,495.03	5,015,641.00	9.5230492964	8.9730920797	17,310.97	480	480	479	4.5149961343	No Cap
1156	408,276.76	406,500.00	9.4550000000	8.3225000000	1,431.88	480	480	479	4.4500000000	No Cap
1157	199,840.22	198,000.00	8.8550000000	8.0425000000	546.33	480	480	478	3.8500000000	No Cap
1158	386,772.51	382,500.00	10.0720000000	8.1895000000	1,084.24	480	480	478	5.0500000000	No Cap
1159	590,667.15	585,000.00	9.2569935080	7.7744935080	1,688.04	480	480	478	4.2478056804	No Cap
1160	478,495.32	475,075.00	9.1972032779	8.8147032779	1,407.59	480	480	478	4.1783733350	No Cap
1161	177,107.51	175,500.00	9.3300000000	8.4575000000	566.73	480	480	478	4.3250000000	No Cap
1162	316,574.01	313,500.00	9.9800000000	9.5975000000	1,082.01	480	480	478	4.9750000000	No Cap
1163	388,612.53	382,500.00	8.8550000000	8.4725000000	1,287.93	480	480	476	3.8500000000	No Cap
1164	351,188.80	342,900.00	9.4800000000	9.0975000000	1,015.97	480	480	475	4.4750000000	No Cap
1165	161,476.70	160,000.00	9.1470000000	7.9145000000	484.52	480	480	478	4.1250000000	No Cap
1166	629,460.54	622,250.00	8.6550000000	7.7125000000	2,110.39	360	360	357	3.6500000000	No Cap
1167	483,250.63	476,750.00	9.6043596004	8.4996055202	1,639.64	360	360	357	4.5993596004	No Cap
1168	274,359.55	270,750.00	9.4200000000	8.4275000000	936.36	360	360	357	4.4150000000	No Cap
1169	150,316.94	148,500.00	9.6050000000	8.4625000000	539.65	360	360	357	4.6000000000	No Cap
1170	1,383,181.97	1,368,000.00	9.2704697019	8.1606281674	4,419.82	360	480	357	4.2654697019	No Cap
1171	284,228.21	280,000.00	9.6050000000	8.4225000000	847.91	360	480	357	4.6000000000	No Cap
1172	344,383.46	341,700.00	9.2307310877	8.3221825904	1,310.49	360	360	357	4.2257310877	No Cap
1173	410,690.88	399,000.00	9.8800000000	9.4975000000	1,634.17	360	360	357	4.8750000000	No Cap
1174	223,665.31	220,500.00	10.5500000000	8.6475000000	931.42	360	360	357	6.1500000000	No Cap
1175	480,403.85	472,500.00	8.8050000000	8.4225000000	1,519.75	360	360	356	3.8000000000	No Cap
1176	381,326.90	376,900.00	9.6800000000	8.3575000000	1,278.27	360	360	356	4.6750000000	No Cap
1177	245,833.39	241,200.00	9.8050000000	8.6225000000	829.54	360	360	356	4.8000000000	No Cap
1178	477,534.38	472,500.00	7.4550000000	7.0725000000	1,687.98	360	360	356	2.4500000000	No Cap
1179	249,468.67	244,800.00	9.9950000000	9.6125000000	888.39	360	360	356	4.9900000000	No Cap
1180	289,336.11	285,000.00	9.3800000000	8.3775000000	1,035.69	360	360	356	4.3750000000	No Cap
1181	158,155.30	156,000.00	8.5050000000	8.1225000000	394.46	480	480	477	3.5000000000	No Cap
1182	741,234.05	729,450.00	9.7902311375	9.3291348730	2,067.72	480	480	477	4.7852311375	No Cap
1183	414,634.09	408,600.00	9.7200258424	8.2375258424	1,179.02	480	480	477	4.7150258424	No Cap
1184	150,516.63	148,500.00	8.9200000000	8.5375000000	439.22	480	480	477	3.9150000000	No Cap
1185	442,946.34	437,000.00	10.0470000000	8.4845000000	1,508.26	480	480	477	5.0250000000	No Cap
1186	264,945.78	260,100.00	8.6050000000	8.2225000000	657.68	480	480	476	3.6000000000	No Cap
1187	228,950.76	225,000.00	8.5050000000	7.6925000000	620.83	480	480	476	3.5000000000	No Cap
1188	614,056.56	602,100.00	9.2840690946	8.9015690946	1,706.72	480	480	476	4.2690564840	No Cap
1189	1,585,381.39	1,550,250.00	10.1599598207	9.7774598207	4,473.29	480	480	476	5.1525892167	No Cap
1190	494,823.56	485,000.00	9.5712507288	8.2280813412	1,437.00	480	480	476	4.5662507288	No Cap
1191	597,486.23	584,000.00	9.8300000000	8.2675000000	2,122.26	360	360	355	4.8250000000	No Cap
1192	147,636.41	145,000.00	8.9550000000	7.7725000000	535.95	360	360	355	3.9500000000	No Cap
1193	241,763.31	238,000.00	9.7950000000	9.4125000000	896.45	360	360	355	4.7900000000	No Cap
1194	275,680.86	270,000.00	9.0050000000	8.6225000000	909.13	360	480	355	4.0000000000	No Cap
1195	238,393.94	232,655.00	9.3800000000	8.3575000000	689.33	480	480	475	4.3750000000	No Cap
1196	793,648.08	777,100.00	9.7488752847	8.3071771071	2,682.08	480	480	475	4.7438752847	No Cap
1197	295,477.10	289,000.00	9.5220000000	8.3395000000	1,017.99	480	480	475	4.5000000000	No Cap
1198	247,513.38	243,000.00	8.7800000000	7.8675000000	701.18	480	480	474	3.7750000000	No Cap
1199	192,000.00	192,000.00	8.9970000000	8.6145000000	617.55	360	360	359	3.9750000000	No Cap
1200	178,003.92	178,500.00	9.0050000000	8.6225000000	611.77	360	360	359	4.0000000000	No Cap
1201	199,677.02	198,900.00	8.7550000000	8.3725000000	676.94	360	360	358	3.7500000000	No Cap
1202	534,321.38	532,000.00	9.5800000000	9.1975000000	1,933.29	360	360	358	4.5750000000	No Cap
1203	572,000.00	572,000.00	9.5720000000	8.4295000000	1,621.40	480	480	479	4.5500000000	No Cap
1204	358,662.35	357,000.00	8.6050000000	8.2225000000	902.70	480	480	478	3.6000000000	No Cap
1205	229,395.00	228,300.00	9.0050000000	8.6225000000	621.44	480	480	478	4.0000000000	No Cap
1206	285,038.20	283,500.00	9.8050000000	9.4225000000	782.25	480	480	478	4.8000000000	No Cap
1207	123,196.14	122,550.00	9.6450000000	8.3025000000	340.59	480	480	478	4.6400000000	No Cap
1208	398,065.59	396,000.00	9.7050000000	8.2225000000	1,142.67	480	480	478	4.7000000000	No Cap
1209	623,484.94	620,500.00	9.3087526624	8.4168598296	1,838.48	480	480	478	4.3037526624	No Cap
1210	246,818.79	244,000.00	7.6050000000	7.2225000000	616.97	480	480	474	2.6000000000	No Cap
1211	640,078.28	627,000.00	9.2800000000	8.2775000000	2,278.52	360	360	349	4.2750000000	No Cap
1212	434,584.33	420,800.00	7.8750000000	7.4925000000	1,454.96	360	360	348	2.8750000000	No Cap

MORTGAGE LOAN ASSUMPTIONS (CONTINUED)

Loan Number	Subsequent Periodic Rate Cap (%)	Maximum Gross Mortgage Rate (%)	Minimum Gross Mortgage Rate (%)	Number of Months Until Next Rate Adjustment	Number of Months Until Next Pay Adjustment	Rate Adjustment Frequency (in months)	Payment Adjustment Frequency (in months)	Index	Negative Amortization Cap(%)
1	No Cap	10.9878709083	3.0513429225	1	12	1	12	1 Month Libor	110.00
2	No Cap	9.9500000000	3.3750000000	1	12	1	12	1 Month Libor	110.00
3	No Cap	12.0000000000	4.7500000000	1	12	1	12	1 Month Libor	110.00
4	No Cap	12.0000000000	2.9137839256	1	11	1	12	1 Month Libor	110.00
5	No Cap	12.0000000000	3.5000000000	1	11	1	12	1 Month Libor	110.00
6	No Cap	12.0000000000	4.7500000000	1	11	1	12	1 Month Libor	110.00
7	No Cap	12.0000000000	3.5000000000	1	10	1	12	1 Month Libor	110.00
8	No Cap	12.0000000000	3.5000000000	1	10	1	12	1 Month Libor	110.00
9	No Cap	12.0000000000	3.5000000000	1	12	1	12	1 Month Libor	110.00
10	No Cap	11.3568627540	3.2892156857	1	11	1	12	1 Month Libor	110.00
11	No Cap	12.0000000000	2.7500000000	1	35	1	12	1 Month Libor	110.00
12	No Cap	12.0000000000	2.8237704918	1	60	1	12	1 Month Libor	110.00
13	No Cap	12.0000000000	4.5000000000	1	60	1	12	1 Month Libor	110.00
14	No Cap	12.0000000000	3.1250000000	1	59	1	12	1 Month Libor	110.00
15	No Cap	9.9500000000	2.2500000000	1	8	1	12	1 Month Libor	115.00
16	No Cap	9.9500000000	3.6000000000	1	12	1	12	1 Month Libor	115.00
17	No Cap	10.3500000000	3.2000000000	1	12	1	12	1 Month Libor	115.00
18	No Cap	10.5500000000	4.0900000000	1	12	1	12	1 Month Libor	115.00
19	No Cap	10.5500000000	3.9750000000	1	12	1	12	1 Month Libor	115.00
20	No Cap	10.5500000000	3.4650000000	1	12	1	12	1 Month Libor	120.00
21	No Cap	10.5500000000	3.1960526316	1	12	1	12	1 Month Libor	120.00
22	No Cap	11.6346321859	3.3390267342	1	12	1	12	MTA	110.00
23	No Cap	12.0000000000	3.5000000000	1	12	1	12	MTA	110.00
24	No Cap	9.9500000000	4.2500000000	1	12	1	12	MTA	110.00
25	No Cap	12.0000000000	4.7500000000	1	12	1	12	MTA	110.00
26	No Cap	12.0000000000	3.1126485737	1	11	1	12	MTA	110.00
27	No Cap	12.0000000000	3.7500000000	1	11	1	12	MTA	110.00
28	No Cap	12.0000000000	3.5000000000	1	11	1	12	MTA	110.00
29	No Cap	12.0000000000	4.5000000000	1	11	1	12	MTA	110.00
30	No Cap	12.0000000000	4.6250000000	1	11	1	12	MTA	110.00
31	No Cap	12.0000000000	4.3750000000	1	11	1	12	MTA	110.00
32	No Cap	10.3362202850	3.1684850184	1	2	1	12	MTA	110.00
33	No Cap	9.9500000000	3.3957186667	1	1	1	12	MTA	110.00
34	No Cap	9.9500000000	3.0577188052	1	12	1	12	MTA	110.00
35	No Cap	10.9500000000	3.4489190582	1	12	1	12	MTA	110.00
36	No Cap	9.9500000000	3.3750000000	1	11	1	12	MTA	110.00
37	No Cap	10.9500000000	3.6250000000	1	10	1	12	MTA	110.00
38	No Cap	9.9500000000	2.8000000000	1	6	1	12	MTA	110.00
39	No Cap	12.0000000000	3.3750000000	1	10	1	12	MTA	110.00
40	No Cap	12.0000000000	4.2500000000	1	10	1	12	MTA	110.00
41	No Cap	9.9500000000	3.2500000000	1	8	1	12	MTA	110.00
42	No Cap	12.0000000000	4.7500000000	1	8	1	12	MTA	110.00
43	No Cap	12.0000000000	2.5000000000	1	7	1	12	MTA	110.00
44	No Cap	10.9500000000	3.2500000000	1	7	1	12	MTA	110.00
45	No Cap	9.9500000000	3.2893716657	1	5	1	12	MTA	110.00
46	No Cap	9.9500000000	3.1724520540	1	4	1	12	MTA	110.00
47	No Cap	9.9500000000	3.2792385226	1	3	1	12	MTA	110.00
48	No Cap	10.9500000000	3.6250000000	1	3	1	12	MTA	110.00
49	No Cap	10.7865689382	3.3612321712	1	12	1	12	MTA	110.00
50	No Cap	12.0000000000	3.0690637513	1	11	1	12	MTA	110.00
51	No Cap	12.0000000000	3.5000000000	1	11	1	12	MTA	110.00
52	No Cap	11.0682692066	3.4004673195	1	10	1	12	MTA	110.00
53	No Cap	12.0000000000	2.7500000000	1	24	1	12	MTA	110.00
54	No Cap	12.0000000000	2.7500000000	1	23	1	12	MTA	110.00
55	No Cap	12.0000000000	3.8750000000	1	20	1	12	MTA	110.00
56	No Cap	12.0000000000	2.8750000000	1	36	1	12	MTA	110.00
57	No Cap	12.0000000000	3.5000000000	1	32	1	12	MTA	110.00
58	No Cap	12.0000000000	3.5000000000	1	35	1	12	MTA	110.00
59	No Cap	12.0000000000	3.5000000000	1	60	1	12	MTA	110.00
60	No Cap	12.0000000000	3.5000000000	1	60	1	12	MTA	110.00
61	No Cap	12.0000000000	3.5000000000	1	59	1	12	MTA	110.00
62	No Cap	12.0000000000	4.5000000000	1	59	1	12	MTA	110.00
63	No Cap	12.0000000000	4.6250000000	1	56	1	12	MTA	110.00
64	No Cap	10.3500000000	3.4000000000	1	12	1	12	MTA	110.00
65	No Cap	9.9500000000	3.7000000000	1	11	1	12	MTA	110.00
66	No Cap	10.5500000000	3.8250000000	1	11	1	12	MTA	110.00
67	No Cap	9.9500000000	3.3127068948	1	11	1	12	MTA	110.00
68	No Cap	9.9500000000	2.7200000000	1	9	1	12	MTA	110.00
69	No Cap	10.5500000000	4.1493243243	1	12	1	12	MTA	110.00
70	No Cap	9.9500000000	3.6000000000	1	11	1	12	MTA	110.00
71	No Cap	10.5500000000	4.1750000000	1	11	1	12	MTA	110.00
72	No Cap	9.9500000000	3.0500000000	1	59	1	12	MTA	110.00
73	No Cap	10.3500000000	3.9500000000	1	60	1	12	MTA	110.00
74	No Cap	10.5500000000	3.8000000000	1	59	1	12	MTA	110.00
75	No Cap	10.5500000000	2.9750000000	1	9	1	12	MTA	110.00
76	No Cap	10.3500000000	3.6307581129	1	9	1	12	MTA	110.00
77	No Cap	10.3500000000	3.0200000000	1	8	1	12	MTA	110.00
78	No Cap	9.9500000000	3.1200000000	1	6	1	12	MTA	110.00
79	No Cap	9.9500000000	3.4012539185	1	12	1	12	MTA	115.00
80	No Cap	9.9500000000	3.2886609234	1	11	1	12	MTA	115.00
81	No Cap	9.9500000000	2.8750000000	1	10	1	12	MTA	115.00
82	No Cap	9.9500000000	3.5000000000	1	9	1	12	MTA	115.00
83	No Cap	9.9500000000	3.5000000000	1	12	1	12	MTA	115.00
84	No Cap	9.9500000000	3.4122412241	1	12	1	12	MTA	115.00
85	No Cap	9.9500000000	3.4914766884	1	11	1	12	MTA	115.00
86	No Cap	9.9500000000	3.3750000000	1	12	1	12	MTA	115.00
87	No Cap	9.9500000000	3.2572534982	1	10	1	12	MTA	115.00
88	No Cap	9.9500000000	3.3478981558	1	9	1	12	MTA	115.00
89	No Cap	9.9500000000	3.5000000000	1	9	1	12	MTA	115.00
90	No Cap	9.9500000000	3.3437090894	1	8	1	12	MTA	115.00
91	No Cap	9.9500000000	3.1250000000	1	6	1	12	MTA	115.00
92	No Cap	9.9500000000	3.3750000000	1	10	1	12	MTA	115.00
93	No Cap	9.9500000000	3.5000000000	1	10	1	12	MTA	115.00
94	No Cap	9.9500000000	3.5000000000	1	7	1	12	MTA	115.00
95	No Cap	9.9500000000	3.5000000000	1	5	1	12	MTA	115.00
96	No Cap	9.9500000000	3.4000000000	1	53	1	12	MTA	115.00
97	No Cap	9.9500000000	3.4000000000	1	52	1	12	MTA	115.00
98	No Cap	9.9500000000	3.4000000000	1	52	1	12	MTA	115.00
99	No Cap	9.9500000000	3.4596123775	1	10	1	12	MTA	115.00
100	No Cap	9.9500000000	3.5000000000	1	10	1	12	MTA	115.00
101	No Cap	9.9500000000	3.4496027847	1	9	1	12	MTA	115.00
102	No Cap	9.9500000000	3.4827862492	1	10	1	12	MTA	115.00
103	No Cap	9.9500000000	3.4665599291	1	9	1	12	MTA	115.00
104	No Cap	9.9500000000	3.2207447548	1	12	1	12	MTA	115.00
105	No Cap	9.9500000000	3.0414784394	1	12	1	12	MTA	115.00
106	No Cap	10.3500000000	3.7500000000	1	12	1	12	MTA	115.00
107	No Cap	10.3500000000	3.7391239877	1	12	1	12	MTA	115.00
108	No Cap	10.3500000000	3.5500000000	1	12	1	12	MTA	115.00
109	No Cap	10.5500000000	4.5000000000	1	12	1	12	MTA	115.00
110	No Cap	10.5500000000	3.4400000000	1	12	1	12	MTA	115.00
111	No Cap	9.9500000000	3.4011714937	1	12	1	12	MTA	115.00
112	No Cap	9.9500000000	3.8037353255	1	12	1	12	MTA	115.00
113	No Cap	10.3500000000	3.8115598183	1	12	1	12	MTA	115.00
114	No Cap	10.3500000000	3.5000000000	1	12	1	12	MTA	115.00
115	No Cap	10.5500000000	4.9000000000	1	12	1	12	MTA	115.00
116	No Cap	10.5500000000	3.8650000000	1	12	1	12	MTA	115.00
117	No Cap	9.9500000000	3.2116380620	1	11	1	12	MTA	115.00
118	No Cap	9.9500000000	3.9644706852	1	11	1	12	MTA	115.00
119	No Cap	10.3500000000	3.4804511595	1	11	1	12	MTA	115.00
120	No Cap	9.9500000000	3.1250000000	1	11	1	12	MTA	115.00
121	No Cap	10.3500000000	3.4974930856	1	11	1	12	MTA	115.00
122	No Cap	10.5500000000	4.2000000000	1	11	1	12	MTA	115.00
123	No Cap	10.5500000000	3.4650000000	1	11	1	12	MTA	115.00
124	No Cap	10.3500000000	3.5500000000	1	11	1	12	MTA	115.00
125	No Cap	10.5500000000	3.9210274412	1	11	1	12	MTA	115.00
126	No Cap	10.5500000000	4.0436595398	1	11	1	12	MTA	115.00
127	No Cap	9.9500000000	2.9000000000	1	11	1	12	MTA	115.00
128	No Cap	10.3500000000	3.3950000000	1	11	1	12	MTA	115.00
129	No Cap	10.5500000000	4.6363571848	1	11	1	12	MTA	115.00
130	No Cap	9.9500000000	3.6216856239	1	11	1	12	MTA	115.00
131	No Cap	10.1116466093	3.9166700414	1	11	1	12	MTA	115.00
132	No Cap	9.9500000000	3.9120960936	1	11	1	12	MTA	115.00
133	No Cap	10.5500000000	4.4000000000	1	11	1	12	MTA	115.00
134	No Cap	10.3500000000	3.4226931750	1	11	1	12	MTA	115.00
135	No Cap	10.5500000000	4.5826238519	1	11	1	12	MTA	115.00
136	No Cap	10.5500000000	5.0000000000	1	11	1	12	MTA	115.00
137	No Cap	9.9500000000	5.2500000000	1	11	1	12	MTA	115.00
138	No Cap	10.5500000000	4.4150000000	1	11	1	12	MTA	115.00
139	No Cap	9.9500000000	3.4575450219	1	10	1	12	MTA	115.00
140	No Cap	10.3500000000	2.8418176340	1	10	1	12	MTA	115.00
141	No Cap	10.5500000000	4.8000000000	1	10	1	12	MTA	115.00
142	No Cap	9.9500000000	2.8000000000	1	10	1	12	MTA	115.00
143	No Cap	10.5500000000	4.9000000000	1	10	1	12	MTA	115.00
144	No Cap	9.9500000000	3.6500000000	1	8	1	12	MTA	115.00
145	No Cap	9.9500000000	3.3150728066	1	6	1	12	MTA	115.00
146	No Cap	9.9500000000	3.3750000000	1	5	1	12	MTA	115.00
147	No Cap	9.9500000000	3.2791213271	1	12	1	12	MTA	115.00
148	No Cap	9.9500000000	3.7226643599	1	12	1	12	MTA	115.00
149	No Cap	10.3500000000	4.1950000000	1	12	1	12	MTA	115.00
150	No Cap	10.3500000000	3.6550510884	1	12	1	12	MTA	115.00
151	No Cap	10.5500000000	4.8320485058	1	12	1	12	MTA	115.00
152	No Cap	10.5500000000	3.7400000000	1	12	1	12	MTA	115.00
153	No Cap	9.9500000000	3.4078092605	1	12	1	12	MTA	115.00
154	No Cap	9.9500000000	3.4629147982	1	12	1	12	MTA	115.00
155	No Cap	10.5500000000	5.0000000000	1	12	1	12	MTA	115.00
156	No Cap	10.5500000000	5.3500000000	1	12	1	12	MTA	115.00
157	No Cap	10.5500000000	3.3250000000	1	12	1	12	MTA	115.00
158	No Cap	9.9500000000	3.6750000000	1	12	1	12	MTA	115.00
159	No Cap	9.9500000000	3.4203795575	1	11	1	12	MTA	115.00
160	No Cap	9.9500000000	3.6041320986	1	11	1	12	MTA	115.00
161	No Cap	10.5500000000	4.4500000000	1	11	1	12	MTA	115.00
162	No Cap	10.3500000000	3.4103839904	1	11	1	12	MTA	115.00
163	No Cap	10.3500000000	3.8500000000	1	11	1	12	MTA	115.00
164	No Cap	10.5500000000	4.0500000000	1	11	1	12	MTA	115.00
165	No Cap	9.9500000000	4.1000000000	1	11	1	12	MTA	115.00
166	No Cap	10.1567990577	4.2288127147	1	11	1	12	MTA	115.00
167	No Cap	10.5500000000	3.4721406800	1	11	1	12	MTA	115.00
168	No Cap	10.5500000000	4.2658476507	1	11	1	12	MTA	115.00
169	No Cap	10.3500000000	3.9950000000	1	11	1	12	MTA	115.00
170	No Cap	10.5500000000	4.8900000000	1	11	1	12	MTA	115.00
171	No Cap	10.5500000000	4.4089049436	1	11	1	12	MTA	115.00
172	No Cap	10.0265190807	3.5665152567	1	11	1	12	MTA	115.00
173	No Cap	9.9500000000	3.1550392893	1	11	1	12	MTA	115.00
174	No Cap	10.3500000000	3.5468229793	1	11	1	12	MTA	115.00
175	No Cap	10.5500000000	4.4000000000	1	11	1	12	MTA	115.00
176	No Cap	10.5500000000	3.9000000000	1	11	1	12	MTA	115.00
177	No Cap	10.5500000000	3.8851726633	1	11	1	12	MTA	115.00
178	No Cap	9.9500000000	3.7817117205	1	10	1	12	MTA	115.00
179	No Cap	9.9500000000	3.8500000000	1	10	1	12	MTA	115.00
180	No Cap	9.9500000000	2.8750000000	1	10	1	12	MTA	115.00
181	No Cap	10.3500000000	3.7700836899	1	10	1	12	MTA	115.00
182	No Cap	10.5500000000	4.4250000000	1	10	1	12	MTA	115.00
183	No Cap	9.9500000000	2.5200000000	1	10	1	12	MTA	115.00
184	No Cap	9.9500000000	3.3500000000	1	10	1	12	MTA	115.00
185	No Cap	10.3500000000	3.6000000000	1	10	1	12	MTA	115.00
186	No Cap	9.9500000000	3.0000000000	1	10	1	12	MTA	115.00
187	No Cap	9.9500000000	3.5500000000	1	10	1	12	MTA	115.00
188	No Cap	9.9500000000	3.3000000000	1	10	1	12	MTA	115.00
189	No Cap	10.3500000000	3.5700000000	1	10	1	12	MTA	115.00
190	No Cap	9.9500000000	3.4750000000	1	10	1	12	MTA	115.00
191	No Cap	9.9500000000	3.3289315881	1	9	1	12	MTA	115.00
192	No Cap	9.9500000000	3.7500000000	1	9	1	12	MTA	115.00
193	No Cap	10.3500000000	3.5525997996	1	9	1	12	MTA	115.00
194	No Cap	10.5500000000	3.5750000000	1	9	1	12	MTA	115.00
195	No Cap	10.3500000000	3.1000000000	1	8	1	12	MTA	115.00
196	No Cap	10.3500000000	4.3750000000	1	8	1	12	MTA	115.00
197	No Cap	10.3500000000	4.6250000000	1	8	1	12	MTA	115.00
198	No Cap	10.5500000000	4.6250000000	1	8	1	12	MTA	115.00
199	No Cap	9.9500000000	3.8500000000	1	9	1	12	MTA	115.00
200	No Cap	9.9500000000	3.9500000000	1	9	1	12	MTA	115.00
201	No Cap	10.3500000000	4.0500000000	1	9	1	12	MTA	115.00
202	No Cap	10.5500000000	4.3500000000	1	9	1	12	MTA	115.00
203	No Cap	10.5500000000	5.1000000000	1	9	1	12	MTA	115.00
204	No Cap	9.9500000000	3.6962009023	1	8	1	12	MTA	115.00
205	No Cap	10.3500000000	3.5658763925	1	8	1	12	MTA	115.00
206	No Cap	10.5500000000	4.9750000000	1	8	1	12	MTA	115.00
207	No Cap	10.5500000000	4.4250000000	1	8	1	12	MTA	115.00
208	No Cap	9.9500000000	2.9750000000	1	8	1	12	MTA	115.00
209	No Cap	10.3500000000	3.9500000000	1	8	1	12	MTA	115.00
210	No Cap	9.9500000000	3.7500000000	1	7	1	12	MTA	115.00
211	No Cap	9.9500000000	2.8500000000	1	6	1	12	MTA	115.00
212	No Cap	9.9500000000	2.5000000000	1	4	1	12	MTA	115.00
213	No Cap	9.9500000000	3.4500000000	1	7	1	12	MTA	115.00
214	No Cap	10.5500000000	4.4650000000	1	7	1	12	MTA	115.00
215	No Cap	10.5500000000	4.0549710583	1	12	1	12	MTA	120.00
216	No Cap	10.5500000000	3.7000000000	1	12	1	12	MTA	120.00
217	No Cap	10.5500000000	4.3211681329	1	12	1	12	MTA	120.00
218	No Cap	9.9500000000	3.5409420290	1	12	1	12	MTA	120.00
219	No Cap	10.5500000000	3.6000000000	1	12	1	12	MTA	120.00
220	No Cap	9.9500000000	3.1763398260	1	11	1	12	MTA	120.00
221	No Cap	10.5500000000	4.4639783766	1	11	1	12	MTA	120.00
222	No Cap	10.5500000000	5.2000000000	1	11	1	12	MTA	120.00
223	No Cap	10.5500000000	3.8567977236	1	11	1	12	MTA	120.00
224	No Cap	10.5500000000	4.7497210273	1	11	1	12	MTA	120.00
225	No Cap	10.5500000000	3.9900000000	1	11	1	12	MTA	120.00
226	No Cap	10.5500000000	4.6150000000	1	11	1	12	MTA	120.00
227	No Cap	10.5500000000	4.4099009377	1	11	1	12	MTA	120.00
228	No Cap	9.9500000000	3.4217491023	1	11	1	12	MTA	120.00
229	No Cap	10.5500000000	4.1954316682	1	11	1	12	MTA	120.00
230	No Cap	10.5500000000	4.2250000000	1	11	1	12	MTA	120.00
231	No Cap	10.5500000000	4.7500000000	1	11	1	12	MTA	120.00
232	No Cap	10.5500000000	3.7395887573	1	11	1	12	MTA	120.00
233	No Cap	10.5500000000	5.0913260061	1	11	1	12	MTA	120.00
234	No Cap	10.5500000000	4.3250000000	1	11	1	12	MTA	120.00
235	No Cap	10.5500000000	4.2400000000	1	11	1	12	MTA	120.00
236	No Cap	10.5500000000	4.3250000000	1	10	1	12	MTA	120.00
237	No Cap	10.5500000000	4.3250000000	1	10	1	12	MTA	120.00
238	No Cap	9.9500000000	3.3500000000	1	12	1	12	MTA	120.00
239	No Cap	10.5500000000	3.0000000000	1	12	1	12	MTA	120.00
240	No Cap	10.5500000000	4.3613461431	1	12	1	12	MTA	120.00
241	No Cap	10.5500000000	4.6281675393	1	12	1	12	MTA	120.00
242	No Cap	10.5500000000	4.4250000000	1	12	1	12	MTA	120.00
243	No Cap	10.5500000000	3.8900000000	1	12	1	12	MTA	120.00
244	No Cap	10.5500000000	4.4804177607	1	12	1	12	MTA	120.00
245	No Cap	10.2206359946	2.8880920162	1	12	1	12	MTA	120.00
246	No Cap	10.5500000000	4.7150000000	1	12	1	12	MTA	120.00
247	No Cap	10.5500000000	4.4750000000	1	12	1	12	MTA	120.00
248	No Cap	10.5500000000	4.9000000000	1	12	1	12	MTA	120.00
249	No Cap	10.5500000000	5.0378125000	1	12	1	12	MTA	120.00
250	No Cap	10.5500000000	3.7250000000	1	12	1	12	MTA	120.00
251	No Cap	10.5500000000	4.5500000000	1	12	1	12	MTA	120.00
252	No Cap	9.9500000000	3.3728226894	1	11	1	12	MTA	120.00
253	No Cap	10.5500000000	4.3662984893	1	11	1	12	MTA	120.00
254	No Cap	10.3500000000	4.1822038650	1	11	1	12	MTA	120.00
255	No Cap	10.5500000000	4.3818914054	1	11	1	12	MTA	120.00
256	No Cap	10.5500000000	3.9596640250	1	11	1	12	MTA	120.00
257	No Cap	10.5500000000	4.2069918240	1	11	1	12	MTA	120.00
258	No Cap	10.5500000000	4.2329083436	1	11	1	12	MTA	120.00
259	No Cap	10.5500000000	4.2308526163	1	11	1	12	MTA	120.00
260	No Cap	10.5500000000	3.8742911042	1	11	1	12	MTA	120.00
261	No Cap	10.5500000000	3.7400000000	1	11	1	12	MTA	120.00
262	No Cap	10.5500000000	3.7000000000	1	11	1	12	MTA	120.00
263	No Cap	10.5500000000	3.3950000000	1	11	1	12	MTA	120.00
264	No Cap	10.5500000000	4.6000000000	1	11	1	12	MTA	120.00
265	No Cap	10.5500000000	4.3000000000	1	11	1	12	MTA	120.00
266	No Cap	10.5500000000	4.4039043081	1	11	1	12	MTA	120.00
267	No Cap	10.5500000000	4.3527482289	1	11	1	12	MTA	120.00
268	No Cap	10.5500000000	4.5500000000	1	11	1	12	MTA	120.00
269	No Cap	10.5500000000	5.7000000000	1	11	1	12	MTA	120.00
270	No Cap	9.9500000000	3.8500000000	1	10	1	12	MTA	120.00
271	No Cap	10.5500000000	4.9000000000	1	10	1	12	MTA	120.00
272	No Cap	10.5500000000	3.8150000000	1	10	1	12	MTA	120.00
273	No Cap	10.5500000000	4.6500000000	1	10	1	12	MTA	120.00
274	No Cap	10.5500000000	4.7750000000	1	9	1	12	MTA	120.00
275	No Cap	10.5500000000	4.1250000000	1	9	1	12	MTA	120.00
276	No Cap	9.9500000000	3.6500000000	1	9	1	12	MTA	120.00
277	No Cap	10.5500000000	4.3250000000	1	9	1	12	MTA	120.00
278	No Cap	9.9500000000	3.1000000000	1	8	1	12	MTA	120.00
279	No Cap	10.5500000000	3.8750000000	1	8	1	12	MTA	120.00
280	No Cap	10.5500000000	4.4500000000	1	8	1	12	MTA	120.00
281	No Cap	10.5500000000	4.7250000000	1	9	1	12	MTA	120.00
282	No Cap	10.5500000000	6.9750000000	1	9	1	12	MTA	120.00
283	No Cap	10.5500000000	4.8750000000	1	9	1	12	MTA	120.00
284	No Cap	10.5500000000	3.6250000000	1	9	1	12	MTA	120.00
285	No Cap	10.5500000000	4.3500000000	1	8	1	12	MTA	120.00
286	No Cap	10.5500000000	5.1851623178	1	8	1	12	MTA	120.00
287	No Cap	10.5500000000	5.0250000000	1	8	1	12	MTA	120.00
288	No Cap	9.9500000000	3.5500000000	1	10	1	12	MTA	125.00
289	No Cap	9.9500000000	3.8500000000	1	10	1	12	MTA	125.00
290	No Cap	10.5500000000	3.2750000000	1	10	1	12	MTA	125.00
291	No Cap	10.5500000000	4.9000000000	1	11	1	12	MTA	125.00
292	No Cap	10.5500000000	3.9250000000	1	11	1	12	MTA	125.00
293	No Cap	9.9500000000	3.8500000000	1	10	1	12	MTA	125.00
294	No Cap	10.3500000000	3.9500000000	1	10	1	12	MTA	125.00
295	No Cap	10.5500000000	4.4250000000	1	10	1	12	MTA	125.00
296	No Cap	9.9500000000	3.4500000000	1	5	1	12	MTA	125.00
297	No Cap	12.0000000000	3.4042286156	1	12	1	12	1 Month Libor	110.00
298	No Cap	12.0000000000	4.1250000000	1	12	1	12	1 Month Libor	110.00
299	No Cap	12.0000000000	2.8568652848	1	11	1	12	1 Month Libor	110.00
300	No Cap	12.0000000000	3.3755545705	1	11	1	12	1 Month Libor	110.00
301	No Cap	12.0000000000	4.5326433128	1	11	1	12	1 Month Libor	110.00
302	No Cap	12.0000000000	4.8750000000	1	11	1	12	1 Month Libor	110.00
303	No Cap	9.9500000000	2.8750000000	1	5	1	12	1 Month Libor	110.00
304	No Cap	12.0000000000	3.5000000000	1	10	1	12	1 Month Libor	110.00
305	No Cap	12.0000000000	3.2500000000	1	12	1	12	1 Month Libor	110.00
306	No Cap	12.0000000000	3.1478406552	1	12	1	12	1 Month Libor	110.00
307	No Cap	11.0561522885	3.3310640484	1	11	1	12	1 Month Libor	110.00
308	No Cap	9.9500000000	3.8750000000	1	11	1	12	1 Month Libor	110.00
309	No Cap	12.0000000000	3.5000000000	1	11	1	12	1 Month Libor	110.00
310	No Cap	12.0000000000	3.5000000000	1	10	1	12	1 Month Libor	110.00
311	No Cap	12.0000000000	3.5000000000	1	10	1	12	1 Month Libor	110.00
312	No Cap	12.0000000000	3.2009075900	1	11	1	12	1 Month Libor	110.00
313	No Cap	12.0000000000	3.5000000000	1	11	1	12	1 Month Libor	110.00
314	No Cap	12.0000000000	3.5000000000	1	12	1	12	1 Month Libor	110.00
315	No Cap	12.0000000000	3.5000000000	1	11	1	12	1 Month Libor	110.00
316	No Cap	12.0000000000	2.6250000000	1	24	1	12	1 Month Libor	110.00
317	No Cap	12.0000000000	3.0000000000	1	24	1	12	1 Month Libor	110.00
318	No Cap	12.0000000000	2.7500000000	1	36	1	12	1 Month Libor	110.00
319	No Cap	12.0000000000	4.7500000000	1	35	1	12	1 Month Libor	110.00
320	No Cap	12.0000000000	4.7500000000	1	59	1	12	1 Month Libor	110.00
321	No Cap	12.0000000000	4.8750000000	1	59	1	12	1 Month Libor	110.00
322	No Cap	12.0000000000	3.0000000000	1	55	1	12	1 Month Libor	110.00
323	No Cap	12.0000000000	3.0000000000	1	59	1	12	1 Month Libor	110.00
324	No Cap	12.0000000000	3.5000000000	1	59	1	12	1 Month Libor	110.00
325	No Cap	9.9500000000	2.2500000000	1	9	1	12	1 Month Libor	115.00
326	No Cap	10.5500000000	3.9500000000	1	12	1	12	1 Month Libor	115.00
327	No Cap	10.5500000000	4.1250000000	1	12	1	12	1 Month Libor	120.00
328	No Cap	11.8742719546	3.2995611147	1	12	1	12	MTA	110.00
329	No Cap	12.0000000000	3.6250000000	1	12	1	12	MTA	110.00
330	No Cap	12.0000000000	3.4640042477	1	12	1	12	MTA	110.00
331	No Cap	12.0000000000	4.3750000000	1	12	1	12	MTA	110.00
332	No Cap	12.0000000000	4.6990923441	1	12	1	12	MTA	110.00
333	No Cap	12.0000000000	3.2068923178	1	11	1	12	MTA	110.00
334	No Cap	12.0000000000	3.3750000000	1	11	1	12	MTA	110.00
335	No Cap	12.0000000000	3.4323236674	1	11	1	12	MTA	110.00
336	No Cap	12.0000000000	4.3750000000	1	11	1	12	MTA	110.00
337	No Cap	12.0000000000	4.6355311357	1	11	1	12	MTA	110.00
338	No Cap	9.9500000000	3.3750000000	1	2	1	12	MTA	110.00
339	No Cap	9.9500000000	3.2500000000	1	1	1	12	MTA	110.00
340	No Cap	9.9500000000	3.0646785747	1	1	1	12	MTA	110.00
341	No Cap	10.9500000000	3.3750000000	1	1	1	12	MTA	110.00
342	No Cap	9.9500000000	3.3058319695	1	12	1	12	MTA	110.00
343	No Cap	9.9500000000	3.2798076603	1	12	1	12	MTA	110.00
344	No Cap	10.9500000000	3.0000000000	1	12	1	12	MTA	110.00
345	No Cap	10.9500000000	3.3750000000	1	12	1	12	MTA	110.00
346	No Cap	9.9500000000	3.0476237764	1	11	1	12	MTA	110.00
347	No Cap	10.9500000000	2.9802651552	1	11	1	12	MTA	110.00
348	No Cap	9.9500000000	3.2500000000	1	10	1	12	MTA	110.00
349	No Cap	11.2289518925	3.3221773436	1	10	1	12	MTA	110.00
350	No Cap	12.0000000000	3.3099562978	1	10	1	12	MTA	110.00
351	No Cap	8.9500000000	3.3750000000	1	3	1	12	MTA	110.00
352	No Cap	9.9900000000	3.9500000000	1	2	1	12	MTA	110.00
353	No Cap	9.9500000000	3.1720885542	1	9	1	12	MTA	110.00
354	No Cap	12.0000000000	3.2500000000	1	9	1	12	MTA	110.00
355	No Cap	11.3436778901	2.8448625140	1	8	1	12	MTA	110.00
356	No Cap	9.9990000000	4.0000000000	1	7	1	12	MTA	110.00
357	No Cap	9.9500000000	3.1682586714	1	5	1	12	MTA	110.00
358	No Cap	12.0000000000	3.3750000000	1	5	1	12	MTA	110.00
359	No Cap	9.9500000000	3.3750000000	1	4	1	12	MTA	110.00
360	No Cap	9.9500000000	3.2993558279	1	4	1	12	MTA	110.00
361	No Cap	10.9500000000	3.3750000000	1	4	1	12	MTA	110.00
362	No Cap	10.9500000000	3.3750000000	1	4	1	12	MTA	110.00
363	No Cap	9.9500000000	3.3076929980	1	3	1	12	MTA	110.00
364	No Cap	10.9500000000	3.3750000000	1	3	1	12	MTA	110.00
365	No Cap	12.0000000000	3.3764822134	1	12	1	12	MTA	110.00
366	No Cap	12.0000000000	3.5000000000	1	12	1	12	MTA	110.00
367	No Cap	12.0000000000	4.5000000000	1	12	1	12	MTA	110.00
368	No Cap	12.0000000000	4.7500000000	1	12	1	12	MTA	110.00
369	No Cap	12.0000000000	3.1657827666	1	11	1	12	MTA	110.00
370	No Cap	12.0000000000	4.7500000000	1	11	1	12	MTA	110.00
371	No Cap	12.0000000000	4.8750000000	1	11	1	12	MTA	110.00
372	No Cap	12.0000000000	3.2500000000	1	11	1	12	MTA	110.00
373	No Cap	12.0000000000	3.5000000000	1	10	1	12	MTA	110.00
374	No Cap	12.0000000000	3.0000000000	1	12	1	12	MTA	110.00
375	No Cap	9.9500000000	3.3750000000	1	1	1	12	MTA	110.00
376	No Cap	9.9500000000	3.3750000000	1	6	1	12	MTA	110.00
377	No Cap	12.0000000000	3.2822966507	1	12	1	12	MTA	110.00
378	No Cap	12.0000000000	3.6250000000	1	11	1	12	MTA	110.00
379	No Cap	12.0000000000	3.5000000000	1	11	1	12	MTA	110.00
380	No Cap	12.0000000000	4.7500000000	1	11	1	12	MTA	110.00
381	No Cap	12.0000000000	3.5000000000	1	10	1	12	MTA	110.00
382	No Cap	12.0000000000	2.2500000000	1	10	1	12	MTA	110.00
383	No Cap	12.0000000000	3.5000000000	1	10	1	12	MTA	110.00
384	No Cap	12.0000000000	3.5000000000	1	12	1	12	MTA	110.00
385	No Cap	9.9990000000	4.0000000000	1	7	1	12	MTA	110.00
386	No Cap	9.9500000000	3.5000000000	1	2	1	12	MTA	110.00
387	No Cap	9.9500000000	3.0000000000	1	1	1	12	MTA	110.00
388	No Cap	10.9500000000	3.3250000000	1	10	1	12	MTA	110.00
389	No Cap	11.9500000000	3.3000000000	1	6	1	12	MTA	110.00
390	No Cap	10.9500000000	3.3376397226	1	6	1	12	MTA	110.00
391	No Cap	10.9500000000	3.2500000000	1	3	1	12	MTA	110.00
392	No Cap	12.0000000000	4.5000000000	1	24	1	12	MTA	110.00
393	No Cap	12.0000000000	3.5000000000	1	23	1	12	MTA	110.00
394	No Cap	12.0000000000	3.5000000000	1	23	1	12	MTA	110.00
395	No Cap	12.0000000000	3.1250000000	1	36	1	12	MTA	110.00
396	No Cap	12.0000000000	2.8750000000	1	35	1	12	MTA	110.00
397	No Cap	12.0000000000	3.3750000000	1	34	1	12	MTA	110.00
398	No Cap	9.9500000000	2.6000000000	1	12	1	12	MTA	110.00
399	No Cap	10.5500000000	3.9750000000	1	12	1	12	MTA	110.00
400	No Cap	10.3500000000	4.1750000000	1	11	1	12	MTA	110.00
401	No Cap	10.5500000000	4.1500000000	1	11	1	12	MTA	110.00
402	No Cap	9.9500000000	3.5000000000	1	11	1	12	MTA	110.00
403	No Cap	9.9500000000	3.2000000000	1	12	1	12	MTA	110.00
404	No Cap	10.5500000000	3.8200000000	1	12	1	12	MTA	110.00
405	No Cap	9.9500000000	3.3500000000	1	11	1	12	MTA	110.00
406	No Cap	10.3500000000	3.2500000000	1	11	1	12	MTA	110.00
407	No Cap	10.3500000000	3.3334180769	1	11	1	12	MTA	110.00
408	No Cap	10.5500000000	3.6000000000	1	59	1	12	MTA	110.00
409	No Cap	10.5500000000	2.9500000000	1	57	1	12	MTA	110.00
410	No Cap	10.3500000000	3.6500000000	1	59	1	12	MTA	110.00
411	No Cap	10.3500000000	3.3000000000	1	8	1	12	MTA	110.00
412	No Cap	9.9500000000	3.3543502203	1	12	1	12	MTA	115.00
413	No Cap	9.9500000000	3.4948282540	1	11	1	12	MTA	115.00
414	No Cap	9.9500000000	3.2998447640	1	2	1	12	MTA	115.00
415	No Cap	9.9500000000	3.3750000000	1	12	1	12	MTA	115.00
416	No Cap	9.9500000000	3.4033077771	1	10	1	12	MTA	115.00
417	No Cap	9.9500000000	3.0008803691	1	9	1	12	MTA	115.00
418	No Cap	9.9500000000	3.5000000000	1	9	1	12	MTA	115.00
419	No Cap	9.9500000000	3.3891829478	1	8	1	12	MTA	115.00
420	No Cap	9.9500000000	3.1472455521	1	7	1	12	MTA	115.00
421	No Cap	9.9500000000	3.5000000000	1	7	1	12	MTA	115.00
422	No Cap	9.9500000000	3.3968782449	1	6	1	12	MTA	115.00
423	No Cap	9.9500000000	2.5000000000	1	6	1	12	MTA	115.00
424	No Cap	9.9500000000	2.9995057918	1	5	1	12	MTA	115.00
425	No Cap	10.4715395243	2.9617319648	1	3	1	12	MTA	115.00
426	No Cap	9.9500000000	3.1227150662	1	12	1	12	MTA	115.00
427	No Cap	9.9500000000	3.4223894054	1	11	1	12	MTA	115.00
428	No Cap	9.9500000000	3.3993018603	1	10	1	12	MTA	115.00
429	No Cap	9.9500000000	3.3901394998	1	7	1	12	MTA	115.00
430	No Cap	9.9500000000	3.0347677734	1	5	1	12	MTA	115.00
431	No Cap	9.9500000000	3.3750000000	1	9	1	12	MTA	115.00
432	No Cap	9.9500000000	3.2500000000	1	7	1	12	MTA	115.00
433	No Cap	9.9500000000	3.3750000000	1	6	1	12	MTA	115.00
434	No Cap	9.9500000000	3.5000000000	1	12	1	12	MTA	115.00
435	No Cap	9.9500000000	3.5000000000	1	11	1	12	MTA	115.00
436	No Cap	9.9500000000	3.6250000000	1	11	1	12	MTA	115.00
437	No Cap	9.9500000000	3.3750000000	1	12	1	12	MTA	115.00
438	No Cap	9.9500000000	3.2441694154	1	11	1	12	MTA	115.00
439	No Cap	9.9500000000	3.7500000000	1	11	1	12	MTA	115.00
440	No Cap	10.9500000000	3.6250000000	1	10	1	12	MTA	115.00
441	No Cap	9.9500000000	3.6250000000	1	9	1	12	MTA	115.00
442	No Cap	10.9500000000	3.6250000000	1	9	1	12	MTA	115.00
443	No Cap	9.4782826677	2.9763886681	1	8	1	12	MTA	115.00
444	No Cap	10.1616444780	3.5162570484	1	7	1	12	MTA	115.00
445	No Cap	10.9500000000	3.5115510941	1	7	1	12	MTA	115.00
446	No Cap	10.0290341118	3.0473876286	1	6	1	12	MTA	115.00
447	No Cap	9.9500000000	3.4500000000	1	6	1	12	MTA	115.00
448	No Cap	10.9500000000	3.3750000000	1	6	1	12	MTA	115.00
449	No Cap	10.9500000000	3.0633802453	1	5	1	12	MTA	115.00
450	No Cap	9.9500000000	3.4500000000	1	52	1	12	MTA	115.00
451	No Cap	9.9500000000	3.3250000000	1	53	1	12	MTA	115.00
452	No Cap	9.9500000000	3.2500000000	2	11	1	12	MTA	115.00
453	No Cap	9.9500000000	2.6588119872	1	12	1	12	MTA	115.00
454	No Cap	9.9500000000	3.1500000000	1	12	1	12	MTA	115.00
455	No Cap	10.3500000000	3.9000000000	1	12	1	12	MTA	115.00
456	No Cap	9.9928412240	3.0506657333	1	12	1	12	MTA	115.00
457	No Cap	9.9500000000	3.1096385542	1	12	1	12	MTA	115.00
458	No Cap	10.5500000000	4.5150000000	1	12	1	12	MTA	115.00
459	No Cap	9.9500000000	2.8500000000	1	12	1	12	MTA	115.00
460	No Cap	9.9500000000	3.0816862383	1	11	1	12	MTA	115.00
461	No Cap	10.3500000000	2.6700000000	1	11	1	12	MTA	115.00
462	No Cap	9.9500000000	3.5471760283	1	11	1	12	MTA	115.00
463	No Cap	10.3500000000	3.6221429433	1	11	1	12	MTA	115.00
464	No Cap	10.3500000000	3.4200000000	1	11	1	12	MTA	115.00
465	No Cap	9.9500000000	4.2000000000	1	11	1	12	MTA	115.00
466	No Cap	10.3500000000	3.9500000000	1	11	1	12	MTA	115.00
467	No Cap	10.5500000000	4.4500000000	1	11	1	12	MTA	115.00
468	No Cap	10.5500000000	3.7563119762	1	11	1	12	MTA	115.00
469	No Cap	10.5500000000	3.6000000000	1	11	1	12	MTA	115.00
470	No Cap	10.5500000000	3.7900000000	1	11	1	12	MTA	115.00
471	No Cap	9.9500000000	3.5438891126	1	11	1	12	MTA	115.00
472	No Cap	10.3500000000	3.7000000000	1	11	1	12	MTA	115.00
473	No Cap	10.5500000000	3.4953967890	1	11	1	12	MTA	115.00
474	No Cap	10.5500000000	4.0900000000	1	11	1	12	MTA	115.00
475	No Cap	10.5500000000	3.8750000000	1	11	1	12	MTA	115.00
476	No Cap	10.5500000000	3.8500000000	1	11	1	12	MTA	115.00
477	No Cap	9.9500000000	3.6000000000	1	10	1	12	MTA	115.00
478	No Cap	10.3500000000	3.9500000000	1	10	1	12	MTA	115.00
479	No Cap	9.9500000000	3.8500000000	1	10	1	12	MTA	115.00
480	No Cap	10.3500000000	3.9000000000	1	10	1	12	MTA	115.00
481	No Cap	9.9500000000	3.7750000000	1	8	1	12	MTA	115.00
482	No Cap	10.3500000000	2.7500000000	1	8	1	12	MTA	115.00
483	No Cap	9.9500000000	3.0006553220	1	12	1	12	MTA	115.00
484	No Cap	9.9500000000	3.8500000000	1	12	1	12	MTA	115.00
485	No Cap	9.9500000000	3.8000000000	1	12	1	12	MTA	115.00
486	No Cap	10.3500000000	3.8500000000	1	12	1	12	MTA	115.00
487	No Cap	10.5500000000	4.0596987265	1	12	1	12	MTA	115.00
488	No Cap	10.5500000000	4.2500000000	1	12	1	12	MTA	115.00
489	No Cap	10.5500000000	4.3192025178	1	12	1	12	MTA	115.00
490	No Cap	9.9500000000	3.0500000000	1	12	1	12	MTA	115.00
491	No Cap	10.3500000000	3.1663034449	1	12	1	12	MTA	115.00
492	No Cap	9.9500000000	3.4298489339	1	11	1	12	MTA	115.00
493	No Cap	9.9500000000	3.4696391506	1	11	1	12	MTA	115.00
494	No Cap	10.3500000000	2.8200000000	1	11	1	12	MTA	115.00
495	No Cap	10.3500000000	3.5502722997	1	11	1	12	MTA	115.00
496	No Cap	10.5500000000	4.0900051464	1	11	1	12	MTA	115.00
497	No Cap	10.5500000000	4.0869658492	1	11	1	12	MTA	115.00
498	No Cap	10.3500000000	3.1500000000	1	11	1	12	MTA	115.00
499	No Cap	10.5500000000	4.4893084876	1	11	1	12	MTA	115.00
500	No Cap	10.0367801542	3.6177503438	1	11	1	12	MTA	115.00
501	No Cap	10.5500000000	4.5400000000	1	11	1	12	MTA	115.00
502	No Cap	10.3500000000	4.0450000000	1	11	1	12	MTA	115.00
503	No Cap	10.5500000000	4.3750000000	1	11	1	12	MTA	115.00
504	No Cap	10.1739018867	3.7665179163	1	11	1	12	MTA	115.00
505	No Cap	10.5500000000	4.0150000000	1	11	1	12	MTA	115.00
506	No Cap	10.3500000000	3.7000000000	1	11	1	12	MTA	115.00
507	No Cap	9.9500000000	2.6500000000	1	11	1	12	MTA	115.00
508	No Cap	10.3500000000	3.4473770770	1	11	1	12	MTA	115.00
509	No Cap	10.5500000000	4.1250000000	1	11	1	12	MTA	115.00
510	No Cap	10.5500000000	4.4000000000	1	11	1	12	MTA	115.00
511	No Cap	10.5500000000	4.3250000000	1	11	1	12	MTA	115.00
512	No Cap	10.5500000000	3.8000000000	1	11	1	12	MTA	115.00
513	No Cap	10.5500000000	4.7900000000	1	11	1	12	MTA	115.00
514	No Cap	9.9500000000	3.5740410258	1	10	1	12	MTA	115.00
515	No Cap	10.3500000000	3.9555262554	1	10	1	12	MTA	115.00
516	No Cap	9.9500000000	3.6250000000	1	10	1	12	MTA	115.00
517	No Cap	10.3500000000	4.1000000000	1	10	1	12	MTA	115.00
518	No Cap	10.3500000000	3.3000000000	1	10	1	12	MTA	115.00
519	No Cap	10.5500000000	4.7500000000	1	10	1	12	MTA	115.00
520	No Cap	10.5500000000	4.9250000000	1	10	1	12	MTA	115.00
521	No Cap	10.3500000000	3.9000000000	1	9	1	12	MTA	115.00
522	No Cap	10.3500000000	4.1000000000	1	8	1	12	MTA	115.00
523	No Cap	9.9500000000	3.0334199146	1	6	1	12	MTA	115.00
524	No Cap	9.9500000000	3.3750000000	1	5	1	12	MTA	115.00
525	No Cap	9.9500000000	3.5000000000	1	12	1	12	MTA	115.00
526	No Cap	10.5500000000	4.3750000000	1	12	1	12	MTA	115.00
527	No Cap	10.5500000000	4.3500000000	1	12	1	12	MTA	115.00
528	No Cap	9.9500000000	3.1000000000	1	12	1	12	MTA	115.00
529	No Cap	10.3500000000	4.0000000000	1	12	1	12	MTA	115.00
530	No Cap	9.9500000000	3.4500000000	1	11	1	12	MTA	115.00
531	No Cap	10.5500000000	3.8000000000	1	11	1	12	MTA	115.00
532	No Cap	10.3500000000	3.3000000000	1	11	1	12	MTA	115.00
533	No Cap	10.3500000000	3.8500000000	1	11	1	12	MTA	115.00
534	No Cap	10.5500000000	4.2500000000	1	11	1	12	MTA	115.00
535	No Cap	10.5500000000	4.1750000000	1	11	1	12	MTA	115.00
536	No Cap	10.5500000000	4.4000000000	1	11	1	12	MTA	115.00
537	No Cap	9.9500000000	3.3000000000	1	11	1	12	MTA	115.00
538	No Cap	9.9500000000	3.8036446574	1	11	1	12	MTA	115.00
539	No Cap	10.5500000000	3.5750000000	1	11	1	12	MTA	115.00
540	No Cap	10.5500000000	3.7250000000	1	11	1	12	MTA	115.00
541	No Cap	9.9500000000	3.1166950010	1	12	1	12	MTA	115.00
542	No Cap	10.5500000000	3.9250000000	1	12	1	12	MTA	115.00
543	No Cap	10.5500000000	3.6694267516	1	12	1	12	MTA	115.00
544	No Cap	10.3500000000	2.9500000000	1	12	1	12	MTA	115.00
545	No Cap	9.9500000000	3.1951164944	1	12	1	12	MTA	115.00
546	No Cap	10.5500000000	4.3150000000	1	12	1	12	MTA	115.00
547	No Cap	9.9500000000	3.3433365986	1	11	1	12	MTA	115.00
548	No Cap	9.9500000000	3.7303610261	1	11	1	12	MTA	115.00
549	No Cap	10.3500000000	3.4746837151	1	11	1	12	MTA	115.00
550	No Cap	10.5500000000	4.3000000000	1	11	1	12	MTA	115.00
551	No Cap	10.5500000000	4.6252636350	1	11	1	12	MTA	115.00
552	No Cap	10.5500000000	3.4200000000	1	11	1	12	MTA	115.00
553	No Cap	10.1812404410	3.6046799885	1	11	1	12	MTA	115.00
554	No Cap	10.3500000000	3.6500000000	1	11	1	12	MTA	115.00
555	No Cap	9.9500000000	3.8000000000	1	11	1	12	MTA	115.00
556	No Cap	10.3500000000	3.8000000000	1	11	1	12	MTA	115.00
557	No Cap	10.5500000000	4.5742112683	1	11	1	12	MTA	115.00
558	No Cap	9.9500000000	3.1500000000	1	10	1	12	MTA	115.00
559	No Cap	9.9500000000	3.1308976062	1	6	1	12	MTA	115.00
560	No Cap	10.9500000000	3.0429219123	1	6	1	12	MTA	115.00
561	No Cap	9.9500000000	3.1844308585	1	5	1	12	MTA	115.00
562	No Cap	10.9500000000	3.1927995229	1	5	1	12	MTA	115.00
563	No Cap	9.9500000000	3.6250000000	1	4	1	12	MTA	115.00
564	No Cap	9.9500000000	2.5700000000	1	10	1	12	MTA	115.00
565	No Cap	10.3500000000	3.6500000000	1	10	1	12	MTA	115.00
566	No Cap	9.9500000000	3.1500000000	1	9	1	12	MTA	115.00
567	No Cap	10.3500000000	3.2065031185	1	9	1	12	MTA	115.00
568	No Cap	10.5500000000	4.0750000000	1	9	1	12	MTA	115.00
569	No Cap	10.3500000000	3.5200000000	1	9	1	12	MTA	115.00
570	No Cap	10.3500000000	3.1000000000	1	9	1	12	MTA	115.00
571	No Cap	9.9500000000	3.3500000000	1	8	1	12	MTA	115.00
572	No Cap	10.3500000000	3.0500000000	1	8	1	12	MTA	115.00
573	No Cap	10.3500000000	4.1500000000	1	8	1	12	MTA	115.00
574	No Cap	10.3500000000	3.5435439941	1	8	1	12	MTA	115.00
575	No Cap	10.5500000000	3.9750000000	1	8	1	12	MTA	115.00
576	No Cap	9.9500000000	3.6000000000	1	9	1	12	MTA	115.00
577	No Cap	9.9500000000	3.0500000000	1	9	1	12	MTA	115.00
578	No Cap	10.3500000000	3.6500000000	1	9	1	12	MTA	115.00
579	No Cap	9.9500000000	3.6794019597	1	9	1	12	MTA	115.00
580	No Cap	10.3500000000	3.9500000000	1	9	1	12	MTA	115.00
581	No Cap	10.3500000000	3.7410217198	1	8	1	12	MTA	115.00
582	No Cap	10.5500000000	4.1750000000	1	8	1	12	MTA	115.00
583	No Cap	10.3500000000	3.4606573776	1	9	1	12	MTA	115.00
584	No Cap	9.9500000000	3.6879033257	1	7	1	12	MTA	115.00
585	No Cap	9.9500000000	3.5950000000	1	7	1	12	MTA	115.00
586	No Cap	10.5500000000	4.1500000000	1	5	1	12	MTA	115.00
587	No Cap	9.9500000000	3.1000000000	1	5	1	12	MTA	115.00
588	No Cap	10.5500000000	4.7500000000	1	5	1	12	MTA	115.00
589	No Cap	10.3500000000	3.5434673916	1	5	1	12	MTA	115.00
590	No Cap	10.5500000000	3.7500000000	1	7	1	12	MTA	115.00
591	No Cap	9.9500000000	2.9738081247	1	11	1	12	MTA	120.00
592	No Cap	10.5500000000	4.1500000000	1	11	1	12	MTA	120.00
593	No Cap	10.5500000000	3.5000000000	1	11	1	12	MTA	120.00
594	No Cap	10.5500000000	4.7500000000	1	11	1	12	MTA	120.00
595	No Cap	10.5500000000	4.2869855443	1	11	1	12	MTA	120.00
596	No Cap	10.5500000000	4.7400000000	1	11	1	12	MTA	120.00
597	No Cap	10.5500000000	4.4877203318	1	11	1	12	MTA	120.00
598	No Cap	9.9500000000	3.1000000000	1	11	1	12	MTA	120.00
599	No Cap	10.5500000000	4.0250000000	1	11	1	12	MTA	120.00
600	No Cap	10.5500000000	3.7400000000	1	11	1	12	MTA	120.00
601	No Cap	10.5500000000	4.0256388907	1	11	1	12	MTA	120.00
602	No Cap	10.5500000000	3.7250000000	1	10	1	12	MTA	120.00
603	No Cap	10.5500000000	4.2081124894	1	12	1	12	MTA	120.00
604	No Cap	10.5500000000	4.4807388557	1	12	1	12	MTA	120.00
605	No Cap	10.5500000000	4.8500000000	1	12	1	12	MTA	120.00
606	No Cap	10.5500000000	4.4501953125	1	12	1	12	MTA	120.00
607	No Cap	10.5500000000	4.9250000000	1	12	1	12	MTA	120.00
608	No Cap	9.9500000000	3.4500000000	1	12	1	12	MTA	120.00
609	No Cap	10.5500000000	4.5615196078	1	12	1	12	MTA	120.00
610	No Cap	9.9500000000	3.1957296867	1	11	1	12	MTA	120.00
611	No Cap	10.5500000000	4.5707022518	1	11	1	12	MTA	120.00
612	No Cap	10.3500000000	3.5223792840	1	11	1	12	MTA	120.00
613	No Cap	10.5500000000	4.8000000000	1	11	1	12	MTA	120.00
614	No Cap	10.5500000000	3.5900000000	1	11	1	12	MTA	120.00
615	No Cap	10.5500000000	4.8500000000	1	11	1	12	MTA	120.00
616	No Cap	10.5500000000	4.6323488822	1	11	1	12	MTA	120.00
617	No Cap	10.5500000000	5.0900000000	1	11	1	12	MTA	120.00
618	No Cap	10.5500000000	4.1850652096	1	11	1	12	MTA	120.00
619	No Cap	9.9500000000	3.5500000000	1	11	1	12	MTA	120.00
620	No Cap	10.5500000000	4.1192035929	1	11	1	12	MTA	120.00
621	No Cap	10.5500000000	4.4921771368	1	11	1	12	MTA	120.00
622	No Cap	10.5500000000	5.1905770479	1	11	1	12	MTA	120.00
623	No Cap	10.5500000000	4.0891196819	1	11	1	12	MTA	120.00
624	No Cap	10.5500000000	4.2750000000	1	10	1	12	MTA	120.00
625	No Cap	10.5500000000	4.3000000000	1	8	1	12	MTA	120.00
626	No Cap	10.5500000000	4.0648731227	1	12	1	12	MTA	120.00
627	No Cap	10.5500000000	4.7000000000	1	12	1	12	MTA	120.00
628	No Cap	10.5500000000	4.2750000000	1	12	1	12	MTA	120.00
629	No Cap	10.5500000000	3.7950000000	1	11	1	12	MTA	120.00
630	No Cap	10.5500000000	3.0250000000	1	11	1	12	MTA	120.00
631	No Cap	10.5500000000	4.6500000000	1	11	1	12	MTA	120.00
632	No Cap	10.5500000000	4.3919305526	1	11	1	12	MTA	120.00
633	No Cap	9.9500000000	2.4188170908	1	11	1	12	MTA	120.00
634	No Cap	10.5500000000	4.3000000000	1	11	1	12	MTA	120.00
635	No Cap	10.5500000000	3.7510744986	1	12	1	12	MTA	120.00
636	No Cap	10.5500000000	3.8750000000	1	12	1	12	MTA	120.00
637	No Cap	10.5500000000	4.6301470588	1	12	1	12	MTA	120.00
638	No Cap	10.5500000000	4.2750000000	1	12	1	12	MTA	120.00
639	No Cap	10.5500000000	3.5500000000	1	12	1	12	MTA	120.00
640	No Cap	10.5500000000	4.3750000000	1	12	1	12	MTA	120.00
641	No Cap	9.9500000000	3.7000000000	1	11	1	12	MTA	120.00
642	No Cap	10.5500000000	3.7414711305	1	11	1	12	MTA	120.00
643	No Cap	10.5500000000	4.2750000000	1	11	1	12	MTA	120.00
644	No Cap	10.5500000000	4.4000000000	1	11	1	12	MTA	120.00
645	No Cap	10.5500000000	4.3084934426	1	11	1	12	MTA	120.00
646	No Cap	10.5500000000	4.3150000000	1	11	1	12	MTA	120.00
647	No Cap	10.5500000000	4.2153354651	1	11	1	12	MTA	120.00
648	No Cap	9.9500000000	2.3700000000	1	11	1	12	MTA	120.00
649	No Cap	10.5500000000	4.5750000000	1	11	1	12	MTA	120.00
650	No Cap	10.5500000000	3.8250000000	1	11	1	12	MTA	120.00
651	No Cap	10.5500000000	4.5000000000	1	11	1	12	MTA	120.00
652	No Cap	10.5500000000	4.8750000000	1	11	1	12	MTA	120.00
653	No Cap	10.5500000000	3.8000000000	1	11	1	12	MTA	120.00
654	No Cap	10.5500000000	4.3608745701	1	10	1	12	MTA	120.00
655	No Cap	10.5500000000	3.9500000000	1	8	1	12	MTA	120.00
656	No Cap	10.5500000000	4.3150000000	1	7	1	12	MTA	120.00
657	No Cap	10.3500000000	3.5000000000	1	10	1	12	MTA	120.00
658	No Cap	10.3500000000	3.7000000000	1	10	1	12	MTA	120.00
659	No Cap	10.5500000000	5.1500000000	1	9	1	12	MTA	120.00
660	No Cap	10.5500000000	4.3750000000	1	9	1	12	MTA	120.00
661	No Cap	10.5500000000	4.4483367704	1	8	1	12	MTA	120.00
662	No Cap	10.5500000000	4.4500000000	1	9	1	12	MTA	120.00
663	No Cap	10.5500000000	5.7250000000	1	9	1	12	MTA	120.00
664	No Cap	10.5500000000	6.4350000000	1	9	1	12	MTA	120.00
665	No Cap	10.5500000000	4.0150000000	1	8	1	12	MTA	120.00
666	No Cap	10.5500000000	4.6250000000	1	9	1	12	MTA	120.00
667	No Cap	10.5500000000	4.3000000000	1	9	1	12	MTA	120.00
668	No Cap	9.9500000000	2.8000000000	1	8	1	12	MTA	120.00
669	No Cap	10.5500000000	4.2000000000	1	9	1	12	MTA	120.00
670	No Cap	10.3500000000	3.9500000000	1	9	1	12	MTA	120.00
671	No Cap	10.3500000000	2.8200000000	1	9	1	12	MTA	120.00
672	No Cap	10.5500000000	5.7000000000	1	8	1	12	MTA	120.00
673	No Cap	10.5500000000	3.9500000000	1	7	1	12	MTA	120.00
674	No Cap	10.5500000000	4.8750000000	1	7	1	12	MTA	120.00
675	No Cap	10.5500000000	5.0900000000	1	10	1	12	MTA	125.00
676	No Cap	9.9500000000	3.5000000000	1	9	1	12	MTA	125.00
677	No Cap	10.5500000000	4.3250000000	1	10	1	12	MTA	125.00
678	No Cap	10.5500000000	4.8500000000	1	10	1	12	MTA	125.00
679	No Cap	10.3500000000	3.2500000000	1	5	1	12	MTA	125.00
680	No Cap	9.9500000000	3.6500000000	1	12	1	12	MTA	125.00
681	No Cap	12.0000000000	3.3750000000	1	12	1	12	1 Month Libor	110.00
682	No Cap	12.0000000000	3.5000000000	1	12	1	12	1 Month Libor	110.00
683	No Cap	12.0000000000	3.0828854011	1	11	1	12	1 Month Libor	110.00
684	No Cap	12.0000000000	3.5000000000	1	11	1	12	1 Month Libor	110.00
685	No Cap	12.0000000000	4.2500000000	1	11	1	12	1 Month Libor	110.00
686	No Cap	12.0000000000	3.8936567147	1	11	1	12	1 Month Libor	110.00
687	No Cap	12.0000000000	4.5000000000	1	11	1	12	1 Month Libor	110.00
688	No Cap	12.0000000000	2.7533225517	1	10	1	12	1 Month Libor	110.00
689	No Cap	12.0000000000	3.3750000000	1	10	1	12	1 Month Libor	110.00
690	No Cap	12.0000000000	3.5000000000	1	12	1	12	1 Month Libor	110.00
691	No Cap	12.0000000000	3.8750000000	1	12	1	12	1 Month Libor	110.00
692	No Cap	12.0000000000	2.6250000000	1	12	1	12	1 Month Libor	110.00
693	No Cap	11.1534486549	3.5000000000	1	11	1	12	1 Month Libor	110.00
694	No Cap	12.0000000000	4.7500000000	1	11	1	12	1 Month Libor	110.00
695	No Cap	12.0000000000	4.2500000000	1	10	1	12	1 Month Libor	110.00
696	No Cap	12.0000000000	3.4469026549	1	36	1	12	1 Month Libor	110.00
697	No Cap	12.0000000000	3.3750000000	1	36	1	12	1 Month Libor	110.00
698	No Cap	12.0000000000	3.5000000000	1	35	1	12	1 Month Libor	110.00
699	No Cap	12.0000000000	2.9352845912	1	35	1	12	1 Month Libor	110.00
700	No Cap	12.0000000000	4.6250000000	1	35	1	12	1 Month Libor	110.00
701	No Cap	12.0000000000	3.0000000000	1	34	1	12	1 Month Libor	110.00
702	No Cap	12.0000000000	3.5000000000	1	32	1	12	1 Month Libor	110.00
703	No Cap	12.0000000000	3.5000000000	1	36	1	12	1 Month Libor	110.00
704	No Cap	12.0000000000	3.5000000000	1	35	1	12	1 Month Libor	110.00
705	No Cap	12.0000000000	3.2500000000	1	34	1	12	1 Month Libor	110.00
706	No Cap	12.0000000000	3.5000000000	1	60	1	12	1 Month Libor	110.00
707	No Cap	12.0000000000	3.5000000000	1	59	1	12	1 Month Libor	110.00
708	No Cap	12.0000000000	3.3750000000	1	59	1	12	1 Month Libor	110.00
709	No Cap	12.0000000000	2.6250000000	1	58	1	12	1 Month Libor	110.00
710	No Cap	12.0000000000	3.2500000000	1	59	1	12	1 Month Libor	110.00
711	No Cap	12.0000000000	3.3750000000	1	58	1	12	1 Month Libor	110.00
712	No Cap	12.0000000000	3.5000000000	1	57	1	12	1 Month Libor	110.00
713	No Cap	10.5500000000	4.5500000000	1	11	1	12	1 Month Libor	115.00
714	No Cap	9.9500000000	3.5500000000	1	12	1	12	1 Month Libor	115.00
715	No Cap	10.5500000000	4.3517716535	1	12	1	12	1 Month Libor	115.00
716	No Cap	10.5500000000	4.2500000000	1	11	1	12	1 Month Libor	115.00
717	No Cap	10.5500000000	4.0000000000	1	11	1	12	1 Month Libor	120.00
718	No Cap	10.5500000000	3.9808558559	1	12	1	12	1 Month Libor	120.00
719	No Cap	10.5500000000	4.7676795580	1	12	1	12	1 Month Libor	120.00
720	No Cap	10.5500000000	4.7750000000	1	12	1	12	1 Month Libor	120.00
721	No Cap	10.5500000000	3.5500000000	1	12	1	12	1 Month Libor	120.00
722	No Cap	10.5500000000	4.5911276409	1	11	1	12	1 Month Libor	120.00
723	No Cap	10.5500000000	4.1750000000	1	11	1	12	1 Month Libor	125.00
724	No Cap	9.9500000000	3.3750000000	1	11	1	12	MTA	110.00
725	No Cap	9.9500000000	3.3750000000	1	1	1	12	MTA	110.00
726	No Cap	9.9500000000	3.2500000000	1	12	1	12	MTA	110.00
727	No Cap	10.9500000000	3.6250000000	1	12	1	12	MTA	110.00
728	No Cap	12.0000000000	4.0000000000	1	11	1	12	MTA	110.00
729	No Cap	12.0000000000	2.6250000000	1	8	1	12	MTA	110.00
730	No Cap	9.9929035484	4.0338691754	1	6	1	12	MTA	110.00
731	No Cap	11.6712293602	3.2389955022	1	12	1	12	MTA	110.00
732	No Cap	9.9500000000	3.5000000000	1	12	1	12	MTA	110.00
733	No Cap	12.0000000000	4.3750000000	1	12	1	12	MTA	110.00
734	No Cap	12.0000000000	3.4032366583	1	12	1	12	MTA	110.00
735	No Cap	12.0000000000	4.0954149430	1	12	1	12	MTA	110.00
736	No Cap	12.0000000000	4.2500000000	1	12	1	12	MTA	110.00
737	No Cap	12.0000000000	3.5000000000	1	12	1	12	MTA	110.00
738	No Cap	12.0000000000	4.6250000000	1	12	1	12	MTA	110.00
739	No Cap	12.0000000000	4.5134984110	1	12	1	12	MTA	110.00
740	No Cap	12.0000000000	4.7500000000	1	12	1	12	MTA	110.00
741	No Cap	12.0000000000	2.5823591324	1	11	1	12	MTA	110.00
742	No Cap	11.9349604869	3.1886121847	1	11	1	12	MTA	110.00
743	No Cap	9.9500000000	3.3750000000	1	11	1	12	MTA	110.00
744	No Cap	12.0000000000	3.8750000000	1	11	1	12	MTA	110.00
745	No Cap	11.8852298722	3.4134090535	1	11	1	12	MTA	110.00
746	No Cap	12.0000000000	4.4676027207	1	11	1	12	MTA	110.00
747	No Cap	12.0000000000	4.4630112738	1	11	1	12	MTA	110.00
748	No Cap	12.0000000000	3.8750000000	1	11	1	12	MTA	110.00
749	No Cap	12.0000000000	3.5000000000	1	11	1	12	MTA	110.00
750	No Cap	12.0000000000	4.6250000000	1	11	1	12	MTA	110.00
751	No Cap	12.0000000000	4.7260249730	1	11	1	12	MTA	110.00
752	No Cap	12.0000000000	4.0000000000	1	11	1	12	MTA	110.00
753	No Cap	9.9500000000	3.3750000000	1	2	1	12	MTA	110.00
754	No Cap	9.9500000000	2.6250000000	1	2	1	12	MTA	110.00
755	No Cap	9.9500000000	3.2664213379	1	2	1	12	MTA	110.00
756	No Cap	9.9500000000	2.9428015232	1	2	1	12	MTA	110.00
757	No Cap	10.9500000000	3.5714833225	1	2	1	12	MTA	110.00
758	No Cap	10.9500000000	3.6250000000	1	2	1	12	MTA	110.00
759	No Cap	10.9500000000	3.5843798626	1	2	1	12	MTA	110.00
760	No Cap	9.9500000000	2.9057468824	1	1	1	12	MTA	110.00
761	No Cap	9.9500000000	3.0000000000	1	1	1	12	MTA	110.00
762	No Cap	9.9500000000	3.1513861936	1	1	1	12	MTA	110.00
763	No Cap	9.9500000000	3.2550804536	1	1	1	12	MTA	110.00
764	No Cap	10.9500000000	3.5239282489	1	1	1	12	MTA	110.00
765	No Cap	10.9500000000	3.5391071292	1	1	1	12	MTA	110.00
766	No Cap	9.9500000000	3.2225106898	1	12	1	12	MTA	110.00
767	No Cap	9.9500000000	3.1650533995	1	12	1	12	MTA	110.00
768	No Cap	9.9500000000	3.2823724406	1	12	1	12	MTA	110.00
769	No Cap	9.9500000000	3.0560498977	1	12	1	12	MTA	110.00
770	No Cap	10.9500000000	3.1250000000	1	12	1	12	MTA	110.00
771	No Cap	10.9500000000	3.3267032970	1	12	1	12	MTA	110.00
772	No Cap	9.9500000000	3.3135340196	1	11	1	12	MTA	110.00
773	No Cap	10.9500000000	3.2500000000	1	11	1	12	MTA	110.00
774	No Cap	10.9500000000	3.5000000000	1	11	1	12	MTA	110.00
775	No Cap	11.4500000000	3.0000000000	1	11	1	12	MTA	110.00
776	No Cap	9.9500000000	2.3750000000	1	10	1	12	MTA	110.00
777	No Cap	9.9500000000	2.8000000000	1	9	1	12	MTA	110.00
778	No Cap	11.4500000000	3.3250000000	1	9	1	12	MTA	110.00
779	No Cap	11.4500000000	3.3250000000	1	8	1	12	MTA	110.00
780	No Cap	11.4500000000	3.3250000000	1	7	1	12	MTA	110.00
781	No Cap	11.7289454073	3.2394389955	1	10	1	12	MTA	110.00
782	No Cap	12.0000000000	3.5000000000	1	10	1	12	MTA	110.00
783	No Cap	12.0000000000	3.8750000000	1	10	1	12	MTA	110.00
784	No Cap	12.0000000000	4.8750000000	1	10	1	12	MTA	110.00
785	No Cap	9.9500000000	2.3500000000	1	4	1	12	MTA	110.00
786	No Cap	10.9500000000	3.3250000000	1	4	1	12	MTA	110.00
787	No Cap	9.9500000000	2.7500000000	1	9	1	12	MTA	110.00
788	No Cap	9.9500000000	2.8750000000	1	9	1	12	MTA	110.00
789	No Cap	12.0000000000	3.5000000000	1	9	1	12	MTA	110.00
790	No Cap	11.7284075518	3.0257211243	1	8	1	12	MTA	110.00
791	No Cap	9.9500000000	2.6250000000	1	7	1	12	MTA	110.00
792	No Cap	12.0000000000	4.1250000000	1	7	1	12	MTA	110.00
793	No Cap	11.1677691346	2.9233332022	1	7	1	12	MTA	110.00
794	No Cap	12.0000000000	3.2655863453	1	6	1	12	MTA	110.00
795	No Cap	12.0000000000	2.8750000000	1	6	1	12	MTA	110.00
796	No Cap	9.9500000000	3.4044657092	1	5	1	12	MTA	110.00
797	No Cap	10.9500000000	3.2500000000	1	5	1	12	MTA	110.00
798	No Cap	10.9500000000	3.4058582218	1	5	1	12	MTA	110.00
799	No Cap	9.9500000000	3.1900994675	1	4	1	12	MTA	110.00
800	No Cap	9.9500000000	3.1250000000	1	4	1	12	MTA	110.00
801	No Cap	9.9500000000	3.2854850754	1	4	1	12	MTA	110.00
802	No Cap	10.9500000000	3.0993586292	1	4	1	12	MTA	110.00
803	No Cap	10.9500000000	3.6250000000	1	4	1	12	MTA	110.00
804	No Cap	10.9500000000	3.2584055410	1	4	1	12	MTA	110.00
805	No Cap	9.9500000000	3.3236137695	1	3	1	12	MTA	110.00
806	No Cap	9.9500000000	3.1891867858	1	3	1	12	MTA	110.00
807	No Cap	10.9500000000	3.6250000000	1	3	1	12	MTA	110.00
808	No Cap	10.9500000000	3.6250000000	1	3	1	12	MTA	110.00
809	No Cap	10.9500000000	3.6250000000	1	3	1	12	MTA	110.00
810	No Cap	10.9500000000	3.5740542399	1	3	1	12	MTA	110.00
811	No Cap	11.5271356533	3.2421676070	1	12	1	12	MTA	110.00
812	No Cap	12.0000000000	3.6250000000	1	12	1	12	MTA	110.00
813	No Cap	12.0000000000	4.3750000000	1	12	1	12	MTA	110.00
814	No Cap	12.0000000000	3.3373415985	1	12	1	12	MTA	110.00
815	No Cap	12.0000000000	4.6250000000	1	12	1	12	MTA	110.00
816	No Cap	12.0000000000	3.3750000000	1	11	1	12	MTA	110.00
817	No Cap	11.7004764648	3.1768565595	1	11	1	12	MTA	110.00
818	No Cap	12.0000000000	3.3956446712	1	11	1	12	MTA	110.00
819	No Cap	12.0000000000	4.7500000000	1	11	1	12	MTA	110.00
820	No Cap	12.0000000000	4.8750000000	1	11	1	12	MTA	110.00
821	No Cap	12.0000000000	4.2500000000	1	11	1	12	MTA	110.00
822	No Cap	12.0000000000	4.5000000000	1	11	1	12	MTA	110.00
823	No Cap	12.0000000000	3.3714840960	1	10	1	12	MTA	110.00
824	No Cap	12.0000000000	3.5000000000	1	10	1	12	MTA	110.00
825	No Cap	9.9500000000	3.1250000000	1	9	1	12	MTA	110.00
826	No Cap	12.0000000000	4.6250000000	1	9	1	12	MTA	110.00
827	No Cap	12.0000000000	3.5000000000	1	8	1	12	MTA	110.00
828	No Cap	12.0000000000	3.5000000000	1	8	1	12	MTA	110.00
829	No Cap	12.0000000000	3.3750000000	1	21	1	12	MTA	110.00
830	No Cap	12.0000000000	2.8750000000	1	21	1	12	MTA	110.00
831	No Cap	12.0000000000	2.5000000000	1	36	1	12	MTA	110.00
832	No Cap	12.0000000000	3.5000000000	1	36	1	12	MTA	110.00
833	No Cap	12.0000000000	4.7500000000	1	36	1	12	MTA	110.00
834	No Cap	12.0000000000	3.8750000000	1	35	1	12	MTA	110.00
835	No Cap	12.0000000000	4.7500000000	1	35	1	12	MTA	110.00
836	No Cap	12.0000000000	2.8750000000	1	60	1	12	MTA	110.00
837	No Cap	12.0000000000	3.5000000000	1	60	1	12	MTA	110.00
838	No Cap	12.0000000000	4.7500000000	1	60	1	12	MTA	110.00
839	No Cap	12.0000000000	3.1412446659	1	59	1	12	MTA	110.00
840	No Cap	12.0000000000	3.5000000000	1	58	1	12	MTA	110.00
841	No Cap	12.0000000000	4.0000000000	1	58	1	12	MTA	110.00
842	No Cap	12.0000000000	3.5000000000	1	59	1	12	MTA	110.00
843	No Cap	12.0000000000	3.3750000000	1	58	1	12	MTA	110.00
844	No Cap	11.2000000000	3.8500000000	1	9	1	12	MTA	110.00
845	No Cap	10.7000000000	3.4500000000	1	7	1	12	MTA	110.00
846	No Cap	10.5500000000	4.2050526316	1	12	1	12	MTA	110.00
847	No Cap	9.9500000000	3.5166893217	1	12	1	12	MTA	110.00
848	No Cap	9.9500000000	3.3120194448	1	11	1	12	MTA	110.00
849	No Cap	9.9500000000	3.4270535843	1	11	1	12	MTA	110.00
850	No Cap	9.9500000000	3.7881565951	1	11	1	12	MTA	110.00
851	No Cap	9.9500000000	3.9500000000	1	12	1	12	MTA	110.00
852	No Cap	10.5500000000	3.8450000000	1	12	1	12	MTA	110.00
853	No Cap	9.9500000000	3.7000000000	1	12	1	12	MTA	110.00
854	No Cap	9.9500000000	4.0500000000	1	11	1	12	MTA	110.00
855	No Cap	10.5500000000	4.2750000000	1	11	1	12	MTA	110.00
856	No Cap	10.5500000000	4.3500000000	1	11	1	12	MTA	110.00
857	No Cap	9.9500000000	3.6306266043	1	11	1	12	MTA	110.00
858	No Cap	10.5500000000	4.0200000000	1	11	1	12	MTA	110.00
859	No Cap	9.9500000000	3.9000000000	1	11	1	12	MTA	110.00
860	No Cap	10.5500000000	4.2500000000	1	10	1	12	MTA	110.00
861	No Cap	10.5500000000	3.9500000000	1	10	1	12	MTA	110.00
862	No Cap	9.9500000000	4.5750000000	1	60	1	12	MTA	110.00
863	No Cap	10.3500000000	3.4500000000	1	59	1	12	MTA	110.00
864	No Cap	10.5500000000	3.4000000000	1	59	1	12	MTA	110.00
865	No Cap	9.9500000000	3.5000000000	1	56	1	12	MTA	110.00
866	No Cap	10.3500000000	4.0500000000	1	60	1	12	MTA	110.00
867	No Cap	9.9500000000	3.6000000000	1	59	1	12	MTA	110.00
868	No Cap	10.5500000000	4.7737564597	1	59	1	12	MTA	110.00
869	No Cap	10.5500000000	4.9500000000	1	56	1	12	MTA	110.00
870	No Cap	9.9500000000	3.6000000000	1	9	1	12	MTA	110.00
871	No Cap	9.9500000000	3.2750000000	1	9	1	12	MTA	110.00
872	No Cap	10.3500000000	3.3000000000	1	9	1	12	MTA	110.00
873	No Cap	9.9500000000	3.9750000000	1	9	1	12	MTA	110.00
874	No Cap	10.5500000000	5.0000000000	1	9	1	12	MTA	110.00
875	No Cap	9.9500000000	3.1000000000	1	8	1	12	MTA	110.00
876	No Cap	9.9500000000	3.3819059300	1	9	1	12	MTA	115.00
877	No Cap	9.9500000000	3.3750000000	1	8	1	12	MTA	115.00
878	No Cap	9.9500000000	3.6250000000	1	6	1	12	MTA	115.00
879	No Cap	9.9500000000	3.7500000000	1	6	1	12	MTA	115.00
880	No Cap	9.9500000000	3.5000000000	1	6	1	12	MTA	115.00
881	No Cap	9.9500000000	3.0000000000	1	9	1	12	MTA	115.00
882	No Cap	9.9500000000	3.5264828367	1	9	1	12	MTA	115.00
883	No Cap	9.9500000000	3.7500000000	1	9	1	12	MTA	115.00
884	No Cap	9.9500000000	3.3398301161	1	12	1	12	MTA	115.00
885	No Cap	9.9500000000	2.7086899896	1	12	1	12	MTA	115.00
886	No Cap	9.9500000000	3.2684248025	1	11	1	12	MTA	115.00
887	No Cap	9.9500000000	3.6743254374	1	11	1	12	MTA	115.00
888	No Cap	9.9500000000	3.7500000000	1	11	1	12	MTA	115.00
889	No Cap	9.9500000000	3.0871983988	1	2	1	12	MTA	115.00
890	No Cap	9.9500000000	3.7500000000	1	2	1	12	MTA	115.00
891	No Cap	9.9500000000	3.5000000000	1	1	1	12	MTA	115.00
892	No Cap	9.9500000000	3.4967483746	1	10	1	12	MTA	115.00
893	No Cap	9.9500000000	3.5000000000	1	10	1	12	MTA	115.00
894	No Cap	9.9500000000	3.5292206288	1	10	1	12	MTA	115.00
895	No Cap	9.9500000000	3.7500000000	1	10	1	12	MTA	115.00
896	No Cap	9.9500000000	2.2500000000	1	10	1	12	MTA	115.00
897	No Cap	9.9500000000	3.5252857487	1	9	1	12	MTA	115.00
898	No Cap	9.9500000000	2.5000000000	1	9	1	12	MTA	115.00
899	No Cap	9.9500000000	3.3333029186	1	9	1	12	MTA	115.00
900	No Cap	9.9500000000	3.5830867109	1	8	1	12	MTA	115.00
901	No Cap	9.9500000000	2.2500000000	1	8	1	12	MTA	115.00
902	No Cap	9.9500000000	2.2500000000	1	8	1	12	MTA	115.00
903	No Cap	9.9500000000	3.1250000000	1	7	1	12	MTA	115.00
904	No Cap	10.0539052845	3.1405016642	1	7	1	12	MTA	115.00
905	No Cap	11.4500000000	3.7500000000	1	7	1	12	MTA	115.00
906	No Cap	9.9500000000	3.7500000000	1	7	1	12	MTA	115.00
907	No Cap	9.9500000000	2.7500000000	1	6	1	12	MTA	115.00
908	No Cap	9.9500000000	3.3213427973	1	6	1	12	MTA	115.00
909	No Cap	9.9500000000	3.7149017085	1	6	1	12	MTA	115.00
910	No Cap	9.9500000000	3.4500000000	1	5	1	12	MTA	115.00
911	No Cap	9.9500000000	3.4500000000	1	5	1	12	MTA	115.00
912	No Cap	9.9500000000	3.0127568738	1	5	1	12	MTA	115.00
913	No Cap	9.9500000000	3.4500000000	1	4	1	12	MTA	115.00
914	No Cap	9.9500000000	3.7500000000	1	4	1	12	MTA	115.00
915	No Cap	9.9500000000	3.1250000000	1	3	1	12	MTA	115.00
916	No Cap	9.9500000000	3.4067021888	1	12	1	12	MTA	115.00
917	No Cap	9.9500000000	3.6250000000	1	12	1	12	MTA	115.00
918	No Cap	9.9500000000	3.3028512241	1	11	1	12	MTA	115.00
919	No Cap	9.9500000000	3.1789355086	1	11	1	12	MTA	115.00
920	No Cap	9.9500000000	3.7500000000	1	2	1	12	MTA	115.00
921	No Cap	9.9500000000	3.5308282178	1	10	1	12	MTA	115.00
922	No Cap	9.9500000000	3.7135933433	1	10	1	12	MTA	115.00
923	No Cap	9.9500000000	3.0986015207	1	9	1	12	MTA	115.00
924	No Cap	9.9500000000	3.7500000000	1	9	1	12	MTA	115.00
925	No Cap	9.9500000000	3.4820165508	1	8	1	12	MTA	115.00
926	No Cap	9.9500000000	3.3327907993	1	8	1	12	MTA	115.00
927	No Cap	9.9500000000	3.5257455261	1	7	1	12	MTA	115.00
928	No Cap	9.9500000000	3.7500000000	1	7	1	12	MTA	115.00
929	No Cap	9.9500000000	3.4607928637	1	6	1	12	MTA	115.00
930	No Cap	9.9500000000	3.5051634191	1	6	1	12	MTA	115.00
931	No Cap	9.9500000000	3.6500000000	1	6	1	12	MTA	115.00
932	No Cap	9.9500000000	3.5000000000	1	5	1	12	MTA	115.00
933	No Cap	9.9500000000	3.7500000000	1	5	1	12	MTA	115.00
934	No Cap	9.9500000000	3.5000000000	1	3	1	12	MTA	115.00
935	No Cap	9.9500000000	3.2000000000	1	53	1	12	MTA	115.00
936	No Cap	9.9500000000	3.3250000000	1	52	1	12	MTA	115.00
937	No Cap	9.9500000000	3.4500000000	1	52	1	12	MTA	115.00
938	No Cap	9.9500000000	3.4500000000	1	52	1	12	MTA	115.00
939	No Cap	9.9500000000	3.5000000000	2	11	1	12	MTA	115.00
940	No Cap	9.9500000000	3.7500000000	2	11	1	12	MTA	115.00
941	No Cap	9.9500000000	3.5000000000	2	11	1	12	MTA	115.00
942	No Cap	9.9500000000	3.4600725494	1	12	1	12	MTA	115.00
943	No Cap	10.3500000000	3.7500000000	1	12	1	12	MTA	115.00
944	No Cap	9.9500000000	3.6500000000	1	12	1	12	MTA	115.00
945	No Cap	10.3500000000	3.4136574817	1	12	1	12	MTA	115.00
946	No Cap	10.5500000000	3.8400000000	1	12	1	12	MTA	115.00
947	No Cap	10.5500000000	4.3523671430	1	12	1	12	MTA	115.00
948	No Cap	10.5500000000	3.5750000000	1	12	1	12	MTA	115.00
949	No Cap	9.9500000000	3.0283371472	1	12	1	12	MTA	115.00
950	No Cap	9.9500000000	4.0750000000	1	12	1	12	MTA	115.00
951	No Cap	9.9500000000	3.7686842105	1	12	1	12	MTA	115.00
952	No Cap	10.3500000000	3.1000000000	1	12	1	12	MTA	115.00
953	No Cap	10.3500000000	3.9500000000	1	12	1	12	MTA	115.00
954	No Cap	10.5500000000	3.6500000000	1	12	1	12	MTA	115.00
955	No Cap	10.5500000000	4.6000000000	1	12	1	12	MTA	115.00
956	No Cap	10.5500000000	4.2500000000	1	12	1	12	MTA	115.00
957	No Cap	10.5500000000	4.2500000000	1	12	1	12	MTA	115.00
958	No Cap	10.3500000000	3.5250000000	1	12	1	12	MTA	115.00
959	No Cap	9.9500000000	4.3250000000	1	12	1	12	MTA	115.00
960	No Cap	9.9679151899	3.3741782054	1	11	1	12	MTA	115.00
961	No Cap	10.3500000000	3.2500000000	1	11	1	12	MTA	115.00
962	No Cap	9.9500000000	3.5422375661	1	11	1	12	MTA	115.00
963	No Cap	10.3500000000	3.8000000000	1	11	1	12	MTA	115.00
964	No Cap	10.3500000000	3.8706294462	1	11	1	12	MTA	115.00
965	No Cap	10.3500000000	3.7000000000	1	11	1	12	MTA	115.00
966	No Cap	10.5500000000	4.2740087083	1	11	1	12	MTA	115.00
967	No Cap	10.5500000000	4.3799135862	1	11	1	12	MTA	115.00
968	No Cap	9.9695008976	4.4321241772	1	11	1	12	MTA	115.00
969	No Cap	10.5500000000	4.7400000000	1	11	1	12	MTA	115.00
970	No Cap	10.0137566425	3.4458651883	1	11	1	12	MTA	115.00
971	No Cap	9.9500000000	3.6374290547	1	11	1	12	MTA	115.00
972	No Cap	10.3500000000	3.2500000000	1	11	1	12	MTA	115.00
973	No Cap	10.3500000000	3.4561755946	1	11	1	12	MTA	115.00
974	No Cap	10.3500000000	3.4439332940	1	11	1	12	MTA	115.00
975	No Cap	10.5500000000	4.2591660033	1	11	1	12	MTA	115.00
976	No Cap	10.5500000000	4.1151943007	1	11	1	12	MTA	115.00
977	No Cap	10.5500000000	4.6000000000	1	11	1	12	MTA	115.00
978	No Cap	10.5500000000	4.7000000000	1	11	1	12	MTA	115.00
979	No Cap	10.5500000000	4.1150000000	1	11	1	12	MTA	115.00
980	No Cap	9.9500000000	4.6750000000	1	11	1	12	MTA	115.00
981	No Cap	9.9500000000	3.1838933243	1	10	1	12	MTA	115.00
982	No Cap	9.9500000000	3.8000000000	1	10	1	12	MTA	115.00
983	No Cap	10.3500000000	3.2000000000	1	10	1	12	MTA	115.00
984	No Cap	10.3500000000	3.7815604773	1	10	1	12	MTA	115.00
985	No Cap	9.9500000000	3.8500000000	1	10	1	12	MTA	115.00
986	No Cap	10.3500000000	3.7000000000	1	10	1	12	MTA	115.00
987	No Cap	10.3500000000	3.8500000000	1	10	1	12	MTA	115.00
988	No Cap	10.3500000000	4.0500000000	1	8	1	12	MTA	115.00
989	No Cap	9.9500000000	3.5373674605	1	12	1	12	MTA	115.00
990	No Cap	10.3500000000	3.1000000000	1	12	1	12	MTA	115.00
991	No Cap	9.9500000000	3.6985557539	1	12	1	12	MTA	115.00
992	No Cap	10.5500000000	4.3884025910	1	12	1	12	MTA	115.00
993	No Cap	10.3500000000	3.8033047649	1	12	1	12	MTA	115.00
994	No Cap	10.5500000000	4.6000000000	1	12	1	12	MTA	115.00
995	No Cap	10.5500000000	4.2831724917	1	12	1	12	MTA	115.00
996	No Cap	10.5500000000	4.4810406167	1	12	1	12	MTA	115.00
997	No Cap	10.5500000000	4.5150000000	1	12	1	12	MTA	115.00
998	No Cap	10.5500000000	3.8750000000	1	12	1	12	MTA	115.00
999	No Cap	10.0374255239	3.4148865522	1	12	1	12	MTA	115.00
1000	No Cap	10.2565420561	4.3714953271	1	12	1	12	MTA	115.00
1001	No Cap	10.5500000000	3.7500000000	1	12	1	12	MTA	115.00
1002	No Cap	10.5500000000	4.5903061043	1	12	1	12	MTA	115.00
1003	No Cap	10.5500000000	4.5264157706	1	12	1	12	MTA	115.00
1004	No Cap	10.5500000000	4.0000000000	1	12	1	12	MTA	115.00
1005	No Cap	10.5500000000	4.6756618944	1	12	1	12	MTA	115.00
1006	No Cap	9.9500000000	3.4442785822	1	11	1	12	MTA	115.00
1007	No Cap	10.3500000000	3.1591856785	1	11	1	12	MTA	115.00
1008	No Cap	9.9500000000	3.7657175150	1	11	1	12	MTA	115.00
1009	No Cap	10.5500000000	4.4000000000	1	11	1	12	MTA	115.00
1010	No Cap	10.3500000000	3.7461839662	1	11	1	12	MTA	115.00
1011	No Cap	10.3500000000	4.1500000000	1	11	1	12	MTA	115.00
1012	No Cap	10.5500000000	4.4500000000	1	11	1	12	MTA	115.00
1013	No Cap	10.4390203604	4.2529629626	1	11	1	12	MTA	115.00
1014	No Cap	10.5500000000	4.4000000000	1	11	1	12	MTA	115.00
1015	No Cap	10.5500000000	4.4872074702	1	11	1	12	MTA	115.00
1016	No Cap	10.3500000000	3.5800829842	1	11	1	12	MTA	115.00
1017	No Cap	10.5500000000	4.5243969888	1	11	1	12	MTA	115.00
1018	No Cap	10.1863042345	4.2780798046	1	11	1	12	MTA	115.00
1019	No Cap	10.5500000000	4.1400000000	1	11	1	12	MTA	115.00
1020	No Cap	10.3500000000	4.5250000000	1	11	1	12	MTA	115.00
1021	No Cap	10.5500000000	4.7900000000	1	11	1	12	MTA	115.00
1022	No Cap	10.5500000000	4.6142204331	1	11	1	12	MTA	115.00
1023	No Cap	9.9831808977	3.6443896061	1	11	1	12	MTA	115.00
1024	No Cap	10.5500000000	4.0000000000	1	11	1	12	MTA	115.00
1025	No Cap	10.5500000000	4.3000000000	1	11	1	12	MTA	115.00
1026	No Cap	9.9500000000	3.8610487088	1	11	1	12	MTA	115.00
1027	No Cap	10.3500000000	3.7046618215	1	11	1	12	MTA	115.00
1028	No Cap	10.5500000000	4.5500000000	1	11	1	12	MTA	115.00
1029	No Cap	10.3500000000	3.8845167571	1	11	1	12	MTA	115.00
1030	No Cap	10.5500000000	4.6133122980	1	11	1	12	MTA	115.00
1031	No Cap	10.5500000000	4.8078358401	1	11	1	12	MTA	115.00
1032	No Cap	10.5500000000	4.2000000000	1	11	1	12	MTA	115.00
1033	No Cap	10.5500000000	4.5310793548	1	11	1	12	MTA	115.00
1034	No Cap	9.9500000000	3.4960957503	1	10	1	12	MTA	115.00
1035	No Cap	9.9500000000	3.5000000000	1	10	1	12	MTA	115.00
1036	No Cap	10.3500000000	3.8104580856	1	10	1	12	MTA	115.00
1037	No Cap	10.5500000000	4.6750000000	1	10	1	12	MTA	115.00
1038	No Cap	10.5500000000	4.3500000000	1	10	1	12	MTA	115.00
1039	No Cap	10.5500000000	4.4500000000	1	10	1	12	MTA	115.00
1040	No Cap	10.5500000000	3.7750000000	1	10	1	12	MTA	115.00
1041	No Cap	9.9500000000	3.3312969172	1	10	1	12	MTA	115.00
1042	No Cap	9.9500000000	3.8023540848	1	10	1	12	MTA	115.00
1043	No Cap	9.9500000000	3.7500000000	1	8	1	12	MTA	115.00
1044	No Cap	10.5500000000	4.6250000000	1	8	1	12	MTA	115.00
1045	No Cap	9.9500000000	3.9000000000	1	8	1	12	MTA	115.00
1046	No Cap	9.9500000000	3.3500000000	1	10	1	12	MTA	115.00
1047	No Cap	9.9500000000	3.7500000000	1	10	1	12	MTA	115.00
1048	No Cap	9.9500000000	3.4202422421	1	9	1	12	MTA	115.00
1049	No Cap	9.9500000000	4.0000000000	1	9	1	12	MTA	115.00
1050	No Cap	10.3500000000	3.7500000000	1	9	1	12	MTA	115.00
1051	No Cap	10.3500000000	3.8961561740	1	9	1	12	MTA	115.00
1052	No Cap	10.3500000000	3.0000000000	1	8	1	12	MTA	115.00
1053	No Cap	9.9500000000	4.0500000000	1	8	1	12	MTA	115.00
1054	No Cap	10.3500000000	4.1500000000	1	8	1	12	MTA	115.00
1055	No Cap	10.5500000000	3.7765338840	1	8	1	12	MTA	115.00
1056	No Cap	10.5500000000	4.8500000000	1	8	1	12	MTA	115.00
1057	No Cap	9.9500000000	3.3149635006	1	9	1	12	MTA	115.00
1058	No Cap	9.9500000000	3.8450000000	1	9	1	12	MTA	115.00
1059	No Cap	10.3500000000	3.8106527896	1	9	1	12	MTA	115.00
1060	No Cap	10.5500000000	4.2500000000	1	9	1	12	MTA	115.00
1061	No Cap	10.5500000000	4.0250000000	1	9	1	12	MTA	115.00
1062	No Cap	9.9500000000	4.5000000000	1	9	1	12	MTA	115.00
1063	No Cap	10.5500000000	5.2400000000	1	9	1	12	MTA	115.00
1064	No Cap	9.9500000000	3.8500000000	1	9	1	12	MTA	115.00
1065	No Cap	9.9500000000	3.9000000000	1	9	1	12	MTA	115.00
1066	No Cap	10.5500000000	5.0500000000	1	9	1	12	MTA	115.00
1067	No Cap	9.9500000000	3.2852728066	1	8	1	12	MTA	115.00
1068	No Cap	9.9500000000	4.1000000000	1	8	1	12	MTA	115.00
1069	No Cap	10.3500000000	4.2720282049	1	8	1	12	MTA	115.00
1070	No Cap	10.5500000000	4.1384619226	1	8	1	12	MTA	115.00
1071	No Cap	10.5500000000	4.8528259921	1	8	1	12	MTA	115.00
1072	No Cap	10.5500000000	4.4750000000	1	8	1	12	MTA	115.00
1073	No Cap	9.9500000000	3.7768958054	1	8	1	12	MTA	115.00
1074	No Cap	10.3500000000	3.8000000000	1	8	1	12	MTA	115.00
1075	No Cap	10.5500000000	4.9500000000	1	8	1	12	MTA	115.00
1076	No Cap	10.5500000000	5.4000000000	1	8	1	12	MTA	115.00
1077	No Cap	10.5500000000	4.4750000000	1	7	1	12	MTA	115.00
1078	No Cap	10.5500000000	4.4500000000	1	7	1	12	MTA	115.00
1079	No Cap	9.9500000000	3.7500000000	1	6	1	12	MTA	115.00
1080	No Cap	9.9500000000	2.9500000000	1	6	1	12	MTA	115.00
1081	No Cap	9.9500000000	3.6500000000	1	5	1	12	MTA	115.00
1082	No Cap	9.9500000000	3.5000000000	1	7	1	12	MTA	115.00
1083	No Cap	9.9500000000	3.1500000000	1	7	1	12	MTA	115.00
1084	No Cap	10.5500000000	4.3500000000	1	6	1	12	MTA	115.00
1085	No Cap	10.3500000000	4.0000000000	1	5	1	12	MTA	115.00
1086	No Cap	9.9500000000	3.1000000000	1	12	1	12	MTA	120.00
1087	No Cap	10.5500000000	5.6000000000	1	12	1	12	MTA	120.00
1088	No Cap	10.5500000000	4.3639570552	1	12	1	12	MTA	120.00
1089	No Cap	10.5500000000	4.2850000000	1	12	1	12	MTA	120.00
1090	No Cap	10.5500000000	4.7821014191	1	12	1	12	MTA	120.00
1091	No Cap	9.9500000000	2.9500000000	1	12	1	12	MTA	120.00
1092	No Cap	10.5500000000	4.8150000000	1	12	1	12	MTA	120.00
1093	No Cap	10.5500000000	3.8000000000	1	12	1	12	MTA	120.00
1094	No Cap	10.5500000000	4.3750000000	1	12	1	12	MTA	120.00
1095	No Cap	10.5500000000	4.0630062758	1	12	1	12	MTA	120.00
1096	No Cap	9.9500000000	3.3322136140	1	11	1	12	MTA	120.00
1097	No Cap	10.3500000000	3.9500000000	1	11	1	12	MTA	120.00
1098	No Cap	10.5500000000	3.6558674082	1	11	1	12	MTA	120.00
1099	No Cap	10.5500000000	4.5687263252	1	11	1	12	MTA	120.00
1100	No Cap	10.5500000000	4.4898001848	1	11	1	12	MTA	120.00
1101	No Cap	10.5500000000	4.4011081745	1	11	1	12	MTA	120.00
1102	No Cap	9.9500000000	3.4087926568	1	11	1	12	MTA	120.00
1103	No Cap	10.5500000000	4.5000000000	1	11	1	12	MTA	120.00
1104	No Cap	10.5500000000	4.1150000000	1	11	1	12	MTA	120.00
1105	No Cap	10.5500000000	5.6500000000	1	11	1	12	MTA	120.00
1106	No Cap	10.5500000000	4.5500000000	1	11	1	12	MTA	120.00
1107	No Cap	10.5500000000	4.4107286943	1	11	1	12	MTA	120.00
1108	No Cap	10.5500000000	4.5081189619	1	11	1	12	MTA	120.00
1109	No Cap	10.5500000000	4.5851538583	1	11	1	12	MTA	120.00
1110	No Cap	10.5500000000	4.3717244500	1	11	1	12	MTA	120.00
1111	No Cap	10.5500000000	4.9000000000	1	11	1	12	MTA	120.00
1112	No Cap	10.5500000000	4.6745568095	1	10	1	12	MTA	120.00
1113	No Cap	10.5500000000	4.7500000000	1	10	1	12	MTA	120.00
1114	No Cap	9.9500000000	3.7500000000	1	8	1	12	MTA	120.00
1115	No Cap	10.5500000000	6.9500000000	1	8	1	12	MTA	120.00
1116	No Cap	9.9500000000	3.5500000000	1	7	1	12	MTA	120.00
1117	No Cap	9.9500000000	3.6614305801	1	12	1	12	MTA	120.00
1118	No Cap	10.5500000000	4.2753572247	1	12	1	12	MTA	120.00
1119	No Cap	10.3500000000	3.8500000000	1	12	1	12	MTA	120.00
1120	No Cap	10.5500000000	4.4761688622	1	12	1	12	MTA	120.00
1121	No Cap	10.5500000000	4.5000000000	1	12	1	12	MTA	120.00
1122	No Cap	10.5500000000	4.4127309599	1	12	1	12	MTA	120.00
1123	No Cap	10.5500000000	4.5483741600	1	12	1	12	MTA	120.00
1124	No Cap	10.5500000000	5.2500000000	1	12	1	12	MTA	120.00
1125	No Cap	10.5500000000	4.9400000000	1	12	1	12	MTA	120.00
1126	No Cap	10.5500000000	4.5738943259	1	12	1	12	MTA	120.00
1127	No Cap	9.9500000000	3.4134868421	1	12	1	12	MTA	120.00
1128	No Cap	10.5500000000	5.0250000000	1	12	1	12	MTA	120.00
1129	No Cap	10.5500000000	4.5067122130	1	12	1	12	MTA	120.00
1130	No Cap	10.5500000000	4.5031458878	1	12	1	12	MTA	120.00
1131	No Cap	10.5500000000	4.8127586207	1	12	1	12	MTA	120.00
1132	No Cap	10.5500000000	4.0410156250	1	12	1	12	MTA	120.00
1133	No Cap	10.5500000000	4.9497836836	1	12	1	12	MTA	120.00
1134	No Cap	10.5500000000	4.4055637386	1	12	1	12	MTA	120.00
1135	No Cap	10.5500000000	4.5111685106	1	12	1	12	MTA	120.00
1136	No Cap	9.9500000000	3.6712608990	1	11	1	12	MTA	120.00
1137	No Cap	10.5500000000	4.6184837881	1	11	1	12	MTA	120.00
1138	No Cap	10.3500000000	4.1000000000	1	11	1	12	MTA	120.00
1139	No Cap	10.5500000000	4.6395616714	1	11	1	12	MTA	120.00
1140	No Cap	10.5500000000	5.3000000000	1	11	1	12	MTA	120.00
1141	No Cap	10.5500000000	4.3650000000	1	11	1	12	MTA	120.00
1142	No Cap	10.5500000000	4.6840177334	1	11	1	12	MTA	120.00
1143	No Cap	10.5500000000	4.6525347354	1	11	1	12	MTA	120.00
1144	No Cap	10.5500000000	4.4500000000	1	11	1	12	MTA	120.00
1145	No Cap	10.5500000000	4.7602220742	1	11	1	12	MTA	120.00
1146	No Cap	10.5500000000	4.5345443913	1	11	1	12	MTA	120.00
1147	No Cap	10.5500000000	4.3675520774	1	11	1	12	MTA	120.00
1148	No Cap	10.5500000000	4.6250000000	1	11	1	12	MTA	120.00
1149	No Cap	10.5500000000	4.7750000000	1	11	1	12	MTA	120.00
1150	No Cap	10.5500000000	4.4077313093	1	11	1	12	MTA	120.00
1151	No Cap	10.5500000000	5.1250000000	1	11	1	12	MTA	120.00
1152	No Cap	10.5500000000	4.7017345536	1	11	1	12	MTA	120.00
1153	No Cap	10.5500000000	4.5792361632	1	11	1	12	MTA	120.00
1154	No Cap	10.5500000000	4.8385364894	1	11	1	12	MTA	120.00
1155	No Cap	10.5500000000	4.5149961343	1	11	1	12	MTA	120.00
1156	No Cap	10.5500000000	4.4500000000	1	11	1	12	MTA	120.00
1157	No Cap	10.5500000000	3.8500000000	1	10	1	12	MTA	120.00
1158	No Cap	10.5500000000	5.0500000000	1	10	1	12	MTA	120.00
1159	No Cap	10.5500000000	4.2478056804	1	10	1	12	MTA	120.00
1160	No Cap	10.5500000000	4.1783733350	1	10	1	12	MTA	120.00
1161	No Cap	10.5500000000	4.3250000000	1	10	1	12	MTA	120.00
1162	No Cap	10.5500000000	4.9750000000	1	10	1	12	MTA	120.00
1163	No Cap	10.5500000000	3.8500000000	1	8	1	12	MTA	120.00
1164	No Cap	10.5500000000	4.4750000000	1	7	1	12	MTA	120.00
1165	No Cap	10.5500000000	4.1250000000	1	10	1	12	MTA	120.00
1166	No Cap	10.5500000000	3.6500000000	1	9	1	12	MTA	120.00
1167	No Cap	10.5500000000	4.5993596004	1	9	1	12	MTA	120.00
1168	No Cap	10.5500000000	4.4150000000	1	9	1	12	MTA	120.00
1169	No Cap	10.5500000000	4.6000000000	1	9	1	12	MTA	120.00
1170	No Cap	10.5500000000	4.2654697019	1	9	1	12	MTA	120.00
1171	No Cap	10.5500000000	4.6000000000	1	9	1	12	MTA	120.00
1172	No Cap	10.5500000000	4.2257310877	1	9	1	12	MTA	120.00
1173	No Cap	10.5500000000	4.8750000000	1	9	1	12	MTA	120.00
1174	No Cap	10.5500000000	6.1500000000	1	9	1	12	MTA	120.00
1175	No Cap	9.9500000000	3.8000000000	1	8	1	12	MTA	120.00
1176	No Cap	10.5500000000	4.6750000000	1	8	1	12	MTA	120.00
1177	No Cap	10.5500000000	4.8000000000	1	8	1	12	MTA	120.00
1178	No Cap	10.5500000000	2.4500000000	1	8	1	12	MTA	120.00
1179	No Cap	10.5500000000	4.9900000000	1	8	1	12	MTA	120.00
1180	No Cap	10.5500000000	4.3750000000	1	8	1	12	MTA	120.00
1181	No Cap	9.9500000000	3.5000000000	1	9	1	12	MTA	120.00
1182	No Cap	10.5500000000	4.7852311375	1	9	1	12	MTA	120.00
1183	No Cap	10.5500000000	4.7150258424	1	9	1	12	MTA	120.00
1184	No Cap	10.5500000000	3.9150000000	1	9	1	12	MTA	120.00
1185	No Cap	10.5500000000	5.0250000000	1	9	1	12	MTA	120.00
1186	No Cap	9.9500000000	3.6000000000	1	8	1	12	MTA	120.00
1187	No Cap	10.5500000000	3.5000000000	1	8	1	12	MTA	120.00
1188	No Cap	10.5500000000	4.2690564840	1	8	1	12	MTA	120.00
1189	No Cap	10.5500000000	5.1525892167	1	8	1	12	MTA	120.00
1190	No Cap	10.5500000000	4.5662507288	1	8	1	12	MTA	120.00
1191	No Cap	10.5500000000	4.8250000000	1	7	1	12	MTA	120.00
1192	No Cap	10.5500000000	3.9500000000	1	7	1	12	MTA	120.00
1193	No Cap	10.5500000000	4.7900000000	1	7	1	12	MTA	120.00
1194	No Cap	10.5500000000	4.0000000000	1	7	1	12	MTA	120.00
1195	No Cap	10.5500000000	4.3750000000	1	7	1	12	MTA	120.00
1196	No Cap	10.5500000000	4.7438752847	1	7	1	12	MTA	120.00
1197	No Cap	10.5500000000	4.5000000000	1	7	1	12	MTA	120.00
1198	No Cap	10.5500000000	3.7750000000	1	6	1	12	MTA	120.00
1199	No Cap	9.9500000000	3.9750000000	1	11	1	12	MTA	125.00
1200	No Cap	10.3500000000	4.0000000000	1	11	1	12	MTA	125.00
1201	No Cap	10.3500000000	3.7500000000	1	10	1	12	MTA	125.00
1202	No Cap	10.5500000000	4.5750000000	1	10	1	12	MTA	125.00
1203	No Cap	10.5500000000	4.5500000000	1	11	1	12	MTA	125.00
1204	No Cap	9.9500000000	3.6000000000	1	10	1	12	MTA	125.00
1205	No Cap	10.3500000000	4.0000000000	1	10	1	12	MTA	125.00
1206	No Cap	10.5500000000	4.8000000000	1	10	1	12	MTA	125.00
1207	No Cap	10.5500000000	4.6400000000	1	10	1	12	MTA	125.00
1208	No Cap	10.5500000000	4.7000000000	1	10	1	12	MTA	125.00
1209	No Cap	10.5500000000	4.3037526624	1	10	1	12	MTA	125.00
1210	No Cap	9.9500000000	2.6000000000	1	6	1	12	MTA	125.00
1211	No Cap	10.5500000000	4.2750000000	1	1	1	12	MTA	125.00
1212	No Cap	9.9500000000	2.8750000000	1	12	1	12	MTA	110.00

$1,202,796,000
(Approximate)

Structured Asset Mortgage Investments II Inc.
Depositor
Structured Asset Mortgage Investments II Trust
Mortgage Pass-Through Certificates, Series 2007-AR4
and
Structured Asset Mortgage Investments II Grantor Trust
Mortgage Pass-Through Certificates, Series 2007-AR4

Prospectus Supplement

Bear, Stearns & Co. Inc.
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.